As filed with the Securities and Exchange Commission on January 27, 1998

                                             Registration Statement No.333-41009
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C 20549

                         -------------------------------


      Amendment No. 1 to Form F-9, Amendment No. 2 to Form S-4 and Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


   Amendment No. 1 to Form F-9                                                                      Amendment No. 2 to
     National Bank of Canada       (Exact Name of Registrant as Specified in its Charter)          Form S-4 and Form S-1
                                                                                                   NB Capital Corporation
             Canada           (Province or Other Jurisdiction of Incorporation or Organization)           Maryland
              6021                (Primary Standard Industrial Classification Code Number)                 6798
          Not Applicable            (I.R.S. Employer Identification No. if Applicable)                   52-2063921
       National Bank Tower                                                                          125 West 55th Street
600 de La Gauchetiere Street West                                                                 New York, New York 10019
 Montreal, Quebec, Canada H3B 4L2                                                                     (212) 632-8500
          (514) 394-6080

   (Address, including postal code and telephone number, including area code, of Registrant's principal executive offices)

      NB Capital Corporation                                                                       NB Capital Corporation
        Francois Bourassa                                                                             Francois Bourassa
Vice-President Legal and Secretary                                                             Vice-President Legal and Secretary
       125 West 55th Street                                                                          125 West 55th Street
     New York, New York 10019                                                                      New York, New York 10019
           (212) 632-8693                                                                              (212) 632-8693

   (Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Services in the United States)

                                                      Copies to:
           Jean Dagenais
          Vice-President
   and Chief Accounting Officer                       Michel Roy                                        Robert Evans III
     National Bank of Canada               Desjardins Ducharme Stein Monast                           Shearman & Sterling
       National Bank Tower                 600 de La Gauchetiere Street West                         599 Lexington Avenue
600 de La Gauchetiere Street West                     Suite 2400                                   New York, New York 10022
     Montreal, Quebec H3B 4L2              Montreal, Quebec, Canada H3B 4L8                             (212) 848-4000
          (514) 394-6233                            (514) 878-9411

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                 Form S-1                            Amendment No. 1 to                         Amendment No. 2 to
                                                          Form F-9                                   Form S-4


     If any of the securities being          (Principal jurisdiction regulating                If the securities being
registered on this Forms are being           this Form F-9 offering (if                  registered on this Form are
offered on a delayed or continuous           applicable)                                 being offered in connection with
basis pursuant to Rule 415 under the         It is proposed that this filing             the formation of a holding
Securities Act, check the following          shall become effective                      company and there is compliance
box. |x|                                      (check appropriate box):                   with General Instruction G,
                                             A.  |_| upon filing with the                check the following box. |_|
                                                     Commission,
     If this Form is filed to register               pursuant to Rule 467(a) (if               If this Form is filed to
additional securities for an offering                in connection with an               register additional securities for
pursuant to Rule 462(b) under the                    offering being made                 an offering pursuant to Rule
Securities Act, check the following                  contemporaneously in the            462(b) under the Securities Act,
box and list the Securities Act                      United States and Canada).          check the following box and list
registration statement number of the         B.  |x|    at some future date              the Securities Act registration
earlier effective registration                          (check the appropriate           statement number of the earlier
statement for the same offering.                        box below)                       effective registration statement
|_| ___________                                  1.  |_|  pursuant to Rule 467(a)        for the same offering. |_|
                                                     on (      ) at (       )
     If this Form is a post-effective                (designate a time not sooner              If this Form is a
amendment filed pursuant to Rule                     than 7 calendar days after          post-effective amendment filed
462(c) under the Securities Act,                     filing).                            pursuant to Rule 462(d) under
check the following box and list the             2.  |_|  pursuant to Rule 467(b)        the Securities Act, check the
Securities Act registration statement                on (      ) at (       )            following box and list the
number of the earlier effective                      (designate a time 7 calendar        Securities Act registration
registration statement for the same                  days or sooner after filing)        statement number on the earlier
offering. |_| ____________                           because the securities              effective registration statement
                                                     regulatory authority in the         for the same offering. |_|
     If this Form is a post-effective                review jurisdiction has
amendment filed pursuant to Rule                     issued a receipt or
462(d) under the Securities Act,                     notification of clearance on
check the following box and list the                 ( ).
Securities Act registration statement            3.  |x|  pursuant to Rule 467(b)
number of the earlier effective                      as soon as practicable after
registration statement for the same                  notification of the
offering. |_| ____________                           Commission by the
                                                     Registrant or the Canadian
     If delivery of this prospectus is               securities regulatory
expected to be made pursuant to                      authority of the review
Rule 434, check the following                        jurisdiction that a receipt or
box. |_|                                             notification of clearance has
                                                     been issued with respect
                                                     hereto.
                                                 4.  |_|  after the filing of the
                                                     next amendment to this
                                                     Form (if preliminary
                                                     material is being filed).

                                                     If any of the securities
                                             being registered on this Form are
                                             to be offered on a delayed or
                                             continuous basis pursuant to the
                                             home jurisdiction's shelf
                                             prospectus offering procedures,
                                             check the following box. |_|
===================================================================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                           Proposed                Proposed
   Title of Each Class of                                   Maximum                 Maximum
      Securities to be           Amount to be           Offering Price        Aggregate Offering           Amount of
         Registered               Registered             Per Security                Price             Registration Fee

8.35% Noncumulative             U.S.$300,000,000           U.S.$1,000            U.S.$300,000,000          N/A (1)
Exchangeable Preferred
Stock, Series A

8.45% Noncumulative             U.S.$300,000,000           U.S.$1,000            U.S.$300,000,000          N/A (1)
 First Preferred Shares,
Series Z



================================================================================

(1) Pursuant to Rule 457(f)(2) under the Securities Act, U.S.$90,910 was paid on November 25, 1997 by NB Capital Corporation in connection with its filing of a Registration Statement on Form S-4 related to up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, which includes up to 61,600 shares of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, registered pursuant to the Registration Statement on Form S-1. Each share of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, is convertible into one 8.45% Noncumulative First Preferred Share, Series Z, of National Bank of Canada. Accordingly, pursuant to Rule 457(i) under the Securities Act, no registration fee is due with respect to the registration of the 8.45% Noncumulative First Preferred Shares, Series Z of National Bank of Canada.

* The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

** The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
*        Solely with respect to Form F-9.
**       Solely with respect to Amendment No. 2 to Form S-4 and Form S-1.
================================================================================

                                EXPLANATORY NOTE

                  On November 25, 1997, NB Capital Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Form S-4") pertaining to the registration of 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "New Preferred Shares"). As indicated therein and herein, the New Preferred Shares will be offered in exchange (the "Exchange Offer") for up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, currently outstanding (the "Old Preferred Shares" and together with the New Preferred Shares, the "Preferred Shares"). The New Preferred Shares are identical in all respects to the Old Preferred, except that (i) the New Preferred Shares will be registered under the Securities Act, and therefore, will not bear legends restricting their transfer and (ii) holders of New Preferred Shares will not be entitled to registration rights available to holders of Old Preferred Shares under the Registration Rights Agreement, dated September 3, 1997, among the Company, the National Bank of Canada, the direct parent of the Company (the "Bank") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), which rights with respect to the Old Preferred Shares will terminate upon consummation of the Exchange Offer.

                  As more fully described in the Form S-4 and herein, upon the occurrence of certain events, including events related to the Bank's financial condition (each, an "Exchange Event"), each Preferred Share will be automatically exchanged for one newly issued 8.45% Noncumulative First Preferred Share, Series Z (the "Bank Preferred Shares") of the Bank. The Bank Preferred Shares were registered in Canada pursuant to a short-form prospectus filed by the Bank with the Quebec Securities Commission on December 4, 1997. On December 11, 1997, the Quebec Securities Commission approved the registration of the Bank Preferred Shares. On December 19, 1997, the Company and the Bank, pursuant to the multi-jurisdictional disclosure system, filed Amendment No. 1 to Registration Statement on Form S-4/Registration Statement on Form F-9 ("Amendment No.1/Form F-9") in order to register the Bank Preferred Shares in the United States. The Bank and the Company intend for the registration of the New Preferred Shares and the Bank Preferred Shares to become effective at approximately the same time. Accordingly, the Bank will delay filing the notice of effectiveness issued by the Quebec Securities Commission until such time as the Commission indicates that the registration of the New Preferred Shares will be declared effective.

                  On January 14, 1998, the Bank and the Company received from the staff of the Commission a comment letter (the "Comment Letter") with respect to Amendment No. 1/Form F-9. Additionally, the Initial Purchaser currently holds 61,600 Old Preferred Shares as an unsold allotment (the "Unsold Allotment"). Accordingly, the Company and the Bank are filing this Amendment No. 2 to Form S-4/Amendment No. 1 to Form F-9/Form S-1 to respond to the Comment Letter and to permit the resale of the Unsold Allotment.

                  SUBJECT TO COMPLETION, DATED JANUARY __, 1998
                          ----------------------------

                             PRELIMINARY PROSPECTUS
                                 --------------

                             NB Capital Corporation

                                Offer to Exchange

           8.35% Noncumulative Exchangeable Preferred Stock, Series A
                           for up to 300,000 shares of
           8.35% Noncumulative Exchangeable Preferred Stock, Series A

                  NB Capital Corporation (the "Company"), a wholly owned subsidiary of National Bank of Canada (the "Bank"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and in the accompanying Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), to exchange up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "New Preferred Shares") for up to all of the outstanding shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Old Preferred Shares" and together with the New Preferred Shares, the "Preferred Shares") at the rate of one New Preferred Share for each Old Preferred Share. The form and terms of the New Preferred Shares are identical in all material respects to the form and terms of the Old Preferred Shares, except that (i) the New Preferred Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer and (ii) holders of the New Preferred Shares will not be entitled to the registration rights available to holders of the Old Preferred Shares under the Registration Rights Agreement (the "Registration Rights Agreement") dated September 3, 1997, among the Company, the Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") which registration rights with respect to the Old Preferred Shares will terminate upon completion of the Exchange Offer. See "Description of the New Preferred Shares."

                  The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying real estate investment trust ("REIT") assets ("Mortgage Assets"). The Mortgage Assets of the Company currently consist of sixteen hypothecation loans (the "Initial Mortgage Assets") issued to the Company by NB Finance, Ltd., a wholly owned subsidiary of the Bank ("NB Finance"), that are recourse only to the "Initial Mortgage Loans." The Initial Mortgage Loans consist of sixteen pools of, in the aggregate, 12,101 "Mortgage Loans". Mortgage Loans consist of residential first mortgages insured by Canada Mortgage and Housing Corporation, an agency of the Government of Canada ("CMHC"), that are secured by real property located in Canada.

                  See "Risk Factors" commencing on page 13 for a discussion of certain factors that should be considered by potential holders of New Preferred Shares, including the following:

         o The Old Preferred Shares may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable securities laws of states and other jurisdictions. Consequently, holders of Old Preferred Shares who fail to exchange their Old Preferred Shares for New Preferred Shares pursuant to the Exchange Offer will continue to be subject to the transfer restrictions set forth in the legends thereon.

         o There is no existing market for the New Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop, the ability of holders to sell their New Preferred Shares or the sale price thereof. Consequently, holders of New Preferred Shares may find it difficult to sell their New Preferred shares or to sell their New Preferred Shares at a price equivalent to the purchase price thereof.

         o        Dividends on the New Preferred Shares are not cumulative.
                  Consequently, if the Board of Directors of the Company (the "Board of Directors") does not authorize and declare a dividend on the New Preferred Shares for any particular quarterly dividend period, the holders of the New Preferred Shares would not be entitled to recover such dividend even if funds are, or subsequently become, available for payment thereof.

         o The Company's income consists principally of payments of interest and, therefore, is heavily dependent upon prevailing interest rates. Additionally, the Company's income is denominated in Canadian dollars. Consequently, a significant decline in interest rates or in the value of the Canadian dollar may have an adverse effect on the Company, its assets and its ability to make dividend payments with respect to the New Preferred Shares.

         o As a subsidiary of the Bank, Canadian banking authorities could, under certain circumstances, impose certain restrictions on the operations of the Company. Consequently, under such circumstances, such restrictions could cause the Company to fail to qualify as a REIT as well as affect its ability to pay dividends.

         o The Company's operations may be affected by prevailing real estate market conditions. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's ability to pay dividends.

         o All of the residential real properties securing the Initial Mortgage Assets are, and in the future are expected to be, located outside the United States, primarily in Quebec. Consequently, the Company will be subject to the laws of a foreign jurisdiction with respect to any actions taken and may be subject to a greater risk of default than investments in comparable U.S. real property.

         o The Initial Mortgage Assets are recourse only to the Initial Mortgage Loans. Consequently, in the event of default on the Initial Mortgage Assets, the Company's only recourse will principally be foreclosure on the real property securing the Initial Mortgage Assets, and in certain circumstances, CMHC insurance may not be available or receipt of payment thereof may be delayed.

         o The assets of the Company consist of obligations that do not provide for complete amortization of principal over their term to maturity and, therefore, require a balloon payment. Consequently, holders of New Preferred Shares may be accepting a greater degree of risk relative to an investment with underlying assets that are comprised of fully amortizing obligations.

         o The Company has not obtained a third party valuation of its assets for the purposes of the Exchange Offer. Consequently, there can be no assurance that the fair market value of such assets does not differ from the purchase price thereof.

         o The Company is dependent upon the Bank and its affiliates in virtually every phase of its operations. However, the interests of the Company and the Bank may not be identical. Consequently, because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Company and the Bank.

         o The Board of Directors may amend or revise the Company's policies and strategies in the future without a vote of stockholders, including holders of the New Preferred Shares.

                  Consequently, the holders of New Preferred Shares cannot preclude the Board of Directors from making such amendments or revisions even though the ultimate effect to the holders of New Preferred Shares may be negative.

         o Under certain circumstances, including when the Bank is experiencing financial difficulties or its financial condition is deteriorating, the New Preferred Shares could be exchanged automatically for the Bank's 8.45% Noncumulative First Preferred Shares, Series Z (the "Bank Preferred Shares"). Consequently, the Bank Preferred Shares would represent an investment in the Bank and not in the Company at a time when the Bank is experiencing such financial difficulties or such deterioration of financial condition.

         o The Company may not qualify as a REIT for United States federal income tax purposes. Consequently, the Company may be subject to United States federal income tax at normal corporate tax rates.

                  The Old Preferred Shares were issued on September 3, 1997 (the "Issue Date") in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. The New Preferred Shares are being offered hereby to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Preferred Shares issued pursuant to the Exchange Offer in exchange for Old Preferred Shares may be offered for resale, resold or otherwise transferred by any holder or beneficial owner thereof (other than any holder or beneficial owner that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Shares are acquired in the ordinary course of such holder or beneficial owner's business, such holder or beneficial owner has no arrangement or understanding with any person to participate in the distribution of such New Preferred Shares and neither such holder or beneficial owner nor any such other person is engaging in or intends to engage in a distribution of New Preferred Shares. The Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the Commission or its staff would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives New Preferred Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Shares. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of six months after the date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period.

                  The Exchange Offer is not conditioned upon any minimum aggregate number of Old Preferred Shares being tendered for exchange. The Company will accept for exchange any and all validly tendered Old Preferred Shares not withdrawn prior to 5:00 p.m. New York City time, on , 1998, unless the Company, in its sole discretion, extends the period of time during which the Exchange Offer is open (the "Expiration Date"). The Company does not currently intend to extend the Expiration Date. The date of acceptance and exchange of the Old Preferred Shares will be the business day following the Expiration Date. Tenders of Old Preferred Shares may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Company will pay certain expenses incident to the Exchange Offer.

                              --------------------

                  THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------


                The date of this Prospectus is January __, 1998.

                              AVAILABLE INFORMATION

                  The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Exchange Offer, the Company will be required to file reports and other information with the Commission pursuant to the informational requirements of the Exchange Act.

                  This Prospectus constitutes a part of a Registration Statement on Form S-4/Form F-9/Form S-1 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Preferred Shares. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                  The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices, located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and may also be accessed electronically by means of the Commission's website at http://www.sec.gov.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...............................................................................  1
         The Company.............................................................................  1
         The Bank ...............................................................................  2
         Business and Strategy...................................................................  3
         Tax Status of the Company...............................................................  4
         The Exchange Offer......................................................................  5
         Selected Financial Data................................................................. 12

RISK FACTORS..................................................................................... 13
         Consequences of Failure to Exchange Old Preferred Shares................................ 13
         Absence of Public Market................................................................ 13
         Dividends Not Cumulative................................................................ 14
         Interest Rate Risk and Maturity of Initial Mortgage Loans............................... 14
         Currency Exchange Rate Risk............................................................. 14
         Dividend and Other Regulatory Restrictions on Operations of the Company................. 14
         Real Estate Market Conditions........................................................... 15
         Geographic Concentration of the Real Property Securing the Initial Mortgage Assets...... 15
         Limited Recourse Nature of Certain Mortgage Assets; Limitations on CMHC Insurance....... 15
         Balloon Payments........................................................................ 16
         No Third Party Valuation of the Mortgage Assets; No Arm's-Length Negotiations with
                  Affiliates..................................................................... 16
         Relationship with the Bank and Its Affiliates; Conflicts of Interest.................... 16
         Dependence upon the Bank................................................................ 17
         Risk of Future Revisions in Policies and Strategies by Board of Directors............... 17
         Certain Risks Associated with the Bank.................................................. 17
         Tax Risks............................................................................... 18
         Canadian Legal Considerations........................................................... 20

THE COMPANY...................................................................................... 21

USE OF PROCEEDS.................................................................................. 21

CAPITALIZATION................................................................................... 22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES.......................... 22

THE EXCHANGE OFFER............................................................................... 23
         General  ............................................................................... 23
         Purpose of the Exchange Offer........................................................... 23
         Terms of the Exchange................................................................... 24
         Expiration Date; Extension; Termination; Amendment...................................... 24
         Procedures for Tendering Old Preferred Shares........................................... 25
         Terms and Conditions of the Letter of Transmittal....................................... 27
         Withdrawal Rights....................................................................... 28
         Acceptance of Old Preferred Shares for Exchange; Delivery of New Preferred Shares....... 29
         Certain Conditions to the Exchange Offer................................................ 29
         Exchange Agent.......................................................................... 31
         Solicitation of Tenders; Fees and Expenses.............................................. 31
         Transfer Taxes.......................................................................... 32

         Accounting Treatment.................................................................... 32
         Consequences of Failure to Exchange..................................................... 32
         Resale of New Preferred Shares.......................................................... 33

BUSINESS AND STRATEGY............................................................................ 33
         General  ............................................................................... 33
         Description of Dividend Policy.......................................................... 34
         Description of the Company's Investment Policy.......................................... 35
         Description of the Company's Management Policies........................................ 38
         Description of the Initial Mortgage Assets.............................................. 40
         Description of the Initial Mortgage Loans............................................... 42
         Effect of Interest Rate Fluctuation on Assets and Earnings.............................. 44
         Servicing............................................................................... 44
         Employees............................................................................... 45
         Competition............................................................................. 46
         Legal Proceedings....................................................................... 46

MANAGEMENT....................................................................................... 46
         Directors and Executive Officers........................................................ 46
         Summary Compensation Table.............................................................. 47
         Independent Directors................................................................... 48
         Audit Committee......................................................................... 48
         Compensation of Directors and Officers.................................................. 48
         Limitation of Liability and Indemnification of Directors and Officers................... 48
         The Bank as Advisor..................................................................... 49

DESCRIPTION OF NEW PREFERRED SHARES.............................................................. 50
         General  ............................................................................... 50
         Dividends............................................................................... 50
         Automatic Exchange...................................................................... 51
         Ranking  ............................................................................... 53
         Voting Rights........................................................................... 53
         Redemption.............................................................................. 54
         Rights upon Liquidation................................................................. 56
         Independent Director Approval........................................................... 56

EXCHANGE OFFER; REGISTRATION RIGHTS.............................................................. 57

DESCRIPTION OF CAPITAL STOCK..................................................................... 60
         Common Stock............................................................................ 60
         Preferred Stock......................................................................... 61
         Power to Issue Additional Shares of Common Stock and Preferred Stock.................... 62
         Restrictions on Ownership and Transfer.................................................. 62
         Super-Majority Director Approval........................................................ 63
         Business Combinations................................................................... 63
         Control Share Acquisitions.............................................................. 64
         Form, Denomination, Book-Entry Procedures and Transfer.................................. 65
         Depositary Procedures................................................................... 65
         Certificated New Preferred Shares....................................................... 66

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.................................................. 67
         Tax Impact of the Exchange Offer........................................................ 67
         Qualification of the Company as a REIT.................................................. 67
         Stock Ownership Tests................................................................... 68
         Asset Tests............................................................................. 68
         Gross Income Tests...................................................................... 69
         Distribution Requirement................................................................ 69
         Taxation of the Company................................................................. 69
         Tax Treatment of Automatic Exchange..................................................... 70
         Taxation of New Preferred Shares........................................................ 70
         Taxation of Tax-Exempt Entities......................................................... 71
         State and Local Taxes................................................................... 72
         Taxation of Bank Preferred Shares....................................................... 72
         Certain United States Federal Income Tax Considerations Applicable to Foreign Holders... 72
         Information Reporting and Backup Withholding............................................ 73

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS....................................................... 73
         Automatic Exchange...................................................................... 74
         Taxation of Dividends................................................................... 74
         Disposition of Bank Preferred Shares.................................................... 74
         Redemption of Bank Preferred Shares..................................................... 74

ERISA CONSIDERATIONS............................................................................. 74
         Status Under Plan Asset Regulations..................................................... 75
         Publicly-Offered Security Exception..................................................... 76
         Exemptions from Prohibited Transactions................................................. 76
         Unrelated Business Taxable Income....................................................... 77

RATINGS  ........................................................................................ 77

PLAN OF DISTRIBUTION............................................................................. 77

LEGAL MATTERS.................................................................................... 78

EXPERTS  ........................................................................................ 78

GLOSSARY..........................................................................................79

FINANCIAL STATEMENTS.............................................................................F-1

ANNEX A

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

                  Certain statements contained in this Prospectus which are not historical facts contain forward-looking information with respect to the Company's plans, projections or future performance, the occurrence of which involve certain risks and uncertainties that could cause the Company's actual results or plans to differ materially from those expected by the Company.

                  All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                               PROSPECTUS SUMMARY

                  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The offering by NB Capital Corporation (the "Company") of up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "New Preferred Shares") in exchange for up to all the outstanding shares of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Old Preferred Shares" and together with the New Preferred Shares, the "Preferred Shares"), of the Company is referred to herein as the "Exchange Offer." References to dollars and US$ are to United States dollars; references to C$ and $ are to Canadian dollars. As of , 1997, the Canadian dollar exchange rate was C$ =US$1.00 and certain amounts stated herein reflect such exchange rate.

                                   The Company

General

                  The Company is a Maryland corporation incorporated on August 20, 1997. All of the common stock, par value $.01, of the Company (the "Common Stock") is owned by National Bank of Canada (the "Bank"). The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying REIT assets ("Mortgage Assets"). The Company will elect to be taxable as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations--Qualification of the Company as a REIT." The Bank has indicated to the Company that, for as long as any of the New Preferred Shares are outstanding, the Bank intends to continue to own all of the outstanding shares of the Common Stock. The Company was formed to provide investors with the opportunity to invest in Canadian residential mortgages and other real estate assets and to provide the Bank with a cost-effective means of raising capital. The Company began operations on September 3, 1997.

Mortgage Assets

                  The Mortgage Assets currently consist of sixteen "hypothecation loans" (the "Initial Mortgage Assets") issued to the Company by NB Finance that are recourse only to the "Initial Mortgage Loans." Hypothecation loans are loans secured by the pledge of mortgages as security therefor. The Initial Mortgage Loans consist of sixteen pools of, in the aggregate, 12,101 "Mortgage Loans." Mortgage Loans consist of Canada Mortgage and Housing Corporation ("CMHC") insured residential first mortgages that are secured by real property located in Canada. NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets, and other similar obligations, to the Company. All of the ordinary shares of NB Finance are owned by the Bank. The Bank has indicated to the Company that it intends to maintain 100% ownership of the ordinary shares of NB Finance so long as the Initial Mortgage Assets or any other obligations of NB Finance are owned by the Company. NB Finance is not permitted to incur any indebtedness or engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto. See "Business and Strategy--Description of the Initial Mortgage Loans." The Initial Mortgage Assets will mature semi-annually beginning in 2000, and the proceeds thereof (net of distributions and expenses) are expected to be reinvested in additional Mortgage Assets as described under "Business and Strategy--Description of Mortgage Assets; Investment Policy."

                  The principal executive offices of the Company are located at 125 West 55th Street, New York, New York 10019. The telephone number of the Company is (212) 632-8500.

                                    The Bank

General

                  The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of the Banque Nationale in Quebec City. The Bank is a Schedule I bank under the Bank Act (Canada), as amended (the "Bank Act"). Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, H3B 4L2, and its telephone number is (514) 394-5000.

                  The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

                  Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

Preferred Shares of the Bank

                  The authorized preferred capital of the Bank consists of an unlimited number of First Preferred Shares ("First Preferred Shares") and up to 15 million Second Preferred Shares which may be issued for a maximum aggregate consideration of C$1 billion and C$300 million, respectively, or the equivalent thereof in other currencies. The Board of Directors of the Bank may by resolution establish the terms of series of preferred shares. The Bank currently has six series of First Preferred Shares outstanding with an aggregate liquidation preference as of October 31, 1997 of C$376 million.

Canadian Statutory Requirements

                  Under Canadian law, the Bank is required to maintain adequate capital in relation to its operations. The Office of Superintendent of Financial Institutions Canada (the "Superintendent") has issued guidelines concerning the maintenance of adequate capital (the "Capital Guideline") and has statutory authority to direct the Bank to increase its capital even if the Bank is in compliance with the Capital Guideline. Pursuant to the Capital Guideline, requirements are applied to the Bank on a consolidated basis including all subsidiaries except insurance subsidiaries or other regulated financial institutions whose leverage is inappropriate for a deposit-taking institution and which, because of their size, would have a material impact on the leverage of the consolidated entity. Under the Capital Guideline, it is expected that the Bank's total assets, including specified off-balance sheet items, should be no greater than 20 times the Bank's total capital. It is also expected that the Bank's total capital not be less than 8% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. The Capital Guideline prescribes risk-weighting and the treatment of off-balance sheet items. The ratio of total capital to risk-weighted off-balance sheet items is the "risk-based capital ratio" and is based upon standards adopted by the Bank for International Settlement. The Capital Guideline recognizes two tiers of capital. Tier 1 capital comprises the highest quality capital elements based upon the attributes of permanence, freedom from mandatory fixed charges against earnings and subordination to the rights of depositors and other creditors. Tier 2 capital contributes to the overall strength of a bank as a going concern, but falls short in meeting the first two capital attributes described for Tier 1 capital. Tier 2 capital differentiates between Tier 2A hybrid (debt/equity) instruments and Tier 2B limited life instruments. Tier 1 capital elements consist of common shareholders equity, qualifying non-cumulative perpetual preferred shares and qualifying non-controlling interests in subsidiaries arising on consolidation from Tier 1 capital instruments. Tier 1 capital instruments and preferred shares qualifying as hybrid instruments in Tier 2A are intended to be permanent. Where the share or instrument provides for redemption by the issuer after 5 years with supervisory approval, the Superintendent would not normally prevent such redemption by a healthy and viable bank where the instrument is or has been replaced by equal or higher quality capital including an increase in retained earnings, or if the bank is downsizing. All capital instruments must be issued and fully paid for in money or, with the approval of the Superintendent, in property. Net of amortization, the amount of Tier 2 capital may not exceed 100% of Tier 1 capital after deducting goodwill and, consequently, the Capital

Guideline requires the amount of Tier 1 capital to be not less than 4% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. Also under the Capital Guideline, the amount of Tier 2B capital net of amortization shall not exceed 50% of Tier 1 capital after deducting goodwill.

                  At October 31, 1997, the Tier 1 risk-based capital ratio and total risk-based capital ratio levels of the Bank were 6.8% and 9.7%, respectively. After giving effect to the issuance of the Old Preferred Shares on September 3, 1997, the Tier 1 risk-based capital ratio and total risk-based capital ratio levels of the Bank as of that date were 8.1% and 11.3%, respectively. The Bank's Tier 1 risk-based capital ratio and total risk-based capital ratio were 6.9% and 10.2% at October 31, 1996, 6.8% and 10.4% at October 31, 1995 and 6.9% and 11.1% at October 31, 1994.

                  Section 485 of the Bank Act requires Canadian banks to maintain adequate capital and adequate and appropriate forms of liquidity and to comply with related regulations. Under subsection 485(3), the Superintendent may, by order, direct a bank to increase its capital or to provide additional liquidity in such forms and amounts as the Superintendent may require. The Superintendent may act under subsection 485(3) even if a bank is in compliance with all applicable guidelines and regulations.

Exchange Event

                  Each of the New Preferred Shares will be exchanged automatically (the "Automatic Exchange") for one Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act, or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange (each, an "Exchange Event"). In connection with the Exchange Offer, the Bank Preferred Shares will be registered with the Commission. See "Risk Factors--Certain Risks Associated with the Bank" and "Description of New Preferred Shares--Automatic Exchange."

Organizational Structure

                  The following diagram outlines the organizational structure of the Bank relevant to the Exchange Offer: [Description of diagram: National Bank of Canada on the top level of a two-tier diagram connected to NB Capital Corporation and NB Finance Ltd. on the second level of the two-tier diagram.]

                              Business and Strategy

General

                  The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. The Mortgage Assets of the Company initially consist solely of the Initial Mortgage Assets (sixteen hypothecation loans, in an aggregate amount of US$477 million, issued by NB Finance to the Company that are recourse only to the Initial Mortgage Loans (which are sixteen pools of, in the aggregate, 12,101 CMHC-insured residential first mortgages, in an aggregate amount of C$828 million (US$596 million) and that are secured by the residential real property underlying the Initial Mortgage Loans). See "Business and Strategy -- Description of the Initial Mortgage Assets" and "-- Description of the Initial Mortgage Loans." The Company has acquired substantially all of its Mortgage Assets from the Bank and/or affiliates of the Bank on terms that are comparable to those that could be obtained by the

Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time acquire Mortgage Assets comparable to the Initial Mortgage Assets acquired from the Bank or from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it will purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank has an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

                  The Company's current investment policy and current intention is to invest at least 90% of its portfolio in the Initial Mortgage Assets and although the Company has no current intention to invest in any assets other than the Initial Mortgage Loans or obligations comparable to the Initial Mortgage Loan, obligations that are comparable to the Initial Mortgage Assets. Accordingly, potentially 10% of the Company's portfolio could consist of investments in other assets permitted under the Company's investment policy. See "Business and Strategy -- Description of the Company's Investment Policy" and "-- Description of the Companies Management Policies."

                  The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

Management

                  The Board of Directors is composed of five members, two of whom are Independent Directors. An "Independent Director" is a director who is not a current officer or employee of the Company or a current director, officer or employee of the Bank or any affiliate of the Bank. Pursuant to the terms of the New Preferred Shares, the Independent Directors must consider the interests of the holders of both the Preferred Stock and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Management."

Year 2000 Issue

                  Pursuant to the Advisory Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Advisory Agreement"), the Bank administers the day-to-day activities of the Company. Pursuant to the Servicing Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Servicing Agreement"), the Bank services the Mortgage Loans on behalf of the Bank. See "Risk Factors--Relationship with the Bank and Its Affiliates; Conflicts of Interest," "--Dependence upon the Bank," "Business and Strategy--Description of the Initial Mortgage Loans" and "Management--The Bank as Advisor." Accordingly, the Company does not have a material Year 2000 issue.

                  The Bank, as originator and servicer of the Mortgage Loans that underlie the Mortgage Assets and administrator of the day-to-day activities of the Company, has formulated a detailed plan to address the Year 2000 issue. The Bank expects to invest C$35 million dollars from 1997 through 2000 to modify computer software and hardware in relation to the Year 2000 issue. According to such plan, 30% of computer software and 20% of computer hardware were converted and certified accurate by December 31, 1997. By December 31, 1998, the Bank expects 95% of computer software and 50% of computer hardware will be converted and certified accurate. By March 31, 1999, the Bank expects that the conversion and certification of all remaining computer software and hardware will be complete. The plan and budget also provide for monitoring such conversion through the Year 2000.

                            Tax Status of the Company

                  The Company will elect to be taxable as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. As a REIT, the Company generally will not be liable for United States federal income tax to the extent that it distributes its income to the holders of its Common Stock and Preferred Stock, including the New Preferred Shares, and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations--Qualifications of the Company as a REIT."

                  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to stockholders at least 95% of its taxable income computed without regard to the dividends paid deduction and the Company's net capital gain ("REIT taxable income"). Notwithstanding its election to be taxable as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "United States Federal Income Tax Considerations."

                               The Exchange Offer

                  For a more complete description of the terms of the New Preferred Shares specified in the following summary, see "Description of New Preferred Shares."

The Exchange Offer                  The Company is offering to exchange pursuant
                                    to the Exchange Offer up to 300,000 shares of its New Preferred Shares for up to all of its outstanding Old Preferred Shares at a rate of one New Preferred Share for each Old
                                    Preferred Share. The form and terms of the New Preferred Shares (including the dividend rate, liquidation preference and redemption rights) are identical in all material respects to the form and terms of the Old
                                    Preferred Shares, except that the New
                                    Preferred Shares have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer.
                                    Further, the holders of New Preferred Shares will not be entitled to the registration rights of holders of Old Preferred Shares under the Registration Rights Agreement, which rights with respect to the Old
                                    Preferred Shares will terminate upon
                                    consummation of the Exchange Offer. The
                                    issuance of the New Preferred Shares is
                                    intended to satisfy certain obligations of the Company contained in the Registration
                                    Rights Agreement. Subject to certain
                                    conditions, a holder of Old Preferred Shares who wishes to tender must transmit a properly completed and duly executed Letter of Transmittal to The Bank of Nova Scotia
                                    Trust Company of New York (the "Exchange
                                    Agent") on or prior to the Expiration Date.
                                    For procedures related to tendering, see
                                    "The Exchange Offer." As of the date hereof, 300,000 shares of Old Preferred Stock were outstanding.

Minimum Condition                   The Exchange Offer is not conditioned
                                    upon any minimum aggregate principal
                                    amount of Old Preferred Shares being
                                    tendered for exchange.

Expiration Date; Withdrawal         The Exchange Offer will expire at
                                    5:00 p.m., New York City time, on the
                                    "Expiration Date." As used herein, the
                                    term "Expiration Date" means 5:00 p.m., New
                                    York City time, on        , 1998; unless the
                                    Company, in its sole discretion, extends the period of time for which the Exchange Offer is to remain open. The tender of Old
                                    Preferred Shares pursuant to the Exchange
                                    Offer may be withdrawn at any time prior to the Expiration Date by sending a written notice of withdrawal to the Exchange Agent.

                                    Any Old Preferred Shares so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Preferred Shares not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The

                                    Exchange Offer--Expiration Date; Extension;
                                    Termination; Amendment" and "--Withdrawal
                                    Rights."

Exchange Date                       The date of acceptance and exchange for
                                    the Old Preferred Shares will be the
                                    business day following the Expiration Date.

Conditions to the
Exchange Offer                      The Exchange Offer is subject to certain
                                    customary conditions which may be waived by the Company. The Company currently expects that each of these conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain
                                    Conditions to the Exchange Offer." The
                                    Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedure for
Tendering Old
Preferred Shares                    Each holder of Old Preferred Shares wishing
                                    to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, together with the Old Preferred
                                    Shares and any other required documentation, to the Exchange Agent at the address set forth herein. See "The Exchange
                                    Offer--Procedures for Tendering Old
                                    Preferred Shares" and "Plan of
                                    Distribution."

Use of Proceeds                     There will be no proceeds to the Company
                                    from the exchange of Old Preferred
                                    Shares pursuant to the Exchange Offer.

Special Procedures
for Beneficial
Owners Any beneficial owner whose Old Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's own behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Preferred Shares, either make appropriate arrangements to register ownership of the Old Preferred Shares in such beneficial owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedure for Tendering Old Preferred Shares."

Guaranteed Delivery
Procedures                          Holders of Old Preferred Shares who wish to
                                    tender their Old Preferred Shares and whose Old Preferred Shares are not entirely available or who cannot deliver their Old
                                    Preferred Shares, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Preferred Shares according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedure for Tendering
                                    Old Preferred Shares."

Acceptance of the
Old Preferred
Shares and Delivery
of the New
Preferred Shares                    The Company will accept for exchange any and
                                    all Old Preferred Shares which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the of the New
                                    Expiration Date. The New Preferred Shares issued pursuant to the Exchange Offer will be delivered promptly following the
                                    Expiration Date. See "The Exchange
                                    Offer--Procedures for Tendering Old
                                    Preferred Shares."

Effect on the
Holders of Old
Preferred Shares                    As a result of the making of, and upon
                                    acceptance for exchange of all validly
                                    tendered Old Preferred Shares pursuant to the terms of the Exchange Offer, the Company will have fulfilled the covenant contained in the Registration Rights Agreement and, accordingly, there will be no liquidated damages pursuant to the terms of the Registration Rights Agreement, and the holders of the Old Preferred Shares will have no further registration or other rights under the Registration Rights Agreement.
                                    Holders of the Old Preferred Shares who do not tender their Old Preferred Shares in the Exchange Offer will continue to hold such Old Preferred Shares without any rights under the Registration Rights Agreement that, by their terms, terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old
                                    Preferred Shares pursuant to, the Exchange
                                    Offer. To the extent that the Old Preferred
                                    Shares are tendered and accepted in the
                                    Exchange Offer, the trading market for
                                    untendered Old Preferred Shares could be adversely affected.

Consequence of Failure
to Exchange Securities
Offered Holders of Old Preferred Shares who do not exchange for New Preferred Shares pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Preferred Shares as set forth in the legend thereon as a consequence of the offer or sale of the Old Preferred Shares pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable state securities laws. The Company does not currently anticipate that they will register any Old Preferred Shares which are not exchanged pursuant to the Exchange Offer under the Securities Act after the Expiration Date.

                                             The New Preferred Shares

Issuer                              NB Capital Corporation, a Maryland
                                    corporation.

Securities Offered                  300,000 Noncumulative Exchangeable Preferred
                                    Shares, Series A.

Ranking The New Preferred Shares rank senior to the Common Stock with respect to dividend rights and rights upon liquidation. In order to qualify as a REIT, the capital stock of the Company must be held by at least 100 holders during approximately 90% or more of the taxable year beginning in the Company's second taxable year and in each subsequent taxable year. See "United States

                                    Federal Income Tax Considerations--Stock
                                    Ownership Tests." The Company has issued shares of a series of cumulative, senior preferred stock ("Senior Preferred Stock") with an aggregate liquidation preference of up to US$450,000 and limited transferability to ensure that it meets, and will continue to meet, the 100 person ownership requirement for REIT status without having to constantly monitor the number of holders of Preferred Shares. Except for the Senior Preferred Stock, additional shares of Preferred Stock ranking senior to the New Preferred Shares may not be issued without the approval of holders of at least two-thirds of the New Preferred Shares. Additional shares of Preferred Stock ranking on a parity with the New Preferred Shares may not be issued without the approval of a majority of the Board of Directors and a majority of the Independent Directors.

Dividends                           Dividends on the New Preferred Shares are
                                    payable at the rate of 8.35% per annum of the liquidation preference (an amount equal to US$83.50 per annum per share, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends), if, when and as authorized and declared by the Board of Directors. If authorized and declared, dividends are payable quarterly in arrears on the 30th day of March, June, September and December in each year, commencing June
                                    30, 1998. With respect to the dividend
                                    period in which the Exchange Offer is
                                    consummated, dividends on each New Preferred
                                    Share will accrue from the first day of
                                    the dividend period. Thereafter, dividends accrue in each quarterly period from the first day of such period, whether or not authorized, declared or paid with respect to New Preferred Shares for the prior quarterly period. Dividends on the New Preferred
                                    Shares are not cumulative and, accordingly, if no dividend is authorized and declared on the New Preferred Shares by the Board of Directors for a quarterly dividend period, holders of the New Preferred Shares will have no right to receive a dividend for that period, and the Company will have no obligation to pay a dividend for that period, whether or not dividends are authorized, declared and paid for any future period with respect to either the New
                                    Preferred Shares or the Common Stock. If no dividend is paid on the New Preferred Shares for a quarterly dividend period, the payment of dividends on the Common Stock will be prohibited for that period and at least the following three quarterly dividend periods.
                                    See "Description of New Preferred
                                    Shares--Dividends."

Liquidation Preference              The liquidation preference for each of the
                                    New Preferred Shares is US$1,000. Upon
                                    liquidation, holders of the New Preferred
                                    Shares will also be entitled to receive an amount equal to the quarterly accrued and unpaid dividend, if any, thereon to the date of liquidation. See "Description of New
                                    Preferred Shares--Rights Upon Liquidation."

Registration Rights
Agreement                           The Old Preferred Shares were sold by the
                                    Company on September 3, 1997 pursuant to a Purchase Agreement, dated as of August 22,
                                    1997, among the Company, the Bank and the Initial Purchaser (the "Purchase
                                    Agreement"). Pursuant to the Purchase
                                    Agreement, the Company and the Initial
                                    Purchaser entered into the Registration
                                    Rights Agreement. This Exchange Offer is intended to satisfy certain rights under the Registration Rights Agreement, which terminate upon the consummation of the Exchange Offer. The holders of the New
                                    Preferred Shares are not entitled to any exchange or registration rights with respect to the New Preferred Shares. The Old
                                    Preferred Shares are subject to the payment of additional interest under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Exchange
                                    Offer; Registration Rights."

Description of the
New Preferred Shares                The form and terms of the New Preferred
                                    Shares are the same as the form and terms of the Old Preferred Shares except that (i) the New Preferred Shares will be registered under the Securities Act and therefore the New Preferred Shares will not bear legends restricting the transfer thereof and (ii) holders of the New Preferred Shares will not be entitled to the registration rights available to holders of Old Preferred Shares under the Registration Rights Agreement, which registration rights with respect to Old Preferred Shares will terminate upon the consummation of the Exchange Offer. See
                                    "Description of the New Preferred Shares."

Redemption                          The New Preferred Shares are not redeemable
                                    prior to September 3, 2007 (except upon the occurrence of a Tax Event, as defined in "Description of New Preferred
                                    Shares--Redemption," on or after September
                                    3, 2002). On and after September 3, 2007, the New Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at any time and from time to time, at the redemption prices set forth herein, plus the quarterly accrued and unpaid dividend, if any, thereon to the date of redemption. Upon the occurrence of a Tax
                                    Event, on or after September 3, 2002, the Company will have the right to redeem the New Preferred Shares in whole (but not in part) at a redemption price equal to the Make-Whole Amount (as defined in
                                    "Description of New Preferred
                                    Shares--Redemption"), plus the quarterly accrued and unpaid dividend, if any, thereon to the date of redemption. Any redemption is subject to the prior written approval of the Superintendent. See "Description of New
                                    Preferred Shares-- Redemption." The New
                                    Preferred Shares are not subject to any
                                    sinking fund or mandatory redemption and are not convertible into any other securities of the Company.

Automatic Exchange                  Each of the New Preferred Shares will be
                                    exchanged automatically for one Bank
                                    Preferred Share upon the occurrence of an Exchange Event. See "Description of New
                                    Preferred Shares--Automatic Exchange."

Voting Rights                       Holders of the New Preferred Shares will not
                                    have any voting rights, except as expressly provided herein. On any matter on which holders of the New Preferred Shares may vote, each of the New Preferred Shares will be entitled to one vote. See "Description of New Preferred Shares--Voting Rights."

Ownership                           Limits Beneficial ownership by any
                                    individual of more than 5% of any
                                    outstanding series of Preferred Stock,
                                    including the New Preferred Shares offered hereby, is restricted in order to preserve the Company's status as a REIT for United
                                    States federal income tax purposes. See
                                    "Description of Capital Stock--Restrictions on Ownership and Transfer."

Ratings The New Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Use of Proceeds                     There will be no proceeds to the Company
                                    from the exchange pursuant to the Exchange
                                    Offer.

Federal Income Tax
Consequences                        For federal income tax purposes, the
                                    exchange pursuant to the Exchange Offer will not result in any income gain or loss to the holders or the Company. See "United States
                                    Federal Income Tax Considerations."

Exchange Agent                      The Bank of Nova Scotia Trust Company of
                                    New York is serving as Exchange Agent in connection with the Exchange Offer.

ERISA Consideration                 Each holder of the New Preferred Shares
                                    will, by exchanging its Old Preferred Shares for New Preferred Shares, be deemed to have directed the Company to invest in the Initial Mortgage Assets (as well as the other assets held by the Company and identified at the time of purchase) and represented and agreed that either (A) no part of the assets to be used by it to acquire and hold such New Preferred Shares constitutes the assets of any (I) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or (III) entity whose underlying assets include "plan assets" under Department of Labor Regulation
                                    29 C.F.R. Section 2510.3-101 (collectively,
                                    "Plans") or (B) one or more prohibited
                                    transaction statutory or class exemptions apply such that the use of such plan assets to acquire and hold such New Preferred
                                    Shares will not constitute a non-exempt
                                    prohibited transaction under ERISA or the Code.

                                    In addition, in the event that the New
                                    Preferred Shares are not treated as
                                    "publicly-offered securities" (within the meaning of the above-referenced regulations) as of the date on which the Exchange Offer is consummated or (if no Exchange Offer is consummated) the shelf registration statement, which the Company is required to file, pursuant to the Registration Rights Agreement, in lieu of or in addition to the Registration Statement in the event (i) the Company is not permitted to effect the Exchange Offer, (ii) for any reason, the Registration Statement is not declared effective within 180 days of the Issue Date, or (iii) in certain other circumstances (the "Shelf Registration Statement"), is declared effective, then during the period commencing on such date and ending on the date on which the New Preferred Shares become "publicly-offered securities", each Plan purchaser will be deemed to have appointed an independent fiduciary (the "Independent Fiduciary"), which will be identified by the Company to exercise any discretionary authority with respect to transactions involving both the Company and the Bank or any Bank affiliate. The Independent Fiduciary will be identified prior to any such transaction and will be subject to removal and replacement by a majority of the holders of the New Preferred Shares.

                                    Any Plan fiduciary that proposes to cause a Plan to exchange New Preferred Shares for Old Preferred Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. Any such Plan fiduciary should also determine whether the exchange of New Preferred Shares for Old Preferred Shares is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

                             Selected Financial Data

                  The selected financial data presented below as of and for the period from August 20, 1997 (date of inception) to September 30, 1997 are derived from and are qualified by reference to the Financial Statements contained elsewhere in this Prospectus. The selected financial data presented below as of and for the period from August 20, 1997 (date of inception) to September 30, 1997, have been derived from the unaudited financial statements of the Company which, in the opinion of management, include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for such period. The following financial data should be read in conjunction with the Financial Statements contained elsewhere in this Prospectus.


                                                             August 20, 1997
                                                         (date of inception) to
                                                           September 30, 1997
                                                         -----------------------
Statement of Income Data:

Revenue .....................................................   $  3,053,269
Operating expenses ..........................................              0
                                                                ------------

Operating profit ............................................      3,053,269

Other income (expense):
Income tax ..................................................      1,221,307
                                                                ------------

Net income ..................................................   $  1,831,962

Ratio of Earnings to Fixed Charges and Preferred Dividends(1)            2.7


Balance Sheet Data:
Total assets ................................................   $480,391,723
Total liabilities ...........................................      2,346,307
8.35% Noncumulative Exchangeable
Preferred stock, Series A ...................................    300,000,000
Common stock ................................................              1
Contribution Surplus ........................................    477,335,453
Retained Earnings ...........................................        706,962



                        Notes To Selected Financial Data

(1) Fixed charges for the period were nil. Preferred dividends were not increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirement because the Company, as a REIT, does not pay taxes.

                                  RISK FACTORS

                  Prospective exchanging stockholders should carefully consider the following information in conjunction with the other information contained in this Prospectus before exchanging Old Preferred Shares for the New Preferred Shares in the Exchange Offer. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include those discussed below.

Consequences of Failure to Exchange Old Preferred Shares

                  The New Preferred Shares will be issued in exchange for Old Preferred Shares only after timely receipt by the Exchange Agent of such Old Preferred Shares, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Preferred Shares desiring to tender such Old Preferred Shares in exchange for New Preferred Shares should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Preferred Shares for exchange. In general, the Old Preferred Shares may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable securities laws of states and other jurisdictions. Consequently, holders of Old Preferred Shares who do not exchange their Old Preferred Shares for New Preferred Shares pursuant to the Exchange Offer (i) will continue to be subject to the restrictions on transfer of such Old Preferred Shares as set forth in the legends thereon as a result of the Old Preferred Shares having been issued pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) will not be entitled to the registration rights available pursuant to the Registration Rights Agreement which will terminate upon completion of the Exchange Offer. In addition, any holder of Old Preferred Shares who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Preferred Shares will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Preferred Shares for its own account in exchange for Old Preferred Shares, where such Old Preferred Shares were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Shares.

Absence of Public Market

                  There is no existing market for the New Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop for the New Preferred Shares, the ability of the holders to sell their New Preferred Shares or at what price holders of the New Preferred Shares will be able to sell their New Preferred Shares. Future liquidity and trading prices of the New Preferred Shares will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, the market for similar securities and whether the New Preferred Shares are listed on a national exchange. The Company is under no obligation, and currently has no intention, to list the New Preferred Shares on a national exchange. The Initial Purchaser has informed the Company that the Initial Purchaser intends to make a market in the Series A Preferred Shares. However, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the New Preferred Shares. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Registration Statement or the Shelf Registration Statement. Consequently, holders of New Preferred Shares may find it difficult to sell their New Preferred Shares or to sell their New Preferred Shares at a price equivalent to the purchase price thereof.

Dividends Not Cumulative

                  Dividends on the New Preferred Shares are not cumulative. The Board of Directors may determine, in its business judgment, that it would be in the best interests of the Company to pay less than the full amount of the stated dividend on the New Preferred Shares or no dividend for any quarterly dividend period, notwithstanding that funds are available to pay such dividend. Factors that may be considered by the Board of Directors in making this determination are the Company's financial condition and capital needs, legal or regulatory requirements, economic conditions, and such other factors as the Board may deem relevant. Consequently, if the Board of Directors does not authorize and declare a dividend on the New Preferred Shares for a quarterly dividend period, the holders of the New Preferred Shares would not be entitled to recover such dividend, even if funds are, or subsequently become, available for payment thereof. Notwithstanding the foregoing, to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (not including capital gains) to stockholders. See "--Tax Risks" and "United States Federal Income Tax Considerations--Taxation of the Company."

Interest Rate Risk and Maturity of Initial Mortgage Loans

                  The Company's income consists principally of interest payments from the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. Interest and principal amounts generated by the Initial Mortgage Loans and obligations that are comparable to the Initial Mortgage Loans enable full payment with respect to the Initial Mortgage Loans. The Initial Mortgage Assets and the Initial Mortgage Loans mature between January 2000 and July 2001. Consequently, (i) if there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal in respect of its Mortgage Assets or Mortgage Loans, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans that generate sufficient income to support the payment of dividends on the New Preferred Shares, and (ii) because the rate at which dividends on the New Preferred Shares, if, when and as authorized and declared, are payable is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the New Preferred Shares.

Currency Exchange Rate Risk

                  The Company's income consists principally of interest payments from the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. While the Initial Mortgage Assets are, and the Company's future Mortgage Assets likely will be, denominated in United States dollars, Mortgage Loans are denominated and payable in Canadian dollars. Consequently, if there is a significant decrease in the value of the Canadian dollar, the value in U.S. dollars of the cash flow from Mortgage Loans assigned to the Company by NB Finance (including principal payments) may decrease, which may adversely affect the cash flow to the Company and the Company's ability to pay the dividends on the New Preferred Shares. From the beginning of 1994 to and
including        , 1998, the exchange rate of the Canadian dollar to the United
States dollar has ranged from C$     to US$1.00 on to C$     to US$1.00 on     ,
with an average for such period of C$     to US$1.00.

Dividend and Other Regulatory Restrictions on Operations of the Company

                  Because the Company and NB Finance are subsidiaries of the Bank, the Superintendent has the right to examine the Company and NB Finance and their respective activities. Under certain circumstances, including any determination that the Bank's relationship with the Company or NB Finance results in an unsafe and unsound banking practice, the Superintendent has the authority to restrict the ability of the Company or NB Finance to transfer assets, to engage in transactions with the Bank, to make distributions to their stockholders (including dividends to the holders of the New Preferred Shares, as described below), or to redeem shares of Preferred Stock. The Superintendent could also require the Bank to sever its relationship with or divest its ownership of the Company. Consequently, such actions could potentially result in the Company's failure to pay dividends in respect of the New Preferred Shares or failure to qualify as a REIT, and therefore, result in the Company being (i) subject to United States income tax in the same manner as a regular, domestic corporation and (ii) unless entitled to relief, disqualified from treatment as a REIT for four taxable years following the year during which such qualification was lost. Failure to qualify as a REIT would not necessarily give the Company the right to redeem the New Preferred Shares or give the holders thereof the right to have the New Preferred Shares redeemed. See "--Tax Risks." In addition, as subsidiaries of the Bank, the Company and NB Finance are subject to supervision by U.S. bank regulators.

Real Estate Market Conditions

                  The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as:
(i) local and other economic and political conditions affecting real estate values, particularly in Quebec, (ii) the level of interest income generated by the Company's Mortgage Assets, (iii) the market value of the Company's Mortgage Assets and (iv) the supply of and demand for the Company's Mortgage Assets. Further, there can be no assurance that the value of the Initial Mortgage Assets, or the value of the real property securing the Initial Mortgage Assets, will remain at the levels existing on the dates of origination of the Initial Mortgage Assets. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's operations and its ability to pay dividends on the New Preferred Shares. These foregoing factors may also have an effect on the business and financial condition of the Bank. Consequently, such factors may increase the likelihood of an Exchange Event.

Geographic Concentration of the Real Property Securing the Initial Mortgage
Assets

                  All of the real property securing the Initial Mortgage Assets is geographically concentrated in Canada, primarily located in Quebec, and the real property securing additional Mortgage Assets acquired by the Company is also expected to be geographically concentrated in Canada. Consequently, any actions taken by or on behalf of the Company with respect to such real property will be dependent upon the laws of the jurisdictions in which such real property is located.

                  In addition, from time to time Canada may experience weaker economic conditions and housing markets than the United States which may adversely affect the value of real property and mortgages thereon. Consequently, the Initial Mortgage Assets may be subject to a greater risk of default, individually and in the aggregate, than comparable obligations secured by U.S. real property or comparable obligations secured by real property that is less geographically concentrated.

Limited Recourse Nature of Certain Mortgage Assets; Limitations on CMHC
Insurance

                  The Initial Mortgage Assets are recourse only to the Initial Mortgage Loans, which have been assigned to the Company by NB Finance, and are secured by residential real property underlying the Initial Mortgage Assets. Consequently, in the event of nonpayment of interest or other default on the Initial Mortgage Assets, the Company's only recourse will be to exercise its rights under the Initial Mortgage Loans (principally through foreclosure on the real property securing the Initial Mortgage Assets), either directly or through the Bank.

                  It is anticipated that additional Mortgage Assets acquired by the Company will consist of similar limited recourse obligations. The CMHC insurance with respect to the Initial Mortgage Loans is not a guarantee of timely payment of principal and interest on such Mortgage Loans. Typically, CMHC will only make payments pursuant to its insurance after the approved lender has taken certain actions which may be time consuming and can cause delays in the receipt of such payments. In addition, the CMHC insurance will cease to be in force if any such Initial Mortgage Loan is sold to a person other than a lender approved by CMHC unless such Initial Mortgage Loan continues to be administered by CMHC or a lender approved by CMHC.

The regulations of the CMHC stipulate that the terms of repayment of Mortgage Loans shall not be altered and that no derogation from the rights of the mortgagee against the mortgaged property by way of postponement, partial discharge or otherwise shall be granted without first obtaining the approval of the CMHC. Consequently, even though the Mortgage Loans are CMHC insured, payments of principal and interest in respect of any Mortgage Loan in default may not be available from CMHC or, if available, receipt thereof may be delayed.

Balloon Payments

                  The Initial Mortgage Loans do not provide for the amortization of the principal balance thereof over their term to maturity. Accordingly, a principal payment equal to the original balance of such Initial Mortgage Loan less any prepayments thereon will be due on each Initial Mortgage Loan at its maturity date. The ability of the borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. In attempting to do so, the borrower will be affected by a number of factors, including the level of available mortgage rates at the time of attempted sale or refinancing, the mortgagor's equity in the mortgaged property, and prevailing economic conditions and the availability of credit for residential real estate generally. Consequently, Mortgage Loans requiring balloon payments may involve a greater degree of risk than fully amortizing loans.

No Third Party Valuation of the Mortgage Assets; No Arm's-Length Negotiations with Affiliates

                  The Company and the Bank believe that the fair market value of the Initial Mortgage Assets was at least equal the amount that the Company paid for the Initial Mortgage Assets (approximately US$477 million). However, no third party valuations were obtained for purposes of the Exchange Offer. Consequently, there can be no assurance that the fair market value of the Initial Mortgage Assets did not differ from the amount that the Company paid for the Initial Mortgage Assets.

                  In addition, it is not anticipated that any third party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Assets even in circumstances where an affiliate of the Company is selling such Mortgage Assets to, or purchasing such Mortgage Assets from, the Company. Consequently, although the Company and the Bank intend that future acquisitions or dispositions of Mortgage Assets will be on a fair market value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) the Bank or any of its affiliates in connection with future acquisitions or dispositions of Mortgage Assets will not differ from the fair market value of such Mortgage Assets.

Relationship with the Bank and Its Affiliates; Conflicts of Interest

                  The Bank and its affiliates are involved in virtually every aspect of the Company's existence. The Bank is the sole holder of the Common Stock and administers the day-to-day activities of the Company under the Advisory Agreement. The Bank also services Mortgage Loans on behalf of the Company under the Servicing Agreement. In addition, other than the Independent Directors, all of the officers and directors of the Company are also officers and/or directors of the Bank and/or affiliates of the Bank. As the holder of all of the outstanding voting stock of the Company, the Bank will have the right to elect all directors of the Company, including the Independent Directors.

                  The Bank and its affiliates may have interests which are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including, without limitation, the issuance of the Initial Mortgage Assets; future acquisitions of Mortgage Assets from the Bank and/or affiliates of the Bank; servicing of Mortgage Loans (including the Initial Mortgage Loans); future dispositions of Mortgage Assets to the Bank or affiliates of the Bank; and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank and/or its affiliates, on the other hand, be fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Assets or in connection with the servicing of Mortgage Loans. The requirement in the Company's charter (the "Charter") that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. See "Business and Strategy--Management Policies and Programs--Conflict of Interest Policies."

Dependence upon the Bank

                  Pursuant to the Advisory Agreement, the Bank administers the day-to-day operations of the Company. Pursuant to the Servicing Agreement, the Bank services the Initial Mortgage Loans on behalf of, and as agent for, the Company. Consequently, (i) the Company is dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of the officers and employees of the Bank and (ii) the Company is dependent upon the expertise of the Bank for the servicing of Mortgage Loans. The Bank may subcontract all or a portion of its obligations under the Advisory Agreement, and the Bank may subcontract all or a portion of its obligations under the Servicing Agreement, to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing Mortgage Assets. Consequently, in the event the Bank subcontracts its obligations in such a manner, the Company will be dependent upon the subcontractor to provide services. See "Management--The Bank" and "Business and Strategy--Servicing."

Risk of Future Revisions in Policies and Strategies by Board of Directors

                  The Board of Directors has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the New Preferred Shares. Consequently, holders of the New Preferred Shares cannot preclude the Board of Directors from revising such policies and strategies and the ultimate effect of such revision in the policies and strategies of the Company on a holder of the New Preferred Shares may be negative. See "Business and Strategy--Management Policies and Programs."

Certain Risks Associated with the Bank

                  The exchange of Old Preferred Shares for New Preferred Shares involves risks to the holders of New Preferred Shares with respect to the performance and capital levels of the Bank. An imminent failure to pay dividends on preferred shares of the Bank when due, a decline in the capital levels of the Bank or an act of the Superintendent could result in the New Preferred Shares being exchanged automatically for the Bank Preferred Shares. Consequently, (i) the Bank Preferred Shares would be an investment in the Bank and not in the Company and (ii) as a result of an Exchange Event, holders of the New Preferred Shares would be required to exchange their New Preferred Shares for Bank Preferred Shares and become preferred shareholders of the Bank at a time when the Bank is experiencing financial difficulties or its financial condition is deteriorating or when the Bank has been taken over by the Superintendent or proceedings for the winding-up of the Bank have been commenced. An Exchange Event includes the Superintendent electing to cause the Automatic Exchange.

                  An investment in the Bank is also subject to certain risks that are distinct from the risks associated with an investment in the Company, including the general risks inherent in equity investments in depository institutions. In the event of a winding-up of the Bank, the claims of depositors and secured, senior, general and subordinated creditors of the Bank would be entitled to a priority of payment over the claims of holders of equity interests, such as the Bank Preferred Shares. Consequently, if the Bank were to be wound up, the holders of the New Preferred Shares likely would receive, if anything, substantially less than they would have received had the New Preferred Shares not been exchanged for the Bank Preferred Shares.

                  If an Exchange Event occurs, the Bank would likely be prohibited from paying dividends on the Bank Preferred Shares. The Bank's ability to pay dividends on the Bank Preferred Shares would also be subject to various restrictions under applicable regulations and certain contractual provisions. In addition, dividends on the Bank Preferred Shares owned by U.S. investors will generally be subject to Canadian nonresident withholding tax. Consequently, in the event of an Exchange Event, holders of New Preferred Shares automatically exchanged for Bank Preferred Shares would likely receive no dividends or, in the alternative, if dividends were paid on the Bank Preferred Shares, holders of New Preferred Shares automatically exchanged for Bank Preferred Shares would become subject to Canadian nonresident withholding tax. The Bank currently has outstanding three series of cumulative First Preferred Shares and three series of non-cumulative First Preferred Shares. The Bank may not, without the approval of the holders of all such series and any future series, create or issue any shares ranking in priority to or equally therewith if any cumulative dividends have not been declared and paid or set aside for payment or any declared and unpaid non-cumulative dividends have not been paid or set aside for payment. Immediately prior to any failure by the Bank to declare and pay or set aside for payment, the New Preferred Shares will be automatically exchanged for Bank Preferred Shares. See "Canadian Federal Income Tax Considerations." Potential holders of the New Preferred Shares should carefully consider the foregoing.

Tax Risks

                  Adverse Consequences of Failure to Qualify as a REIT.

                  The Company operates so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Shearman & Sterling has rendered an opinion, described under "United States Federal Income Tax Considerations" below, that, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control, and not addressed by the opinion of Shearman & Sterling, may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, or future administrative interpretations or court decisions, will not significantly change the tax laws with respect to qualification as a REIT or the United States federal income tax consequences of such qualification. Since the Company anticipates fewer than 100 holders of the New Preferred Shares, the Company has issued shares of its Senior Preferred Stock to meet the 100 person ownership requirement for REIT status.

                  The Company is relying on the opinion of Shearman & Sterling, counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or the courts and no assurance can be given that such opinion will not be challenged by the IRS.

                  Consequently, (i) if the Company fails to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to United States federal income tax on its taxable income in the same manner as a regular, domestic corporation, (ii) as a result, the amount available for distribution to the Company's stockholders, including the holders of the New Preferred Shares, would be reduced for the year or years involved and (iii) unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which REIT qualification was lost. The failure of the Company to qualify as a REIT would not necessarily give the Company the right to redeem the New Preferred Shares, nor would it give the holders of the New Preferred Shares the right to have their shares redeemed. See "Description of New Preferred Shares--Redemption."

                  Notwithstanding the fact that the Company currently operates in a manner designed to enable it to qualify as a REIT, future economic, market, legal, tax and other considerations may cause the Board of Directors to determine that it is in the best interests of the Company and the holders of the Common Stock and the New Preferred Shares to revoke the Company's REIT election. As long as any of the New Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Directors. United States federal income tax law prohibits the Company from electing to be taxable as a REIT for the four taxable years following the year of such revocation. See "United States Federal Income Tax Considerations."

                  REIT Requirements with Respect to Stockholder Distributions.

                  To qualify as a REIT under the Code, the Company is generally required each year to distribute as dividends to its stockholders at least 95% of its "REIT taxable income" (excluding capital gains). Failure to comply with this requirement would result in the Company failing to qualify as a REIT. Consequently, the Company would become subject to tax at normal corporate rates. In addition, the Company would be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods. Under certain circumstances, the Superintendent may restrict the ability of the Company, as a subsidiary of the Bank, to make distributions to its stockholders. Consequently, such a restriction could result in the Company's failing to satisfy the REIT requirements with respect to stockholder distributions. See "--Dividend and Other Regulatory Restrictions on Operations of the Company."

                  Redemption upon Occurrence of a Tax Event.

                  At any time following the occurrence of a Tax Event on or after September 3, 2002, even if such Tax Event occurs prior to September 3, 2007, the Company will have the right to redeem the New Preferred Shares in whole but not in part, subject to the prior written approval of the Superintendent. The occurrence of a Tax Event will not, however, give the holders of the New Preferred Shares any right to have such shares redeemed. See "Description of New Preferred Shares--Redemption."

                  Automatic Exchange upon Occurrence of an Exchange Event.

                  Upon the occurrence of an Exchange Event, the outstanding New Preferred Shares will be exchanged automatically on a one-for-one basis for Bank Preferred Shares. See "Description of New Preferred Shares--Automatic Exchange." The Automatic Exchange will be a taxable event. Consequently, each holder of the New Preferred Shares will have a gain or loss, as the case may be, equal to the difference between the basis of such holder in the New Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange. See "United States Federal Income Tax Considerations--Tax Treatment of Automatic Exchange."

                  Changes in Tax Law.

                  Under current tax law, payments on the Initial Mortgage Loans and the Initial Mortgage Assets are not subject to any imposition of withholding tax. There can be no assurance, however, that as a result of any change in any applicable law, treaty, rule or regulation or any interpretation thereof, the payments on the Initial Mortgage Loans or the Initial Mortgage Assets might not in the future become subject to withholding tax.

In the event that any withholding tax is imposed on payments of interest on the Initial Mortgage Loans, neither NB Finance nor the Company will be entitled to receive additional amounts to compensate for such withholding tax and accordingly, such tax would reduce the amount available to make payments on the Initial Mortgage Assets. Consequently, there can be no assurance that the remaining payments on the Initial Mortgage Assets would be sufficient to make timely payments of dividends on the New Preferred Shares.

                  Ownership of the New Preferred Shares.

                  If the possibility of the occurrence of the Automatic Exchange caused the Bank to be viewed from the date of issuance of the New Preferred Shares as the holder for U.S. federal income tax purposes of the New Preferred Shares, distributions on the New Preferred Shares would be subject to withholding of United States federal income tax at a 30 percent rate. Consequently, the Company, as withholding agent, would be liable for the payment of such tax, which would reduce the amount available to pay dividends on the New Preferred Shares.

Canadian Legal Considerations

                  A mortgagee (referred to in the Province of Quebec as a "hypothecary creditor") holding a mortgage (referred to in the Province of Quebec as a "hypothec") on a residential property located in the Province of Quebec may, when the mortgagor is in default and the mortgagee's claim is due and payable, take possession of such residential property in payment of its claim or have the property sold by judicial authority. Such mortgagee must notify the mortgagor at least 60 days prior to taking any action and register such notice at the appropriate registry office for the residential property before it may seek any remedies. If at the time the mortgagee's prior notice is registered the mortgagor has discharged at least one-half of the obligations secured by the mortgage, the mortgagee must obtain court authorization prior to exercising its remedy of taking the property in payment. Subsequent mortgagees or the mortgagor may, within the 60-day period following the registration of the mortgagee's notice, require the mortgagee to abandon its remedy of taking the property in payment and, instead, have the property sold by judicial authority. In order to exercise this right, a subsequent mortgagee must furnish a bond guaranteeing that the price at which the property will be sold at a judicial sale will satisfy in full the prior mortgagee's claim.

                  Under Quebec law, until a mortgagor is notified of the transfer of the mortgagee's interest in the mortgage, the mortgagor or any third party, including a trustee in bankruptcy, may not be bound by such transfer. Furthermore, until such transfer is registered at the registry office where the mortgaged property is located, and a certified statement of registration is furnished to the mortgagor, the transferee's rights may be subject to the rights, title and interest of a subsequent assignee of the mortgage that has properly registered its interest therein and notified the mortgagor thereof.

                  For residential properties outside the Province of Quebec, remedial proceedings in the nature of foreclosure or sale by power of sale may be taken to enforce the rights of a mortgagee when a mortgagor is in default, provided that there has been compliance with the laws of the local jurisdiction.

                  Most provinces in Canada, including Quebec, have laws, public policy and general principles of equity relating to the protection of mortgagors. Consequently, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Initial Mortgage Loans, may entitle mortgagors to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

                                   THE COMPANY

                  On August 20, 1997, the Company was incorporated under the laws of the State of Maryland for the purpose of providing U.S. investors with the opportunity to invest in Canadian residential mortgages and other real estate assets. The Company began operations on September 3, 1997. The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property as well as certain other qualifying REIT assets. The Company's Mortgage Assets currently consist of sixteen hypothecation loans (the "Initial Mortgage Assets") issued to the Company by NB Finance that are recourse only to sixteen pools of, in the aggregate, 12,101 Mortgage Loans (the "Initial Mortgage Loans"). Mortgage Loans consist of CMHC-insured residential first mortgages that are secured by real property located in Canada. See "Business and Strategy--Description of Initial Mortgage Assets" and "--Description of Initial Mortgage Loans." At least 90% of the Company's Mortgage Assets consist of obligations that are recourse only to Mortgage Loans and that are secured by real property.

                  Generally, the Company acquired its Mortgage Assets from the Bank and affiliates of the Bank. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. The Bank administers the day-to-day operations of the Company under the Advisory Agreement. All of the Common Stock is owned by the Bank. The Company will elect to be taxable as a REIT under the Code and will generally not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. For a further description of the operations of the Company, see "Business and Strategy," "Management," "Risk Factors" and "United States Federal Income Tax Considerations."

                  The New Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of the Exchange Event. CONSEQUENTLY, HOLDERS OF THE NEW PREFERRED SHARES COULD BE REQUIRED TO EXCHANGE THEIR NEW PREFERRED SHARES FOR BANK PREFERRED SHARES, WITHOUT ANY ACTION BY THE HOLDER THEREOF, AT A TIME WHEN THE BANK IS EXPERIENCING FINANCIAL DIFFICULTIES OR ITS FINANCIAL CONDITION IS DETERIORATING OR WHEN THE SUPERINTENDENT HAS TAKEN CONTROL OF THE BANK OR PROCEEDINGS FOR THE WINDING-UP OF THE BANK HAVE BEEN COMMENCED. See "Description of New Preferred Shares--Automatic Exchange."

                                 USE OF PROCEEDS

                  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

                                 CAPITALIZATION

                  The following table sets forth the capitalization of the Company as of September 30, 1997 (i) on an actual basis and (ii) as adjusted to reflect the sale of the Old Preferred Shares by the Company and the application of the net proceeds therefrom.

                                                                                                      September 30, 1997
                                                                                                   (In thousands, except
                                                                                                             share data)
Debt
Total long-term debt.........................................................................   US$                 --
Stockholders' Equity
Preferred Stock, US$.01 par value per share; none authorized, issued and outstanding, actual and 10,000,000 shares authorized, 300,000 shares
         issued and outstanding, as adjusted.................................................                        3
Common Stock, US$.01 par value per share; 1,000 shares
         authorized, 100 shares issued and outstanding, actual and as adjusted...............                         (1)
                                                                                                            ----------
Additional paid-in capital...................................................................                  483,335
Total stockholders' equity...................................................................                  483,338(1)
Total Capitalization.........................................................................               US$483,338
                                                                                                            ==========


(1) The Company was formed with an initial capitalization of US$1,000. Contemporaneously with the consummation of the offering of the Old Preferred Shares on September 3, 1997 (the "Offering"), the Bank made capital contributions to the Company equal to US$177,000,000 plus an amount sufficient to pay the Initial Purchaser's discount of US$6,000,000 ("Initial Purchaser's Discount") and the expenses of the Offering and the formation of the Company payable by the Company, estimated by the Company to be approximately US$750,000. The additional paid-in capital of US$483,335,000 represents (i) the total capital contributions made by the Bank to the Company minus the aggregate Initial Purchaser's Discount and the expense of the Offering and the formation of the Company payable by the Company and (ii) the full US$300,000,000 of proceeds of the Offering minus the aggregate US$3,000 par value of the Old Preferred Shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

                  The Company has been organized and will elect to be taxable as a REIT under the Code and, as such, expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of its REIT taxable income, subject to certain adjustments. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT taxable income, subject to certain adjustments.

                  The Company's principal short-term and long-term liquidity needs are to pay quarterly dividends on the New Preferred Shares, to pay fees and expenses of the Bank pursuant to the Servicing Agreement and the Advisory Agreement, and to pay franchise fees and expenses of advisors, if any, to the Company. The Company does not have any indebtedness (current or long-term), other material capital expenditures, balloon payments or other payments due on other long-term obligations. No negative covenants have been imposed on the Company.

                  The Company's revenues are derived from its Mortgage Assets. The US$477 million of Initial Mortgage Assets are over-collateralized by the C$828 million (US$596 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will provide more than sufficient funds to make full payments with respect to the Initial Mortgage Assets and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the New Preferred Shares. To the extent that the cash flow from its

Mortgage Assets exceeds those amounts, the Company will use the excess to fund the acquisition of additional Mortgage Assets and make distributions on the Common Stock.

                               THE EXCHANGE OFFER

General

                  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to 300,000 New Preferred Shares for a like number of Old Preferred Shares properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Preferred Shares.

                  As of the date of this Prospectus, the aggregate number of the Old Preferred Shares outstanding is 300,000. This Prospectus, together with the Letter of Transmittal, is first being sent on or about
       , 1998, to all holders of Old Preferred Shares known to the Company. The Company's obligation to accept Old Preferred Shares for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

                  The Old Preferred Shares were issued on September 3, 1997 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Preferred Shares may not be reoffered, resold, or otherwise transferred unless registered under the Securities Act or any applicable securities law or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

                  In connection with the issuance and sale of the Old Preferred Shares, the Company entered into the Registration Rights Agreement, which requires (i) the Company to file with the Commission a registration statement relating to the Exchange Offer not later than 150 days after the date of issuance of the Old Preferred Shares, (ii) the Company to use its best efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act not later than 180 days after the date of issuance of the Old Preferred Shares and (iii) the Exchange Offer to be consummated not later than 30 days after the date of the effectiveness of the Registration Statement (or, if the Company is not permitted to effect the Exchange Offer, to use its best efforts to cause to become effective as promptly as practicable the Shelf Registration Statement with respect to resales of the Old Preferred Shares). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

                  The Exchange Offer is being made by the Company to satisfy certain of its obligations under the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Preferred Shares are registered on the books of the Company or any other person who has obtained a properly completed stock power from the registered holder, or any person whose Old Preferred Shares are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Preferred Shares. Holders of Old Preferred Shares who do not tender their Old Preferred Shares or whose Old Preferred Shares are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Preferred Shares.

Terms of the Exchange

                  The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, each New Preferred Share for each Old Preferred Share. The terms of the New Preferred Shares are identical in all material respects to the terms of the Old Preferred Shares for which they may be exchanged pursuant to this Exchange Offer, except that the New Preferred Share will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. See "Description of New Preferred Shares."

                  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Preferred Shares being tendered for exchange.

                  The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letters, and there can be no assurance that the Commission would make a similar determination with respect to the New Preferred Shares. Based on these interpretations by the staff of the Commission, the Company believes that New Preferred Shares issued pursuant to the Exchange Offer in exchange for Old Preferred Shares may be offered for sale, resold and otherwise transferred by any holder of such New Preferred Shares (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Preferred Shares are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Preferred Shares and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such New Preferred Shares. Since the Commission has not considered the Exchange Offer in the context of an interpretive letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. See "--Resale of New Preferred Shares" and "Plan of Distribution."

                  Dividends on the New Preferred Shares, if, when and as authorized and declared by the Board of Directors, shall accrue from the first day of the quarterly period whether or not authorized, declared or paid with respect to Preferred Shares for the prior quarterly period on which paid on the Old Preferred Shares so surrendered.

                  Tendering holders of the Old Preferred Shares shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Preferred Shares pursuant to the Exchange Offer.

Expiration Date; Extension; Termination; Amendment

                  The Exchange Offer will expire on the Expiration Date. The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Preferred Shares, by giving oral or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Preferred Shares previously tendered will remain subject to the Exchange Offer unless properly withdrawn. The Company does not anticipate extending the Expiration Date.

                  The Company expressly reserves the right to (i) terminate the Exchange Offer and not to accept for exchange any Old Preferred Shares not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Preferred Shares, whether before or after any tender of the Old Preferred Shares. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Preferred Shares as promptly as practicable.

                  For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the New Preferred Shares for the Old Preferred Shares on the business day following the Exchange Date.

Procedures for Tendering Old Preferred Shares

                  The tender to the Company of Old Preferred Shares by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

                  A holder of Old Preferred Shares may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Preferred Shares being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

                  The method of delivery of Old Preferred Shares, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Preferred Shares or Letters of Transmittal should be sent to the Company.

                  If tendered Old Preferred Shares are registered in the name of the signer of the Letter of Transmittal and the New Preferred Shares to be issued in exchange therefor are to be issued (and any untendered Old Preferred Shares are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company ("DTC," also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Preferred Shares), the signature of such signer need not be guaranteed. In any other case, the tendered Old Preferred Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the New Preferred Shares and/or Old Preferred Shares not exchanged are to be delivered to an address other than that of the registered holder appearing on the preferred stock register for the Old Preferred Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

                  The Exchange Agent will establish accounts with respect to the Old Preferred Shares at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Preferred Shares by causing such book-entry transfer facility to transfer such Old Preferred Shares into the Exchange Agent's account with respect to the Old Preferred Shares in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Preferred Shares may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

                  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Preferred Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below, on or prior to the Expiration Date, a letter by hand or mail, or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Preferred Shares are registered and, if possible, the certificate numbers of the Old Preferred Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Preferred Shares in proper form for transfer (or a confirmation of book-entry transfer of such Old Preferred Shares into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Preferred Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

                  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly executed Letter of Transmittal accompanied by the Old Preferred Shares is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Preferred Shares in exchange for Old Preferred Shares tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Preferred Shares (or a confirmation of book-entry transfer of such Old Preferred Shares into the Exchange Agent's account at the book-entry transfer facility).

                  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal or Old Preferred Shares tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Preferred Shares not properly tendered and not to accept any particular Old Preferred Shares for exchange which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities as to any particular Old Preferred Shares or conditions of the Exchange Offer either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Preferred Shares in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Preferred Shares for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Preferred Shares for exchange, nor shall any of them incur any liability for failure to give such notification.

                  If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Preferred Shares, such Old Preferred Shares must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Preferred Shares.

                  If the Letter of Transmittal or any Old Preferred Shares or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

                  By tendering, each holder will represent to the Company that, among other things, (a) New Preferred Shares acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Preferred Shares, whether or not such person is the holder,
(b) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Preferred Shares and (c) neither the holder nor any such other person is an "affiliate" of the Company as defined under Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Any holder of Old Preferred Shares using the Exchange Offer to participate in a distribution of the New Preferred Shares (i) cannot rely on the position of the staff of the Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989) or similar letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

                  Each broker-dealer that receives New Preferred Shares for its own account in exchange for Old Preferred Shares where such Old Preferred Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Shares. The Company has agreed that, for a period of six months after the date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period. See "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

                  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

                  The party tendering Old Preferred Shares for exchange (the "Transferor") exchanges, assigns and transfers the Old Preferred Shares to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Preferred Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Preferred Shares and to acquire New Preferred Shares issuable upon the exchange of such tendered Old Preferred Shares, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Preferred Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Preferred Shares or transfer ownership of such Old Preferred Shares on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Preferred Shares by the Company and the issuance of New Preferred Shares in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor, and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

                  The Transferor certifies that neither it, nor the person receiving the New Preferred Shares, whether or not such person is the Transferor, (a) is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (b) is acquiring the New Preferred Shares offered hereby in the ordinary course of such Transferor's business and (c) has an arrangement with any person to participate in the distribution of such New Preferred Shares. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Preferred Shares. Each Transferor which is a broker-dealer receiving New Preferred Shares for its own account must represent that the Old Preferred Shares to be exchanged for New Preferred Shares were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Shares. By so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Preferred Shares received in exchange for Old Preferred Shares where such Old Preferred Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of up to six months after the date of this Prospectus, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period.

Withdrawal Rights

                  Tenders of Old Preferred Shares may be withdrawn at any time prior to the Expiration Date.

                  For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must
(i) specify the name of the person having tendered the Old Preferred Shares to be withdrawn (the "Depositor"), (ii) identify the Old Preferred Shares to be withdrawn (including the certificate number), (iii) specify the number of Old Preferred Shares to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Preferred Shares exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Preferred Shares were tendered or as otherwise described above (including any required signature guarantees) and (vi) specify the name in which any such Old Preferred Shares are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Preferred Shares promptly following receipt of notice of withdrawal. If Old Preferred Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Preferred Shares or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

                  Any Old Preferred Shares so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Preferred Shares which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Preferred Shares tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Preferred Shares will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Preferred Shares may be retendered by following one of the procedures described under "--Procedures for Tendering Old Preferred Shares" above at any time on or prior to the Expiration Date.

Acceptance of Old Preferred Shares for Exchange; Delivery of New Preferred
Shares

                  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, on the Exchange Date, all Old Preferred Shares properly tendered and will issue the New Preferred Shares promptly after such acceptance. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Preferred Shares for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

                  For each Old Preferred Share accepted for exchange, the holder of such Old Preferred Share will receive a New Preferred Share.

                  In all cases, issuance of New Preferred Shares for Old Preferred Shares that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Preferred Shares or a timely book-entry confirmation of such Old Preferred Shares into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Preferred Shares are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Preferred Shares are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Preferred Shares will be returned without expense to the tendering holder thereof (or, in the case of Old Preferred Shares tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Preferred Shares will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

Certain Conditions to the Exchange Offer

                  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Preferred Shares in exchange for, any Old Preferred Shares and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Preferred Shares for exchange or the exchange of the New Preferred Shares for such Old Preferred Shares, any of the following events occur:

                  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

                  (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Preferred Shares or the New Preferred Shares or that may materially impair the contemplated benefits of the Exchange Offer to the Company; or

                  (c) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

                  (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

                  (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

                  (f) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Preferred Shares issued pursuant to the Exchange Offer in exchange for Old Preferred Shares to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Preferred Shares are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Preferred Shares; or

                  (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

                  The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Preferred Shares upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Preferred Shares). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Preferred Shares.

                  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

                  In addition, the Company will not accept for exchange any Old Preferred Shares tendered, and no New Preferred Shares will be issued in exchange for any such Old Preferred Shares, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part. In any such event, the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

                  The Exchange Offer is not conditioned upon any minimum number of Old Preferred Shares being tendered for exchange.

Exchange Agent

                  The Bank of Nova Scotia Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

                  By Hand/Overnight Courier:

                  The Bank of Nova Scotia
                  Trust Company of New York
                  One Liberty Plaza, 23rd Floor
                  New York, New York  10006
                  Attn:  Reorganization Section

                  By Mail:

                  The Bank of Nova Scotia
                  Trust Company of New York
                  One Liberty Plaza, 23rd Floor
                  New York, New York  10006
                  Attn:  Reorganization Section

                  By Facsimile:  (212) 225-5436
                  By Telephone:  (212) 225-5422

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

                  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN THE ONES SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Solicitation of Tenders; Fees and Expenses

                  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Preferred Shares and in handling or forwarding tenders for their customers.

                  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately US$ , which includes fees and expenses of the Exchange Agent, registration fees, accounting, legal, printing and related fees and expenses.

                  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Preferred Shares in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Preferred Shares in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Transfer Taxes

                  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Preferred Shares pursuant to the Exchange Offer. If, however, certificates representing New Preferred Shares are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Preferred Shares tendered, or if tendered Old Preferred Shares are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Preferred Shares pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

                  The New Preferred Shares will be recorded at the carrying value of the Old Preferred Shares as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Preferred Shares for Old Preferred Shares. Expenses incurred in connection with the issuance of the New Preferred Shares will be amortized over the term of the New Preferred Shares.

Consequences of Failure to Exchange

                  Holders of Old Preferred Shares who do not exchange their Old Preferred Shares for New Preferred Shares pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Preferred Shares as set forth in the legend thereon. Old Preferred Shares not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In the event of an Exchange Event, each Old Preferred Share not exchanged pursuant to the Exchange Offer will be exchanged automatically for one newly issued Bank Preferred Share. In the event of a Tax Event on or after September 3, 2002, the Company will have the right to redeem, in whole but not in part, each Old Preferred Share not exchanged pursuant to the Exchange Offer, subject to the prior written approval of the Superintendent. On and after September 3, 2007, the Old Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at any time and from time to time, at the redemption prices set forth herein, plus the quarterly accrued and unpaid dividend, if any, thereon to the date of redemption. See "Description of New Preferred Shares--Redemption." In general, the Old Preferred Shares may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Preferred Shares under the Securities Act.

                  Participation in the Exchange Offer is voluntary, and holders of Old Preferred Shares should carefully consider whether to participate. Holders of the Old Preferred Shares are urged to consult their financial and tax advisors in making their decision with respect to tendering.

                  As a result of the making of, and upon acceptance for exchange of all validly tendered Old Preferred Shares pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Preferred Shares who do not tender their Old Preferred Shares in the Exchange Offer will continue to hold such Old Preferred Shares and will not be entitled to any rights under the Registration Rights Agreement that, by their terms, terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. To the extent that Old Preferred Shares are tendered and accepted in the Exchange Offer, the trading market for untendered Old Preferred Shares could be adversely affected.

Resale of New Preferred Shares

                  The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, the Company believes that the New Preferred Shares issued pursuant to the Exchange Offer in exchange for Old Preferred Shares may be offered for resale, resold and otherwise transferred by a holder (other than any Holder that is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the New Preferred Shares to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Preferred Shares from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act
(i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) will not be entitled to tender its Old Preferred Shares in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Preferred Shares that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Preferred Shares. Each such broker-dealer that receives New Preferred Shares for its own account in exchange for Old Preferred Shares, where such Old Preferred Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Preferred Shares. The Company has agreed that, for a period of six months after the date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period. See "Plan of Distribution."

                  In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Preferred Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

                              BUSINESS AND STRATEGY

General

                  The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property, as well as certain other qualifying REIT assets. Currently, the Company's Mortgage Assets consist of sixteen hypothecation loans issued to the Company by NB Finance (the "Initial Mortgage Assets") that are recourse only to the sixteen pools of, in the aggregate, 12,101 CMHC-insured residential first mortgages secured by real property located in Canada (the "Initial Mortgage Loans"). The Company acquired the Initial

Mortgage Assets for an aggregate purchase price of approximately US$477 million. See "--Description of Initial Mortgage Assets" and "--Description of Initial Mortgage Loans."

                  In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company consist of the Initial Mortgage Assets and other real estate assets that are of the type set forth in Section 856(c)(6)(B) of the Code. See "United States Federal Income Tax Considerations."

Description of Dividend Policy

                  Dividends on the New Preferred Shares are payable at the rate of 8.35% per annum of the liquidation preference (an amount equal to US$83.50 per annum per share, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends), if, when and as authorized and declared by the Board of Directors. The US$477 million of Initial Mortgage Assets are overcollateralized by C$828 million (US$596 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will more than provide sufficient funds to make full payments with respect to the Initial Mortgage Assets and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the New Preferred Shares. The Company expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of the Company's "REIT taxable income." In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT taxable income (excluding capital gains) to stockholders. The Company anticipates that none of the dividends on the New Preferred Shares and none or no material portion of the dividends on the Common Stock will constitute non-taxable returns of capital.

                  Dividends will be authorized and declared at the discretion of the Board of Directors after considering the Company's distributable funds and financial requirements, tax considerations and other factors. There are, however, several limitations on the Company's ability to pay dividends on the Common Stock (none of which should adversely affect the legal right of the Company to pay dividends on the New Preferred Shares). First, under the Company's current dividend policy, the Company may not make any distribution in respect of the Common Stock to the extent that, after taking into account such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Stock and Common Stock in any year would exceed 105% of the Company's REIT taxable income for that year, plus net capital gains of the Company for that year. This policy regarding the limitation on payment of dividends on the Common Stock may not be modified without the approval of a majority of the Independent Directors. Second, if the Company fails to authorize and declare and pay the stated dividend on the New Preferred Shares in any dividend period, the Company may not pay any dividends with respect to the Common Stock until such time as dividends on all outstanding New Preferred Shares have been (i) authorized and declared and paid for three consecutive dividend periods and (ii) authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for the fourth consecutive dividend period. See "Description of New Preferred Shares--Dividends." Third, the Maryland General Corporation Law ("MGCL") provides that dividends may be paid on the stock of a corporation only if, after payment of the distribution, (i) the corporation would be able to pay its indebtedness as such indebtedness becomes due in the usual course of business and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise (which the Charter does), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights on dissolution of stockholders whose rights on dissolution are superior to those receiving the distribution. It is possible that these limitations on the Company's ability to pay dividends on the Common Stock could affect the ability of the Company to qualify as a REIT under the Code. See "United States Federal Income Tax Considerations--Taxation of the Company."

Description of the Company's Investment Policy

                  General.

                  The Company has formulated the following investment policy. This policy may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independence Directors without a vote of the Company's stockholders, including holders of New Preferred Shares. See "Risk Factors -- Risk of Future Revision in Policies and Strategies by the Board of Directors." There is no specific policy with respect to the amount or percentage of assets which will be invested in any specific property. All investments will be made primarily for income. The general policy of the Bank with respect to uninsured loans is to lend no more than 75% of the appraised value of the asset securing such loan.

                  Initial Mortgage Assets.

                  Percentage of current portfolio: 100%. The Company's investments currently consist solely of the Initial Mortgage Assets (i.e., sixteen hypothecation loans, in the aggregate amount of US$477 million, issued by NB Finance to the Company) that are recourse only to the Initial Mortgage Loans (i.e., sixteen pools of CMHC-insured residential first mortgages, in the aggregate amount of C$828 million (US$596 million) originated by the Bank or acquired by the Bank from other lenders approved by the National Housing Act (an "NHA-Approved Lender"). The Initial Mortgage Assets are secured by residential real property located in Quebec underlying the Initial Mortgage Loans. See "--Description of the Initial Mortgage Assets." The Company's current investment policy is to invest at least 90% of its portfolio in the Initial Mortgage Assets and obligations that are comparable to the Initial Mortgage Assets. The maturities of the Initial Mortgage Assets range from January 2000 to July 2001. Accordingly, after July 2001, the Company's portfolio will not include any Initial Mortgage Assets.

                  Mortgage Loans.

                  Percentage of current portfolio: 0%. While no Mortgage Loans are included in the Initial Mortgage Assets and while the Company has no current intention to acquire Mortgage Loans, the Company may from time to time acquire individual residential Mortgage Loans or pools of residential Mortgage Loans from the Bank or other NHA-Approved Lenders. All Mortgage Loans will consist of CMHC-insured residential first mortgages and, accordingly, will be virtually free of credit risk. The properties underlying such Mortgage Loans are expected to located in Canada. See "--Description of the Initial Mortgage Loans." Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage Loans.

                  Residential Mortgage Loans.

                  Percentage of current portfolio: 0%. While no residential mortgages are included in the Initial Mortgage Assets and while the Company has no current intention to acquire residential mortgages, the Company may from time to time acquire individual residential mortgages other than Mortgage Loans ("Residential Mortgage Loans"). These Residential Mortgage Loans are expected to meet the requirements for sale to governmental or private mortgage conduit programs or other investors in the secondary mortgage market (i.e., such Residential Mortgages must be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages) or include some form of credit enhancement (such as over-collateralization, letter of credit or accumulated cash)).

                  While Mortgage Loans benefit from CMHC insurance, there can be no assurance that any Residential Mortgage Loans acquired by the Company will be similarly protected. Some Residential Mortgage Loans are, however, insured by Mortgage Insurance Company of Canada (now part of GE Capital), therefore considerably mitigating any credit risk relating to those mortgages. Moreover, large (i.e., more than four housing units) residential uninsured mortgage loans sold to the Company must have a Bank (as of the time of a sale) "credit score" of five or better. The Bank has an internal credit scoring system whereby the risk of large residential loans is ranked from one (the least risk) to ten (the most risk) according to different factors such as the cash flow derived from the mortgaged property. Potentially, up to 10% of the Company's portfolio could be comprised of Residential Mortgage Loans.

                  Mortgage-Backed Securities.

                  Percentage of current portfolio: 0%. While no Mortgage-Backed Securities are included in the Initial Mortgage Assets and while the Company has no current intention to acquire Mortgage-Backed Securities, the Company may from time to time acquire fixed-rate or variable-rate Mortgage-Backed Securities representing interests in pools of mortgage loans such as a NHA Mortgage-Backed Security ("NHA MBS") that evidences an undivided interest in a pool of first mortgages originated by certain approved financial institutions in Canada and insured by CMHC. There are four different types of NHA MBS pools. The "exclusive homeowner" pools are classified as prepayable because the borrowers within this type of pool have the option to prepay their mortgage (often at a penalty) in accordance with the specific terms of the mortgage. Depending upon the specific exclusive homeowner pool, the appropriate penalty may or may not be passed through to the investors. The "mixed" pools are comprised of a combination of homeowner, multiple family or social housing mortgages. The "multi-family" pools are comprised exclusively of multiple family loans and are generally not prepayable. Also, there is a special category of NHA MBS pool created to allow exclusive pools of "social housing mortgages" (mortgages issued to finance low-cost housing for senior citizens, the disabled and economically disadvantaged). The key feature of social housing pools is the absence of prepayment at the option of the borrower on the underlying mortgages; this makes them more attractive to investors who seek predictable cash flow. A portion of any NHA MBS that the Company purchases may have been originated by the Bank by exchanging pools of Mortgage Loans for the Mortgage-Backed Securities. The Company does not intend to acquire any interest-only, principal-only or similar speculative Mortgage-Backed Securities. Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage-Backed Securities. Additionally, the Company could, potentially acquire all of the Mortgage-Backed Securities of any one issuer; provided that such acquisition does not exceed 10% of the Company portfolio.

                  Timely payment of both principal and interest on NHA MBS is unconditionally guaranteed by CMHC. In the event the Company were to buy non-NHA MBSs, the investment policies of the Company would require such MBSs to be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages), and the underlying mortgages would be required to be first lien mortgages.

                  In general, the risk associated with investments in Mortgage-Backed Securities are credit risk and prepayment risk. Credit risk refers to the risk of not receiving either principal or interest payments. In the case of a NHA MBS, credit risk is not an issue since CMHC unconditionally guarantees timely payment of both principal and interest. For a non-NHA MBS, credit risk is strongly mitigated by the fact that the Company can, pursuant to its current investment policy, only buy "A" (or better) rated instruments. In general, a non-NHA MBS rated "A" or better are credit enhanced by over-collateralization, a letter of credit, an initial deposit into a cash collateral account or the presence of one or more subordinated classes. Prepayment risk is the risk of receiving unscheduled principal payments while the Mortgage-Backed Security is worth more than par. For example, a sale will usually trigger a prepayment. More importantly for investors, prepayments are motivated by a decline in interest rates. In Canada, however, prepayment risk is mitigated by two factors: (a) lenders usually charge prepayment penalties, thereby reducing the incentive to prepay and (b) almost all mortgages are relatively short-term (typically, 6 month to 5 years) balloon mortgages, also reducing the impact of prepayments.

                  Commercial Mortgage Loans.

                  Percentage of current portfolio: 0%. While no Commercial Mortgage Loans are included in the Initial Mortgage Assets and while the Company has no current intention to acquire any Commercial Mortgage Loans, the Company may from time to time acquire Commercial Mortgage Loans secured by industrial and warehouse properties, recreational facilities, office buildings, retail space and shopping malls, hotels and motels, nursing homes or senior living centers. The Company's current policy is not to acquire any interest in a Commercial Mortgage Loan if Commercial Mortgage Loans would constitute more than 5% of the total book value of the Company's Mortgage Assets immediately following such acquisition. Also, Commercial Mortgage Loans sold to the Company must have a Bank (as of the time of the sale) credit score of five or better. See "-- Residential Mortgage Loans." Unlike Mortgage Loans and Residential Mortgage Loans, Commercial Mortgage Loans generally lack standardized terms. Commercial Mortgage Loans may also not be fully amortizing, meaning that they may have a significant principal balance or "balloon" payment due on maturity. Moreover, commercial properties, particularly industrial and warehouse properties, are generally subject to relatively greater environmental risks than non-commercial properties, generally giving rise to increased costs of compliance with environmental laws and regulations. There is no requirement regarding the percentage of any commercial real estate property that must be leased at the time the Company acquires a Commercial Mortgage Loan secured by such commercial real estate property, and there is no requirement that Commercial Mortgage Loans have third party guarantees.

                  Commercial Mortgage Loans will not be CMHC insured and the credit quality of a Commercial Mortgage Loan may depend on, among other factors, the existence and structure of underlying leases, the physical condition of the property (including whether any maintenance has been deferred), the creditworthiness of tenants, the historical and anticipated level of vacancies and rents on the property and on other comparable properties located in the same region, potential or existing environmental risks, the availability of credit to refinance Commercial Mortgage Loans at or prior to maturity and the local and regional economic climate in general. Foreclosures of defaulted Commercial Mortgage Loans are generally subject to a number of complicating factors, including environmental considerations, which are generally not present in foreclosures of Residential Mortgage Loans. Potentially, up to 5% of the Company's portfolio could be comprised of Commercial Mortgage Loans.

                  Partnership Interests.

                  Percentage of current portfolio: 0%. While no partnership interests are included in the Initial Mortgage Assets and while the Company has no current intention to acquire any partnership interests, the Company may from time to time acquire limited partnership interests in partnerships the only activities of which are the purchase and ownership of Mortgage Loans ("Partnership Interests") that are comparable to the Initial Mortgage Loans (i.e., government insured residential first mortgages). The ability to invest in Partnership Interests allows the Company to acquire Partnership Interests that in effect function as conduits for Mortgage Loans, as an alternative to acquiring a direct interest in such Mortgage Loans. Any Partnership Interests would be economically comparable to an investment in Mortgage Loans. The limitations imposed by the REIT rules on the ownership of Partnership Interests are the same as those imposed on the ownership of Mortgage Loans. Potentially, up to 10% of the Company's portfolio could be comprised of Partnership Interests.

                  Other Assets.

                  Percentage of current portfolio: 0%. While the Company has no current intention to do so, the Company may invest up to 10% of the total value of its portfolio in assets eligible to be held by REITs other than those described above. Assets eligible to be held by REITs are, and therefore the Company's portfolio could include, cash, cash equivalents, government securities and shares or interests in other REITs. Cash, cash equivalents and government securities would be expected to be relatively low risk investments. However, the return on investment related thereto would also be expected to be relatively low. The Company expects that any investment in shares or interests in other REITs would be made in REITs holding assets similar to the Initial Mortgage Loans. Accordingly, the expected risks and return related to such an investment would be similar to the risks and returns related to the Initial Mortgage Assets and Initial Mortgage Loans.

Description of the Company's Management Policies

                  General.

                  In administering the Company's Mortgage Assets, the Bank has a high degree of autonomy. The Board of Directors has, however, adopted certain policies to guide the Company and the Bank with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the New Preferred Shares. See also "--Dividend Policy"; "Risk Factors--Risk of Future Revisions in Policies and Strategies by Board of Directors."

                  Asset Acquisition and Disposition Policies.

                  The Company may, from time to time, use payments of interest and principal in respect of its Mortgage Assets to purchase additional Mortgage Assets (which are essentially loans to other persons secured by real property) and may also purchase additional Mortgage Assets out of the proceeds from the issuance, and not by direct issuance, of additional shares of Preferred Stock or the contribution of additional capital by the Bank; provided, however, that (i) to the extent that the investment of such payments or proceeds occurs prior to the consummation of the Exchange Offer, such payments or proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations which will be purchased on the open market or from entities unaffiliated with the Bank or the Company or banks that are not affiliated with the Bank and (ii) in the event that the New Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Exchange Offer is consummated, then during the period commencing on such date and ending on the date on which the New Preferred Shares become "publicly-offered securities," any investment by the Company in any Mortgage Assets in a transaction with the Bank and/or affiliates of the Bank will be made only upon the decision of the Independent Fiduciary. The Company has acquired all or substantially all of such Mortgage Assets from the Bank and/or affiliates of the Bank, on terms that are comparable to those that could be obtained by the Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with any third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it would purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank had an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

                  At least 90% of the Company's portfolio will consist of the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. The Company may, however, invest in other assets eligible to be held by REITs. See "-- Description of the Company's Investment Policy." The Company's current policy prohibits the acquisition of an interest in any Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities or a Partnership Interest) which is delinquent in the payment of principal or interest at the time of proposed acquisition.

                  Capital and Leverage Policies.

                  To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, or retention of cash flow (after consideration of the provisions of the Code requiring the distribution by a REIT of a certain percentage of its income annually and taking into account taxes that would be imposed on the Company's undistributed taxable income), or a combination of these methods. The Company will have no debt outstanding following consummation of the Exchange Offer and has no intention of incurring any indebtedness in the future.

                  In order to qualify as a REIT, the capital stock of the Company must be held by at least 100 holders during approximately 90% or more of the taxable year beginning in the Company's second taxable year and in each subsequent taxable year. See "United States Federal Income Tax Considerations -- Stock Ownership Tests." The Company has issued the Senior Preferred Shares with an aggregate liquidation preference of up to US$450,000 and limited transferability to ensure that it meets, and will continue to meet, the 100 person ownership requirement for REIT status without having to constantly monitor the number of holders of Preferred Shares. Except for such Senior Preferred Shares, the Company may not, pursuant to its Charter, issue additional shares of Preferred Stock senior to the New Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation, without the consent of holders of at least two-thirds of the outstanding shares of Preferred Stock at that time, including the New Preferred Shares, and the Company may not issue additional shares of Preferred Stock on a parity with the New Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation without the approval of a majority of the Independent Directors. The Company does not currently intend to issue any additional series of Preferred Stock unless it simultaneously receives additional capital contributions from the Bank equal to the sum of 59% of the aggregate offering price of such additional Preferred Stock and the Company's expenses in connection with the issuance of such additional shares of Preferred Stock. Prior to its issuance of additional shares of Preferred Stock, the Company will take into consideration the Bank's regulatory capital requirements and the cost of raising and maintaining that capital at the time.

                  Credit Risk Management Policies.

                  The Company intends that each Mortgage Loan, if any, acquired from the Bank, an affiliate of the Bank, or an unrelated third party in the future will represent a first lien position, will be covered by valid CMHC insurance and will be originated in the ordinary course of the originator's real estate lending activities based on the underwriting standards generally applied (at the time of origination) for the originator's own account. The Company also expects that all Mortgage Loans held by the Company directly or indirectly will be serviced pursuant to the Servicing Agreement, or a similar agreement which requires servicing in conformity with accepted secondary market standards, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures.

                  Conflict of Interest Policies.

                  Because of the nature of the Company's relationship with the Bank and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Assets from, or disposition of Mortgage Assets to, the Bank or its affiliates and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the Company's policy that the terms of any dealings with the Bank and its affiliates will be consistent with those available from third parties. In addition, neither the Advisory Agreement nor the Servicing Agreement may be renewed, terminated or modified by the Company without the approval of a majority of the Independent Directors.

                  Conflicts of interest between the Company and the Bank and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that the Bank or one of its affiliates may have with a borrower. Conflicts could also arise in connection with actions taken by the Bank as a controlling stockholder in the Company. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank or its affiliates, on the other hand, including, without limitation, the Servicing Agreement, be fair to all parties and consistent with market terms for such types of transactions. The Servicing Agreement provides that foreclosures and dispositions in connection with Mortgage Loans will be performed with a view toward maximizing the recovery by the Company of amounts due on its Mortgage Assets and the Bank will be required to service Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of the Bank or any of its other affiliates. The requirement in the terms of the New Preferred Shares that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that any such dealings will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

                  There are no provisions in the Charter limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, the Bank and its affiliates have direct interests in transactions with the Company (including without limitation the issuance of Mortgage Assets to the Company); however, none of the officers or directors of the Company will have any interests in such Mortgage Assets.

                  Other Policies.

                  The Company operates in a manner that will not subject it to regulation under the Investment Company Act of 1940, as amended, including by investing primarily in mortgages and other interests in and liens on real estate.

                  The Company intends to distribute to stockholders annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Charter provides that following the consummation of the Exchange Offer the Company shall maintain its status as a reporting company under the Exchange Act, for as long as any of the New Preferred Shares are outstanding.

                  The Company currently has no intention to (a) invest in securities of other issuers for the purpose of exercising control or (b) underwrite securities of other issuers. The Company intends, and has the ability, to hold the Mortgage Assets and the underlying Mortgage Loans until maturity. Although the Company has no current intention to do so, the Company may, pursuant to the terms of its Charter, redeem the Preferred Shares. See "Description of the New Preferred Shares--Redemption."

                  The Company makes investments and operates its business at all times in such a manner as to comply with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Directors, subject to approval by a majority of the Independent Directors, to determine that it is in the best interests of the Company and its stockholders to revoke the Company's REIT status.

Description of the Initial Mortgage Assets

                  The Initial Mortgage Assets are comprised of sixteen hypothecation loans issued by NB Finance to the Company. The Company acquired the Initial Mortgage Assets pursuant to the terms of a loan agreement with NB Finance. Each Initial Mortgage Asset is recourse only to the Initial Mortgage Loan securing such Initial Mortgage Asset. Each Initial Mortgage Loan is a pool of between 130 and 2,561 CMHC-insured residential first mortgages. See "Description of the Initial Mortgage Loans." Each Initial Mortgage Asset is further secured by the residential real property underlying such CMHC-insured first mortgages. Such residential real property is located primarily in Quebec. The Initial Mortgage Loans are insured by CMHC. Accordingly, there can be no loss of principal or interest. However, CMHC insurance does not guarantee timely payment of interest and principal. See "Risk Factors--Limited Recourse Nature of Certain Mortgage Assets; Limitation on CMHC Insurance." The Initial Mortgage Assets have maturities ranging from January 2000 to July 2001. The principal amount of the Initial Mortgage Assets equals approximately US$477 million. The Initial Mortgage Assets pay interest at rates ranging from 6.90% to 9.77%, with an average rate of approximately 8.40% per annum.

                  The following table summarizes the Initial Mortgage Assets:

                             Initial Mortgage Assets

  Outstanding            Maturity          Interest                Monthly
    Amount                 Date              Rate*            Interest Payments
  -----------            --------          --------           -----------------

US$   24,175,420         Jan. 2000           6.895%            US$      136,954
      23,250,251         Jan. 2000           7.471%                     142,550
      48,236,245         Jan. 2000           8.047%                     318,171
      16,364,955         Jan. 2000           8.622%                     115,524
      43,894,121         July 2000           6.895%                     248,660
      29,713,817         July 2000           7.471%                     182,178
       7,246,742         July 2000           8.622%                      51,156
       9,511,225         July 2000           8.047%                      62,737
      33,305,900         Jan. 2001           9.198%                     250,531
      46,882,784         Jan. 2001           9.774%                     374,309
       5,257,516         Jan. 2001           8.047%                      34,679
       6,342,462         Jan. 2001           8.622%                      44,773
      22,146,227         July 2001           8.047%                     146,079
     104,830,848         July 2001           8.622%                     740,026
      23,008,093         July 2001           9.198%                     173,070
      32,421,747         July 2001           9.774%                     258,853

US$  476,588,453                             8.404%            US$    3,280,250


------------
*        All rates quoted on a 30/360 semiannual basis

                  Payments of interest are made monthly out of payments on the Initial Mortgage Loans. Pursuant to an agreement between the Company and NB Finance (the "Mortgage Loan Assignment Agreement"), dated September 3, 1997, the Company receives all scheduled payments made on the Initial Mortgage Loans, retains a portion of any such payments equal to the amount due and payable on the Initial Mortgage Assets and remits the balance, if any, to NB Finance. The Company also retains a portion of any prepayments of principal in respect of the Initial Mortgage Loans equal to the proportion of such prepayments that the outstanding principal amount of the Initial Mortgage Loans bears to the outstanding principal amount of the Initial Mortgage Assets, which amount would be applied to reduce the outstanding principal amount of the Initial Mortgage Assets. Repayment of the Initial Mortgage Assets is secured by an assignment of the Initial Mortgage Loans to the Company pursuant to the Mortgage Loan Assignment Agreement, which will be governed by the laws of Bermuda. The assignment of the Initial Mortgage Loans by NB Finance to the Company is without recourse. The Company has a security interest in the real property securing the Initial Mortgage Loans and, subject to fulfilling certain procedural requirements under applicable Canadian law, is entitled to enforce payment on the Initial Mortgage Loans in its own name if a mortgagor should default thereon. In the event of such a default, the Company has the same rights as NB Finance to force a sale of the mortgaged property and satisfy the obligations of NB Finance out of the proceeds. In the event of a default in respect of an Initial Mortgage Loan, the amount of the Initial Mortgage Assets will be reduced by an amount equal to the portion thereof allocable to defaulting mortgage. The Initial Mortgage Loans are administered by the Bank, as agent of the Company, and the Company has the right to perfect its security interest in the Initial Mortgage Loans by notice and registration. Following repayment of the Initial Mortgage Assets, the Company will reassign any outstanding Initial Mortgage Loans (without recourse) and deliver them to, or as directed by, NB Finance. All payments in respect of the Initial Mortgage Loans are made in Canadian dollars. The amounts due on the Initial Mortgage Assets are retained by the Company free and clear of and without withholding or deduction for or on account of any present or future taxes imposed by or on behalf of Bermuda or any political subdivision thereof or therein.

Description of the Initial Mortgage Loans

                  Information with respect to the Initial Mortgage Loans is presented as of August 8, 1997.

                  The detailed information set forth in this Prospectus with respect to the Initial Mortgage Loans applies only to the mortgages purchased by NB Finance.

                  The Initial Mortgage Loans consist of sixteen pools of residential first mortgages originated by the Bank or acquired by the Bank from other CMHC approved lenders. Each pool consists of between 130 and 2,561 CMHC-insured residential first mortgages and is secured by the underlying residential real property located in Canada, primarily in Quebec. See "Risk Factors--All of the Real Property Securing the Initial Mortgage Assets is Located Outside of the United States." In aggregate, 12,101 CMHC-insured residential first mortgages comprise the sixteen pools. Generally, the CMHC-insured residential first mortgages comprising any individual are less than C$100,000. Accordingly, no individual CMHC-insured residential first mortgage is material to the Company, its operation or its business.

                  Payments on the Initial Mortgage Loans are due monthly in arrears on the 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made (the "Final Payment Date") or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month (a "Monthly Payment Date"). Payments of interest and principal on the Initial Mortgage Loans are made in Canadian dollars.

                  The Initial Mortgage Loans mature monthly beginning in 1999 and bear interest at rates ranging from approximately 6.0% to 8.99% with an average interest rate of 7.53% per annum. The Final Payment Date may occur at an earlier date if final payment on the Initial Mortgage Loans occurs earlier than such date, because of unscheduled prepayments.

                  The following table summarizes the Initial Mortgage Loans:

                             Initial Mortgage Loans

  Outstanding                                                                                              Number
    Amount*       Maturity          Min.       Max.         Avg.      Min.       Max.       Avg.          of Loans
    ------        --------          ----       ----         ----      ----       ----       ----          --------
                                          Interest rate**               Remaining Term (months)

$ 42,004,792      Jan. 2000       6.000%      6.499%       6.225%     24.00      29.00      28.15            644
  40,397,485      Jan. 2000       6.500%      6.999%       6.772%     24.00      29.00      27.79            547
  83,810,476      Jan. 2000       7.000%      7.499%       7.166%     24.00      29.00      27.57          1,318
  28,434,108      Jan. 2000       7.500%      7.999%       7.791%     24.00      29.00      25.38            411
  76,266,035      July 2000       6.000%      6.499%       6.199%     30.00      35.00      32.80          1,083
  51,627,757      July 2000       6.500%      6.999%       6.639%     30.00      35.00      33.42            848
  12,591,214      July 2000       7.500%      7.999%       7.608%     30.00      35.00      32.03            166
  16,525,754      July 2000       7.000%      7.499%       7.188%     30.00      35.00      30.84            251
   9,134,934      Jan. 2001       7.000%      7.499%       7.234%     36.00      41.00      39.50            130
  11,020,027      Jan. 2001       7.500%      7.999%       7.776%     36.00      41.00      39.14            135
  57,869,002      Jan. 2001       8.000%      8.499%       8.287%     36.00      41.00      38.85            697
  81,458,837      Jan. 2001       8.500%      8.999%       8.718%     36.00      41.00      38.17          1,266
  38,479,070      July 2001       7.000%      7.499%       7.299%     41.00      47.00      44.84            417
 182,143,599      July 2001       7.500%      7.999%       7.768%     41.00      47.00      44.81          2,561
  39,976,562      July 2001       8.000%      8.499%       8.204%     41.00      47.00      45.17            546
  56,332,785      July 2001       8.500%      8.999%       8.523%     41.00      47.00      45.89          1,081

$828,072,438                      7.310%      7.809%       7.526%     34.34      39.34      37.32         12,101


-------------
*        All amounts quoted in Canadian $

**       All rates quoted on a 30/360 semiannual basis

                  All of the Initial Mortgage Loans were originated in accordance with underwriting policies customarily employed by the Bank, or with underwriting policies acceptable to the Bank. As is generally the case in the Canadian residential mortgage business, the Bank's underwriting policies are derived from CMHC approved underwriting criteria, and they focus on the borrower's ability to repay the mortgage loan and the adequacy of the proposed security.

                  As a CMHC approved lender, the Bank has access to the National Housing Act (NHA) mortgage insurance program. All of the Initial Mortgage Loans are insured by CMHC pursuant to that program. The bulk of those loans were insured at origination. Whether a loan is insured at origination or through the CMHC portfolio insurance program, the insurance is valid until the expiration of the loan.

                  All of the Initial Mortgage Loans are balloon mortgages. Accordingly, the Initial Mortgage Loans do not provide for the amortization of the principal balance thereof over their term to maturity and a principal payment equal to the original balance less any prepayment will be due on each Initial Mortgage Loan at maturity. Mortgage Loans that require a balloon payment typically involve a greater degree of risk than fully amortizing loans. See "Risk Factors--Balloon Payments." Balloon mortgages are the most prevalent type of mortgage offered by Canadian mortgage lenders. At the expiration of the term, the mortgage is generally renewed, based on then current market conditions, for a new term. Although the Bank offers terms varying from 3 months to 10 years, terms exceeding 5 years are relatively rare. Moreover, although the Bank offers monthly, semi-monthly and weekly pay mortgages, all of the Initial Mortgage Loans are monthly pay mortgages. In general, loans are amortized over a period not exceeding 25 years.

                  The Initial Mortgage Loans provide for limited prepayment rights. For example, typically up to 10% of the original principal amount of an Initial Mortgage Loan may be prepaid without penalty. Moreover, an Initial Mortgage Loan may also be prepaid without penalty if the mortgaged property is sold and the mortgagor enters into a new mortgage with the same terms and conditions as the Initial Mortgage Loan. In most other circumstances, prepayments or renegotiations of either the interest rate or the term of an Initial

Mortgage Loan will be subjected to prepayment penalties. During the first three years following the most recent interest adjustment date, such penalties are tantamount to a yield maintenance clause. After three years, such penalties will be limited to three months of interest.

                  On the date of purchase, the Initial Mortgage Loans had an aggregate principal amount of approximately C$828 million (US$596 million) and a fair market value of approximately C$848 million (US$610 million). The Initial Mortgage Loans mature monthly beginning in 2000, with an average maturity of approximately September 2000.

                  The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

Effect of Interest Rate Fluctuation on Assets and Earnings

                  It is anticipated that the Company's income will consist principally of interest payments from the Initial Mortgage Assets and obligations that are comparable to the Initial Mortgage Assets. Interest and principal amounts generated by the Initial Mortgage Loans and other assets acquired pursuant to the Company's investment policy enable full payment with respect to the Initial Mortgage Assets. The Initial Mortgage Assets and the Initial Mortgage Loans mature between January 2000 and July 2001.

                  If there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal in respect of its Mortgage Assets or Mortgage Loans, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans which generate sufficient income to support the payment of dividends on the New Preferred Shares. Because the rate at which dividends on the New Preferred Shares, if, when and as authorized and declared, are payable is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the New Preferred Shares. Further, it is possible that a significant decline in interest rates could effect a prepayment of Mortgage Loans. Assuming all Mortgage Loans provide similar limitations on prepayments as the Initial Mortgage Loans, the effect on earnings will be, to a certain extent, mitigated. However, such prepayments could adversely affect the Company's assets.

                  A significant increase in interest rates would not be expected to adversely affect the assets or the earnings of the Company.

Servicing

                  The Initial Mortgage Loans, and certain other Mortgage Loans, are serviced by the Bank pursuant to the terms of the Servicing Agreement. The Bank receives a fee equal to 0.25% per annum on the principal balances of the loans serviced. Payment of such fees is subordinated to payments of dividends on the New Preferred Shares.

                  The Servicing Agreement requires the Bank to service Mortgage Loans in a manner generally consistent with normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures. The Servicing Agreement requires the Bank to service Mortgage Loans solely with a view toward the interests of the Company and without regard to the interests of the Bank or any of its other affiliates (including NB Finance). The Bank collects and remits principal and interest payments, administers mortgage escrow accounts, submits and pursues mortgage insurance claims and supervises foreclosure proceedings on any Mortgage Loans it services. The Bank also provides accounting and reporting services with respect to such Mortgage Loans. The Servicing Agreement requires the Bank to follow such collection procedures as are customary in normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans. The Bank may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to a third party subject to the prior written approval of the Company. The Bank will not, in connection with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

                  The Bank is required to pay all expenses related to the performance of its duties under the Servicing Agreement. The Bank is required to make advances of taxes and required insurance premiums that are not collected from mortgagors with respect to any Mortgage Loan serviced by it, unless it determines that such advances are nonrecoverable from the mortgagor, insurance proceeds or other sources with respect to such Mortgage Loan. If such advances are made, the Bank generally will be reimbursed prior to the Company being reimbursed out of the payments with respect to such Mortgage Loan. The Bank also is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. The Bank is responsible to the Company for any loss suffered as a result of the Bank's failure to make and pursue timely claims or as a result of actions taken or omissions made by the Bank which cause the policies to be cancelled by the insurer. Subject to approval by the Company, the Bank may institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Loan or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement. The Bank does not, however, have the authority to conclude contracts in the name of the Company.

                  The Company may terminate the Servicing Agreement upon the occurrence of one or more events specified in the Servicing Agreement. Such events relate generally to the Bank's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may also terminate the Servicing Agreement without cause upon 60 days' notice and payment of a termination fee equal to the product of 0.0002% of the then current aggregate unpaid principal balance of the Mortgage Loans and the number of months remaining until the first anniversary of the Servicing Agreement. The termination fee will be based on the aggregate outstanding principal amount of the Mortgage Loans then serviced under the Servicing Agreement. As long as any of the New Preferred Shares remain outstanding, the Company may not renew, terminate, or modify the Servicing Agreement without the approval of a majority of the Independent Directors.

                  As is customary in the mortgage loan servicing industry, the Bank is entitled to retain any late payment charges, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. The Bank will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and, to the extent permitted by law, from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it.

                  When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Bank generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the Bank is prohibited from exercising the "due-on-sale" clause under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations thereunder. Upon any assumption of a Mortgage Loan by a transferee, a nominal fee is typically required, which sum will be retained by the Bank as additional servicing compensation.

Employees

                  The Company has six employees. Information regarding the executive officers of the Company is provided below under "Management--Directors and Executive Officers." The Company does not anticipate that it will require any additional employees because it retains the Bank to perform certain functions pursuant to the Advisory Agreement as described below under "Management--The Bank." Each employee of the Company currently is also an officer and/or director of the Bank and/or affiliates of the Bank. The Company maintains corporate records and audited financial statements that are separate from those of the Bank and of any of the Bank's affiliates.

Competition

                  The Company does not engage in the business of originating Mortgage Assets. While the Company will purchase additional Mortgage Assets, it anticipates that such Mortgage Assets will be purchased from the Bank and/or affiliates of the Bank. Accordingly, the Company does not compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Assets.

                  As of October 31, 1997, the Bank held more than C$13 billion of residential mortgage assets. Slightly more than 70% of such mortgages were located in Quebec, the Bank's principal place of business. The major competitor of the Bank in Quebec is the Caisses Populaires Desjardins (a credit union). The market share of the Bank for such mortgage in Quebec is approximately 18% compared with a significantly greater market share for Caisses Populaires Desjardins.

Legal Proceedings

                  The Company is not the subject of any material litigation. None of the Company, the Bank or any affiliate of the Bank is currently involved in nor, to the Company's knowledge, currently threatened with any material litigation with respect to the Initial Mortgage Assets or the Initial Mortgage Loans, other than routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance.

                                   MANAGEMENT

Directors and Executive Officers

                  The Board of Directors consists of the individuals set forth below. Messrs. Hanley and Michel are Independent Directors. Pursuant to the terms of the New Preferred Shares, the Independent Directors will consider the interests of the holders of both the New Preferred Shares and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Business and Strategy--Employees."

                  As of January 1, 1998, the persons who are directors and executive officers of the Company are as follows:

Name              Position and Offices Held
----              -------------------------

Michael Hanley    Director
Alain Michel      Director
Roger Smock       Director; Chairman of the Board; Chief Executive Officer;
                     President
Tom Doss          Director; Chief Financial Officer; Treasurer
John Richter      Director; Vice President

                  Francois Bourassa (Vice President--Legal; Secretary), Andree Grimard (Assistant Secretary) and Martin Ouillet (Vice President) are the only other employees of the Company. The following is a summary of the experience of the executive officers and current and proposed directors of the Company:

                  Mr. Hanley has been Vice President and Chief Financial Officer of Gaz Metropolitain since June 1997. Prior to that he was Vice President, Finance of St. Laurent Paperboard Inc. since June 1994, Vice President, Finance of Canadian Pacific Forest Products Ltd. (now known as Avenor Inc.) since September 1990, and a Senior Advisor for Arthur Andersen & Co., an international firm of accountants and management consultants, since September 1987. Mr. Hanley is a chartered accountant and a member of the Ordre des comptables agrees du Quebec.

                  Mr. Michel has been Senior Vice President and Chief Financial Officer of Le Groupe Videotron Ltee since September 1994. Prior to that, he was Vice President Finance and Treasurer of Videotron since July 1992. Mr. Michel is a member of the Board of Directors of Group Goyette Inc., a public transportation company, and is Vice-Chairman of the Board and Chairman of the Audit Committee of Optel Inc., its U.S. division.

                  Mr. Smock has been Senior Vice-President, United States of the Bank since 1988. In this position, he functions as the Bank's senior representative in the United States. Mr. Smock is Chairman of the Board of several of the Bank's U.S. subsidiaries, including National Canada Finance Corp. and National Canada Corporation. He is also Chairman of the Bank's Management Committee in the United States.

                  Mr. Doss joined the Bank in 1981 and has served as Chairman, Credit Committee (United States) since 1981. He was elected Vice President, Credit (U.S.) in 1988. He is an officer of several of the Bank's U.S. subsidiaries and is a director of National Canada Finance Corp. and NB Finance. He is also a member of the Board of Trustees for Soundview Preparatory School.

                  Mr. Richter has been Vice President - Eastern United States of the Bank since 1988. In this position he functions as the Bank's senior lender officer in the United States. Mr. Richter is President of National Canada Finance Corp., a United States subsidiary of the Bank. He is also a member of the Bank's management committee in the United States.

Summary Compensation Table

                  The officers, employees and directors other than the Independent Directors of the Company did not receive any form of compensation from the Company for the fiscal year ended December 31, 1997. The compensation of the officers, employees and directors other than the Independent Directors of the Company is paid directly by the Bank and charged-back to the Company for services provided thereto pursuant to the terms of the Advisory Agreement. See "-- The Bank as Advisor." The table below sets forth the compensation paid or accrued by the Bank and its subsidiaries for the fiscal year ended December 31, 1997 to Roger Smock, the President of the Company.

                                               Annual Compensation
Name and                                       -------------------
Principal Position                         Year       Salary      Bonus
------------------                         ----       ------      -----

Roger Smock                                1997
President (1)

------------------------
(1) Roger Smock was elected Chairman of the Board; Chief Executive Officer; President of the Company effective January 1, 1998.

Independent Directors

                  The terms of the New Preferred Shares require that, as long as any New Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Directors. See "Description of New Preferred Shares--Independent Director Approval." Mr. Hanley and Mr. Michel are Independent Directors. As long as there are only two Independent Directors, any action that requires the approval of a majority of Independent Directors must be approved by both the Independent Directors.

                  If at any time the Company fails to declare and pay a quarterly dividend on the New Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two at the Company's next annual meeting and the holders of the New Preferred Shares, voting together as a single class with the holders of any other outstanding series of Preferred Stock entitled to vote on the matter, including the Senior Preferred Shares, will be entitled to elect two additional directors to serve on the Board of Directors. Any member of the Board of Directors elected by holders of Preferred Stock will be deemed to be an Independent Director for purposes of the actions requiring the approval of a majority of the Independent Directors. The Company expects that the Bank will elect a majority of the Board of Directors. See "Description of New Preferred Shares--Voting Rights."

Audit Committee

                  The Board of Directors has established an audit committee which reviews the engagement of independent accountants and their independence. The audit committee also reviews the adequacy of the Company's internal accounting controls. The audit committee is comprised of Mr. Hanley and Mr. Michel.

Compensation of Directors and Officers

                  The Company pays the Independent Directors fees for their services as directors. The Independent Directors receive annual compensation of $10,000 plus a fee of $750 for attendance (in person or by telephone) at each meeting of the Board of Directors.

Limitation of Liability and Indemnification of Directors and Officers

                  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

                  The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

The Bank as Advisor

                  The Company entered into the Advisory Agreement with the Bank to administer the day-to-day operations of the Company. The Bank is responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company,
(ii) advising the Company with respect to the reinvestment of income from and payments on, and with respect to the acquisition, management, financing and disposition of, Mortgage Assets held by the Company, (iii) holding documents relating to the Company's Mortgage Assets as custodian, (iv) monitoring the Company's compliance with the requirements necessary to qualify as a REIT and
(v) maintaining its status as a NHA Approved Lender. The Bank may, with the approval of a majority of the Board of Directors as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to one or more related or unrelated third parties. The Bank will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

                  The Bank and its affiliates have substantial experience in mortgage finance and in the administration of Mortgage Assets.

                  The Advisory Agreement has an initial term of one year, and may be renewed for additional one-year periods. The Advisory Agreement may be terminated by the Company at any time upon 60 days' prior written notice. As long as any of the New Preferred Shares remain outstanding, any decision by the Company to renew, terminate or modify the Advisory Agreement must be approved by a majority of the Board of Directors, as well as by a majority of the Independent Directors. The Bank is entitled to receive an advisory fee equal to C$50,000 payable in equal quarterly installments with respect to the advisory and management services provided by it to the Company. Payment of such fees is subordinated to payments of dividends on the New Preferred Shares.

                  As a result of the relationship between the Bank and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with the Bank and its Affiliates; Conflicts of Interest." In addition, under certain circumstances, The Independent Fiduciary will exercise the discretionary authority reserved to the Company with respect to transactions involving both the Company and the Bank or any Bank affiliate. See "ERISA Considerations."

                       DESCRIPTION OF NEW PREFERRED SHARES

                  The following summary of the material terms and provisions of the New Preferred Shares does not purport to be complete and is qualified in its entirety by reference to Maryland law and to the terms and provisions of the Charter establishing the New Preferred Shares and the other provisions of the Charter, a copy of which is available from the Company upon request. See "Description of Capital Stock."

General

                  The New Preferred Shares form a series of Preferred Stock, which Preferred Stock may be issued from time to time in one or more series with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as are determined by the Board of Directors. The Board of Directors has authorized the Company to issue the New Preferred Shares.

                  When issued, the New Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the New Preferred Shares will have no preemptive rights with respect to any shares of the stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The New Preferred Shares are perpetual and will not be convertible into shares of Common Stock or any other class or series of stock of the Company and will not be subject to any sinking fund or other obligation of the Company for their repurchase or retirement. The New Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of an Exchange Event.

                  The transfer agent, registrar and dividend disbursement agent for the New Preferred Shares will be The Bank of Nova Scotia Trust Company of New York. The registrar for shares of New Preferred Shares will send notices to shareholders of any meetings at which holders of the New Preferred Shares have the right to elect directors of the Company or to vote on any other matter.

Dividends

                  Holders of the New Preferred Shares shall be entitled to receive, if, when and as authorized and declared by the Board of Directors out of assets of the Company legally available therefor, noncumulative cash dividends at the rate of 8.35% per annum of the liquidation preference (equivalent to US$83.50 per share per annum, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends.) If authorized and declared, dividends on the New Preferred Shares shall be payable quarterly in arrears on the 30th day of March, June, September and December (or, if any such day is not a business day, on the next business day) of each year, at such annual rate, commencing , 1998. With respect to the dividend period in which the Exchange Offer is consummated, dividends on each New Preferred Share will accrue from the first day of such dividend period. Thereafter, dividends in each quarterly dividend period will accrue from the first day of such period, whether or not authorized, declared or paid with respect to New Preferred Shares for the prior quarterly period. Each authorized and declared dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 calendar days nor less than 10 calendar days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the New Preferred Shares for any dividend period greater or less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period; provided, however, that in the event of the

Automatic Exchange, any accrued and unpaid dividends on the New Preferred Shares as of the Time of Exchange (as defined) shall be deemed to be accrued and unpaid dividends on the Bank Preferred Shares.

                  The right of holders of the New Preferred Shares to receive dividends is noncumulative. Accordingly, if the Board of Directors fails to authorize or declare a dividend on the New Preferred Shares for a quarterly dividend period, then holders of the New Preferred Shares will have no right to receive a dividend for that period, and the Company will have no obligation to pay a dividend for that period, whether or not dividends are authorized and declared and paid for any future period with respect to either the Preferred Stock or the Common Stock authorized. If the Company fails to pay or authorize and set aside for payment a quarterly dividend on the New Preferred Shares, holders of Preferred Stock, including the New Preferred Shares and the Senior Preferred Shares, will be entitled to elect two directors. See "--Voting Rights."

                  If full dividends on the New Preferred Shares for any dividend period shall not have been authorized, declared and paid, or authorized, declared and a sum sufficient for the payment thereof set apart for such payments, no dividends shall be authorized, declared or paid or set aside for payment with respect to the Common Stock or any other stock of the Company ranking junior to or on a parity with the New Preferred Shares as to dividends or amounts upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the New Preferred Shares as to dividends or amounts upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the New Preferred Shares as to dividends and amounts upon liquidation), until such time as dividends on all outstanding New Preferred Shares have been (i) authorized, declared and paid for three consecutive dividend periods and (ii) authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof has been set apart for payment for the fourth consecutive dividend period.

                  When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the New Preferred Shares and the shares of any other series of stock ranking on a parity as to dividends with the New Preferred Shares, all dividends authorized and declared upon the New Preferred Shares and any other series of stock ranking on a parity as to dividends with the New Preferred Shares shall be authorized and declared proportionately so that the amount of dividends authorized and declared per New Preferred Share and such other series of stock shall in all cases bear to each other the same ratio that full dividends, for the then-current dividend period, per New Preferred Share (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods) and full dividends, including required or permitted accumulations, if any, on such other series of stock bear to each other.

                  For a discussion of the tax treatment of distributions to stockholders, see "United States Federal Income Tax Considerations--Taxation of United States Stockholders" and "--Taxation of Foreign Stockholders," and for a discussion of certain potential regulatory limitations on the Company's ability to pay dividends, see "Risk Factors--Dividend and Other Regulatory Restrictions on Operations of the Company."

Automatic Exchange

                  Each New Preferred Share will be exchanged automatically for one newly issued Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange. Upon an Exchange

Event, each holder of the New Preferred Shares shall be unconditionally obligated to surrender to the Bank the certificates representing each New Preferred Share held by such holder, and the Bank shall be unconditionally obligated to issue to such holder in exchange for each such New Preferred Share a certificate representing one Bank Preferred Share. Any New Preferred Shares purchased or redeemed by the Company prior to the Time of Exchange (as defined below) shall be deemed not to be outstanding and shall not be subject to the Automatic Exchange.

                  The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements (the "Time of Exchange"), as evidenced by the issuance by the Bank of a press release prior to such time. As of the Time of Exchange, all of the New Preferred Shares will be deemed cancelled without any further action by the Company, all rights of the holders of the New Preferred Shares as stockholders of the Company will cease, and such persons shall thereupon and thereafter be deemed to be and shall be for all purposes holders of Bank Preferred Shares. The Company will mail notice of the occurrence of an Exchange Event to each holder of the New Preferred Shares within 30 days of such event, and the Bank will deliver to each such holder certificates for the Bank Preferred Shares upon surrender of such holder's certificates for the New Preferred Shares. The Charter provides that, immediately after the delivery of such notice, the existence of the Company shall terminate and the Company will be liquidated and its affairs wound up in accordance with the procedures of the MGCL relating to forfeiture of the charter of a corporation and expiration of corporate existence. Until such replacement stock certificates are delivered (or in the event such replacement certificates are not delivered), certificates previously representing the New Preferred Shares shall be deemed for all purposes to represent the Bank Preferred Shares. All corporate action necessary for the Bank to issue the Bank Preferred Shares has been taken by the Bank. Accordingly, once an Exchange Event occurs, no action will be required to be taken by holders of the New Preferred Shares, by the Bank or by the Company in order to effect the Automatic Exchange as of the Time of Exchange.

                  Holders of the New Preferred Shares, by purchasing such New Preferred Shares, will be deemed to have agreed to be bound by the unconditional obligation to exchange such New Preferred Shares for the Bank Preferred Shares upon the occurrence of an Exchange Event. The obligation of the holders of the New Preferred Shares to surrender such shares and the obligation of the Bank to issue the Bank Preferred Shares in exchange for the New Preferred Shares shall be enforceable by the Bank and such holders, respectively, against the other.

                  Absent the occurrence of an Exchange Event, no Bank Preferred Shares will be issued. Upon the occurrence of an Exchange Event, the Bank Preferred Shares to be issued as part of the Automatic Exchange would constitute a newly issued series of First Preferred Shares of the Bank ranking senior to all shares of common stock of the Bank then issued and outstanding and equally with all other series of First Preferred Shares of the Bank then issued and outstanding. As of October 31, 1997, 170,461,483 shares of common stock of the Bank were issued and outstanding. The Bank Preferred Shares would constitute 100% of the issued and outstanding Bank Preferred Shares. The Bank Preferred Shares would have a liquidation preference of US$1,000 and be subject to redemption on the same terms as the New Preferred Shares (except that there would be no redemption for a Tax Event). Any accrued and unpaid dividends on the New Preferred Shares as of the Time of Exchange would be accounted for as accrued and unpaid dividends on the Bank Preferred Shares. The Bank Preferred Shares would rank equally, in terms of dividend payments and liquidation preference, with, or senior to, any outstanding First Preferred Shares of the Bank. The Bank Preferred Shares would not entitle the holders to vote except in certain circumstances. Dividends on the Bank Preferred Shares would be non-cumulative and payable at the rate of 8.45% per annum of the liquidation preference, if, when and as declared by the Board of Directors of the Bank. The Bank does not intend to apply for listing of the Bank Preferred Shares on any national securities exchange or for quotation of the Bank Preferred Shares through the National Association of Securities Dealers Automated Quotation System. Absent the occurrence of an Exchange Event, however, the Bank will not issue any Bank Preferred Shares, although the Bank will be able to issue First Preferred Shares in series other than that of the Bank Preferred Shares. There can be no assurance as to the liquidity of the trading markets for the Bank Preferred Shares, if issued, or that an active public market for the Bank Preferred Shares would develop or be maintained.

                  Holders of the New Preferred Shares cannot exchange the New Preferred Shares for the Bank Preferred Shares voluntarily. In addition, absent the occurrence of the Automatic Exchange, holders of the New Preferred Shares will have no dividend, voting, liquidation preference or other rights with respect to the Bank or any security of the Bank.

Ranking

                  The New Preferred Shares will rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter issued, other than the Senior Preferred Shares or any other series of equity securities of the Company expressly designated as being on a parity with ("Parity Stock") or senior to the New Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. The Company has the power to create and issue additional Preferred Stock or other classes of stock ranking on a parity with the New Preferred Shares, or ranking junior to the New Preferred Shares, without any approval or consent of the holders of New Preferred Shares. So long as any New Preferred Shares remain outstanding, additional shares of Senior Stock may not be issued without the approval of the holders of at least two-thirds of the New Preferred Shares. See "--Voting Rights." So long as any New Preferred Shares remain outstanding, additional shares of Parity Stock may not be issued without the approval of a majority of the Board of Directors and a majority of the Independent Directors. See "--Independent Director Approval."

Voting Rights

                  Except as indicated below, the holders of the New Preferred Shares will not be entitled to vote. In the event the holders of the New Preferred Shares are entitled to vote as indicated below, each New Preferred Share will be entitled to one vote on matters on which holders of the New Preferred Shares are entitled to vote.

                  If, at the time of any annual meeting of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock of the Company, including the New Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the New Preferred Shares and the holders of Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as a director until the later of (i) the full term for which he or she shall have been elected or (ii) the payment of one quarterly dividend on the Preferred Stock, including the New Preferred Shares. Any such director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding the New Preferred Shares and Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at a meeting of the Company's stockholders, or of the holders of the New Preferred Shares and Parity Stock so entitled to vote thereon, called for that purpose. As long as dividends on the New Preferred Shares shall not have been paid for the preceding quarterly dividend period, (i) any vacancy in the office of any such director may be filled (except as provided in the following clause (ii)) by a person designated in an instrument in writing signed by any such remaining director and filed with the Company, and (iii) in the case of the removal of any such director, the vacancy may be filled by the vote of the holders of the outstanding New Preferred Shares and Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at the same meeting at which such removal shall be voted.

                  The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, including the New Preferred Shares, will be required (a) to create any class or series of stock (other than the Senior Preferred Stock) which shall, as to dividends or distribution of assets, rank prior to or on a parity with any outstanding series of Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Charter (including the terms of the New Preferred Shares) so as to adversely affect the voting powers, preferences or special rights of the holders of a series of Preferred Stock to any material extent; provided that if such amendment shall not adversely affect all series of Preferred Stock, such amendment need only be approved by at least two-thirds of the holders of shares of all series of Preferred Stock adversely affected thereby.

Redemption

                  The New Preferred Shares are not redeemable prior to September 3, 2007 (except upon the occurrence of a Tax Event on or after September 3, 2002). On or after such date, the New Preferred Shares may be redeemed at the option of the Company, or its successor or any acquiring or resulting entity with respect to the Company (including by any parent or subsidiary of the Company, any such successor, or any such acquiring or resulting entity), as applicable, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at the following redemption prices (expressed as a percentage of the US$1,000 per share liquidation preference), if redeemed during the 12-month period beginning September 3 of the years indicated below, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon:

Year                                  Redemption Price
----                                  ----------------

2007                                     104.1750%
2008                                     103.7575
2009                                     103.3400
2010                                     102.9225
2011                                     102.5050
2012                                     102.0875
2013                                     101.6700
2014                                     101.2525
2015                                     100.8350
2016                                     100.4175

and thereafter at a redemption price of US$1,000 per share, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon.

                  In the event that fewer than all the outstanding New Preferred Shares are to be redeemed, the number of New Preferred Shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or proportionately as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the New Preferred Shares are then listed.

                  Any such redemption must comply with applicable capital distribution regulations of the Superintendent, which may prohibit a redemption and will require the Superintendent's prior written approval. Unless full dividends on the New Preferred Shares have been, or contemporaneously are, authorized, declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no New Preferred Shares shall be redeemed unless all outstanding New Preferred Shares are redeemed and the Company shall not purchase or otherwise acquire any New Preferred Shares;

provided, however, that the Company may purchase or acquire New Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding New Preferred Shares.

                  Furthermore, the Company may, at its option, on or after September 3, 2002 and prior to September 3, 2007, redeem the New Preferred Shares, in whole but not in part, at any time upon a Tax Event, at a redemption price per share equal to the sum of (i) the quarterly accrued and unpaid dividend to the date of redemption plus (ii) the Make-Whole Amount (as defined herein).

                  "Make-Whole Amount" means, with respect to a New Preferred Share, the greater of (i) 100% of the Maturity Amount of such New Preferred Share and (ii) the sum of the present values of the remaining scheduled payments of dividends on such New Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such New Preferred Share (the "redemption date") on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

                  "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined herein) for such prepayment date plus 0.50%.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or (ii) if such release is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Make-Whole Term" means the period from the redemption date to September 3, 2007.

                  "Maturity Amount" means the liquidation preference of the New Preferred Shares.

                  "Quotation Agent" means the Reference Treasury Dealer (as defined herein) appointed by the Company.

                  "Reference Treasury Dealer" means (i) Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                  "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges and shall include an assessment by the Internal Revenue Service that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Rights upon Liquidation

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the New Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company legally available for distribution to stockholders under applicable law, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the New Preferred Shares upon liquidation, and subject to the rights of the holders of any class or series of equity securities having preference with respect to distribution upon liquidation and the rights of the Company's general creditors, liquidating distributions in the amount of US$1,000 per share, plus the quarterly accrued and unpaid dividend thereon, if any, to the date of liquidation, without interest.

                  After payment of the full amount of the liquidation distributions to which they are entitled, the holders of the New Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all the outstanding New Preferred Shares and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with the New Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the New Preferred Shares and such other classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

                  For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute liquidation, dissolution or winding up of the Company.

Independent Director Approval

                  The terms of the New Preferred Shares require that, as long as any New Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Directors. Mr. Hanley and Mr. Michel are the Independent Directors. See "Management--Independent Directors." As long as there are only two Independent Directors, any action that requires the approval of a majority of the Independent Directors must be approved by both Independent Directors. In order to be considered "independent," a director must not be a current officer or employee of the Company or a current director, officer or employee of the Bank or any other affiliate of the Bank. In addition, any members of the Board of Directors elected by holders of Preferred Stock, including the New Preferred Shares, will be deemed to be Independent Directors for purposes of approving actions requiring the approval of a majority of the Independent Directors. The actions which require approval of a majority of the Independent Directors include (i) the issuance of additional Preferred Stock ranking on a parity with the New Preferred Shares, (ii) the modification of the Company's general distribution policy or the authorization of any distribution in respect of the Common Stock for any year if, after taking into account any such proposed distribution, total distributions on the New Preferred Shares and the Common Stock would exceed an amount equal to the sum of 105% of the Company's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Company for that year, (iii) the acquisition of Mortgage Assets other than obligations which are comparable to the Initial Mortgage Assets, Mortgage Loans, interests in Mortgage Loans and Partnership Interests,
(iv) the redemption of any shares of Common Stock, (v) the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement or the subcontracting of any duties thereunder to third parties unaffiliated with the Bank, and (vi) the determination to revoke the Company's REIT status. The Charter requires that, in determining whether any proposed action requiring their approval is in the best interests of the Company, the Independent Directors will consider the interests of holders of both the Common Stock and the Preferred Stock, including, without limitation, holders of the New Preferred Shares.


                       EXCHANGE OFFER; REGISTRATION RIGHTS

                  The Company and the Bank entered into the Registration Rights Agreement for the benefit of the holders of the Old Preferred Shares wherein the Company and the Bank agreed, for the benefit of the holders of the Old Preferred Shares, (i) to use their best efforts to file with the Commission within 150 days after the Issue Date the Registration Statement relating to the Exchange Offer for the New Preferred Shares, and (ii) to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Promptly after the Registration Statement has been declared effective, the Company will exchange the New Preferred Shares for surrender of the Old Preferred Shares. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer has been mailed to the holders of the Old Preferred Shares. For each Old Preferred Share validly tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Preferred Share will receive a New Preferred Share having a liquidation preference equal to the liquidation preference of the tendered Old Preferred Share. Dividends on each New Preferred Share will accrue from the first day of the dividend period in which the Exchange Offer is consummated.

                  Based on existing interpretations of the Securities Act by the Staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Preferred Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any prospective holder of New Preferred Shares who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Preferred Shares, or any broker-dealer who purchased the Old Preferred Shares from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters,
(ii) will not be entitled to tender its Old Preferred Shares in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Preferred Shares unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the New Preferred Shares as it has in such no-action letters to third parties.

                  Each holder of the Old Preferred Shares (other than certain specified holders) who wishes to exchange the Old Preferred Shares for New Preferred Shares in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) the New Preferred Shares to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Preferred Shares. In addition, in connection with any resales of New Preferred Shares, any broker-dealer (a "Participating Broker-Dealer") who acquired the New Preferred Shares for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Company has agreed that, for a period of six months after the date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Preferred Shares (other than a resale of an unsold allotment from the original sale of the Old Preferred Shares) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Preferred Shares for a period of up to six months.

                  If, because of any change in law or in the applicable interpretations of the Staff, the Company is not permitted to effect the Exchange Offer on the terms set forth herein, or if for any reason the Registration Statement is not declared effective within 180 days of the Issue Date, or in certain other circumstances, including upon the request of the Initial Purchaser, then in addition to or in lieu of effecting the registration of the New Preferred Shares pursuant to the Registration Statement, the Company will, at the Company's sole expense, (a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Old Preferred Shares (and underlying interests in the Bank Preferred Shares), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date (six months in the case of a Shelf Registration Statement filed at the request of the Initial Purchaser) or such time as all of the Old Preferred Shares have been sold thereunder or otherwise cease to be registrable securities within the meaning of the Registration Rights Agreement. The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Preferred Shares. A holder that sells Old Preferred Shares pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, if required by the Staff, each holder of Old Preferred Shares will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Preferred Shares included in the Shelf Registration Statement and to benefit from the provisions of the second succeeding paragraph.

                  Each Old Preferred Share contains a legend to the effect that the holder thereof, by its acceptance thereof, is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes such statement in the prospectus which is part of the Shelf Registration Statement (or, in the case of Participating Broker-Dealers, this Prospectus) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the Registration Rights Agreement, such holder (or Participating Broker-Dealer, as the case may be) will suspend the sale of Old Preferred Shares pursuant to such prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder (or Participating Broker-Dealer, as the case may be) or the Company has given notice that the sale of the Old Preferred Shares may be resumed, as the case may be.

                  If the Company shall give such notice to suspend the sale of the Old Preferred Shares, it shall extend the relevant period referred to above during which the Company is required to keep effective the Shelf Registration Statement (or the period during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Preferred Shares) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Old Preferred Shares or to and including the date on which the Company has given notice that the sale of Old Preferred Shares may be resumed, as the case may be.

                  If the Company fails to comply with the Registration Rights Agreement or if the Registration Statement or the Shelf Registration Statement fails to become effective, then, an additional amount ("Liquidated Damages") shall become payable in respect of the Old Preferred Shares as follows:

                  (i) if (A) neither the Registration Statement nor a Shelf Registration Statement is filed with the Commission on or prior to the 150th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Liquidated Damages shall be payable to the holders of the Old Preferred Shares at a rate of 0.25% per annum (US$2.50 per share); or

                  (ii) if (A) neither the Registration Statement is declared effective by the Commission on or prior to the 180th day after the Issue Date nor a Shelf Registration Statement is declared effective by the Commission on or prior to the later of the 30th day after the applicable required filing date or the 180th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the later of the 30th day after the date such Shelf Registration Statement was required to be filed or the 180th day after the Issue Date, then, commencing on the 181st day after the Issue Day with respect to the Registration Statement or the 31st day after the applicable required filing date (or the 181st day of the Issue Date, if later), Liquidated Damages shall be payable to the holders of the Old Preferred Shares at a rate of 0.25% per annum (US$2.50 per share); or

                  (iii) if (A) the Company has not exchanged New Preferred Shares for all Old Preferred Shares validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be available for use by holders of the Old Preferred Shares at any time prior to the second anniversary of the Issue Date (other than after such time as all Old Preferred Shares have been disposed of thereunder or otherwise cease to be registrable securities within the meaning of the Registration Rights Agreement), and such event continues for a period exceeding 30 consecutive days or 90 days in any 360-day period, whether or not consecutive, then Liquidated Damages shall be payable to the holders of the New Preferred Shares at a rate of 0.25% per annum (US$2.50 per share) commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the 31st consecutive day or 91st day in any 360-day period following the day such Shelf Registration Statement ceases to be available in the case of (B) above;

provided, however, that the Liquidated Damages rate on the liquidation preference of the Old Preferred Shares may not exceed in the aggregate 0.25% per annum; provided further, however, that (1) upon the filing of the Registration Statement or a Shelf Registration Statement (in the case of clause (i) above),
(2) upon the effectiveness of the Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Preferred Shares for all Old Preferred Shares tendered (in the case of clause
(iii)


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



(A) above), or upon the availability of the Shelf Registration Statement which had ceased to be available (in the case of clause (iii) (B) above), Liquidated Damages as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

                  Any amounts of Liquidated Damages due pursuant to clause (i),
(ii) or (iii) above will be payable in cash quarterly on the 30th day of March, June, September and December of each year to the Holders of record on the immediately preceding 15th day of such month.

                  The Company will also agree that until such time as (a) all Old Preferred Shares tendered are exchanged for New Preferred Shares or (b) a Shelf Registration Statement is available, it will invest any payments received on Initial Mortgage Loans prior to each quarterly dividend payment date in U.S. government obligations.

                  The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Company. See "Available Information." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                          DESCRIPTION OF CAPITAL STOCK

                  The following summary of the material terms of the stock of the Company does not purport to be complete and is qualified in its entirety by reference to Maryland law and to the Charter and By-laws of the Company, copies of which are available upon request to the Company.

Common Stock

                  General. The Company is authorized by the Charter to issue up to 1,000 shares of Common Stock. The Company has outstanding 100 shares of Common Stock, all of which are held by the Bank. In addition, the Bank currently intends that, so long as any New Preferred Shares are outstanding, it will maintain direct or indirect ownership of all of the outstanding shares of the Common Stock.

                  Dividends. Holders of the Common Stock are entitled to receive dividends if, when, and as authorized and declared by the Board of Directors out of assets legally available therefor, provided that, if the Company fails to authorize, declare and pay full dividends on the New Preferred Shares or the Senior Preferred Shares in any dividend period, the Company may not make any dividend payments with respect to the Common Stock until such time as dividends on all outstanding Senior Preferred Shares and New Preferred Shares have been
(i) authorized, declared and paid for three consecutive dividend periods or (ii) authorized, declared and a sum sufficient for the payment thereof set apart for payment for the fourth consecutive dividend period.

                  Voting Rights. Subject to the rights, if any, of the holders of any class or series of Preferred Stock, including Senior Preferred Stock and New Preferred Shares, all voting rights are vested in the Common Stock. The holders of the Common Stock are entitled to one vote per share. All of the issued and outstanding shares of the Common Stock are currently held by the Bank.

                  As the holder of all of the outstanding shares of the Common Stock, the Bank will be able, subject to the terms of the New Preferred Shares and of any other class or series of stock subsequently issued by the Company, to elect and remove directors, amend the Charter and approve other actions requiring stockholder approval under the MCGL or otherwise.



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                  Rights upon Liquidation. In the event of the liquidation,
dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of the Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

Preferred Stock

                  The Company is authorized by the Charter to issue up to 10,000,000 shares of Preferred Stock. Assuming exchange of all outstanding shares of the Old Preferred Shares, 300,000 shares of New Preferred Shares will be outstanding. Subject to limitations prescribed by Maryland law and the Charter, the Board of Directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

                  Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor and in the manner authorized by the Board of Directors, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock are described in the Charter.

                  The terms of the Charter relating to each class or series of Preferred Stock set forth the preferences and other terms of such class or series, including, without limitation, the following, as applicable: (1) the designation of such class or series; (2) the number of shares of such class or series offered and the liquidation preference per share of such class or series;
(3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof for such class or series; (4) whether dividends on such class or series of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for a sinking fund, if any, for such class or series; (6) the terms and conditions of redemption, if applicable, of such class or series; (7) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT or as otherwise deemed appropriate by the Board of Directors; (8) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any other specific terms, preferences, rights, limitations or restrictions of such class or series; and (11) any voting powers of such class or series.

                  Senior Preferred Stock. The shares of the Senior Preferred Stock are validly issued, fully paid and nonassessable and will entitle the holders thereof to cumulative, quarterly dividends. The shares of the Senior Preferred Stock are redeemable, at any time in whole, but not in part, at the option of the Company at a price equal to the liquidation preference thereof plus accrued and unpaid dividends thereon through the redemption date. On the December 30th following each ten year anniversary of the issuance of the Senior Preferred Stock, each holder of Senior Preferred Stock may require the Company to purchase such holder's Senior Preferred Stock at the liquidation preference thereof plus accrued and unpaid dividends thereon through the date of redemption. The Senior Preferred Stock rank senior to the Common Stock and the New Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. Except as provided below, holders of the Senior Preferred Stock have no voting rights. If at any time the Company shall have failed to pay all accrued and unpaid dividends on the Senior Preferred Stock when due, the Company may not pay dividends on, or make certain other payments with respect to, the New Preferred Shares or the Common Stock or any other series of stock ranking junior to the Senior Preferred Stock. If, at the time of any annual meeting


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



of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock, including the Senior Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting.

Power to Issue Additional Shares of Common Stock and Preferred Stock

                  The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock or Preferred Stock and thereafter to cause the Company to use such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Except as set forth under "Description of New Preferred Shares--Voting Rights," the additional shares of stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

Restrictions on Ownership and Transfer

                  The Charter contains certain restrictions on the number of shares of Preferred Stock that individual stockholders may directly or beneficially own. For the Company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The Five or Fewer Test is applied using certain consecutive ownership rules. The stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). Absent the restrictions on the number of shares of Preferred Stock that individual stockholders may acquire and own (directly or indirectly), there would be a possibility that the Company might fail the Five or Fewer Test. The Company issued the Senior Preferred Stock in order to ensure compliance with the One Hundred Persons Test. The provisions of the Senior Preferred Stock include a restriction that if any transfer of shares of such stock would cause the shares of such series to be owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

                  Subject to certain exceptions specified in the Charter, no natural person or entity which is considered to be an individual under Section 542(a)(2) of the Code is permitted to own (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code), more than 5% (the "Ownership Limit") of any issued and outstanding class or series of Preferred Stock. The Board of Directors may (but in no event will be required to), upon receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, raise or waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

                  The Charter provides that shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT (the "Excess Shares"), will automatically be transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid with respect to such Excess Shares prior to the discovery of the prohibited transfer or ownership are to be repaid by the original transferee to the Company and by the Company to the trustee; subject to applicable law, any vote of the Excess Shares


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



while the Excess Shares were held by the original transferee prior to the Company's discovery of the prohibited transfer shall be void and the original transferee shall be deemed to have given its proxy to the trustee. In liquidation, the original transferee's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the trust shall promptly sell the Excess Shares to any person whose ownership thereof is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of such sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on the date of the purported transfer) and any remaining proceeds shall be paid to the beneficiary of the trust.

                  The constructive ownership rules of the Code are complex and may cause Preferred Stock owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by a particular individual or entity. As a result, the acquisition or ownership of less than 5% of a class or series of issued and outstanding Preferred Stock (or the acquisition or ownership of an interest in an entity that owns shares of such series of Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 5% of such class or series of Preferred Stock, and thus subject such stock to the applicable Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

                  The Ownership Limit will not be automatically removed even if the REIT Provisions (as defined herein) are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The foregoing restrictions on transferability and ownership will not apply, however, if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

                  The Charter requires that any person who beneficially owns 0.5% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any class or series of Preferred Stock must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each such stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

Super-Majority Director Approval

                  The Charter requires approval by two-thirds of the Board of Directors in order for the Company to file a voluntary petition of bankruptcy.

Business Combinations

                  Under MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be (i) approved by the board of directors of such corporation and (ii) approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested


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



Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Bank beneficially owns more than 10% of the Company's voting shares and would, therefore, together with its affiliates, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving the Bank and any present or future affiliate thereof and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, the Bank and any present or future affiliate thereof may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

                  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders, excluding shares owned by the acquiror and officers and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding shares. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exemptions.

                  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

                  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

                  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or excepted by the charter or bylaws of the corporation prior to a control share acquisition.

                  The Bylaws of the Company contain a provision exempting from the control share statute any shares of stock owned by the Bank or any affiliate of the Bank.



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Form, Denomination, Book-Entry Procedures and Transfer

                  The New Preferred Shares will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global New Preferred Share certificates (the "Global Certificate") representing the New Preferred Shares exchanged for Old Preferred Shares will be deposited with DTC for credit to an account of a direct or indirect participant in DTC as described below.

                  Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Company. Beneficial interests in the Global Certificate may not be exchanged for the New Preferred Shares in certificated form.

Depositary Procedures

                  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

                  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Certificate, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the liquidation preference of the Global Certificate and (ii) ownership of such interests in the Global Certificate will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Certificate).

                  Investors in the Global Certificate may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in the Global Certificate may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the New Preferred Shares, see "Certificated New Preferred Shares."

                  Except as described below, owners of interests in the Global Certificate will not have New Preferred Shares registered in their name, will not receive physical delivery of New Preferred Shares in certificated form and will not be considered the registered owners or holders thereof for any purpose.

                  Payments in respect of the Global Certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. The transfer agent will treat the persons in whose names the New Preferred Shares, including the Global Certificate, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the transfer agent nor any agent thereof has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificate, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificate or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Preferred Shares, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation preference of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Preferred Shares will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the transfer agent, or the Company. Neither the Company nor the transfer agent will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Preferred Shares, and the Company and the transfer agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

                  Secondary market trading activity in interests in the Global Certificates will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

                  DTC has advised the Company that it will take any action permitted to be taken by a holder of New Preferred Shares only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited and only in respect of such portion of the liquidation preference of the New Preferred Shares as to which such Participant or Participants has or have given such direction.

                  The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for the accuracy thereof.

                  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Certificates among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the transfer agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated New Preferred Shares

                  The Global Certificate is exchangeable for New Preferred Shares in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Certificate and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act or
(ii) the Company in its sole discretion elects to cause the issuance of the New Preferred Shares in certificated form. In all cases, certificated New Preferred Shares delivered in exchange for the Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).



                                       66

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                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                  The following summary of the material United States federal income tax considerations with respect to the Exchange Offer is for general information only and is not tax advice. The discussion set forth below, to the extent that it constitutes a summary of legal matters or legal conclusions, has been reviewed by Shearman & Sterling, and it is such firm's opinion that such discussion is accurate in all material respects. In rendering such opinion, Shearman & Sterling has relied on Desjardins Ducharme Stein Monast, with respect to certain matters of Quebec law, Osler Hoskin & Harcourt, with respect to certain matters of Ontario law, and Conyers Dill & Pearman, with respect to certain matters of Bermuda law. The discussion below is based on the Code, existing and proposed Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers persons that hold stock in the Company other than as a capital asset, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the United States federal income tax laws.

                  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNERSHIP AND DISPOSITION OF THE NEW PREFERRED SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Tax Impact of the Exchange Offer

                  The Exchange Offer will not have a United States federal income tax impact.

Qualification of the Company as a REIT

                  General. The Company will elect to be taxable as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), commencing with its taxable year ended December 31, 1997. The Company believes that, commencing with its taxable year ended December 31, 1997, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT. While the Company intends to continue to operate in such a manner, no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

                  The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

                  In the opinion of Shearman & Sterling, commencing with the Company's taxable year ended December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. However, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based upon the factual representations of the Company concerning its business and Mortgage Assets set forth in this Offering Memorandum and certain legal


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opinions provided by Canadian and Bermudian counsel to the Bank. Such qualification and taxation as a REIT, moreover, depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the REIT Requirements discussed below, the satisfaction of which will not be reviewed by Shearman & Sterling on a continuing basis. No assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Tax Risks Adverse Consequences of Failure to Qualify as a REIT."

                  There can be no assurance that the Company will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to United States federal income tax as a regular, domestic corporation and its stockholders would be subject to tax in the same manner as stockholders of such a corporation. In this event, the Company would likely be subject to a substantial United States federal income tax liability in respect of each taxable year that it fails to qualify as a REIT and the income available for distribution to the holders of the New Preferred Shares could be significantly reduced or eliminated.

                  The following is a brief summary of certain of the technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code:

Stock Ownership Tests

                  The capital stock of the Company must be held by at least 100 persons during approximately 90% or more of the taxable year and no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of the taxable year. Under the Code, certain tax-exempt entities, such as private foundations and certain unemployment compensation trusts, are treated as individuals for purposes of the latter test. These stock ownership requirements must be satisfied in the Company's second taxable year and in each subsequent taxable year. The Charter provides restrictions regarding the transfer of the Company's shares in order to aid in meeting the stock ownership requirements. See "Description of Capital Stock Restrictions on Ownership and Transfer." The Company has also issued shares of Senior Preferred Stock to meet the 100 person ownership requirement for REIT status.

Asset Tests

                  The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:

                  (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

                  (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets and, (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

                  The Company expects that the Initial Mortgage Assets will be a Qualified REIT Real Estate Asset. In addition, the Company does not expect that the value of any security (other than a Qualified REIT Real Estate Asset) of any one entity would ever exceed 5% of the Company's total assets, and the Company does not expect to own more than 10% of any one issuer's voting securities.



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Gross Income Tests

                  The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

                  (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

                  (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").

                  The Company intends to maintain its REIT status by carefully monitoring its income, including income from sales of Mortgage Assets, to comply with the REIT Gross Income Tests. Under certain circumstances, such as an unanticipated decrease in the qualifying income of the Company, which may result in the Company's nonqualifying income exceeding 5% of its gross income, the Company may be unable to comply with certain of the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of a failure to comply with the REIT Gross Income Tests.

Distribution Requirement

                  The Company must generally distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (which is defined generally as the taxable income of the Company computed without regard to the dividends paid deduction and the Company's net capital gain) plus (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

                  The Company intends to monitor on an ongoing basis its compliance with the REIT requirements described above. In order to maintain its REIT status, the Company will be required to limit the types of assets that it might otherwise acquire, or hold certain assets at times when it might otherwise have determined that the sale or other disposition of such assets would be desirable.

Taxation of the Company

                  In any year in which the Company qualifies as a REIT, the Company will generally not be subject to United States federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to United States federal income tax at normal corporate income tax rates upon any undistributed REIT taxable income or capital gain.

                  Notwithstanding its qualification as a REIT, the Company may be subject to tax in certain circumstances. If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% Gross Income Test or the 95% Gross Income Test (multiplied by a fraction intended to reflect the Company's


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



profitability). The Company will also be subject to a tax of 100% on net income derived from any "prohibited transaction" and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to United States federal income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% United States federal excise tax on the excess of such required distribution over the amounts actually distributed during the year. The Company may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

                  If the Company fails to qualify as a REIT in any taxable year and certain relieving provisions of the Code do not apply, the Company would be subject to United States federal income tax (including any applicable alternative minimum tax) in the same manner as a regular, domestic corporation. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company and would generally not be required to be made under the Code. Further, unless entitled to relief under certain provisions of the Code, the Company would be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.

Tax Treatment of Automatic Exchange

                  Upon the occurrence of an Exchange Event, the outstanding New Preferred Shares will be automatically exchanged on a one-for-one basis for the Bank Preferred Shares. See "Description of New Preferred Shares--Automatic Exchange." The Automatic Exchange will be a taxable exchange with respect to which each holder of the New Preferred Shares will recognize a gain or loss, as the case may be, measured by the difference between the adjusted basis of such holder in its New Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange. Assuming that such holder's New Preferred Shares were held as capital assets prior to the Automatic Exchange, any such gain or loss will be capital gain or loss. The basis of a holder in the Bank Preferred Shares received in the Automatic Exchange will be their fair market value at the time of the Automatic Exchange.

Taxation of New Preferred Shares

                  Distributions (including constructive distributions) made to holders of the New Preferred Shares other than tax-exempt entities, will generally be subject to United States federal income tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for United States federal income tax purposes. If the amount distributed to a holder of the New Preferred Shares exceeds the holder's allocable share of such earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of such holder's adjusted basis in the New Preferred Shares and, thereafter, as a gain from the sale or exchange of a capital asset.

                  Distributions designated by the Company as capital gain dividends will generally be subject to tax as long-term capital gain to the extent that the distribution does not exceed the Company's actual net capital gain for the taxable year (although corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income). Distributions by the Company, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction. In the event that the Company realizes a loss for a taxable year, holders of the New Preferred Shares will not be permitted to deduct any share of that loss. Future Treasury Regulations may require that holders of the New Preferred Shares take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

                  Dividends declared during the last quarter of a calendar year and actually paid during January of the following year will generally be treated as having been received by the holders of New Preferred Shares on December 31st of the year in which the dividends were declared and not on the date actually received. In addition, the Company may elect to treat certain other dividends distributed after the close of a taxable year as having been paid during such taxable year, but holders of the New Preferred Shares will be treated as having received such dividends in the taxable year in which the distribution is made.

                  Upon a sale or other disposition of the New Preferred Shares, a holder of the New Preferred Shares will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted basis in such stock, which gain or loss will be long-term if the stock has been held for more than the applicable holding period. Any loss on the sale or exchange of the New Preferred Shares held by the holder thereof for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends received by such holder.

                  In any year in which the Company does not qualify as a REIT, distributions made to its stockholders would be taxable in the same manner discussed above, except that (i) no distributions could be designated as capital gain dividends, (ii) distributions would be eligible for the corporate dividends received deduction, (iii) the excess inclusion income rules would not apply, and
(iv) stockholders would not receive any share of the Company's tax preference items. In such event, however, the Company would likely be subject to a substantial United States federal income tax liability, and the amount of income available for distribution to its stockholders (including holders of the New Preferred Shares) would be significantly reduced or eliminated.

                  The Company is required under Treasury Regulations to demand annual written statements from the record holders of designated percentages of its stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

Taxation of Tax-Exempt Entities

                  Subject to the discussion below regarding a "pension-held REIT," a tax-exempt holder of the New Preferred Shares will generally not be subject to tax on distributions from the Company or gain realized on the sale of the New Preferred Shares, provided that such holder has not incurred indebtedness to purchase or hold its New Preferred Shares, that such shares are not otherwise used in an unrelated trade or business of such holder, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under section 860E of the Code.

                  If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT (i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests in the REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in the REIT. Assuming compliance with the Ownership Limit described in "Description of Capital Stock Restrictions on Ownership and Transfer," it is unlikely that pension plans will accumulate sufficient stock to cause the Company to be treated as a pension-held REIT.

                  Distributions to certain types of stockholders exempt from United States federal income taxation under sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.


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




State and Local Taxes

                  The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective holders of New Preferred Shares should consult their tax advisors regarding the effect of state and local tax laws on an investment in the New Preferred Shares.

Taxation of Bank Preferred Shares

                  Dividends on the Bank Preferred Shares (including any Canadian nonresident withholding tax with respect thereto) generally will be includible in the gross income of a holder of the Bank Preferred Shares as ordinary income at the time such dividends are received. Dividends on the Bank Preferred Shares will be foreign source income and, subject to certain limitations and conditions, a holder of the Bank Preferred Shares will be eligible to claim a foreign tax credit (or, alternatively, a deduction) in respect of any Canadian nonresident withholding tax imposed thereon. Dividends on the Bank Preferred Shares will not be eligible for a corporate dividends received deduction.

                  Holders of the Bank Preferred Shares will generally recognize gain or loss upon the sale or exchange of the Bank Preferred Shares equal to difference between the amount realized on the sale or exchange and the holder's adjusted basis in the Bank Preferred Shares. Any gain realized on the sale or exchange of the Bank Preferred Shares will generally be U.S. source.

                  The Bank does not believe that it is currently, for United States federal income tax purposes, a passive foreign investment company (a "PFIC"), and does not expect to become a PFIC in the future. If, however, the Bank does become a PFIC, holders of the Bank Preferred Shares could be subject to additional United States federal income tax with respect to certain distributions on, or gains from the disposition of, the Bank Preferred Shares.

Certain United States Federal Income Tax Considerations Applicable to Foreign Holders

                  The following discussion summarizes certain United States federal income tax consequences of the acquisition, ownership and disposition of the New Preferred Shares by an exchanging stockholder that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust. This discussion is necessarily of a general nature and does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of the New Preferred Shares as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

                  Dividends.

                  Dividends paid by the Company out of current and accumulated earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business of the Non-United States Holder. Distributions paid by the Company in excess of its current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder's adjusted basis in his New Preferred Shares and, thereafter, as gain from the sale or exchange of a capital asset as described "Gain on Disposition." If it cannot be determined at the time a distribution is made whether such distribution will exceed the current and accumulated earnings and profits of the Company, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States federal income tax liability if it is subsequently determined that such distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company. If the receipt of a dividend is treated as being effectively connected with the conduct of a United States trade or business by a Non-United States Holder, the dividend received by such holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax).

                  Gain on Disposition.

                  A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the New Preferred Shares unless (i) the gain is effectively connected with the conduct of a United States trade or business by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the New Preferred Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the New Preferred Shares constitute "United States real property interests" ("USRPIs"). The Company does not believe that the New Preferred Shares are, or are likely to become, USRPIs. Gain that is effectively connected with the conduct of a United States trade or business by a Non-United States Holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

Information Reporting and Backup Withholding

                  A holder of the New Preferred Shares may be subject to information reporting and to backup withholding at a rate of 31% in respect of dividends on, or proceeds from the sale or disposition of, the New Preferred Shares. Certain holders of the New Preferred Shares (such as corporations and tax-exempt entities) are not subject to backup withholding.

                  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of the New Preferred Shares will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

                  In the opinion of Desjardins Ducharme Stein Monast, the following summary describes, as of the date hereof, the material Canadian federal income tax consequences that would generally be applicable to a holder of the Bank Preferred Shares in the event that the New Preferred Shares of the Company are exchanged for the Bank Preferred Shares pursuant to the Automatic Exchange. See "Description of New Preferred Shares--Automatic Exchange." The discussion is based on the assumption that the holder of the Bank Preferred Shares, for the purpose of the Income Tax Act (Canada) (the "Income Tax Act") and at all relevant times, is not a resident of Canada, deals at arm's length with the Bank, does not use or hold and is not deemed to use or hold the Bank Preferred Shares in carrying on a business in Canada and is not an insurer that carries on an insurance business in Canada.

                  This summary is based on the current provisions of the Income Tax Act and the regulations thereunder, our understanding of the current administrative practices of Revenue Canada and all specific proposals to amend the Income Tax Act and the regulations thereunder announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account any changes in governing law, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

                  This summary is of general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the Bank Preferred Shares. Holders of the New Preferred Shares are advised to consult their own tax advisors with respect to their particular tax position.

Automatic Exchange

                  In the event of the Automatic Exchange, the exchange will not give rise to any immediate Canadian income tax consequences to a holder of the New Preferred Shares. The Bank Preferred Shares received pursuant to the Automatic Exchange will have a cost, for Canadian tax purposes, equal to their fair market value at the time of the Automatic Exchange, expressed in Canadian dollars.

Taxation of Dividends

                  Dividends paid on the Bank Preferred Shares to a non-resident of Canada will be subject to Canadian withholding tax at the general rate of 25% or such lesser rate as may be provided by an applicable income tax treaty. Pursuant to the Canada-United States Income Tax Convention (1980) (the "Treaty"), dividends paid by the Bank to a holder of the Bank Preferred Shares that is resident in the United States for purposes of the Treaty would generally be subject to withholding tax at the rate of 15%. Dividends paid to an "Exempt Organization," as defined in the Treaty, would generally be exempt from Canadian withholding tax.

Disposition of Bank Preferred Shares

                  A disposition or deemed disposition of the Bank Preferred Shares by a resident of the United States for purposes of the Treaty, will generally not result in any Canadian income or capital gains taxes being payable by the holder.

Redemption of Bank Preferred Shares

                  A redemption of the Bank Preferred Shares could result in a deemed dividend to the holder, equal to the excess of the amount paid for the Bank Preferred Shares over their paid-up capital. The "paid-up capital" would generally be considered to be the fair market value of the New Preferred Shares received by the Bank at the time of the Automatic Exchange. A deemed dividend would be subject to Canadian withholding tax, as described above under "Taxation of Dividends."

                              ERISA CONSIDERATIONS

                   ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include "plan assets" under the Plan Asset Regulation (as defined below) (each a "Plan") and (d) persons and entities who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or

Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plan.

Status Under Plan Asset Regulations

                  The Department of Labor has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be Plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." As described in more detail below, the Company anticipates that the New Preferred Shares will, following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement be "publicly-offered securities" for purposes of the Plan Asset Regulation. Prior to the consummation of the Exchange Offer or (if no Exchange Offer is consummated) the effectiveness of a Shelf Registration Statement, however, the New Preferred Shares will not be "publicly-offered securities" and, accordingly, the assets of the Company may be treated as assets of a Plan that purchases the New Preferred Shares.

                  Under the terms of the Plan Asset Regulation, if the Company were deemed to hold plan assets by reason of a Plan's investment in the New Preferred Shares, such plan assets would include an undivided interest in the assets held by the Company including the Mortgage Assets. In such event, the persons providing services, or exercising any discretionary authority or control, with respect to the assets of the Company may become Parties-in-Interest or Disqualified Persons with respect to such an investing Plan and may be subject to the fiduciary responsibility provisions of Title I of ERISA (including the general prohibition against maintaining the indicia of ownership of Plan assets outside the jurisdiction of the U.S. district courts) and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In this regard, if the person or persons with discretionary responsibilities with respect to the Mortgage Assets were affiliated with the Company, any such discretionary actions taken with respect to such Mortgage Assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which such persons have interests that may conflict with the interests of the Plans for which they act and affect the exercise of their best judgment as fiduciaries). In order to avoid such prohibited transactions or other breaches of fiduciary duty, and to delineate fiduciary responsibility appropriately, each investing Plan, by purchasing the New Preferred Shares, will be deemed to have (i) directed the Company to invest in the Initial Mortgage Assets (as well as the other assets held by the Company and identified at the time of purchase) and (ii) in the event that the New Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Exchange Offer is consummated or a Shelf Registration Statement is declared effective, then during the period commencing on such date and ending on the date on which the New Preferred Shares become "publicly-offered securities," appointed the Independent Fiduciary (an entity unaffiliated with and independent of the Bank and the Company) as a fiduciary of such Plan to exercise any discretionary authority reserved to the Company, to the extent that the duties of such entity involve discretionary authority or control respecting transactions with the Bank or the Bank's affiliates. The Independent Fiduciary will be identified by the Company prior to any such transaction and will be subject to removal and replacement by a majority of the holders of the New Preferred Shares.

                  The Company may from time to time invest the proceeds received in connection with the repayment or disposition of the Initial Mortgage Assets, the issuance of additional shares of Preferred Stock or additional capital contributions with respect to the Common Stock. To the extent that the investment of such proceeds occurs prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, such proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations, which will be purchased on the open market or


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from entities unaffiliated with the Bank or the Company. In addition, in the event that the New Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Exchange Offer is consummated or a Shelf Registration Statement is declared effective, then during the period commencing on such date and ending on the date on which the New Preferred Shares become "publicly-offered securities," such proceeds may be invested in additional Mortgage Assets, provided that, to the extent any such proceeds are invested in Mortgage Assets in a transaction with the Bank or any Bank affiliate, any discretionary authority reserved to the Company in respect of such transaction will be exercised by the Independent Fiduciary.

Publicly-Offered Security Exception

                  For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. It is anticipated that, in connection with the Exchange Offer, the New Preferred Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

                  The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company anticipates that the New Preferred Shares will be "widely held" upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement.

                  The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is US$10,000 or less, as is expected to be the case with respect to the Exchange Offer or a Shelf Registration Statement, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that any restrictions imposed on the transfer of the New Preferred Shares following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, will be limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the New Preferred Shares to be "freely transferable."

Exemptions from Prohibited Transactions

                  Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations, which were issued in proposed form on December 22, 1997, are to provide guidance on which assets held by the insurer constitute "Plan Assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute Plan Assets. The Plan Asset status of insurance company separate accounts is unaffected by


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



new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any such Plan invested in a separate account except to the extent provided in the Plan Asset Regulation.

                  In addition, if the Bank, or in certain circumstances an obligor with respect to a Mortgage Asset or other debt instrument held by the Company, is a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit or sale of property between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with such Plan's investment.

                  Each exchanging stockholder will, by its exchange of Old Preferred Shares for New Preferred Shares, be deemed to have represented and agreed that either (i) no part of the assets to be used by it to acquire and hold such New Preferred Shares constitutes the assets of any Plan or (ii) one or more prohibited transaction statutory or class exemptions applies such that the use of such assets to acquire and hold the New Preferred Shares will not constitute a non-exempt prohibited transaction under ERISA or the Code. Any Plan fiduciary that proposes to cause a Plan to acquire New Preferred Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of New Preferred Shares by the purchaser Plan are entitled to the full exemptive relief thereunder. Any such Plan fiduciary should also determine whether the exchange of New Preferred Shares is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

Unrelated Business Taxable Income

                  Plan fiduciaries should also consider the consequences of holding more than 10% of the New Preferred Shares if the Company is "predominantly held" by qualified trusts. See "United States Federal Income Tax Considerations Treatment of Tax-Exempt Entities."

                                     RATINGS

                  The Old Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the New Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the New Preferred Shares upon exchange will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                              PLAN OF DISTRIBUTION

                  Each broker-dealer that receives New Preferred Shares for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Shares. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Preferred Shares received in exchange for Old Preferred Shares where such Old Preferred Shares were acquired as a result of market-making activities or other trading


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



activities. To the extent any such broker-dealer participates in the Exchange Offer, the Company has agreed that for a period of up to six months after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, will update this Prospectus, as required, during such six-month period and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents.

                  The Company will not receive any proceeds from any sale of New Preferred Shares by broker-dealers. New Preferred Shares received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Preferred Shares or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such New Preferred Shares. Any broker-dealer that resells New Preferred Shares that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Preferred Shares may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Preferred Shares and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  The Company has agreed to pay certain expenses incident to the Exchange Offer and will indemnify the holders of the Old Preferred Shares against certain liabilities, including certain liabilities that may arise under the Securities Act.

                                  LEGAL MATTERS

                  The validity of the New Preferred Shares offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, with respect to certain matters governed by Maryland law.


                                     EXPERTS

                  The balance sheet of the Company as of August 20, 1997 included in this Prospectus has been audited by Deloitte & Touche, a general partnership, independent auditors as set forth in their report thereon included therein.

                               -------------------



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                                    GLOSSARY

         Adjusted Treasury Rate: With respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus 0.50%.

         Administrative Action: Any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

         Advisory Agreement: The Advisory Agreement dated as of September 3, 1997 between the Company and the Bank.

         Automatic Exchange: The automatic exchange of each New Preferred Share for one Bank Preferred Share upon the occurrence of an Exchange Event.

         Bank:  National Bank of Canada.

         Bank Act:  The Bank Act (Canada), as amended.

         Bank Preferred Shares: The 8.45% Noncumulative First Preferred Shares, Series Z of the Bank.

         BHCA:  The Bank Holding Company Act of 1956.

         Board of Directors:  The Board of Directors of the Company.

         Branch: The Bank's only United States branch located in New York and licensed by the New York Superintendent under the NYBL.

         business day: Any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed.

         Bylaws:  The bylaws of the Company.

         C$ or $:  Canadian dollars.

         Capital Guidelines: Guidelines issued by the Superintendent with respect to the maintenance of adequate capital by Canadian banking institutions.

         Charter:  The Company's charter.

         CMHC:  Canada Mortgage and Housing Corporation.

         Code:  The Internal Revenue Code of 1986, as amended.

         Commission:  The U.S. Securities and Exchange Commission.

         Common Stock:  The Company's common stock, par value US$.01 per share.

         Company:  NB Capital Corporation.



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         Comparable Treasury Issue: The United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

         Comparable Treasury Price: With respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or
(ii) if such release is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         Depositor: Any person having tendered Old Preferred Shares in exchange for New Preferred Shares in the Exchange Offer.

         Disqualified Persons: Under the Code, persons and entities who have certain specified relationships to Plans.

         DTC:  The Depository Trust Company.

         Eligible Institution: A bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Excess Shares: Shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT, which have been automatically transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Agent:  The Bank of Nova Scotia Trust Company of New York

         Exchange Event: An Exchange Event shall occur (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act (Canada), as amended (the "Bank Act"), or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange.

         Exchange Offer: The offering by the Company to exchange up to 300,000 shares of its New Preferred Shares for up to all of its outstanding Old Preferred Shares at the rate of one New Preferred Share for each Old Preferred Share tendered.



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



         Expiration Date: The expiration date of the Exchange Offer which shall be 5:00 p.m. New York City time on ________, 1998, unless the Company, in its sole discretion, extends the period of time during which the Exchange Offer is open.

         FBSEA:  The Foreign Bank Supervision Enhancement Act of 1991.

         Final Payment Date: The date on which payment in full of the Initial Mortgage Loans is made.

         Five or Fewer Test: For a company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         General Account Regulations: Regulations issued by the Department of Labor in proposed form on December 22, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an issuer's general account.

         Global Certificate: Any global certificate representing the New Preferred Shares registered in the name of Cede & Co.

         hypothecation loans: secured by the pledge of mortgages as security therefor.

         Income Tax Act:  The Income Tax Act (Canada).

         Independent Director: A director who is not a current officer or employee of the Company or a current director, officer or employee of the Bank or any affiliate of the Bank.

         Independent Fiduciary: An independent fiduciary which will be identified by the Company to exercise any discretionary authority with respect to transactions involving both the Company and the Bank or any Bank affiliate.

         Indirect Participants: Any entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Initial Mortgage Assets: Sixteen hypothecation loans issued to the Company by NB Finance that are recourse only to the Initial Mortgage Loans.

         Initial Mortgage Loans: Sixteen pools of, in the aggregate, 12,101 Mortgage Loans acquired by NB Finance from the Bank pursuant to the Mortgage Loan Purchase Agreement dated as of September 3, 1998, between NB Finance and the Bank.

         Initial Purchaser:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         Initial Purchaser's Discount: The $6,000,000 Initial Purchaser's discount in connection with the purchase of the Old Preferred Shares by the Initial Purchaser on August 22, 1997.

         Interested Stockholder: Any person who beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date of a "business combination" under the MGCL, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of such corporation.

         IRS:  The Internal Revenue Service.

         Issue Date:  September 3, 1997.


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




         Make-Whole Amount: With respect to a New Preferred Share, the greater of (i) 100% of the Maturity Amount of such New Preferred Share and (ii) the sum of the present values of the remaining scheduled payments of dividends on such New Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such New Preferred Share on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

         Make-Whole Term: The period from the redemption date to September 3, 2007.

         Maturity Amount: The liquidation preference of the New Preferred
Shares.

         MGCL:  The Maryland General Corporation Law.

         Monthly Payment Date: The 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month.

         Mortgage Assets: Assets consisting of obligations secured by real property, as well as other qualifying REIT assets.

         Mortgage Loan Assignment Agreement: The Mortgage Loan Assignment Agreement dated September 3, 1997 between the Company and NB Finance.

         Mortgage Loans: CMHC insured residential first mortgages that are secured by real property located in Canada.

         NB Finance:  NB Finance, Ltd., a Bermuda corporation.

         New Preferred Shares: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued under the Registration Statement.

         NHA:  National Housing Act.

         NHA-Approved Lender:  A lender approved under the NHA.

         NHA MBS:  A NHA Mortgage-Backed Security.

         Non-United States Holder: An exchanging stockholder that, for United States federal income tax purposes, is not a "United States person."

         Notice of Guaranteed Delivery: The notice of guaranteed delivery available to holders of Old Preferred Shares in connection with the Exchange Offer.

         NYBL:  The Banking laws of the State of New York.

         Offering: The offering of Old Preferred Shares by the Company on the Issue Date.


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




         Old Preferred Shares: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued on the Issue Date.

         One Hundred Persons Test: To qualify as a REIT under the Code the stock of a company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         Other Series of First Preferred Shares: Various series of first preferred shares which the Bank currently has outstanding, and may in the future issue.

         Ownership Limit: Under the Charter, subject to certain exceptions specified therein, any natural person or entity that is considered to be an individual under Section 542(a)(2) of the Code is prohibited from owning (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code) more than 5% of any issued and outstanding class or series of Preferred Stock.

         Parity Stock: Any series of equity securities of the Company expressly designated as being on a parity with or senior to the New Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution.

         Participants: Securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that hold securities on behalf of DTC.

         Participating Broker-Dealer: Any broker-dealer who acquired the New Preferred Shares for its own account as a result of market-making or other trading activities.

         Parties-in-Interest: Under ERISA, persons and entities who have certain specified relationships to Plans.

         Partnership Interests: Limited partnership interests in partnerships the only activities of which are to purchase and own Mortgage Loans.

         PFIC:  Passive foreign investment company.

         Plan Asset Regulations: U.S. Department of Labor regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan.

         Plans: Any (I) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or
(III) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

         Preferred Shares: The Old Preferred Shares, together with the New Preferred Shares.

         Preferred Stock:  The Shares of preferred stock of the Company.

         Primary Treasury Dealer: A primary U.S. Government securities dealer in New York City.

         Prospectus: This Prospectus dated January __, 1998 with respect to the Exchange Offer.

         PTCE:  Prohibited Transaction Class Exemption.



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



         Purchase Agreement: The Purchase Agreement dated August 22, 1997, among NB Capital Corporation, the Bank and the Initial Purchaser.

         Quotation Agent: The Reference Treasury Dealer appointed by the
Company.

         redemption date: The date fixed for redemption for a New Preferred
Share.

         Reference Treasury Dealer: (i) Merrill Lynch Government Securities, Inc. and their respective successor; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         Reference Treasury Dealer Quotations: With respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         Registration Rights Agreement: The Registration Rights Agreement dated September 3, 1997, among the Company, the Bank and the Initial Purchaser.

         Registration Statement: The registration statement filed by the Company on Amendment No. 2 to Form S-4/Amendment No. 1 to Form F-9/Form S-1 dated January __, 1998.

         REIT:  Real estate investment trust.

         REIT Asset Tests: The Company must generally meet the following asset tests at the close of each quarter of each taxable year:

                  (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

                  (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets and, (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

         REIT Gross Income Tests: The Company must generally meet the following gross income tests for each taxable year:

                  (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

                  (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.


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




         REIT Requirements or REIT Provisions: Sections 856 through 860 of the Code and the applicable Treasury Regulations.

         REIT taxable income: A REIT's taxable income computed without regard to the dividends paid deduction and the REIT's net capital gain.

         Residential Mortgage Loans: Individual residential mortgages other than Mortgage Loans.

         Securities Act:  The Securities Act of 1993, as amended.

         Senior Preferred Stock: A series of the Company's cumulative, senior preferred stock with an aggregate liquidation preference of up to US$450,000.

         Series Z Preferred Shares: The 8.45% Noncumulative First Preferred Shares, Series Z of National Bank of Canada.

         Servicer: The Bank in its role as servicer under the terms of the Servicing Agreement.

         Servicing Agreement: The Servicing Agreement dated as of September 3, 1998 between the Company and NB Finance.

         Shelf Registration Statement: A shelf registration covering resales of the Old Preferred Shares (and underlying interests in the Bank Preferred Shares).

         Superintendent: The Office of Superintendent of Financial Institutions Canada.

         Tax Event: The receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administration Action or interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges and shall include an assessment by the Internal Revenue Service that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

         Time of Exchange: The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements as evidenced by the issuance by the Bank of a press release prior to such time.

         Transferor: Any holder tendering Old Preferred Shares in the Exchange Offer.


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




         Treaty:  The Canada-United States Income Tax Convention (1980).

         United States person: For purposes of this discussion, a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust.

         U.S.$ or U.S. dollars:  U.S. dollars.

         USRPI:  United States real property interests.

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

    Independent Auditors' Report............................................F-2
    Balance Sheet...........................................................F-3

Unaudited Interim Financial Statements

    Balance Sheet...........................................................F-6
    Statement of Income.....................................................F-7
    Statement of Retained Earnings (Deficit)................................F-8
    Statement of Changes in Financial Position..............................F-9

                                Deloitte & Touche, S.E.N.C.
                                Chartered Accountants
                                1 Place Ville-Marie   Telephone:  (514) 393-7115
                                Suite 3000            Facsimile:  (514) 393-7140
                                Montreal QC  H3B 4T9



Independent Auditors' Report

To the Board of Directors and Stockholder of NB Capital Corporation

We have audited the accompanying balance sheet of NB Capital Corporation as of August 20, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of August 20, 1997 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE

Chartered Accountants

Montreal, Canada

January 7, 1998

                             NB CAPITAL CORPORATION

                                  Balance Sheet
                              as of August 20, 1997
                                (in U.S. dollars)


Assets
     Promissory note                                                $  1,000

Stockholder's equity (Note 2)
     Common Stock, US$0.01 par value per share;
         1,000 shares authorized,
            100 shares issued and outstanding                       $      1
     Additional paid-in capital                                     $    999
                                                                    --------

                                                                    $  1,000
                                                                    ========






See accompanying notes.

                             NB CAPITAL CORPORATION

                           Notes to the Balance Sheet
                              as of August 20, 1997

1.       Incorporation and nature of operations

         The Company, a wholly-owned subsidiary of National Bank of Canada (the "Bank"), a bank chartered under the Bank Act (Canada), is a Maryland corporation incorporated on August 20, 1997. The Company was formed for the purpose of carrying on any business.

2.       Subsequent events

         a)       Articles of Amendment and Restatement

                  Subsequent to August 20, 1997, the Company amended and restated its charter.

                  The authorized share capital was modified in order for the Company to have the authority to issue 10,001,000 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share, and 10,000,0000 shares of Preferred Stock, $0.01 par value per share.

                  The Company's principal business objective will be to acquire, hold, finance and manage mortgage assets. The Company will elect to be taxable as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended, and generally will not be liable for United States federal income tax to the extent that it distributes at least 95% of its taxable income to its stockholders and maintains its qualification as a REIT.

         b)       Offering Circular and capital contribution

                  Through an Offering Circular dated August 22, 1997, the Company issued $300 million of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A.

                  Simultaneously with the consummation of the offering of the Preferred Stock, the Bank made a capital contribution approximately in the amount of $183 million.

         c)       Acquisition of Mortgage Assets

                  In September 1997, the Company used the aggregate net proceeds of approximately $477 million received in connection with both the offering and capital contribution to acquire mortgage assets which consists of obligations of NB Finance, Ltd., a wholly-owned subsidiary of the Bank. The mortgage assets are collateralized only by mortgage loans, which are secured by residential first mortgages.

         d)       Agreements with the Parent Company

                  In September 1997, the Company entered into agreements with the Bank in relation to the administration of the Company's operations.

         e) Registration Statement with the U.S. Securities of Exchange Commission ("SEC")

                  On November 25, 1997, the Company filed a Registration Statement - Form S-4 with the SEC pertaining to the registration of 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A. These shares will be offered in exchange for up to 300,000 Preferred Shares issued through the Offering Circular dated August 22, 1997 referred to in Note 2b) above.

                             NB CAPITAL CORPORATION
                     Unaudited Interim Financial Statements


                  The financial statements presented below are the unaudited interim financial statements of the Company which, in the opinion of management, include all adjustments, which consist of only normally recurring adjustments, necessary for a fair presentation of the financial position and the results of operations of the Company as of September 30, 1997.

                             NB CAPITAL CORPORATION

                                  BALANCE SHEET
                            as at September 30, 1997

                                  (in dollars)
                                                                     (Unaudited)
Assets

Cash                                                                $  3,667,213
Hypothecation note with affiliated company                           473,681,802
Accrued interest hypothecation note                                    3,042,708
                                                                    ------------
                                                                    $480,391,723
                                                                    ============
Liabilities

Other liabilities
         Accrued dividends                          $  1,875,000
         Income tax payable                              471,307    $  2,346,307
                                                    ------------

Equity

Preferred stock                                                            3,000
Common stock                                                                   1
Contribution Surplus                                                 477,335,453
Retained Earnings                                                        706,962
                                                                    ------------
                                                                    $480,391,723
                                                                    ============



See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION

                               STATEMENT OF INCOME
            for the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                     (Unaudited)
Interest income
         Hypothecation note                                           $3,042,708
         Bank interest                                                    10,561
                                                                      ----------

TOTAL                                                                 $3,053,269
                                                                      ==========

Expenses
         Other fees(1)                                                         0
                                                                      ----------

Income before income taxes                                             3,053,269
Income taxes                                                           1,221,307
                                                                      ----------

NET INCOME                                                            $1,831,962
                                                                      ==========




See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION

                         STATEMENT OF RETAINED EARNINGS
            For the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                    (Unaudited)
Beginning of the period                                             $      --

Net income                                                            1,831,962

Dividends on preferred notes net of $750,000 income taxes            (1,125,000)
                                                                    -----------

End of the period                                                   $   706,962
                                                                    ===========




See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION

                   STATEMENT OF CHANGES IN FINANCIAL POSITION

            For the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                    (Unaudited)
OPERATING ACTIVITIES

Net income                                                        $   1,831,962
Items note affecting cash:
         accrued interest receivable                                 (3,042,708)
         accrued liabilities                                          2,346,307
         income taxes charged to retained earnings                      750,000
                                                                  -------------
                                                                  $   1,885,561
                                                                  =============
FINANCING ACTIVITIES

Issue of common stock                                             $ 183,338,454
Issue of preferred stock                                            300,000,000
Expenses related to shares issued                                    (6,000,000)
Dividends                                                            (1,875,000)
                                                                  -------------
                                                                  $ 475,463,454
                                                                  =============
INVESTING ACTIVITIES

Hypothecation note, net of repayment                              $   3,667,213
                                                                  -------------

INCREASE IN CASH                                                  $   3,667,213

Cash, at inception                                                         --

Cash at end of period                                             $   3,667,213



See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(1) The unaudited interim Statement of Income provides information from the date of inception (August 20, 1997) through September 30, 1997. During the period ended September 30, 1997, no expenses had been paid directly by the Bank on behalf of the Company. The Bank expects to pay certain expenses (comprised mainly of administration fees, legal and audit costs) on behalf of the Company. As of September 30, 1997, information regarding such expenses was not available and, accordingly, accruals not determinable. All such expenses will be properly reflected in the December 31, 1997 financial statements of the Company. With respect to an allocation of compensation expense by the Bank to the Company in respect of employees of the Bank serving as officers and employees of the Company, no such allocation is required since all such expenses are accounted for through the C$50,000 advisory fee charged the Company by the Bank for advisory services.

                                    FORM F-9

                                     PART I
               INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR
                                   PURCHASERS

New Issue

                                U.S.$300,000,000
                                     [logo]
                             NATIONAL BANK OF CANADA
                                (300,000 Shares)
              8.45% Noncumulative First Preferred Shares, Series Z

                  The 8.45% Noncumulative First Preferred Shares, Series Z (the "Series Z Preferred Shares") of National Bank of Canada ("National Bank" or the "Bank"), will be issued only upon the automatic exchange (see "Automatic Exchange") of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Old Preferred Shares") of NB Capital Corporation, a U.S. subsidiary of the Bank, and/or of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "New Preferred Shares") of NB Capital Corporation into which the Old Preferred Shares are exchangeable (see "Exchange Offer") upon the occurrence of certain events.

                  Dividends on the Series Z Preferred Shares will be payable at a rate of 8.45% per annum if, when and as declared by the Board of Directors of the Bank. For a description of the terms of the Series Z Preferred Shares, see "Description of the Series Z Preferred Shares" herein.

                  The Bank currently has outstanding, and may in the future issue, various other series of first preferred shares (the "Other Series of First Preferred Shares"). See "Capitalization". The Series Z Preferred Shares will constitute a new series of first preferred shares of the Bank and will rank pari passu in terms of cash dividend payment and liquidation preference with the Other Series of First Preferred Shares (the Series Z Preferred Shares and the Other Series of First Preferred Shares collectively, the "Preferred Shares"). The Preferred Shares rank, in priority of payment of dividends and rights upon the voluntary or involuntary dissolution, liquidation or winding-up of the Bank, junior to all claims of the Bank's creditors, including the claims of the Bank's depositors and holders of the Bank's outstanding subordinated debentures. The Preferred Shares rank superior and prior to the issued and outstanding Common Shares of the Bank with respect to dividend rights and rights upon voluntary or involuntary dissolution, liquidation or winding up of the Bank, and to all other classes and series of shares of the Bank hereafter issued, other than any class or series expressly designated as being on parity with or senior to the Preferred Shares. The Common Shares of the Bank constitute the only class of shares currently outstanding other than the Preferred Shares.

                  In the event the Old Preferred Shares and/or New Preferred Shares are exchanged into Series Z Preferred Shares, the Bank does not intend to apply for the listing of the Series Z Preferred Shares on any national securities exchange in Canada or the United States or for quotation through the National Association of Securities Dealers Automated Quotation System.

--------------------------------------------------------------------------------
                  The Old Preferred Shares and/or New Preferred Shares are exchangeable, if ever, at the rate of one Series Z Preferred Share for each Old Preferred Share or New Preferred Share tendered.
--------------------------------------------------------------------------------

                  The Bank is a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this short form prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The consolidated financial statements included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies, and are subject to Canadian auditing and auditor independence standards which differ from standards in the United States.

                  Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in, or citizens of, the United States may not be described fully herein.

                  The enforcement by investors of civil liabilities under the federal securities laws of the United States may be affected adversely by the fact that the Bank is incorporated or organized under the laws of Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the experts named in the registration statement may be residents of Canada and that all or a significant portion of the assets of the Bank and said persons may be located outside the United States.


                                 --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
          UPON THE ACCURACY OR ADEQUACY OF THIS SHORT FORM PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

          The date of this short form prospectus is January __, 1998.

                ENFORCEMENT OF LIABILITIES AND SERVICE OF PROCESS

                  National Bank of Canada is a Canadian bank; all of the directors and executive officers of the Bank and certain of the Bank's advisers named in this short form prospectus are residents of countries other than the United States of America ("U.S."); and all or a substantial portion of the assets of such non-U.S. residents are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon such persons or to enforce against them in the U.S. judgments of U.S. Courts predicated upon the civil liability provisions of the federal securities laws of the U.S. The Bank will expressly accept the jurisdiction of the Supreme Court of the State of New York or the U.S. District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, for the purpose of any suit, action or proceeding arising out of the Series Z Preferred Shares offered hereby, and has appointed NB Capital Corporation, a subsidiary of the Bank, as its agent in The City of New York to accept service of process in any such action. The Bank has been advised by Desjardins Ducharme Stein Monast, Canadian counsel to the Bank, that there is doubt as to the enforceability in the Province of Quebec, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the federal securities laws of the U.S.

                         TRANSLATION OF FOREIGN CURRENCY

                  In this short form prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian dollars ("C$" or "$"). Solely for convenience, this short form prospectus contains translations of certain Canadian dollar amounts into U.S. dollar amounts. Unless otherwise specified, those amounts presented in U.S. dollars ("U.S.$" or "U.S. dollars") are translated from the Canadian dollar amounts at the rate of 1.4084 Canadian dollar per U.S. dollar, the Bank of Canada closing rate for U.S. dollars as at October 31, 1997.

                       DOCUMENTS INCORPORATED BY REFERENCE

                  The following documents, filed with the Quebec Securities Commission, form an integral part of this short form prospectus:

                  (a) Annual Information Form of the Bank dated December 23, 1997 and contained in the Bank's Annual Report for the year ended October 31, 1997;

                  (b) Management's Discussion and Analysis of Operating Results and Financial Condition of the Bank dated December 23, 1997, and contained in the Bank's Annual Report for the year ended October 31, 1997;

                  (c) Audited Consolidated Financial Statements of the Bank for the year ended October 31, 1997, together with the Auditors' Report thereon, which include comparative audited consolidated financial statements for the year ended October 31, 1996; and

                  (d) Management Circular dated December 23, 1997 in connection with the Bank's annual meeting of shareholders held on March 11, 1998.

                  Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Bank at National Bank Tower, 600 de La Gauchetiere Street West, Montreal, Quebec, H3B 4L2, telephone (514) 394-6080.

                  The Bank is required to file with the U.S. Securities and Exchange Commission (the "Commission") all documents that it is required to send to its shareholders, including its Annual Report, notices of Shareholders' Meetings and Management Proxy Circulars. Such documents may be inspected and copied at the Public Reference Section of the Commission, 455 Fifth Street, N.W., Washington, DC 20549.

                  Any documents of the type referred to in the preceding paragraph and any material change report (excluding confidential material change reports) filed by the Bank with the Quebec Securities Commission, after the date of this short form prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this short form prospectus.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference into this short form prospectus will be deemed to be modified or superseded, for purposes of this short form prospectus, to the extent that a statement contained in this short form prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this short form prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.

                  The financial information incorporated in this short form prospectus has been prepared in accordance with Canadian generally accepted accounting principles including the accounting requirements of the Superintendent of Financial Institutions Canada.

                          SHORT FORM PROSPECTUS SUMMARY

                  This short form prospectus summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and notes hereto appearing elsewhere in this short form prospectus and in the documents incorporated by reference herein. Capitalized terms used in the summary and not defined herein have the meanings ascribed to such terms elsewhere in this short form prospectus or in the documents incorporated by reference herein.

                    INCORPORATION AND HEAD OFFICE OF THE BANK

                  The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of Banque Nationale in Quebec City, Quebec, Canada. The Bank is chartered under the Bank Act (Canada) (the "Bank Act").

                  The head office and executive offices of the Bank are at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, Canada H3B 4L2.

                              BUSINESS OF THE BANK

                  The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

                  The Bank's main sectors and divisions are the following:
Banking, which consists of Retail Banking, Commercial Banking and International; Trust Services; Insurance; Treasury, Brokerage and Corporate Banking; and Human Resources and Administration.

                                     BANKING

Retail Banking

                  Through its network of 637 branches at October 31, 1997, Retail Banking provides services to individuals and serves as support to the commercial banking centres and the Corporate Banking, International Commercial Operations and Treasury divisions.

                  In addition to personal and mortgage loans, the Bank offers a broad range of transaction accounts and investment vehicles, such as term deposits and investment certificates, mutual funds (managed by the Bank or by third parties) and registered retirement savings plans and income funds, as well as credit card and travelers cheque services. In response to clients' growing demand for financial advisory services, the Bank embarked on a new phase in 1996 when it integrated more than 50 accredited financial planners into its branches.

                  Clients can access their accounts at any of the Bank's 738 banking machines as well as at the more than 303,426 banking machines in North America and Europe which belong to the Cirrus, Interac and MasterCard ATM networks. Furthermore, through the Interac Direct Payment network, debit card holders can pay for their purchases without using cash at any of the Bank's 28,337 point-of-sale terminals.

                  The Bank continues to assume a leadership role in customer service by offering its customers non-traditional services such as TelNat for banking by phone and Personal CompuTeller for banking by computer. The first service of its kind in Canada, Personal CompuTeller gives customers direct access to their transaction accounts via their personal computer.

                  To meet the new reality of consumer demand for fast, easy access to banking services, the Bank developed another delivery concept in the form of specially designed service units in supermarkets, open seven days a week.

Commercial Banking

                  The Commercial Banking division administers loans to independent businesses and offers them an array of complementary services. Of the 38 commercial banking centres in operation as at October 31, 1997, 20 were in Quebec, 9 in Ontario and 9 in Atlantic Canada. The centres are staffed by account managers, each of whom services a small number of business clients, and by experts in special financing methods. In addition to the specialized services offered by Treasury and International Commercial Operations, businesses can obtain a full range of services such as bankers' acceptances, operating loans and fixed or variable-rate term loans, as well as computerized payroll processing, bank reconciliation with cheques in consignment and pre-authorized payments.

                  The Bank also serves mid-market companies through offices in 20 U.S. cities, including its own representative offices and the offices of its subsidiary National Canada Finance Corp.

International

                  The International division is responsible for all the services offered to the Bank's Canadian clients who are involved in foreign transactions. Available through centres in Moncton, Quebec City, Montreal, Toronto and Vancouver, as well as the branch network, these services include guarantees and letters of credit, foreign exchange transactions, foreign payments and documentary collections. In addition to these transaction services, the Bank offers financing adapted to the needs of exporters, such as discounted foreign receivables, identification of foreign partners or clients, as well as advisory services for establishing foreign trade or an international strategy.

                  The International division has also made its presence felt abroad through its representative offices in New York, the Caribbean, Mexico, Santiago, London, Paris, Hong Kong, Seoul, Singapore, Taiwan and Shanghai; cooperation agreements with seven European financial institutions and a Mexican bank; and via a vast network of some 2,800 banking correspondents spanning 120 countries.

                  Through this presence abroad, the International division can serve its clientele which includes Canadian clients, foreign companies, international banks which obtain traditional services such as correspondent banking, and immigrant investors to whom the Bank provides private banking services as well as other products designed specifically to meet their needs.

                  The Bank has also developed partnerships with private enterprise and all three levels of public administration. Partnerships created in 1996 include the Action Asia Group, Montreal International, the Canada-Poland Development Fund and a France-Quebec network for independent businesses, as well as the agreement to accommodate Quebec trade delegates in the Bank's offices in Boston, Los Angeles, Chicago and Atlanta.

                  Through its International division, the Bank is able to offer international products and services adapted to the increasingly sophisticated needs of its clients, including guarantees and letters of credit, foreign exchange transactions, foreign payments and management of foreign accounts.

                                 TRUST SERVICES

                  With its investment services, personal trust services and branches now integrated into the Bank's network, General Trust offers wealth management services for high net worth households. Its corporate trust services are geared to the needs of independent businesses and large corporations in Quebec.

                  General Trust and National Bank Securities Inc., another Bank subsidiary, provide active fund management on behalf of their clients. National Bank Securities Inc. also offers its clients a wide selection of mutual funds and discount brokerage services.

                                    INSURANCE

                  National Bank Life Insurance Company administers credit insurance plans for loans granted by the Bank and markets various general insurance products. Personal and group insurance products are delivered through National Bank Financial Services, a joint company formed by the Bank and Metropolitan Life.

                         BROKERAGE AND CORPORATE BANKING

                  The Corporate Banking division, with the support of specialized teams based in Montreal and Toronto, offers a broad range of services customized to clients' needs. In addition to providing traditional operating credit and term financing, these teams structure financing for acquisitions or recapitalizations and arrange high-yield financing, often through loan syndicates involving other institutions. They also offer advisory services for restructuring, mergers and acquisitions and for hybrid financings combining debt and equity. Together with the Treasury division, Corporate Banking offers financial risk management instruments for hedging interest rates, foreign exchange and import-export transactions. The division's specialists in banking operations can suggest a vast range of electronic products, such as point-of-sale debit and electronic data interchange (EDI), and tailor them to each client's requirements.

                  The securities brokerage subsidiary Levesque Beaubien Geoffrion Inc. provides services to business clients and individuals, in addition to playing an important role in securing financing for various levels of government. This subsidiary is active on all the major markets through its network of 65 offices.

                  Another subsidiary, Natcan Investment Management Inc., specializes in portfolio management for institutional clients and identifies investment opportunities in Canada the United States and abroad. Pension funds, insurance companies, mutual funds, foundations and religious orders are among the many clients for which this subsidiary manages assets in excess of $8.8 billion.

                                  THE OFFERING

Securities Offered:                 300,000 Series Z Preferred Shares.

The Exchange Offer:                 Simultaneously with the filing of this short
                                    form prospectus by the Bank, NB Capital
                                    Corporation, a 100% controlled subsidiary of the Bank, is offering to exchange (the
                                    "Exchangeable Offer") up to 300,000 shares of its 8.35% Noncumulative Exchangeable
                                    Preferred Stock, Series A (the "New
                                    Preferred Shares") for up to all of its
                                    outstanding 8.35% Noncumulative Exchangeable
                                    Preferred Stock, Series A (the "Old
                                    Preferred Shares") at the rate of one New
                                    Preferred Share for each Old Preferred Share tendered. The issuance of the New Preferred
                                    Shares is intended to satisfy certain
                                    obligations of NB Capital Corporation
                                    contained in the Registration Rights
                                    Agreement (as defined). See "The Exchange
                                    Offer".

Registration Rights
Agreement:                          The Old Preferred Shares were sold by the
                                    Company on September 3, 1997 to Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated as initial purchaser (the "Initial
                                    Purchaser") pursuant to the purchase
                                    agreement among the Company, the Bank and the Initial Purchaser (the "Purchase
                                    Agreement"). Pursuant to the Purchase
                                    Agreement, the Company and the Initial
                                    Purchaser entered into the Registration
                                    Rights Agreement on September 3, 1997.
                                    Pursuant to the Registration Rights
                                    Agreement, the Bank and the Company agreed to each file a registration statement within a certain time period and to use their best efforts to cause such registration statements to become effective within an additional time period with respect to the Exchange Offer. The Exchange Offer is intended to satisfy such rights under the Registration Rights Agreement which terminate upon the consummation of the Exchange Offer. See "Registration Rights
                                    Agreement".

Automatic Exchange:                 The Series Z Preferred Shares are to be
                                    issued, if ever, in connection with the
                                    automatic exchange of the Old Preferred
                                    Shares and/or New Preferred Shares into
                                    which the Old Preferred Shares are
                                    exchangeable pursuant to the Exchange Offer.
                                    See "Automatic Exchange" and "The Exchange
                                    Offer".

Ranking: The Series Z Preferred Shares rank senior to the Bank's common shares (the "Common Shares") and all other classes and series of shares of the Bank hereafter issued other than those expressly designated as being on a parity with or senior to the First Preferred Shares of the Bank, pari passu with the other First Preferred Shares of the Bank with respect to cash dividend payments and rights upon liquidation and junior to all claims of the Bank's creditors, including the claims of the Bank's depositors and holders of the Bank's outstanding subordinated debentures.
                                    Preferred shares ranking senior to the
                                    Series Z Preferred Shares may not be issued without the approval of holders of at least two-thirds of all series of First Preferred Shares.

Dividends:                          Dividends on the Series Z Preferred Shares
                                    are payable at the rate of 8.45% per annum of the liquidation preference (being an amount equal to U.S.$84.50 per share), if, when and as declared by the Board of Directors of the Bank. If declared, dividends are payable quarterly in arrears on the 30th day of March, June, September and December in each year, or, if such day is not a business day, on the next business day. Dividends on the Series Z

                                    Preferred Shares are not cumulative and, accordingly, if no dividend is declared on the Series Z Preferred Shares by the Bank for a quarterly dividend period, holders of the Series Z Preferred Shares will have no right to receive a dividend for that period, and the Bank will have no obligation to pay a dividend for that period, whether or not dividends are declared and paid for any future period. See "Description of the Series Z Preferred Shares--Dividends". The Bank's ability to pay cash dividends is subject to regulatory and other restrictions described herein.

Redemption:                         The Bank may not redeem the Series Z
                                    Preferred Shares before September 3, 2007.
                                    After such date, the Series Z Preferred
                                    Shares may be redeemed for cash at the
                                    option of the Bank, in whole or in part at any time and from time to time, at the redemption prices set forth herein, plus the quarterly accrued and unpaid dividends, if any, thereon for the then-current dividend period to, but excluding, the date fixed for redemption. Redemption of the Series Z
                                    Preferred Shares will be subject to
                                    compliance with applicable regulatory and other restrictions, including the requirement of the prior consent of the Superintendent. See "Description of Series Z
                                    Preferred Shares--Redemption".

Voting Rights:                      Holders of Series Z Preferred Shares will
                                    not have any voting rights, except as
                                    expressly provided herein. On any matter on which holders of the Series Z Preferred
                                    Shares may vote, each Series Z Preferred
                                    Share will be entitled to one vote. See
                                    "Description of Series Z Preferred
                                    Shares--Voting Rights".

Use of Proceeds:                    The Series Z Preferred Shares will only be
                                    issued, if ever, upon the automatic exchange of the Old Preferred Shares and/or New
                                    Preferred Shares resulting from the Exchange
                                    Offer. The proceeds from the sale of the Old
                                    Preferred Shares were used by NB Capital
                                    Corporation to acquire a portfolio of
                                    mortgage related assets. The automatic
                                    exchange of the Old Preferred Shares and/or
                                    New Preferred Shares into Series Z Preferred
                                    Shares will produce no proceeds to the Bank.
                                    See "Use of Proceeds".

Absence of a Public Market:         There is currently no public market for the
                                    Series Z Preferred Shares and such shares will not be listed on any securities exchange or for quotation through the National Association of Securities Dealers
                                    Automated Quotation System.

                                 CAPITALIZATION

                  The following table sets forth the actual capital of the Bank at October 31, 1997 and as adjusted as of such date to give effect to the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares of the Bank. This table should be read in conjunction with the Consolidated Financial Statements of the Bank and the notes thereto included elsewhere in this Short Form Prospectus and in the documents incorporated herein by reference.

                                                                    October 31, 1997
                                                                    ----------------
                                                                Actual    As adjusted (1)
                                                                ------    ---------------
                                                           (in millions of Canadian dollars)
Liabilities
Deposits .....................................................   $43,270    $43,270
Bankers acceptances ..........................................     2,273      2,273
Obligations related to securities sold short .................     4,225      4,225
Securities sold under repurchase agreements ..................     9,038      9,038
Other liabilities ............................................     3,134      3,134
                                                                 -------    -------
Non-controlling interest .....................................    61,940     61,940
                                                                 -------    -------
Bank debentures ..............................................       466         43
                                                                 -------    -------
Shareholders' equity .........................................     1,069      1,069
                                                                 -------    -------
First Preferred shares without par value:
Unlimited number of shares authorized, issued and outstanding:
286,610 Series 5 shares ......................................        29         29
422,633 Series 7 shares ......................................        10         10
789,638 Series 8 shares ......................................        20         20
3,680,000 Series 10 shares ...................................        92         92
4,000,000 Series 11 shares ...................................       100        100
5,000,000 Series 12 shares ...................................       125        125
300,000 Series Z shares(2) ...................................      --          423
                                                                 -------    -------
Total ........................................................       376        799
Common shares without par value:
Unlimited number of shares authorized
170,461,483 shares issued and outstanding ....................     1,309      1,309
Retained earnings ............................................     1,075      1,075
                                                                 -------    -------
                                                                   2,760      3,183
                                                                 -------    -------
Total liabilities and shareholders' equity ...................    66,235     66,235
                                                                 =======    =======
Regulatory capital ratios
Assets to capital multiple ...................................      16.4       16.4
Tier 1 risk-based ............................................       8.1%       8.1%
Total risk-based .............................................      11.3%      11.3%



(1) Adjusted to give effect to the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares of the Bank assuming that the limit on the amount of Preferred Shares includable as core capital is applicable to the Series Z Preferred Shares of the Bank.

(2)      Exchange rate is 1.4084 Canadian dollars for 1 U.S. dollar.

                  DESCRIPTION OF THE SERIES Z PREFERRED SHARES

                  The following is a summary of the rights, privileges, restrictions and conditions of the First Preferred Shares as a class and of the Series Z Preferred Shares as a series.

Certain Provisions of the First Preferred Shares as a Class

                  The authorized first preferred share capital of the Bank consists of an unlimited number of First Preferred Shares, without par value, which may be issued for a maximum aggregate consideration of $1,000,000,000 or the equivalent thereof in foreign currencies. The Board of Directors of the Bank may by resolution divide any unissued First Preferred Shares into series and fix the number of shares in each series and determine the designation, rights, privileges, restrictions and conditions thereof.

Priority

                  The First Preferred Shares of each series will rank on a parity with First Preferred Shares of every other series and are entitled to preference over the Common Shares, and any other shares of the Bank ranking junior to the First Preferred Shares with respect to the payment of dividends and upon any distribution of assets in the event of liquidation, dissolution or winding-up of the Bank.

Restriction

                  The Bank will not, without the approval of the holders of the First Preferred Shares, create or issue any shares ranking in priority to or pari passu with the First Preferred Shares, nor create or issue any additional series of First Preferred Shares, unless all cumulative dividends have been declared and paid or set aside for payment and all declared and unpaid non-cumulative dividends have been paid or set aside for payment.

Voting Rights

                  The Board of Directors is empowered to set voting rights for each series. The holders of the First Preferred Shares are not entitled to any voting rights as a class except as provided above or by law or with respect to the right to vote on certain matters as specified under "Approval of the Holders of the First Preferred Shares".

Approval of the Holders of the First Preferred Shares

                  The provisions with respect to First Preferred Shares will not be deleted or modified except with a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of First Preferred Shares at which a majority of the outstanding First Preferred Shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

Certain Provisions of the Series Z Preferred Shares as a Series

Issue Price

                  The Series Z Preferred Shares will have an issue price of U.S.$1,000 per share.

Dividends

                  Holders of Series Z Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors of the Bank out of assets of the Bank legally available therefor, non-cumulative preferential cash dividends at the rate of 8.45% per annum of the liquidation preference (equivalent to U.S.$1,000 per share). If declared, dividends on the Series Z Preferred Shares shall be payable quarterly in arrears on the 30th day of March, June, September and December of each year, or, if such day is not a business day, on the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the share register of the Bank on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Bank.

                  If, within 21 days after the expiration of any financial year of the Bank, the Board of Directors has not declared any dividend or part thereof on the Series Z Preferred Shares for such year, then the right of the holders of the Series Z Preferred Shares to such dividend or part thereof for such year shall be extinguished.

Restrictions on Dividends and Retirement of Shares

                  As long as any of the Series Z Preferred Shares are outstanding, the Bank shall not, without the prior approval of the holders of such Series Z Preferred Shares given as specified below:

                  (a) declare or pay or set aside for payment any dividends on any shares of any class of shares of the Bank ranking junior to the Series Z Preferred Shares (other than stock dividends ranking junior to the Series Z Preferred Shares);

                  (b) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of shares of any class of shares of the Bank ranking junior to the Series Z Preferred Shares;

                  (c) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of part only of the Series Z Preferred Shares; or

                  (d) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of any shares of any class of shares of the Bank ranking pari passu with the Series Z Preferred Shares, except in satisfaction of an obligation to purchase or obligation in respect of a sinking fund, of a right of retraction or of any other mandatory redemption provision of any given series of any preferred shares;

unless all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative first preferred shares then issued and outstanding and on all other cumulative shares ranking on a parity with the First Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative First Preferred Shares (including the Series Z Preferred Shares) then issued and outstanding and on all other non-cumulative shares ranking on a parity with the First Preferred Shares.

Redemption

                  The Series Z Preferred Shares will not be redeemable prior to September 3, 2007. On or after such date, but subject to the provisions of the Bank Act, including the requirements of the prior consent of the Superintendent, the Series Z Preferred Shares will be redeemable at the option of the Bank, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at the following redemption prices (expressed as a percentage of the $1,000 per share liquidation preference), if redeemed during the 12-month period beginning September 3 of the years indicated below, plus the quarterly accrued unpaid dividend to the date of redemption, if any, thereon:

Year                                                        Redemption Price
----                                                        ----------------
2007..............................................             104.2550%
2008..............................................             103.8025
2009..............................................             103.3800
2010..............................................             102.9575
2011..............................................             102.5350
2012..............................................             102.1125
2013..............................................             101.6900
2014..............................................             101.2675
2015..............................................             100.8450
2016..............................................             100.4225


and thereafter at a redemption price of $1,000 per share, plus the quarterly accrued and unpaid dividend to the redemption date, if any, thereon.

                  If there are any accrued and unpaid dividends on any Series Z Preferred Shares, no Series Z Preferred Shares shall be redeemed unless all outstanding Series Z Preferred Shares are redeemed and the Bank shall not purchase or otherwise acquire any Series Z Preferred Shares; provided, however, that the Bank may purchase or acquire Series Z Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series Z Preferred Shares.

                  In the event that fewer than all the outstanding Series Z Preferred Shares are to be redeemed, the number of Series Z Preferred Shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or proportionately as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

Voting Rights

                  The holders of the Series Z Preferred Shares as such will not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Bank unless and until the first time at which the rights of such holders to any undeclared dividends have become extinguished as described under "Dividends".

                  In that event, the holders of the Series Z Preferred Shares will be entitled to receive notice of, and to attend, meetings of shareholders at which directors are elected and will be entitled to one vote for each share held. The voting rights of the holders of the Series Z Preferred Shares shall forthwith cease upon payment by the Bank of the first quarterly dividend on the Series Z Preferred Shares to which the holders are entitled subsequent to the time such voting rights first arose. At such time as the rights of such holders to any undeclared dividends on the Series Z Preferred Shares have again become extinguished, such voting rights shall become effective again and so on from time to time.

Rights Upon Liquidation

                  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Bank, the holders of the Series Z Preferred Shares at the time outstanding will be entitled to receive out of assets of the Bank legally available for distribution to shareholders, under applicable law, before any distribution of assets is made to holders of Common Shares or any other class of shares ranking junior to the Series Z Preferred Shares upon liquidation, and subject to the rights of the holders of any class or series of equity securities having preference with respect to distribution upon liquidation and the rights of the Bank's general creditors, an amount of $1,000 per share, plus the quarterly accrued and unpaid dividend thereon, if any, to, but excluding, the date of liquidation.

                  After payment of the full amount of said amount to which they are entitled, the holders of Series Z Preferred Shares will have no right or claim to any of the remaining assets of the Bank. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Bank are insufficient to pay the amount of the liquidation distributions on all outstanding Series Z Preferred Shares and the corresponding amounts payable on all shares of other classes or series of share capital of the Bank ranking on a parity with the Series Z Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding-up of the affairs of the Bank, then the holders of the Series Z Preferred Shares and such other classes or series of share capital shall share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

                  For such purposes, the consolidation or merger of the Bank with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Bank, shall not be deemed to constitute liquidation, dissolution or winding-up of the Bank.

Taxation

                  To the extent that dividends on the Series Z Preferred Shares are subject to Canadian non-resident withholding tax, the Bank will pay such additional amounts as may be necessary in order that the net amounts received by U.S. holders of the Series Z Preferred Shares shall equal the amounts which would have been received thereon in the absence of such tax.

                                  COMMON SHARES

                  The authorized Common Share capital of the Bank consists of an unlimited number of Common Shares without par value, issuable for a maximum aggregate consideration of $3 billion, of which 170,461,483 Common Shares were outstanding as at October 31, 1997.

                  The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of holders of First Preferred Shares. Subject to the restrictions set forth in "Restraints on Bank Shares under the Bank Act", a holder of Common Shares is entitled to one vote for each share at all meetings of shareholders except meetings at which only holders of a specified class or series are entitled to vote. In the event of the liquidation, dissolution or winding-up of the Bank, after payment of all outstanding debts and subject to the preference of the holders of First Preferred Shares, the remaining assets of the Bank would be distributed proportionately to the holders of Common Shares.

                                 USE OF PROCEEDS

                  The Series Z Preferred Shares are to be issued only, if ever, in connection with the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into which the Old Preferred Shares are exchangeable pursuant to the Exchange Offer. The proceeds from the sale of the Old Preferred Shares were used by NB Capital Corporation to acquire a portfolio of mortgage related assets. The automatic exchange of Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares will produce no proceeds to the Bank.

                               THE EXCHANGE OFFER

                  Simultaneously with the filing of this short form prospectus by the Bank, NB Capital Corporation, a 100% controlled subsidiary of the Bank, is offering to exchange (the "Exchange Offer") up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "New Preferred Shares") for up to all of its outstanding 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Old Preferred Shares") at the rate of one New Preferred Share for each Old Preferred Share tendered. The issuance of the New Preferred Shares is intended to satisfy certain obligations of NB Capital Corporation contained in the Registration Rights Agreement.

                          REGISTRATION RIGHTS AGREEMENT

                  The Old Preferred Shares were sold by NB Capital Corporation on September 3, 1997 to Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchaser (the "Initial Purchaser") pursuant to the purchase agreement among NB Capital Corporation, the Bank and the Initial Purchaser (the "Purchase Agreement"). Pursuant to the Purchase Agreement, NB Capital Corporation and the Initial Purchaser entered into the Registration Rights Agreement on September 3, 1997. Pursuant to the Registration Rights Agreement, the Bank and NB Capital Corporation agreed to each file a registration statement within a certain time period and to use their best efforts to cause such registration statements to become effective within an additional time period with respect to the Exchange Offer. If certain events do not permit NB Capital Corporation to effect the Exchange Offer on the terms set forth therein, the Bank and NB Capital Corporation will use their best efforts to cause to become effective shelf registration statements with respect to the resale of the Old Preferred Shares and of the Series Z Preferred Shares and to keep the shelf registration statements effective until two (2) years after the issue date of the Old Preferred Shares or such shorter period ending when all of the Old Preferred Shares have been sold thereunder.

                               AUTOMATIC EXCHANGE

                  The Series Z Preferred Shares are to be issued, if ever, in connection with an automatic exchange of the Old Preferred Shares and/or New Preferred Shares into which the Old Preferred Shares are exchangeable pursuant to the Exchange Offer. The Old Preferred Shares and/or New Preferred Shares are subject to an automatic exchange in whole and not in part, on a share-for-share basis, into Series Z Preferred Shares (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act, or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange.

                       BANK ACT RESTRICTIONS AND APPROVALS

                  Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the Series Z Preferred Shares, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits the payment to purchase or redeem any shares or the payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto. Currently these limitations do not restrict the payment of dividends on or the redemption or purchase of the Series Z Preferred Shares.

                  RESTRAINTS ON BANK SHARES UNDER THE BANK ACT

                  The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a bank. By way of summary, no person is permitted to have a significant interest in any class of shares of a Schedule I bank, including the Bank. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of that class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) exceeds 10% of all of the outstanding shares of that class of shares of the Bank.

                  In addition, these restrictions do not permit Schedule I banks, including the Bank, to issue or transfer shares of any class to Her Majesty in right of Canada or of a province, an agent of Her Majesty or a foreign government or any agent of a foreign government.

                  Purchasers of the Series Z Preferred Shares may be required to furnish declarations relative to certain of the foregoing matters in a form prescribed by the Bank.

                                   REGULATION

Canada

The Bank Act

                  The Bank is a Schedule 1 bank under the Bank Act, and the Bank Act is its charter. See "The Canadian Banking Industry". In accordance with the Bank Act, the Bank may engage in and carry on such business generally as appertains to the business of banking. The Bank Act grants banks broad powers of investment in the securities of other corporations and entities, but imposes limits upon banks' substantial investments. A bank has a substantial investment in a body corporate when (i) the voting shares beneficially owned by the Bank and by entities controlled by the Bank exceed 10% of the outstanding voting shares of the body corporate or (ii) the total of the shares of any class of the body corporate that are beneficially owned by the Bank and entities controlled by the Bank exceed 25% of the total shareholders' equity of the body corporate. A bank is entitled to have a substantial investment in a body corporate that is one of the following, provided that the Bank controls the body corporate and, in certain cases, the Bank obtains the prior approval of the Minister of Finance of
Canada: a financial institution; a factoring corporation; a financial leasing corporation; a specialized financing corporation; and a financial holding corporation, provided that the financial holding corporation does not have a substantial investment that the Bank may not have. In addition, a bank may have a substantial investment which can, but need not be, a controlling interest in the following types of corporations or in any corporation that engages in any combination of the following: an information services corporation; an investment counseling and portfolio management corporation; a mutual fund corporation; a mutual fund distribution corporation; a real property brokerage corporation; a real property corporation; a service corporation; and a body corporate whose activities are ancillary to the business of the Bank or of a financial institution that is a subsidiary of the Bank. Unlike under the former banking legislation, the investments of Schedule 1 banks in foreign bodies corporate are now generally subject to the same rules applicable to investments in Canadian bodies corporate. A bank may not, without the prior approval of the Superintendent, create a security interest in any of its property to secure an obligation of the Bank.

Inspection

                  The Bank Act also contemplated the appointment of the Superintendent who administers the Bank Act under the authority granted to him by the Minister of Finance of Canada. Among other things, the Superintendent is required under the Bank Act, at least once in each calendar year, to examine and inquire into the business and affairs of each bank to the extent necessary or expedient to determine that the provisions of the

Bank Act are being observed and that each bank is in a sound financial condition. Reports of these examinations and inquiries are submitted to the Minister of Finance of Canada. Outside of Canada, a bank's branches, agencies, subsidiaries and associates are also subject to local regulatory requirements applicable in the countries in which it conducts business.

Auditors

                  Under the Bank Act, the financial statements of the Bank may be audited by either one or two firms of chartered accountants. During the five fiscal years ended October 31, 1997, the firm of Raymond, Chabot, Martin, Pare, a general partnership, served in 1995 and 1996, the firm of Price Waterhouse served in 1993, 1996 and 1997, the firm of Samson Belair/Deloitte & Touche, a general partnership, served in 1993, 1994 and 1997 and the firm of Mallette Maheu, a general partnership, served in 1994 and 1995. The auditors are independent of the Bank as required by all applicable securities legislation of all the provinces of Canada and the Bank Act. These rules differ from those in the United States. The firms that served as auditors for the fiscal year ended October 31, 1997 have informed the Bank that they were independent under U.S. rules.

United States

                  The Bank's only United States branch is located in New York (the "Branch") and is licensed by the New York Superintendent under the Banking laws of the State of New York (the "NYBL"). The Branch is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. Under the NYBL, the Bank must maintain with approved banks or trust companies in the State of New York specified types of interest-bearing governmental obligations, U.S. dollar deposits, investment grade commercial paper, obligations of certain international financial institutions and other specified obligations in an aggregate amount to be determined by the New York Superintendent as security for the benefit of depositors and other creditors of the Branch. This amount is currently set at the greater of (i) 5% of the liabilities of the Branch (excluding liabilities to other offices and certain affiliates of the Bank and liabilities of the Branch that are booked at its international banking facility), (ii) 1% of the liabilities of the Branch (excluding liabilities to other offices and certain affiliates of the Bank) and (iii) $1 million. Under the NYBL, the New York Superintendent is also empowered to require foreign banks operating a New York branch to maintain in New York specified assets equal to such percentage of the branch's liabilities payable at or through the branch as the New York Superintendent may designate. At present, the New York Superintendent has set this percentage at 0% for such branches (including the Branch), although specific asset maintenance requirements may be imposed by the New York Superintendent on a case-by-case basis.

                  The banking laws of the State of New York authorize the New York Superintendent to take possession of the business and property of a New York branch of a foreign bank under circumstances similar to those which would permit the New York Superintendent to take possession of the business and property of a New York state-chartered bank. These circumstances include the violation of any law, unsafe business procedures, capital impairments, the suspension of payment of obligations and the initiation of liquidation proceedings against the foreign bank at its domicile or elsewhere or the existence of reason to doubt the ability or willingness of such bank to pay in full the claims of holders of accepted claims specified in the Banking laws of the State of New York. Pursuant to Section 606.4 of the NYBL, in liquidating or dealing with the branch's business after taking possession of the branch, only the claims of creditors which arose out of transactions with the branch are to be accepted by the New York Superintendent for payment out of the business and property of the foreign bank in the State of New York.

                  Under the NYBL, the Branch is generally subject to the same lending limits to a single borrower, expressed as a ratio of capital, that apply to a New York state-chartered bank, except that for the Branch such limits are based on the capital of the Bank.

                  Under Section 4(j) of the International Banking Act of 1978 (the "IBA"), if the Bank were to open a federally licensed branch or agency in the United States and such federally licensed branch or agency were subsequently to be closed by the U.S. Comptroller of the Currency, the Comptroller of the Currency could appoint a receiver for all the property and assets of the Bank in the United States, including the property and assets of the Branch. In that case, the liquidation of the Branch's business would be administered by a federal receiver applying United States federal law, which provides that claims arising out of transactions with any branch or agency of the Bank located in any State in the United States shall be paid out of all the properties and assets of the Bank in the United States.

                  In addition to being subject to New York State laws and regulations, the Bank and the Branch are also subject to federal regulation under the IBA and the Bank is subject to federal regulation under the Bank Holding Company Act of 1956 (the "BHCA"). Under the IBA, United States branches of foreign banks, such as the Branch, are subject to reserve requirements on deposits held by such branches and to restrictions on the payment of interest on demand deposits pursuant to regulations of the Board of Governors of the Federal Reserve System (the "Board"). Because the Branch engages in a wholesale banking business, its deposits are not insured by the Federal Deposit Insurance Corporation.

                  Under the IBA and BHCA, the Bank is subject to certain restrictions with respect to opening new U.S. domestic deposit-taking branches in states outside its "home state," which is New York. Recently enacted U.S. Federal law has generally removed restrictions on acquisitions of banks outside the home state of the acquiring bank or holding company. These laws and related regulations also contain certain restrictions on the Bank's ability to engage, directly or through subsidiaries, in non-banking activities in the United States.

                  The BHCA also generally prohibits the Bank from, directly or indirectly, acquiring more than 5% of the voting shares of any company engaged in non-banking activities in the United States unless the Board has determined, by order or regulation, that such proposed activities are so closely related to banking or managing or controlling banks as to be a proper incident thereto. In addition, the BHCA requires the Bank to obtain the prior approval of the Board before acquiring, directly or indirectly, the ownership or control of more than 5% of the voting shares of any United States bank or bank holding company. Federal law also imposes limitations on the ability of the Bank and its subsidiaries to engage in certain aspects of the securities business in the United States.

                  The Foreign Bank Supervision Enhancement Act of 1991 (the "FBSEA"), enacted December 19, 1991, increased the degree of United States Federal bank regulation of and supervision over United States branches of foreign banks. The FBSEA provides, among other things, that the Board may examine such a branch and provides that each branch of a foreign bank shall be examined at least once during each 12-month period in an on-site examination. The FBSEA also provides that the Board may order a foreign bank that operates a state branch to terminate the activities of such branch if the Board finds that the foreign bank is not subject to comprehensive supervision or regulation on a consolidated basis by the appropriate authorities in its home country, or that there is reasonable cause to believe that such foreign bank, or any affiliate of such foreign bank, has committed a violation of law or engaged in an unsafe or unsound banking practice in the United States, and, as a result of such violation or practice, the continued operation of the branch would not be consistent with the public interest or with the IBA, the BHCA or the Federal Deposit Insurance Act. A foreign bank so required to terminate activities conducted at a branch in the United States must comply with the requirements of applicable United States Federal and state law with respect to procedures for the closure or dissolution thereof. The FBSEA also provides that a state branch of a foreign bank may not engage in any type of activity that is not permissible for a United States Federal branch of a foreign bank unless the Board has determined that such activity is consistent with sound banking practice.

                          THE CANADIAN BANKING INDUSTRY

                  Canadian banks are a vital force in Canada's economy, facilitating the flow of a large part of the nation's savings into various productive uses. As at September 30, 1997, there were 53 banks in Canada, of which eleven were domestic banks and 42 were Canadian subsidiaries of foreign-owned banks. The Banks as a group are the largest financial intermediaries in Canada. As at September 30, 1997, Canadian banks had total assets of some $1,205 billion, of which the largest six banks, including the Bank, accounted for over 91%. Other important financial institutions include investment dealers, property and casualty insurance companies, life insurance companies, trust companies, pension funds and credit unions.

                                 ASSET COVERAGE

                  As at October 31, 1997, after giving effect to the automatic exchange and taking into account the items mentioned below, the adjusted net tangible assets of the Bank available to cover all the outstanding First Preferred Shares and debentures were as follows:

c                                                                              As at
                                                                        October 31, 1997
                                                                        ----------------
                                                                           (unaudited)
                                                                (in millions of Canadian dollars)
Total Assets ....................................................                    $ 66,235
Deduct:  Deposit liabilities ....................................   $ 43,270
         Other liabilities ......................................     19,136
         Deferred income taxes ..................................        172
         Goodwill ...............................................        154          (62,732)
                                                                    --------         --------
Net Tangible Assets .............................................                       3,503
Add: Proceeds of the automatic exchange .........................                        --
                                                                                     --------
Adjusted net tangible assets before deduction of debentures .....                       3,503
Deduct: Debentures ..............................................                      (1,069)
                                                                                     --------
Adjusted net tangible assets available for First Preferred Shares                    $  2,434
                                                                                    =========


                  The adjusted net tangible assets available for the outstanding First Preferred Shares of the Bank amounted to approximately 3.1 times the aggregate issue price for the outstanding First Preferred Shares (including the proceeds of the automatic exchange in the case of the Series Z Preferred Shares). The adjusted net tangible assets (before deduction of debentures) amounted to 1.9 times the sum of the principal amount of such debentures and the aggregate issue price of the First Preferred Shares.

                         DIVIDEND AND INTEREST COVERAGE

                  Based on an annual dividend rate on the Series Z Preferred Shares of 8.45% and assuming an average prime rate of 5.75%, the annual dividend requirement of the Series Z Preferred Shares, of the First Preferred Shares Series 5 (286,610 shares), Series 7 (422,633 shares), Series 8 (789,638 shares), Series 10 (3,680,000 shares), Series 11 (4,000,000 shares) and Series 12 (5,000,000 shares) outstanding of the Bank (collectively, the "First Preferred Shares"), would amount to $62.3 million. The Bank's net income, after income taxes and non-controlling interest, for the twelve months ended October 31, 1997 was $342 million. This amount is 5.5 times such annual dividend requirement.

                  The annual interest requirement on all debentures of the Bank outstanding as at October 31, 1997 amounts to $76.5 million, assuming a six month London interbank offered rate (LIBOR, of 5.8125% on floating rate debentures and assuming the following exchange rates: Cdn. $1.4084 per US$1.00; Cdn. $0.0117 per (Y) 1; Cdn. $2.3570 per (pound) 1.00; and Cdn. $1.0134 per AUD$1.00, being the closing rates of the Bank of Canada at October 31, 1997.

                   The Bank's net income, before income taxes and non-controlling interest and before deduction of interest on outstanding debentures for the twelve months ended October 31, 1997, amounted to $680 million. This amount is 8.9 times the total amount of $76.5 million required for total payment of interest on outstanding debentures.

                  Taking into account the items described above, the annual dividend requirement for the First Preferred Shares would amount to $103.8 million grossed up on a pre-tax equivalent basis assuming an effective marginal tax rate of 40%. The Bank's net income before income taxes and non-controlling interest and before deduction of interest on the outstanding debentures, for the twelve months ended October 31, 1997 of $680 million, is equal to 3.8 times the aggregate interest on the outstanding debentures and grossed-up dividend requirements totalling $180.3 million.

                        CHANGES IN SHARE AND LOAN CAPITAL

                  Since October 31, 1997, the only material changes in the share and loan capital of the Bank have been the issue of 78,513 Common Shares for a consideration of $1,562,515 under the Bank's Dividend Reinvestment and Share Purchase Plan.

                                     RATING

                  The outstanding non-cumulative First Preferred Shares of the Bank are rated P-3 (high) by Canadian Bond Rating Service Inc. ("CBRS"), the third highest of the five categories used by CBRS.

                  The outstanding non-cumulative First Preferred Shares of the Bank are rated Pfd-2 (low) by Dominion Bond Rating Service Limited ("DBRS"), the second highest of five categories of rating used by DBRS for preferred shares. In certain cases, preferred shares may have a "low" characterization to reflect an issuer's relative strength within a rating category.

                  Neither of the foregoing ratings should be construed as a recommendation to buy, sell or hold securities, including the Series Z Preferred Shares. The foregoing ratings are effective as of the date of this short form prospectus. Either of the foregoing ratings may be revised or withdrawn at any time by the respective rating organization and, as a consequence, may not be the same if and when an automatic exchange for the Series Z Preferred Shares takes place, as contemplated under "Automatic Exchange" in this short form prospectus.

                                  LEGAL MATTERS

                  The legality of the securities offered by this short form prospectus has been passed upon for the Bank by Desjardins Ducharme Stein Monast, a general partnership, Montreal, Canada. Gerard Coulombe, who is a member of that firm, is a director of the Bank since February 3, 1994. The partners and associates of Desjardins Ducharme Stein Monast, as a group, beneficially owned, directly or indirectly, less than one percent of any class of outstanding securities of the Bank.

                          TRANSFER AGENT AND REGISTRAR

                  General Trust of Canada, at its principal transfer office in Montreal, will be the transfer agent and registrar for the Series Z Preferred Shares. The Bank of Nova Scotia Trust Company of New York, at its principal office in New York, will act as co-agent in the United States.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Short Form Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank. This Short Form Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Short Form Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Bank since the date hereof.

                  ---------------------------


                       TABLE OF CONTENTS
                                                Page
                                                ----
THE DATE OF THIS SHORT FORM
PROSPECTUS IS JANUARY __, 1998.....................1
ENFORCEMENT OF LIABILITIES AND
SERVICE OF PROCESS.................................2
TRANSLATION OF FOREIGN
CURRENCY...........................................2
DOCUMENTS INCORPORATED BY
REFERENCE..........................................3
SHORT FORM PROSPECTUS SUMMARY......................4
THE OFFERING.......................................7
CAPITALIZATION.....................................9
DESCRIPTION OF THE SERIES Z
PREFERRED SHARES..................................10
COMMON SHARES.....................................13
USE OF PROCEEDS...................................13
THE EXCHANGE OFFER................................13
REGISTRATION RIGHTS AGREEMENT.....................13
AUTOMATIC EXCHANGE ...............................13
BANK ACT RESTRICTIONS AND
APPROVALS ........................................14
RESTRAINTS ON BANK SHARES
UNDER THE BANK ACT................................14
REGULATION........................................14
THE CANADIAN BANKING INDUSTRY.....................17
ASSET COVERAGE....................................17
DIVIDEND AND INTEREST COVERAGE....................17
CHANGES IN SHARE AND LOAN
CAPITAL...........................................18
RATING............................................18
LEGAL MATTERS.....................................18
TRANSFER AGENT AND REGISTRAR......................18


                           ---------------------------



                                   [LOGO NBC]
                             NATIONAL BANK OF CANADA








                        ---------------------------------


                              SHORT FORM PROSPECTUS

                        ---------------------------------







                  Short Form Prospectus dated January __, 1998






--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED JANUARY __, 1998
                          ----------------------------

                             PRELIMINARY PROSPECTUS
                                 --------------

                                  61,600 Shares

                             NB Capital Corporation

           8.35% Noncumulative Exchangeable Preferred Stock, Series A
                   (Liquidation preference US$1,000 per share)
          Exchangeable into Preferred Shares of National Bank of Canada

                  This Prospectus relates to the offer of up to 61,600 shares (the "Offer") of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Series A Preferred Shares"), of NB Capital Corporation (the "Company"), a wholly owned subsidiary of National Bank of Canada (the "Bank"). On September 3, 1997 (the "Issue Date"), 300,000 Series A Preferred Shares were issued and sold (the "Original Offering") to Merrill Lynch, Pierce, Fenner & Smith (the "Initial Purchaser") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption from the registration requirements thereof. The Initial Purchaser simultaneously sold 238,400 Series A Preferred Shares in transactions exempt from the registration requirements of the Securities Act in the United States to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), to institutional "accredited investors" (as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act) and outside the United States to non-United States persons in offshore transactions in reliance on Regulation S under the Securities Act. The Initial Purchaser continues to hold up to 61,600 Series A Preferred Shares that may be offered and sold from time to time by the Initial Purchaser pursuant to this Prospectus.

                  The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying real estate investment trust ("REIT") assets ("Mortgage Assets"). The Mortgage Assets of the Company currently consist of sixteen hypothecation loans (the "Initial Mortgage Assets") issued to the Company by NB Finance, Ltd., a wholly owned subsidiary of the Bank ("NB Finance"), that are recourse only to the "Initial Mortgage Loans." The Initial Mortgage Loans consist of sixteen pools of, in the aggregate, 12,101 "Mortgage Loans". Mortgage Loans consist of residential first mortgages insured by Canada Mortgage and Housing Corporation, an agency of the Government of Canada ("CMHC"), that are secured by real property located in Canada.

                  See "Risk Factors" commencing on page 11 for a discussion of certain factors that should be considered by potential holders of Series A Preferred Shares, including the following:

         o There is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop, the ability of holders to sell their Series A Preferred Shares or the sale price thereof. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

         o        Dividends on the Series A Preferred Shares are not cumulative.
                  Consequently, if the Board of Directors of the Company (the "Board of Directors") does not authorize and declare a dividend on the Series A Preferred Shares for any particular quarterly dividend period, the holders of the Series A Preferred Shares would not be entitled to recover such dividend even if funds are, or subsequently become, available for payment thereof.

         o The Company's income consists principally of payments of interest and, therefore, is heavily dependent upon prevailing interest rates. Additionally, the Company's income is denominated in Canadian dollars. Consequently, a significant decline in interest rates or in the value of the Canadian dollar may have an adverse effect on the Company, its assets and its ability to make dividend payments with respect to the Series A Preferred Shares.

         o As a subsidiary of the Bank, Canadian banking authorities could, under certain circumstances, impose certain restrictions on the operations of the Company. Consequently, under such circumstances, such restrictions could cause the Company to fail to qualify as a REIT as well as affect its ability to pay dividends.

         o The Company's operations may be affected by prevailing real estate market conditions. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's ability to pay dividends.

         o All of the residential real properties securing the Initial Mortgage Assets are, and in the future are expected to be, located outside the United States. Consequently, the Company will be subject to the laws of a foreign jurisdiction with respect to any actions taken and may be subject to a greater risk of default than investments in comparable U.S. real property.

         o The Initial Mortgage Assets are recourse only to the Initial Mortgage Loans. Consequently, in the event of default on the Initial Mortgage Assets, the Company's only recourse will principally be foreclosure on the real property securing the Initial Mortgage Assets, and in certain circumstances, CMHC insurance may not be available or receipt of payment thereof may be delayed.

         o The assets of the Company consist of obligations that do not provide for complete amortization of principal over their term to maturity and, therefore, require a balloon payment. Consequently, holders of Series A Preferred Shares may be accepting a greater degree of risk relative to an investment with underlying assets that are comprised of fully amortizing obligations.

         o The Company has not obtained a third party valuation of its assets for the purposes of the Exchange Offer. Consequently, there can be no assurance that the fair market value of such assets does not differ from the purchase price thereof.

         o The Company is dependent upon the Bank and its affiliates in virtually every phase of its operations. However, the interests of the Company and the Bank may not be identical. Consequently, because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Company and the Bank.

         o The Board of Directors may amend or revise the Company's policies and strategies in the future without a vote of stockholders, including holders of the Series A Preferred Shares. Consequently, the holders of Series A Preferred Shares cannot preclude the Board of Directors from making such amendments or revisions even though the ultimate effect to the holders of Series A Preferred Shares may be negative.

         o Under certain circumstances, including when the Bank is experiencing financial difficulties or its financial condition is deteriorating, the Series A Preferred Shares could be exchanged automatically for the Bank's 8.45% Noncumulative First Preferred Shares, Series Z (the "Bank Preferred Shares"). Consequently, the Bank Preferred Shares would represent an investment in the Bank and not in the Company at a time when the Bank is experiencing such financial difficulties or such deterioration of financial condition.

         o The Company may not qualify as a REIT for United States federal income tax purposes. Consequently, the Company may be subject to United States federal income tax at normal corporate tax rates.



                  The 300,000 Series A Preferred Shares issued and sold on the Issue Date bear legends restricting the transfer thereof. Pursuant to the Registration Rights Agreement among the Company, the Bank and the Initial Purchaser (the "Registration Rights Agreement"), the Company is obligated to offer in exchange (the "Exchange Offer") for such Series A Preferred Shares, up to 300,000 Series A Preferred Shares that do not bear such legends restricting transfer. Accordingly, the Series A Preferred Shares issued in connection with the Offer and the Exchange Offer are identical in all respects to the Series A Preferred Shares issued and sold on the Original Issuance Date, except that such Series A Preferred Shares will be freely transferrable. The Company has filed with the Commission a Registration Statement on Form S-1, of which this Prospectus constitutes a part, and a Registration Statement on Form S-4 to satisfy its obligations under the Registration Rights Agreement.

                              --------------------

                  THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------


                The date of this Prospectus is January __, 1998.

                              AVAILABLE INFORMATION

                  The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Offer and the Exchange Offer, the Company will be required to file reports and other information with the Commission pursuant to the informational requirements of the Exchange Act.

                  This Prospectus constitutes a part of Registration Statement on Form S-4/Form F-9/Form S-1 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Series A Preferred Shares. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                  The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and may also be accessed electronically by means of the Commission's website at http://www.sec.gov.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY......................................................... 1
   The Company............................................................. 1
   The Bank ............................................................... 2
   Business and Strategy................................................... 3
   Tax Status of the Company............................................... 4
   Series A Preferred Shares............................................... 6
   Selected Financial Data.................................................10

RISK FACTORS...............................................................11
   Absence of Public Market................................................11
   Dividends Not Cumulative................................................11
   Interest Rate Risk and Maturity of Initial Mortgage Loans...............11
   Currency Exchange Rate Risk.............................................12
   Dividend and Other Regulatory Restrictions on Operations
     of the Company........................................................12
   Real Estate Market Conditions...........................................12
   Geographic Concentration of the Real Property Securing the Initial
     Mortgage Assets.......................................................13
   Limited Recourse Nature of Certain Mortgage Assets; Limitations
     on CMHC Insurance.....................................................13
   Balloon Payments........................................................13
   No Third Party Valuation of the Mortgage Assets; No Arm's-Length
     Negotiations with Affiliates..........................................13
   Relationship with the Bank and Its Affiliates; Conflicts of
     Interest..............................................................14
   Dependence upon the Bank................................................14
   Risk of Future Revisions in Policies and Strategies by
     Board of Directors....................................................15

   Certain Risks Associated with the Bank..................................15

   Tax Risks...............................................................15
   Canadian Legal Considerations...........................................17

THE COMPANY................................................................19

USE OF PROCEEDS............................................................19

CAPITALIZATION.............................................................20

MANAGEMENT DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES......20

BUSINESS AND STRATEGY......................................................21
    General  ..............................................................21
    Description of Dividend Policy.........................................21
    Description of the Company's Investment Policy.........................22
    Description of the Initial Mortgage Assets.............................28
    Effect of Interest Rate Fluctuation on Assets and Earnings.............31
    Servicing..............................................................31
    Employees..............................................................32
    Competition............................................................33
    Legal Proceedings......................................................33

MANAGEMENT.................................................................33
     Directors and Executive Officers......................................33
     Summary Compensation Table............................................34
     Independent Directors.................................................35
     Audit Committee.......................................................35
     Compensation of Directors and Officers................................35
     Limitation of Liability and Indemnification of Directors
      and Officers.........................................................35
     The Bank as Advisor...................................................36

DESCRIPTION OF THE SERIES A PREFERRED SHARES...............................37
     General  .............................................................37
     Dividends.............................................................37
     Automatic Exchange....................................................38
     Ranking  .............................................................40
     Voting Rights.........................................................40
     Redemption............................................................41
     Rights upon Liquidation...............................................43
     Independent Director Approval.........................................43

REGISTRATION RIGHTS........................................................44

DESCRIPTION OF CAPITAL STOCK...............................................47
     Common Stock..........................................................47
     Preferred Stock.......................................................48
     Power to Issue Additional Shares of Common Stock and
        Preferred Stock....................................................49
     Restrictions on Ownership and Transfer................................49
     Super-Majority Director Approval......................................50
     Business Combinations.................................................50
     Control Share Acquisitions............................................51
     Form, Denomination, Book-Entry Procedures and Transfer................52
     Depositary Procedures.................................................52
     Certificated Series A Preferred Shares................................53

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................54
     Qualification of the Company as a REIT................................54
     Stock Ownership Tests.................................................55
     Asset Tests...........................................................55
     Gross Income Tests....................................................55
     Distribution Requirement..............................................56
     Taxation of the Company...............................................56
     Tax Treatment of Automatic Exchange...................................57
     Taxation of Series A Preferred Shares.................................57
     Taxation of Tax-Exempt Entities.......................................58
     State and Local Taxes.................................................59
     Taxation of Bank Preferred Shares.....................................59
     Certain United States Federal Income Tax Considerations
        Applicable to Foreign Holders......................................59
     Information Reporting and Backup Withholding..........................60

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS.................................60
     Automatic Exchange....................................................61
     Taxation of Dividends.................................................61
     Disposition of Bank Preferred Shares..................................61

      Redemption of Bank Preferred Shares..................................61

ERISA CONSIDERATIONS.......................................................61
      Status Under Plan Asset Regulations..................................62
      Publicly-Offered Security Exception..................................63
      Exemptions from Prohibited Transactions..............................63
      Unrelated Business Taxable Income....................................64
RATINGS  ..................................................................64

INITIAL PURCHASER..........................................................64

PLAN OF DISTRIBUTION.......................................................65

LEGAL MATTERS..............................................................66

EXPERTS  ..................................................................66

GLOSSARY...................................................................67

FINANCIAL STATEMENTS......................................................F-1

ANNEX A

                          -----------------------------

         Until ____________, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

                  Certain statements contained in this Prospectus which are not historical facts contain forward-looking information with respect to the Company's plans, projections or future performance, the occurrence of which involve certain risks and uncertainties that could cause the Company's actual results or plans to differ materially from those expected by the Company.

                  All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                               PROSPECTUS SUMMARY

                  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The offering by NB Capital Corporation (the "Company") of up to 61,600 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Series A Preferred Shares") is referred to herein as the "Offer." The offering by the Company of up to 300,000 shares of its Series A Preferred Stock in exchange for up to all the outstanding shares of Series A Preferred Stock of the Company is referred to herein as the "Exchange Offer." References to dollars and US$ are to United States dollars; references to C$ and $ are to Canadian
dollars. As of      , 1997, the Canadian dollar exchange rate was C$    =US$1.00
and certain amounts stated herein reflect such exchange rate.

                                   The Company

General

                  The Company is a Maryland corporation incorporated on August 20, 1997. All of the common stock, par value $.01, of the Company (the "Common Stock") is owned by National Bank of Canada (the "Bank"). The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying REIT assets ("Mortgage Assets"). The Company will elect to be taxable as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations--Qualification of the Company as a REIT." The Bank has indicated to the Company that, for as long as any of the Series A Preferred Shares are outstanding, the Bank intends to continue to own all of the outstanding shares of the Common Stock. The Company was formed to provide investors with the opportunity to invest in Canadian residential mortgages and other real estate assets and to provide the Bank with a cost-effective means of raising capital. The Company began operations on September 3, 1997.

Mortgage Assets

                  The Mortgage Assets currently consist of sixteen "hypothecation loans" (the "Initial Mortgage Assets") issued to the Company by NB Finance that are recourse only to the "Initial Mortgage Loans." Hypothecation loans are loans secured by the pledge of mortgages as security therefor. The Initial Mortgage Loans consist of sixteen pools of in the aggregate, 12,101 "Mortgage Loans." Mortgage Loans consist of CMHC-insured residential first mortgages that are secured by real property located in Canada. NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets, and other similar obligations, to the Company. All of the ordinary shares of NB Finance are owned by the Bank. The Bank has indicated to the Company that it intends to maintain 100% ownership of the ordinary shares of NB Finance so long as the Initial Mortgage Assets or any other obligations of NB Finance are owned by the Company. NB Finance is not permitted to incur any indebtedness or engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto. See "Business and Strategy--Description of the Initial Mortgage Loans." The Initial Mortgage Assets will mature semiannually beginning in 2000 and the proceeds thereof (net of distributions and expenses) are expected to be reinvested in additional Mortgage Assets as described under "Business and Strategy--Description of Mortgage Assets; Investment Policy."

                  The principal executive offices of the Company are located at 125 West 55th Street, New York, New York 10019. The telephone number of the Company is (212) 632-8500.

                                    The Bank

General

                  The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of the Banque Nationale in Quebec City. The Bank is a Schedule I bank under the Bank Act (Canada), as amended (the "Bank Act"). Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, H3B 4L2, and its telephone number is (514) 394-5000.

                  The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

                  Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

Preferred Shares of the Bank

                  The authorized preferred capital of the Bank consists of an unlimited number of First Preferred Shares ("First Preferred Shares") and up to 15 million Second Preferred Shares which may be issued for a maximum aggregate consideration of C$1 billion and C$300 million, respectively, or the equivalent thereof in other currencies. The Board of Directors of the Bank may by resolution establish the terms of series of preferred shares. The Bank currently has six series of First Preferred Shares outstanding with an aggregate liquidation preference as of October 31, 1997 of C$376 million.

Canadian Statutory Requirements

                  Under Canadian law, the Bank is required to maintain adequate capital in relation to its operations. The Office of Superintendent of Financial Institutions Canada (the "Superintendent") has issued guidelines concerning the maintenance of adequate capital (the "Capital Guideline") and has statutory authority to direct the Bank to increase its capital even if the Bank is in compliance with the Capital Guideline. Pursuant to the Capital Guideline, requirements are applied to the Bank on a consolidated basis including all subsidiaries except insurance subsidiaries or other regulated financial institutions whose leverage is inappropriate for a deposit-taking institution and which, because of their size, would have a material impact on the leverage of the consolidated entity. Under the Capital Guideline, it is expected that the Bank's total assets, including specified off-balance sheet items, should be no greater than 20 times the Bank's total capital. It is also expected that the Bank's total capital not be less than 8% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. The Capital Guideline prescribes risk-weighting and the treatment of off-balance sheet items. The ratio of total capital to risk-weighted off-balance sheet items is the "risk-based capital ratio" and is based upon standards adopted by the Bank for International Settlement. The Capital Guideline recognizes two tiers of capital. Tier 1 capital comprises the highest quality capital elements based upon the attributes of permanence, freedom from mandatory fixed charges against earnings and subordination to the rights of depositors and other creditors. Tier 2 capital contributes to the overall strength of a bank as a going concern, but falls short in meeting the first two capital attributes described for Tier 1 capital. Tier 2 capital differentiates between Tier 2A hybrid (debt/equity) instruments and Tier 2B limited life instruments. Tier 1 capital elements consist of common shareholders equity, qualifying non-cumulative perpetual preferred shares and qualifying non-controlling interests in subsidiaries arising on consolidation from Tier 1 capital instruments. Tier 1 capital instruments and preferred shares qualifying as hybrid instruments in Tier 2A are intended to be permanent. Where the share or instrument provides for redemption by the issuer after 5 years with supervisory approval, the Superintendent would not normally prevent such redemption by a healthy and viable bank where the instrument is or has been replaced by equal or higher quality capital including an increase in retained earnings, or if the bank is downsizing. All capital instruments must be issued and fully paid for in money or, with the approval of the Superintendent, in property. Net of amortization, the amount of Tier 2 capital may not exceed 100% of Tier 1 capital after deducting goodwill and, consequently, the Capital

Guideline requires the amount of Tier 1 capital to be not less than 4% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. Also under the Capital Guideline, the amount of Tier 2B capital net of amortization shall not exceed 50% of Tier 1 capital after deducting goodwill.

                  At October 31, 1997, the Tier 1 risk-based capital ratio and total risk-based capital ratio levels of the Bank were 6.8% and 9.7%, respectively. After giving effect to the issuance of the Series A Preferred Shares on September 3, 1997, the Tier 1 risk-based capital ratio and total risk-based capital ratio levels of the Bank as of that date were 8.1% and 11.3%, respectively. The Bank's Tier 1 risk-based capital ratio and total risk-based capital ratio were 6.9% and 10.2% at October 31, 1996, 6.8% and 10.4% at October 31, 1995 and 6.9% and 11.1% at October 31, 1994.

                  Section 485 of the Bank Act requires Canadian banks to maintain adequate capital and adequate and appropriate forms of liquidity and to comply with related regulations. Under subsection 485(3), the Superintendent may, by order, direct a bank to increase its capital or to provide additional liquidity in such forms and amounts as the Superintendent may require. The Superintendent may act under subsection 485(3) even if a bank is in compliance with all applicable guidelines and regulations.

Exchange Event

                  Each of the Series A Preferred Shares will be exchanged automatically (the "Automatic Exchange") for one Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act, or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange (each, an "Exchange Event"). In connection with the Exchange Offer, the Bank Preferred Shares will be registered with the Commission. See "Risk Factors--Certain Risks Associated with the Bank" and "Description of Series A Preferred Shares--Automatic Exchange."

Organizational Structure

                  The following diagram outlines the organizational structure of the Bank relevant to the Exchange Offer: [Description of diagram: National Bank of Canada on the top level of a two-tier diagram connected to NB Capital Corporation and NB Finance Ltd. on the second level of the two-tier diagram.]

                              Business and Strategy

General

                  The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. The Mortgage Assets of the Company initially consist solely of the Initial Mortgage Assets (sixteen hypothecation loans, in an aggregate amount of US$477 million, issued by NB Finance to the Company that are recourse only to the Initial Mortgage Loans (which are sixteen pools of, in the aggregate, 12,101 CMHC-insured residential first mortgages, in an aggregate amount of C$828 million (US$596 million) and that are secured by the residential real property underlying the Initial Mortgage Loans). See "Business and Strategy -- Description of the Initial Mortgage Assets" and "-- Description of the Initial Mortgage Loan." The Company has acquired substantially all of its Mortgage Assets from the Bank and/or affiliates of the Bank on terms that are comparable to those that could be obtained by the

Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time acquire Mortgage Assets comparable to the Initial Mortgage Assets acquired from the Bank or from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it will purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank has an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

                  The Company's current investment policy and current intention is to invest at least 90% of its portfolio in the Initial Mortgage Assets and obligations that are comparable to the Initial Mortgage Assets. Accordingly, potentially 10% of the Company's portfolio could consist of investments in other assets permitted under the Company's investment policy. See "Business and Strategy -- Description of the Company's Investment Policy" and "-- Description of the Companies Management Policies."

                  The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

Management

                  The Board of Directors is composed of five members, two of whom are Independent Directors. An "Independent Director" is a director who is not a current officer or employee of the Company or a current director, officer or employee of the Bank or any affiliate of the Bank. Pursuant to the terms of the Series A Preferred Shares, the Independent Directors must consider the interests of the holders of both the Preferred Stock and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Management."

Year 2000 Issue

                  Pursuant to the Advisory Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Advisory Agreement"), the Bank administers the day-to-day activities of the Company. Pursuant to the Servicing Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Servicing Agreement"), the Bank services the Mortgage Loans on behalf of the Bank. See "Risk Factors-- Relationship with the Bank and Its Affiliates; Conflicts of Interest," "--Dependence upon the Bank," "Business and Strategy--Description of the Initial Mortgage Loans" and "Management--The Bank as Advisor." Accordingly, the Company does not have a material Year 2000 issue.

                  The Bank, as originator and servicer of the Mortgage Loans that underlie the Mortgage Assets and administrator of the day-to-day activities of the Company, has formulated a detailed plan to address the Year 2000 issue. The Bank expects to invest C$35 million dollars from 1997 through 2000 to modify computer software and hardware in relation to the Year 2000 issue. According to such plan, 30% of computer software and 20% of computer hardware were converted and certified accurate by December 31, 1997. By December 31, 1998, the Bank expects 95% of computer software and 50% of computer hardware will be converted and certified accurate. By March 31, 1999, the Bank expects that the conversion and certification of all remaining computer software and hardware will be complete. The plan and budget also provide for monitoring such conversion through the Year 2000.

                            Tax Status of the Company

                  The Company will elect to be taxable as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. As a REIT, the Company generally will not be liable for United States federal income tax to the extent that it distributes its income to the holders of its Common Stock and Preferred Stock, including the Series A Preferred Shares, and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations--Qualifications of the Company as a REIT."

                  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to stockholders at least 95% of its taxable income computed without regard to the dividends paid deduction and the Company's net capital gain ("REIT taxable income"). Notwithstanding its election to be taxable as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "United States Federal Income Tax Considerations."

                            Series A Preferred Shares

Issuer                              NB Capital Corporation, a Maryland
                                    corporation.

Securities Offered                  61,600 Noncumulative Exchangeable Preferred
                                    Shares, Series A.

Ranking The Series A Preferred Shares rank senior to the Common Stock with respect to dividend rights and rights upon liquidation. In order to qualify as a REIT, the capital stock of the Company must be held by at least 100 holders during approximately 90% or more of the taxable year beginning in the Company's second taxable year and in each subsequent taxable year. See "United States Federal Income Tax Considerations -- Stock Ownership Tests." The Company has issued shares of a series of cumulative, senior preferred stock ("Senior Preferred Stock") with an aggregate liquidation preference of up to US$450,000 and limited transferability to ensure that it meets, and will continue to meet, the 100 person ownership requirement for REIT status without having to constantly monitor the number of holders of Preferred Shares. Except for the Senior Preferred Stock, additional shares of Preferred Stock ranking senior to the Series A Preferred Shares may not be issued without the approval of holders of at least two-thirds of the Series A Preferred Shares. Additional shares of Preferred Stock ranking on a parity with the Series A Preferred Shares may not be issued without the approval of a majority of the Board of Directors and a majority of the Independent Directors.

Dividends                           Dividends on the Series A Preferred Shares
                                    are payable at the rate of 8.35% per annum
                                    of the liquidation preference (an amount
                                    equal to US$83.50 per annum per share
                                    calculated by multiplying the annual
                                    dividend rate of 8.35% by the liquidation
                                    preference of US$1,000 per share, assuming
                                    authorization and declaration by the Board
                                    of Directors of four quarterly dividends),
                                    if, when and as authorized and declared by
                                    the Board of Directors. If authorized and
                                    declared, dividends are payable quarterly in
                                    arrears on the 30th day of March, June,
                                    September and December in each year,
                                    commencing June 30, 1998. Except for the
                                    initial period, which shall commence on and
                                    include      , 1998 and end on      1998,
                                    dividends accrue in each quarterly period from the first day of such period, whether or not dividends were paid with respect to the preceding period. Dividends on the Series A Preferred Shares are not cumulative and, accordingly, if no dividend is authorized and declared on the Series A
                                    Preferred Shares by the Board of Directors for a quarterly dividend period, holders of the Series A Preferred Shares will have no right to receive a dividend for that period, and the Company will have no obligation to pay a dividend for that period, whether or not dividends are authorized, declared and paid for any future period with respect to either the Series A Preferred Shares or the Common Stock. If no dividend is paid on the Series A Preferred Shares for a quarterly dividend period, the payment of dividends on the Common Stock will be prohibited for that period and at least the following three quarterly dividend periods. See "Description of Series A Preferred Shares--Dividends."

Liquidation Preference              The liquidation preference for each of the
                                    Series A Preferred Shares is US$1,000.
                                    Upon liquidation, holders of the Series A
                                    Preferred Shares will
                                    also be entitled to receive an amount equal to the quarterly accrued and unpaid dividend, if any, thereon to the date of liquidation. See "Description of Series A
                                    Preferred Shares--Rights Upon Liquidation."

Registration Rights
Agreement                           The Series A Preferred Shares were sold by
                                    the Company on the Issue Date pursuant to the Purchase Agreement dated August 22, 1997 among the Company, the Bank and the Initial
                                    Purchaser (the "Purchase Agreement").
                                    Pursuant to the Purchase Agreement, the
                                    Company and the Initial Purchaser entered into the Registration Rights Agreement. The
                                    Offer and the Exchange Offer are intended to satisfy certain rights under the
                                    Registration Rights Agreement, which
                                    terminate upon the consummation of the Offer and the Exchange Offer. The holders of the Series A Preferred Shares are not entitled to any exchange or registration rights with respect to the Series A Preferred Shares.
                                    The Series A Preferred Shares are subject to the payment of additional interest under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Exchange
                                    Offer; Registration Rights."

Description of the
Series A Preferred Shares           The form and terms of the Series A Preferred
                                    Shares issued by the Company pursuant to the Offer and the Exchange Offer are the same as the form and terms of the Series A Preferred
                                    Shares sold by the Company on the Issue Date except that (i) such Series A Preferred
                                    Shares issued by the Company pursuant to the Offer and the Exchange Offer will be registered under the Securities Act and therefore will not bear legends restricting the transfer thereof and (ii) holders thereof will not be entitled to the registration rights available under the
                                    Registration Rights Agreement, which
                                    registration rights with respect to Series A
                                    Preferred Shares will terminate upon the consummation of the Offer and the Exchange
                                    Offer. See "Description of the Series A
                                    Preferred Shares."

Redemption                          The Series A Preferred Shares are not
                                    redeemable prior to September 3, 2007
                                    (except upon the occurrence of a Tax Event, as defined in "Description of Series A
                                    Preferred Shares--Redemption," on or after
                                    September 3, 2002). On and after September
                                    3, 2007, the Series A Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at any time and from time to time, at the redemption prices set forth herein, plus the quarterly accrued and unpaid dividend, if any, thereon to the date of redemption. Upon the occurrence of a Tax Event, on or after September 3, 2002, the Company will have the right to redeem the Series A Preferred
                                    Shares in whole (but not in part) at a
                                    redemption price equal to the Make-Whole
                                    Amount (as defined in "Description of Series
                                    A Preferred Shares -- Redemption"), plus the quarterly accrued and unpaid dividend, if any, thereon to the date of redemption. Any redemption is subject to the prior written approval of the Superintendent. See
                                    "Description of Series A Preferred
                                    Shares--Redemption." The Series A Preferred
                                    Shares are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities of the Company.

Automatic Exchange                  Each of the Series A Preferred Shares will
                                    be exchanged automatically for one Bank
                                    Preferred Share upon the occurrence of an Exchange Event. See "Description of Series A
                                    Preferred Shares -- Automatic Exchange."

Voting Rights                       Holders of the Series A Preferred Shares
                                    will not have any voting rights, except
                                    as expressly provided herein. On any
                                    matter on which holders of the Series A
                                    Preferred Shares may vote, each of the
                                    Series A Preferred Shares will be entitled to one vote. See "Description of Series A
                                    Preferred Shares--Voting Rights."

Ownership Limits                    Beneficial ownership by any individual
                                    of more than 5% of any outstanding series of Preferred Stock, including the Series A
                                    Preferred Shares offered hereby, is
                                    restricted in order to preserve the
                                    Company's status as a REIT for United
                                    States federal income tax purposes.
                                    See "Description of Capital Stock--
                                    Restrictions on Ownership and Transfer."

Ratings The Series A Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Use of Proceeds                     There will be no proceeds to the Company
                                    from the Offer. The Initial Purchaser will receive all of the net proceeds from the resale of the Series A Preferred Shares.

ERISA Considerations                Each holder of the Series A Preferred Shares
                                    will be deemed to have directed the Company to invest in the Initial Mortgage Assets (as well as the other assets held by the Company and identified at the time of purchase) and represented and agreed that either (A) no part of the assets to be used by it to acquire and hold such Series A Preferred
                                    Shares constitutes the assets of any (I) employee benefit plan (as defined in Section
                                    3(3) of the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or (III) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section
                                    2510.3-101 (collectively, "Plans") or (B) one or more prohibited transaction statutory or class exemptions apply such that the use of such plan assets to acquire and hold such Series A Preferred Shares will not constitute a non-exempt prohibited transaction under ERISA or the Code.

                                    In addition, in the event that the Series A
                                    Preferred Shares are not treated as
                                    "publicly-offered securities" (within the meaning of the above-referenced regulations) as of the dates on which the Offer and the Exchange Offer are consummated or (if no Exchange Offer is consummated) is the shelf registration statement, which the Company is required to file, pursuant to the Registration Rights Agreement, in lieu of or in addition to the Registration Statement, in the event (i) the Company is not permitted to effect the Exchange Offer, (ii) for any reason, the Registration Statement is not declared effective within 180 days of the Issue Date, or (iii) in certain other circumstances (the "Shelf Registration Statement"), is declared effective, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares become "publicly-offered securities," each Plan purchaser will be deemed to have appointed an independent fiduciary (the "Independent Fiduciary"), which will be identified by the Company to exercise any discretionary authority with respect to transactions involving both the Company and the Bank or any Bank affiliate. The Independent

                                    Fiduciary will be identified prior to any such transaction and will be subject to removal and replacement by a majority of the holders of the Series A Preferred Shares.

                                    Any Plan fiduciary that proposes to cause a Plan to invest in Series A Preferred Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. Any such Plan fiduciary should also determine whether the investment in Series A Preferred Shares is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

                             Selected Financial Data

                  The selected financial data presented below as of and for the period from August 20, 1997 (date of inception) to September 30, 1997 are derived from and are qualified by reference to the Financial Statements contained elsewhere in this Prospectus. The selected financial data presented below as of and for the period from August 20, 1997 (date of inception) to September 30, 1997, have been derived from the unaudited financial statements of the Company which, in the opinion of management, include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for such period. The following financial data should be read in conjunction with the Financial Statements contained elsewhere in this Prospectus.

                                                               August 20, 1997
                                                          (date of inception) to
                                                             September 30, 1997

Statement of Income Data:

Revenue.........................................................    $  3,053,269

Operating expenses..............................................               0
                                                                   -------------

Operating profit................................................       3,053,269

Other income (expense):
Income tax......................................................       1,221,307
                                                                   -------------


Net income......................................................   $   1,831,962

Ratio of Earnings to Fixed Charges and Preferred Dividends(1)...             2.7


Balance Sheet Data:

Total assets....................................................   $ 480,391,723
Total liabilities...............................................       2,346,307
8.35% Noncumulative Exchangeable
Preferred stock, Series A........................................    300,000,000
Common stock.....................................................              1
Contribution Surplus ............................................    477,335,453
Retained Earnings ...............................................        706,962

                        Notes to Selected Financial Data

(1) Fixed charges for the period were nil. Preferred dividends were not increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirement because the Company, as a REIT, does not pay taxes.

                                  RISK FACTORS

                  Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Series A Preferred Shares. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include those discussed below.

Absence of Public Market

                  There is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop for the Series A Preferred Shares, the ability of the holders to sell their Series A Preferred Shares or at what price holders of the Series A Preferred Shares will be able to sell their Series A Preferred Shares. Future liquidity and trading prices of the Series A Preferred Shares will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, the market for similar securities and whether the Series A Preferred Shares are listed on a national exchange. The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. The Initial Purchaser has informed the Company that the Initial Purchaser intends to make a market in the Series A Preferred Shares. However, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Series A Preferred Shares. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer Registration Statement or the Shelf Registration Statement. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred Shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

Dividends Not Cumulative

                  Dividends on the Series A Preferred Shares are not cumulative. The Board of Directors may determine, in its business judgment, that it would be in the best interests of the Company to pay less than the full amount of the stated dividend on the Series A Preferred Shares or no dividend for any quarterly dividend period, notwithstanding that funds are available to pay such dividend. Factors that may be considered by the Board of Directors in making this determination are the Company's financial condition and capital needs, legal or regulatory requirements, economic conditions, and such other factors as the Board may deem relevant. Consequently, if the Board of Directors does not authorize and declare a dividend on the Series A Preferred Shares for a quarterly dividend period, the holders of the Series A Preferred Shares would not be entitled to recover such dividend, even if funds are, or subsequently become, available for payment thereof. Notwithstanding the foregoing, to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (not including capital gains) to stockholders. See "--Tax Risks" below and "United States Federal Income Tax Considerations--Taxation of the Company."

Interest Rate Risk and Maturity of Initial Mortgage Loans

                  The Company's income consists principally of interest payments from the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. Interest and principal amounts generated by the Initial Mortgage Loans and obligations that are comparable to the Initial Mortgage Loans enable full payment with respect to the Initial Mortgage Loans. The Initial Mortgage Assets and the Initial Mortgage Loans mature between January 2000 and July 2001. Consequently, (i) if there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal in respect of its Mortgage Assets or Mortgage Loans, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans that generate sufficient income to support the payment of dividends on the Series A Preferred Shares, and (ii) because the rate at which dividends on the Series A Preferred Shares, if, when and as authorized and declared, are payable is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares.

Currency Exchange Rate Risk

                  The Company's income consists principally of interest payments from the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. While the Initial Mortgage Assets are, and the Company's future Mortgage Assets likely will be, denominated in United States dollars, Mortgage Loans are denominated and payable in Canadian dollars. Consequently, if there is a significant decrease in the value of the Canadian dollar, the value in U.S. dollars of the cash flow from Mortgage Loans assigned to the Company by NB Finance (including principal payments) may decrease, which may adversely affect the cash flow to the Company and the Company's ability to pay the dividends on the Series A Preferred Shares. From the beginning of 1994
to and including      , 1998, the exchange rate of the Canadian dollar to the
United States dollar has ranged from C$    to US$1.00 on       to C$    to
US$1.00 on      ; with an average for such period of C$    to US$1.00.

Dividend and Other Regulatory Restrictions on Operations of the Company

                  Because the Company and NB Finance are subsidiaries of the Bank, the Superintendent has the right to examine the Company and NB Finance and their respective activities. Under certain circumstances, including any determination that the Bank's relationship with the Company or NB Finance results in an unsafe and unsound banking practice, the Superintendent has the authority to restrict the ability of the Company or NB Finance to transfer assets, to engage in transactions with the Bank, to make distributions to their stockholders (including dividends to the holders of the Series A Preferred Shares, as described below), or to redeem shares of Preferred Stock. The Superintendent could also require the Bank to sever its relationship with or divest its ownership of the Company. Consequently, such actions could potentially result in the Company's failure to pay dividends in respect of the Series A Preferred Shares or failure to qualify as a REIT, and therefore, result in the Company being (i) subject to United States income tax in the same manner as a regular, domestic corporation and (ii) unless entitled to relief, disqualified from treatment as a REIT for four taxable years following the year during which such qualification was lost. Failure to qualify as a REIT would not necessarily give the Company the right to redeem the Series A Preferred Shares or give the holders thereof the right to have the Series A Preferred Shares redeemed. See "--Tax Risks." In addition, as subsidiaries of the Bank, the Company and NB Finance are subject to supervision by U.S. bank regulators.

Real Estate Market Conditions

                  The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as:
(i) local and other economic and political conditions affecting real estate values, particularly in Quebec, (ii) the level of interest income generated by the Company's Mortgage Assets, (iii) the market value of the Company's Mortgage Assets and (iv) the supply of and demand for the Company's Mortgage Assets. Further, there can be no assurance that the value of the Initial Mortgage Assets, or the value of the real property securing the Initial Mortgage Assets, will remain at the levels existing on the dates of origination of the Initial Mortgage Assets. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's operations and its ability to pay dividends on the Series A Preferred Shares. These foregoing factors may also have an effect on the business and financial condition of the Bank. Consequently, such factors may increase the likelihood of an Exchange Event.

Geographic Concentration of the Real Property Securing the Initial Mortgage
Assets

                  All of the real property securing the Initial Mortgage Assets is geographically concentrated in Canada, primarily located in Quebec, and the real property securing additional Mortgage Assets acquired by the Company is also expected to be geographically concentrated in Canada. Consequently, any actions taken by or on behalf of the Company with respect to such real property will be dependent upon the laws of the jurisdictions in which such real property is located.

                  In addition, from time to time Canada may experience weaker economic conditions and housing markets than the United States which may adversely affect the value of real property and mortgages thereon. Consequently, the Initial Mortgage Assets may be subject to a greater risk of default, individually and in the aggregate, than comparable obligations secured by U.S. real property or comparable obligations secured by real property that is less geographically concentrated.

Limited Recourse Nature of Certain Mortgage Assets; Limitations on CMHC
Insurance

                  The Initial Mortgage Assets are recourse only to the Initial Mortgage Loans, which have been assigned to the Company by NB Finance, and are secured by residential real property underlying the Initial Mortgage Assets. Consequently, in the event of nonpayment of interest or other default on the Initial Mortgage Assets, the Company's only recourse will be to exercise its rights under the Initial Mortgage Loans (principally through foreclosure on the real property securing the Initial Mortgage Assets), either directly or through the Bank.

                  It is anticipated that additional Mortgage Assets acquired by the Company will consist of similar limited recourse obligations. The CMHC insurance with respect to the Initial Mortgage Loans is not a guarantee of timely payment of principal and interest on such Mortgage Loans. Typically, CMHC will only make payments pursuant to its insurance after the approved lender has taken certain actions which may be time consuming and can cause delays in the receipt of such payments. In addition, the CMHC insurance will cease to be in force if any such Initial Mortgage Loan is sold to a person other than a lender approved by CMHC unless such Initial Mortgage Loan continues to be administered by CMHC or a lender approved by CMHC. The regulations of the CMHC stipulate that the terms of repayment of Mortgage Loans shall not be altered and that no derogation from the rights of the mortgagee against the mortgaged property by way of postponement, partial discharge or otherwise shall be granted without first obtaining the approval of the CMHC. Consequently, even though the Mortgage Loans are CMHC insured payments of principal and interest in respect of any Mortgage Loan in default may not, be available from CMHC or, if available, receipt thereof may be delayed.

Balloon Payments

                  The Initial Mortgage Loans do not provide for the amortization of the principal balance thereof over their term to maturity. Accordingly, a principal payment equal to the original balance of such Initial Mortgage Loan less any prepayments thereon will be due on each Initial Mortgage Loan at its maturity date. The ability of the borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. In attempting to do so, the borrower will be affected by a number of factors, including the level of available mortgage rates at the time of attempted sale or refinancing, the mortgagor's equity in the mortgaged property, and prevailing economic conditions and the availability of credit for residential real estate generally. Consequently, Mortgage Loans requiring balloon payments may involve a greater degree of risk than fully amortizing loans.

No Third Party Valuation of the Mortgage Assets; No Arm's-Length Negotiations with Affiliates

                  The Company and the Bank believe that the fair market value of the Initial Mortgage Assets was at least equal the amount that the Company paid for the Initial Mortgage Assets (approximately US$477 million). However, no third party valuations were obtained for purposes of the Offer or the Exchange Offer. Consequently, there can be no assurance that the fair market value of the Initial Mortgage Assets did not differ from the amount that the Company paid for the Initial Mortgage Assets.

                  In addition, it is not anticipated that any third party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Assets even in circumstances where an affiliate of the Company is selling such Mortgage Assets to, or purchasing such Mortgage Assets from, the Company. Consequently, although the Company and the Bank intend that future acquisitions or dispositions of Mortgage Assets will be on a fair market value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) the Bank or any of its affiliates in connection with future acquisitions or dispositions of Mortgage Assets will not differ from the fair market value of such Mortgage Assets.

Relationship with the Bank and Its Affiliates; Conflicts of Interest

                  The Bank and its affiliates are involved in virtually every aspect of the Company's existence. The Bank is the sole holder of the Common Stock and administers the day-to-day activities of the Company under the Advisory Agreement. The Bank also services Mortgage Loans on behalf of the Company under the Servicing Agreement. In addition, other than the Independent Directors, all of the officers and directors of the Company are also officers and/or directors of the Bank and/or affiliates of the Bank. As the holder of all of the outstanding voting stock of the Company, the Bank will have the right to elect all directors of the Company, including the Independent Directors.

                  The Bank and its affiliates may have interests which are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including, without limitation, the issuance of the Initial Mortgage Assets; future acquisitions of Mortgage Assets from the Bank and/or affiliates of the Bank; servicing of Mortgage Loans (including the Initial Mortgage Loans); future dispositions of Mortgage Assets to the Bank or affiliates of the Bank; and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank and/or its affiliates, on the other hand, be fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Assets or in connection with the servicing of Mortgage Loans. The requirement in the Company's charter (the "Charter") that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. See "Business and Strategy--Management Policies and Programs--Conflict of Interest Policies."

Dependence upon the Bank

                  Pursuant to the Advisory Agreement, the Bank administers the day-to-day operations of the Company. Pursuant to the Servicing Agreement, the Bank services the Initial Mortgage Loans on behalf of, and as agent for, the Company. Consequently, (i) the Company is dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of the officers and employees of the Bank and (ii) the Company is dependent upon the expertise of the Bank for the servicing of Mortgage Loans. The Bank may subcontract all or a portion of its obligations under the Advisory Agreement, and the Bank may subcontract all or a portion of its obligations under the Servicing Agreement, to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing Mortgage Assets. Consequently, in the event the Bank subcontracts its obligations in such a manner, the Company will be dependent upon the subcontractor to provide services. See "Management--The Bank" and "Business and Strategy--Servicing."

Risk of Future Revisions in Policies and Strategies by Board of Directors

                  The Board of Directors has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares. Consequently, holders of the Series A Preferred Shares cannot preclude the Board of Directors from revising such policies and strategies and the ultimate effect of such revision in the policies and strategies of the Company on a holder of the Series A Preferred Shares may be negative. See "Business and Strategy--Management Policies and Programs."

Certain Risks Associated with the Bank

                  The purchase of Series A Preferred Shares involves risks to the holder of such shares with respect to the performance and capital levels of the Bank. An imminent failure to pay dividends on preferred shares of the Bank when due, a decline in the capital levels of the Bank or an act of the Superintendent could result in the Series A Preferred Shares being exchanged automatically for the Bank Preferred Shares. Consequently, (i) the Bank Preferred Shares would be an investment in the Bank and not in the Company and
(ii) as a result of an Exchange Event, holders of the Series A Preferred Shares would be required to exchange their Series A Preferred Shares for Bank Preferred Shares and become preferred shareholders of the Bank at a time when the Bank is experiencing financial difficulties or its financial condition is deteriorating or when the Bank has been taken over by the Superintendent or proceedings for the winding-up of the Bank have been commenced. An Exchange Event includes the Superintendent electing to cause the Automatic Exchange.

                  An investment in the Bank is also subject to certain risks that are distinct from the risks associated with an investment in the Company, including the general risks inherent in equity investments in depository institutions. In the event of a winding-up of the Bank, the claims of depositors and secured, senior, general and subordinated creditors of the Bank would be entitled to a priority of payment over the claims of holders of equity interests, such as the Bank Preferred Shares. Consequently, if the Bank were to be wound up, the holders of the Series A Preferred Shares likely would receive, if anything, substantially less than they would have received had the Series A Preferred Shares not been exchanged for the Bank Preferred Shares.

                  If an Exchange Event occurs, the Bank would likely be prohibited from paying dividends on the Bank Preferred Shares. The Bank's ability to pay dividends on the Bank Preferred Shares would also be subject to various restrictions under applicable regulations and certain contractual provisions. In addition, dividends on the Bank Preferred Shares owned by U.S. investors will generally be subject to Canadian nonresident withholding tax. Consequently, in the event of an Exchange Event, holders of Series A Preferred Shares automatically exchanged for Bank Preferred Shares would likely receive no dividends or, in the alternative, if dividends were paid on the Bank Preferred Shares, holders of Series A Preferred Shares automatically exchanged for Bank Preferred Shares would become subject to Canadian nonresident withholding tax. The Bank currently has outstanding three series of cumulative First Preferred Shares and three series of non-cumulative First Preferred Shares. The Bank may not, without the approval of the holders of all such series and any future series, create or issue any shares ranking in priority to or equally therewith if any cumulative dividends have not been declared and paid or set aside for payment or any declared and unpaid non-cumulative dividends have not been paid or set aside for payment. Immediately prior to any failure by the Bank to declare and pay or set aside for payment, the Series A Preferred Shares will be automatically exchanged for Bank Preferred Shares. See "Canadian Federal Income Tax Considerations." Potential holders of the Series A Preferred Shares should carefully consider the foregoing.

Tax Risks

                  Adverse Consequences of Failure to Qualify as a REIT.

                  The Company operates so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Shearman & Sterling has rendered an opinion, described under "United States Federal Income Tax Considerations" below, that, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control, and not addressed by the opinion of Shearman & Sterling, may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, or future administrative interpretations or court decisions, will not significantly change the tax laws with respect to qualification as a REIT or the United States federal income tax consequences of such qualification. Since the Company anticipates fewer than 100 holders of the Series A Preferred Shares, the Company has issued shares of its Senior Preferred Stock to meet the 100 person ownership requirement for REIT status.

                  The Company is relying on the opinion of Shearman & Sterling, counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or the courts and no assurance can be given that such opinion will not be challenged by the IRS.

                  Consequently, (i) if the Company fails to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to United States federal income tax on its taxable income in the same manner as a regular, domestic corporation, (ii) as a result, the amount available for distribution to the Company's stockholders, including the holders of the Series A Preferred Shares, would be reduced for the year or years involved and (iii) unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which REIT qualification was lost. The failure of the Company to qualify as a REIT would not necessarily give the Company the right to redeem the Series A Preferred Shares, nor would it give the holders of the Series A Preferred Shares the right to have their shares redeemed. See "Description of Series A Preferred Shares--Redemption."

                  Notwithstanding the fact that the Company currently operates in a manner designed to enable it to qualify as a REIT, future economic, market, legal, tax and other considerations may cause the Board of Directors to determine that it is in the best interests of the Company and the holders of the Common Stock and the Series A Preferred Shares to revoke the Company's REIT election. As long as any of the Series A Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Directors. United States federal income tax law prohibits the Company from electing to be taxable as a REIT for the four taxable years following the year of such revocation. See "United States Federal Income Tax Considerations."

                  REIT Requirements with Respect to Stockholder Distributions.

                  To qualify as a REIT under the Code, the Company is generally required each year to distribute as dividends to its stockholders at least 95% of its "REIT taxable income" (excluding capital gains). Failure to comply with this requirement would result in the Company failing to qualify as a REIT. Consequently, the Company would become subject to tax at normal corporate rates. In addition, the Company would be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods. Under certain circumstances, the Superintendent may restrict the ability of the Company, as a subsidiary of the Bank, to make distributions to its stockholders. Consequently, such a restriction could result in the Company's failing to satisfy the REIT requirements with respect to stockholder distributions. See "--Dividend and Other Regulatory Restrictions on Operations of the Company."

                  Redemption upon Occurrence of a Tax Event.

                  At any time following the occurrence of a Tax Event on or after September 3, 2002, even if such Tax Event occurs prior to September 3, 2007, the Company will have the right to redeem the Series A Preferred Shares in whole but not in part, subject to the prior written approval of the Superintendent. The occurrence of a Tax Event will not, however, give the holders of the Series A Preferred Shares any right to have such shares redeemed. See "Description of Series A Preferred Shares--Redemption."

                  Automatic Exchange upon Occurrence of an Exchange Event.

                  Upon the occurrence of an Exchange Event, the outstanding Series A Preferred Shares will be exchanged automatically on a one-for-one basis for Bank Preferred Shares. See "Description of Series A Preferred Shares--Automatic Exchange." The Automatic Exchange will be a taxable event. Consequently, each holder of the Series A Preferred Shares will have a gain or loss, as the case may be, equal to the difference between the basis of such holder in the Series A Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange. See "United States Federal Income Tax Considerations--Tax Treatment of Automatic Exchange."

                  Changes in Tax Law.

                  Under current tax law, payments on the Initial Mortgage Loans and the Initial Mortgage Assets are not subject to any imposition of withholding tax. There can be no assurance, however, that as a result of any change in any applicable law, treaty, rule or regulation or any interpretation thereof, the payments on the Initial Mortgage Loans or the Initial Mortgage Assets might not in the future become subject to withholding tax. In the event that any withholding tax is imposed on payments of interest on the Initial Mortgage Loans, neither NB Finance nor the Company will be entitled to receive additional amounts to compensate for such withholding tax and accordingly, such tax would reduce the amount available to make payments on the Initial Mortgage Assets. Consequently, there can be no assurance that the remaining payments on the Initial Mortgage Assets would be sufficient to make timely payments of dividends on the Series A Preferred Shares.

                  Ownership of the Series A Preferred Shares.

                  If the possibility of the occurrence of the Automatic Exchange caused the Bank to be viewed from the date of issuance of the Series A Preferred Shares as the holder for U.S. federal income tax purposes of the Series A Preferred Shares, distributions on the Series A Preferred Shares would be subject to withholding of United States federal income tax at a 30 percent rate. Consequently, the Company, as withholding agent, would be liable for the payment of such tax, which would reduce the amount available to pay dividends on the Series A Preferred Shares.


Canadian Legal Considerations

                  A mortgagee (referred to in the Province of Quebec as a "hypothecary creditor") holding a mortgage (referred to in the Province of Quebec as a "hypothec") on a residential property located in the Province of Quebec may, when the mortgagor is in default and the mortgagee's claim is due and payable, take possession of such residential property in payment of its claim or have the property sold by judicial authority. Such mortgagee must notify the mortgagor at least 60 days prior to taking any action and register such notice at the appropriate registry office for the residential property before it may seek any remedies. If at the time the mortgagee's prior notice is registered the mortgagor has discharged at least one-half of the obligations secured by the mortgage, the mortgagee must obtain court authorization prior to exercising its remedy of taking the property in payment. Subsequent mortgagees or the mortgagor may, within the 60-day period following the registration of the mortgagee's notice, require the mortgagee to abandon its remedy of taking the property in payment and, instead, have the property sold by judicial authority. In order to exercise this right, a subsequent mortgagee must furnish a bond guaranteeing that the price at which the property will be sold at a judicial sale will satisfy in full the prior mortgagee's claim.

                  Under Quebec law, until a mortgagor is notified of the transfer of the mortgagee's interest in the mortgage, the mortgagor or any third party, including a trustee in bankruptcy, may not be bound by such transfer. Furthermore, until such transfer is registered at the registry office where the mortgaged property is located, and a certified statement of registration is furnished to the mortgagor, the transferee's rights may be subject to the rights, title and interest of a subsequent assignee of the mortgage that has properly registered its interest therein and notified the mortgagor thereof.

                  For residential properties outside the Province of Quebec, remedial proceedings in the nature of foreclosure or sale by power of sale may be taken to enforce the rights of a mortgagee when a mortgagor is in default, provided that there has been compliance with the laws of the local jurisdiction.

                  Most provinces in Canada, including Quebec, have laws, public policy and general principles of equity relating to the protection of mortgagors. Consequently, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Initial Mortgage Loans, may entitle mortgagors to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

                                   THE COMPANY

                  On August 20, 1997, the Company was incorporated under the laws of the State of Maryland for the purpose of providing U.S. investors with the opportunity to invest in Canadian residential mortgages and other real estate assets. The Company began operations on September 3, 1997. The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property as well as certain other qualifying REIT assets. The Company's Mortgage Assets currently consist of sixteen hypothecation loans (the "Initial Mortgage Assets") issued to the Company by NB Finance that are recourse only to sixteen pools of, in the aggregate, 12,101 Mortgage Loans (the "Initial Mortgage Loans"). Mortgage Loans consist of CMHC- insured residential first mortgages that are secured by real property located in Canada. See "Business and Strategy--Description of Initial Mortgage Assets" and "--Description of Initial Mortgage Loans." At least 90% of the Company's Mortgage Assets consist of obligations that are recourse only to Mortgage Loans and that are secured by real property.

                  Generally, the Company acquired its Mortgage Assets from the Bank and affiliates of the Bank. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. The Bank administers the day-to-day operations of the Company under the Advisory Agreement. All of the Common Stock is owned by the Bank. The Company will elect to be taxable as a REIT under the Code and will generally not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. For a further description of the operations of the Company, see "Business and Strategy," "Management," "Risk Factors" and "United States Federal Income Tax Considerations."

                  The Series A Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of the Exchange Event. CONSEQUENTLY, HOLDERS OF THE SERIES A PREFERRED SHARES COULD BE REQUIRED TO EXCHANGE THEIR SERIES A PREFERRED SHARES FOR BANK PREFERRED SHARES, WITHOUT ANY ACTION BY THE HOLDER THEREOF, AT A TIME WHEN THE BANK IS EXPERIENCING FINANCIAL DIFFICULTIES OR ITS FINANCIAL CONDITION IS DETERIORATING OR WHEN THE SUPERINTENDENT HAS TAKEN CONTROL OF THE BANK OR PROCEEDINGS FOR THE WINDING-UP OF THE BANK HAVE BEEN COMMENCED. See "Description of Series A Preferred Shares--Automatic Exchange."

                                 USE OF PROCEEDS

                  There will be no proceeds to the Company from the Offer. The Initial Purchaser will receive all of the net proceeds from the sale of the Series A Preferred Shares.

                                 CAPITALIZATION

                  The following table sets forth the capitalization of the Company as of September 30, 1997 (i) on an actual basis and (ii) as adjusted to reflect the sale of the Old Preferred Shares by the Company and the application of the net proceeds therefrom.
                                                             September 30, 1997
                                                                (In thousands,
                                                              except share data)
Debt
Total long-term debt.............................................US$      --
Stockholders' Equity
PreferredStock, US$.01 par value per share; none
         authorized, issued and outstanding, actual;
         and 10,000,000 shares authorized,
300,000 shares
         issued and outstanding, as adjusted.....................          3
Common Stock, US$.01 par value per share; 1,000 shares
         authorized, 100 shares issued and outstanding,
         actual and as adjusted..................................            (1)
                                                                 -----------
Additional paid-in capital                                           483,335
Total stockholders' equity                                           483,338 (1)
Total Capitalization                                              US$483,338
                                                                  ==========

---------------------------
(1) The Company was formed with an initial capitalization of US$1,000. Contemporaneously with the consummation of the Original Offering, the Bank made capital contributions to the Company equal to US$177,000,000 plus an amount sufficient to pay the Initial Purchaser's discount of US$6,000,000 ("Initial Purchaser's Discount") and the expenses of the Original Offering and the formation of the Company payable by the Company, estimated by the Company to be approximately US$750,000. The additional paid-in capital of US$483,335,000 represents (i) the total capital contributions made by the Bank to the Company minus the aggregate Initial Purchaser's Discount and the expense of the Original Offering and the formation of the Company payable by the Company and
         (ii) the full US$300,000,000 of proceeds of the Original Offering minus the aggregate US$3,000 par value of the Old Preferred Shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

                  The Company has been organized and will elect to be taxable as a REIT under the Code and, as such, expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of its REIT taxable income, subject to certain adjustments. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT taxable income, subject to certain adjustments.

                  The Company's principal short-term and long-term liquidity needs are to pay quarterly dividends on the Series A Preferred Shares, to pay fees and expenses of the Bank pursuant to the Servicing Agreement and the Advisory Agreement, and to pay franchise fees and expenses of advisors, if any, to the Company. The Company does not have any indebtedness (current or long-term), other material capital expenditures, balloon payments or other payments due on other long-term obligations. No negative covenants have been imposed on the Company.

                  The Company's revenues are derived from its Mortgage Assets. The US$477 million of Initial Mortgage Assets are over-collateralized by the C$828 million (US$596 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will provide more than sufficient funds to make full payments with respect to the Initial Mortgage Assets and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the Series A Preferred Shares. To the extent that the cash flow from its Mortgage Assets exceeds those amounts, the Company will use the excess to fund the acquisition of additional Mortgage Assets and make distributions on the Common Stock.

                              BUSINESS AND STRATEGY

General

                  The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property, as well as certain other qualifying REIT assets. Currently, the Company's Mortgage Assets consist of sixteen hypothecation loans issued to the Company by NB Finance (the "Initial Mortgage Assets") that are recourse only to the sixteen pools of, in the aggregate, 12,101 CMHC-insured residential first mortgages secured by real property located in Canada (the "Initial Mortgage Loans"). The Company acquired the Initial Mortgage Assets for an aggregate purchase price of approximately US$477 million. See "--Description of Initial Mortgage Assets" and "--Description of Initial Mortgage Loans."

                  In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company consist of the Initial Mortgage Assets and other real estate assets that are of the type set forth in Section 856(c)(6)(B) of the Code. See "United States Federal Income Tax Considerations."

Description of Dividend Policy

                  Dividends on the Series A Preferred Shares are payable at the rate of 8.35% per annum of the liquidation preference (an amount equal to US$83.50 per annum per share, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends), if, when and as authorized and declared by the Board of Directors. The US$477 million of Initial Mortgage Assets are overcollateralized by C$828 million (US$596 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will more than provide sufficient funds to make full payments with respect to Initial Mortgage Assets and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the Series A Preferred Shares. The Company expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of the Company's "REIT taxable income". In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT taxable income (excluding capital gains) to stockholders. The Company anticipates that none of the dividends on the Series A Preferred Shares and none or no material portion of the dividends on the Common Stock will constitute non-taxable returns of capital.

                  Dividends will be authorized and declared at the discretion of the Board of Directors after considering the Company's distributable funds and financial requirements, tax considerations and other factors. There are, however, several limitations on the Company's ability to pay dividends on the Common Stock (none of which should adversely affect the legal right of the Company to pay dividends on the Series A Preferred Shares). First, under the Company's current dividend policy, the Company may not make any distribution in respect of the Common Stock to the extent that, after taking into account such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Stock and Common Stock in any year would exceed 105% of the Company's REIT taxable income for that year, plus net capital gains of the Company for that year. This policy regarding the limitation on payment of dividends on the Common Stock may not be modified without the approval of a majority of the Independent Directors. Second, if the Company fails to authorize and declare and pay the stated dividend on the Series A Preferred Shares in any dividend period, the Company may not pay any dividends with respect to the Common Stock until such time as dividends on all outstanding Series A Preferred Shares have been (i) authorized and declared and paid for three consecutive dividend periods and (ii) authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for the fourth consecutive dividend period. See "Description of Series A Preferred Shares--Dividends." Third, the Maryland General Corporation Law ("MGCL") provides that dividends may be paid on the stock of a corporation only if, after payment of the distribution,
(i) the corporation would be able to pay its indebtedness as such indebtedness becomes due in the usual course of business and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise (which the Charter does), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights on dissolution of stockholders whose rights on dissolution are superior to those receiving the distribution. It is possible that these limitations on the Company's ability to pay dividends on the Common Stock could affect the ability of the Company to qualify as a REIT under the Code. See "United States Federal Income Tax Considerations--Taxation of the Company."

Description of the Company's Investment Policy

                  General.

                  The Company has formulated the following investment policy. This policy may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independence Directors without a vote of the Company's stockholders, including holders of Series A Preferred Shares. See "Risk Factors -- Risk of Future Revision in Policies and Strategies by the Board of Directors." There is no specific policy with respect to the amount or percentage of assets which will be invested in any specific property. All investments will be made primarily for income.

                  The general policy of the Bank with respect to uninsured loans is to lend no more than 75% of the appraised value of the asset securing such loan.

                  Initial Mortgage Assets.

                  Percentage of current portfolio: 100%. The Company's investments currently consist solely of the Initial Mortgage Assets (i.e., sixteen hypothecation loans, in the aggregate amount of US$477 million, issued by NB Finance to the Company) that are recourse only to the Initial Mortgage Loans (i.e., sixteen pools of CMHC-insured residential first mortgages, in the aggregate amount of C$828 million (US$596 million) originated by the Bank or acquired by the Bank from other lenders approved by the National Housing Act (an "NHA-Approved Lender"). The Initial Mortgage Assets are secured by residential real property located in Quebec underlying the Initial Mortgage Loans. See "--Description of the Initial Mortgage Assets." The Company's current investment policy is to invest at least 90% of its portfolio in the Initial Mortgage Assets and obligations that are comparable to the Initial Mortgage Assets. The maturities of the Initial Mortgage Assets range from January 2000 to July 2001. Accordingly, after July 2001, the Company's portfolio will not include any Initial Mortgage Assets.

                  Mortgage Loans.

                  Percentage of current portfolio: 0%. While no Mortgage Loans are included in the Initial Mortgage Assets and while the Company has no current intention to acquire Mortgage Loans, the Company may from time to time acquire individual residential Mortgage Loans or pools of residential Mortgage Loans from the Bank or other NHA-Approved Lenders. All Mortgage Loans will consist of CMHC-insured residential first mortgages and, accordingly, will be virtually free of credit risk. The properties underlying such Mortgage Loans are expected to be located in Canada. See "--Description of the Initial Mortgage Loans." Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage Loans.

                  Residential Mortgage Loans.

                  Percentage of current portfolio: 0%. While no residential mortgages are included in the Initial Mortgage Assets and while the Company has no current intention to acquire residential mortgages, the

Company may from time to time acquire individual residential mortgages other than Mortgage Loans ("Residential Mortgage Loans"). These Residential Mortgage Loans are expected to meet the requirements for sale to governmental or private mortgage conduit programs or other investors in the secondary mortgage market (i.e., such Residential Mortgages must be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages) or include some form of credit enhancement (such as over-collateralization, letter of credit or accumulated cash)).

                  While Mortgage Loans benefit from CMHC insurance, there can be no assurance that any Residential Mortgage Loans acquired by the Company will be similarly protected. Some Residential Mortgage Loans are, however, insured by Mortgage Insurance Company of Canada (now part of GE Capital), therefore considerably mitigating any credit risk relating to those mortgages. Moreover, large (i.e., more than four housing units) residential uninsured mortgage loans sold to the Company must have a Bank (as of the time of a sale) "credit score" of five or better. The Bank has an internal credit scoring system whereby the risk of large residential loans is ranked from one (the least risk) to ten (the most risk) according to different factors such as the cash flow derived from the mortgaged property. Potentially, up to 10% of the Company's portfolio could be comprised of Residential Mortgage Loans.

                  Mortgage-Backed Securities.

                  Percentage of current portfolio: 0%. While no Mortgage-Backed Securities are included in the Initial Mortgage Assets and while the Company has no current intention to acquire Mortgage-Backed Securities, the Company may from time to time acquire fixed-rate or variable-rate Mortgage-Backed Securities representing interests in pools of mortgage loans such as a NHA Mortgage-Backed Security ("NHA MBS") that evidences an undivided interest in a pool of first mortgages originated by certain approved financial institutions in Canada and insured by CMHC. There are four different types of NHA MBS pools. The "exclusive homeowner" pools are classified as prepayable because the borrowers within this type of pool have the option to prepay their mortgage (often at a penalty) in accordance with the specific terms of the mortgage. Depending upon the specific exclusive homeowner pool, the appropriate penalty may or may not be passed through to the investors. The "mixed" pools are comprised of a combination of homeowner, multiple family or social housing mortgages. The "multi-family" pools are comprised exclusively of multiple family loans and are generally not prepayable. Also, there is a special category of NHA MBS pool created to allow exclusive pools of "social housing mortgages" (mortgages issued to finance low-cost housing for senior citizens, the disabled and economically disadvantaged). The key feature of social housing pools is the absence of prepayment at the option of the borrower on the underlying mortgages; this makes them more attractive to investors who seek predictable cash flow. A portion of any NHA MBS that the Company purchases may have been originated by the Bank by exchanging pools of Mortgage Loans for the Mortgage-Backed Securities. The Company does not intend to acquire any interest-only, principal-only or similar speculative Mortgage-Backed Securities. Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage-Backed Securities. Additionally, the Company could potentially acquire all of the Mortgage-Backed Securities of any one issuer; provided that such acquisition does not exceed 10% of the Company portfolio.

                  Timely payment of both principal and interest on NHA MBS is unconditionally guaranteed by CMHC. In the event the Company were to buy non-NHA MBSs, the investment policies of the Company would require such MBSs to be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages), and the underlying mortgages would be required to be first lien mortgages.

                  In general, the risk associated with investments in Mortgage-Backed Securities are credit risk and prepayment risk. Credit risk refers to the risk of not receiving either principal or interest payments. In the case of a NHA MBS, credit risk is not an issue since CMHC unconditionally guarantees timely payment of both principal and interest. For a non-NHA MBS, credit risk is strongly mitigated by the fact that the Company can, pursuant to its current investment policy, only buy "A" (or better) rated instruments. In general, a non-NHA

MBS rated "A" or better are credit enhanced by over-collateralization, a letter of credit, an initial deposit into a cash collateral account or the presence of one or more subordinated classes. Prepayment risk is the risk of receiving unscheduled principal payments while the Mortgage-Backed Security is worth more than par. For example, a sale will usually trigger a prepayment. More importantly for investors, prepayments are motivated by a decline in interest rates. In Canada, however, prepayment risk is mitigated by two factors: (a) lenders usually charge prepayment penalties, thereby reducing the incentive to prepay and (b) almost all mortgages are relatively short-term (typically, 6 month to 5 years) balloon mortgages, also reducing the impact of prepayments.

                  Commercial Mortgage Loans.

                  Percentage of current portfolio: 0%. While no Commercial Mortgage Loans are included in the Initial Mortgage Assets and while the Company has no current intention to acquire any Commercial Mortgage Loans, the Company may from time to time acquire Commercial Mortgage Loans secured by industrial and warehouse properties, recreational facilities, office buildings, retail space and shopping malls, hotels and motels, nursing homes or senior living centers. The Company's current policy is not to acquire any interest in a Commercial Mortgage Loan if Commercial Mortgage Loans would constitute more than 5% of the total book value of the Company's Mortgage Assets immediately following such acquisition. Also, Commercial Mortgage Loans sold to the Company must have a Bank (as of the time of the sale) credit score of five or better. See "--Residential Mortgage Loans." Unlike Mortgage Loans and Residential Mortgage Loans, Commercial Mortgage Loans generally lack standardized terms. Commercial Mortgage Loans may also not be fully amortizing, meaning that they may have a significant principal balance or "balloon" payment due on maturity. Moreover, commercial properties, particularly industrial and warehouse properties, are generally subject to relatively greater environmental risks than non-commercial properties, generally giving rise to increased costs of compliance with environmental laws and regulations. There is no requirement regarding the percentage of any commercial real estate property that must be leased at the time the Company acquires a Commercial Mortgage Loan secured by such commercial real estate property, and there is no requirement that Commercial Mortgage Loans have third party guarantees.

                  Commercial Mortgage Loans will not be CMHC insured and the credit quality of a Commercial Mortgage Loan may depend on, among other factors, the existence and structure of underlying leases, the physical condition of the property (including whether any maintenance has been deferred), the creditworthiness of tenants, the historical and anticipated level of vacancies and rents on the property and on other comparable properties located in the same region, potential or existing environmental risks, the availability of credit to refinance Commercial Mortgage Loans at or prior to maturity and the local and regional economic climate in general. Foreclosures of defaulted Commercial Mortgage Loans are generally subject to a number of complicating factors, including environmental considerations, which are generally not present in foreclosures of Residential Mortgage Loans. Potentially, up to 5% of the Company's portfolio could be comprised of Commercial Mortgage Loans.

                  Partnership Interests.

                  Percentage of current portfolio: 0%. While no partnership interests are included in the Initial Mortgage Assets and while the Company has no current intention to acquire any partnership interests, the Company may from time to time acquire limited partnership interests in partnerships the only activities of which are the purchase and ownership of Mortgage Loans ("Partnership Interests") that are comparable to the Initial Mortgage Loans (i.e., government insured residential first mortgages). The ability to invest in Partnership Interests allows the Company to acquire Partnership Interests that in effect function as conduits for Mortgage Loans, as an alternative to acquiring a direct interest in such Mortgage Loans. Any Partnership Interests would be economically comparable to an investment in Mortgage Loans. The limitations imposed by the REIT rules on the ownership of Partnership Interests are the same as those imposed on the ownership of Mortgage Loans. Potentially, up to 10% of the Company's portfolio could be comprised of Partnership Interests.

                  Other Assets.

                  Percentage of current portfolio: 0%. While the Company has no current intention to do so, the Company may invest up to 10% of the total value of its portfolio in assets eligible to be held by REITs other than those described above. Assets eligible to be held by REITs are, and therefore the Company's portfolio could include, cash, cash equivalents, government securities and shares or interests in other REITs. Cash, cash equivalents and government securities would be expected to be relatively low risk investments. However, the return on investment related thereto would also be expected to be relatively low. The Company expects that any investment in shares or interests in other REITs would be made in REITs holding assets similar to the Initial Mortgage Loans. Accordingly, the expected risks and return related to such an investment would be similar to the risks and returns related to the Initial Mortgage Assets and Initial Mortgage Loans.

Description of the Company's Management Policies.

                  General.

                  In administering the Company's Mortgage Assets, the Bank has a high degree of autonomy. The Board of Directors has, however, adopted certain policies to guide the Company and the Bank with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares. See also "--Dividend Policy"; "Risk Factors--Risk of Future Revisions in Policies and Strategies by Board of Directors."

                  Asset Acquisition and Disposition Policies.

                  The Company may, from time to time, use payments of interest and principal in respect of its Mortgage Assets to purchase additional Mortgage Assets (which are essentially loans to other persons secured by real property) and may also purchase additional Mortgage Assets out of the proceeds from the issuance, and not by direct issuance, of additional shares of Preferred Stock or the contribution of additional capital by the Bank; provided, however, that (i) to the extent that the investment of such payments or proceeds occurs prior to the consummation of the Exchange Offer, such payments or proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations which will be purchased on the open market or from entities unaffiliated with the Bank or the Company or banks that are not affiliated with the Bank and (ii) in the event that the Series A Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Offer and the Exchange Offer are consummated, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares become "publicly-offered securities," any investment by the Company in any Mortgage Assets in a transaction with the Bank and/or affiliates of the Bank will be made only upon the decision of the Independent Fiduciary. The Company has acquired all or substantially all of such Mortgage Assets from the Bank and/or affiliates of the Bank, on terms that are comparable to those that could be obtained by the Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with any third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it would purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank had an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

                  At least 90% of the Company's portfolio will consist of the Initial Mortgage Assets and obligations which are comparable to the Initial Mortgage Assets. The Company may, however, invest in other assets eligible to be held by REITs. See "--Description of the Company's Investment Policy." The Company's current policy prohibits the acquisition of an interest in any Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities or a Partnership Interest) which is delinquent in the payment of principal or interest at the time of proposed acquisition.

                  Capital and Leverage Policies.

                  To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, or retention of cash flow (after consideration of the provisions of the Code requiring the distribution by a REIT of a certain percentage of its income annually and taking into account taxes that would be imposed on the Company's undistributed taxable income), or a combination of these methods. The Company will have no debt outstanding following consummation of the Exchange Offer and has no intention of incurring any indebtedness in the future.

                  In order to qualify as a REIT, the capital stock of the Company must be held by at least 100 holders during approximately 90% or more of the taxable year beginning in the Company's second taxable year and each subsequent taxable year. See "United States Federal Income Tax Considerations--Stock Ownership Tests." The Company has issued Senior Preferred Shares with an aggregate liquidation preference of up to US$450,000 and limited transferability to ensure that it meets, and will continue to meet, the 100 person ownership requirement for REIT status without having to constantly monitor the number of holders of Preferred Shares. Except for such Senior Preferred Shares, the Company may not, pursuant to its Charter, issue additional shares of Preferred Stock senior to the Series A Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation, without the consent of holders of at least two-thirds of the outstanding shares of Preferred Stock at that time, including the Series A Preferred Shares, and the Company may not issue additional shares of Preferred Stock on a parity with the Series A Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation without the approval of a majority of the Independent Directors. The Company does not currently intend to issue any additional series of Preferred Stock unless it simultaneously receives additional capital contributions from the Bank equal to the sum of 59% of the aggregate offering price of such additional Preferred Stock and the Company's expenses in connection with the issuance of such additional shares of Preferred Stock. Prior to its issuance of additional shares of Preferred Stock, the Company will take into consideration the Bank's regulatory capital requirements and the cost of raising and maintaining that capital at the time.

                  Credit Risk Management Policies.

                  The Company intends that each Mortgage Loan, if any, acquired from the Bank, an affiliate of the Bank, or an unrelated third party in the future will represent a first lien position, will be covered by valid CMHC insurance and will be originated in the ordinary course of the originator's real estate lending activities based on the underwriting standards generally applied (at the time of origination) for the originator's own account. The Company also expects that all Mortgage Loans held by the Company directly or indirectly will be serviced pursuant to the Servicing Agreement, or a similar agreement which requires servicing in conformity with accepted secondary market standards, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures.

                  Conflict of Interest Policies.

                  Because of the nature of the Company's relationship with the Bank and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Assets from, or disposition of Mortgage Assets to, the Bank or its affiliates and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the

Company's policy that the terms of any dealings with the Bank and its affiliates will be consistent with those available from third parties. In addition, neither the Advisory Agreement nor the Servicing Agreement may be renewed, terminated or modified by the Company without the approval of a majority of the Independent Directors.

                  Conflicts of interest between the Company and the Bank and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that the Bank or one of its affiliates may have with a borrower. Conflicts could also arise in connection with actions taken by the Bank as a controlling stockholder in the Company. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank or its affiliates, on the other hand, including, without limitation, the Servicing Agreement, be fair to all parties and consistent with market terms for such types of transactions. The Servicing Agreement provides that foreclosures and dispositions in connection with Mortgage Loans will be performed with a view toward maximizing the recovery by the Company of amounts due on its Mortgage Assets and the Bank will be required to service Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of the Bank or any of its other affiliates. The requirement in the terms of the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that any such dealings will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

                  There are no provisions in the Charter limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, the Bank and its affiliates have direct interests in transactions with the Company (including without limitation the issuance of Mortgage Assets to the Company); however, none of the officers or directors of the Company will have any interests in such Mortgage Assets.

                  Other Policies.

                  The Company operates in a manner that will not subject it to regulation under the Investment Company Act of 1940, as amended, including by investing primarily in mortgages and other interests in and liens on real estate.

                  The Company intends to distribute to stockholders annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Charter provides that following the consummation of the Offer and the Exchange Offer the Company shall maintain its status as a reporting company under the Exchange Act, for as long as any of the Series A Preferred Shares are outstanding.

                  The Company currently has no intention to (a) invest in securities of other issuers for the purpose of exercising control or (b) underwrite securities of other issuers. The Company intends, and has the ability, to hold the Mortgage Assets and the underlying Mortgage Loans until maturity. Although the Company has no current intention to do so, the Company may, pursuant to the terms of its Charter, redeem the Preferred Shares. See "Description of the Series A Preferred Shares--Redemption."

                  The Company makes investments and operates its business at all times in such a manner as to comply with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Directors, subject to approval by a majority of the Independent Directors, to determine that it is in the best interests of the Company and its stockholders to revoke the Company's REIT status.

Description of the Initial Mortgage Assets

                  The Initial Mortgage Assets are comprised of sixteen hypothecation loans issued by NB Finance to the Company. The Company acquired the Initial Mortgage Assets pursuant to the terms of a loan agreement with NB Finance. Each Initial Mortgage Asset is recourse only to the Initial Mortgage Loan securing such Initial Mortgage Asset. Each Initial Mortgage Loan is a pool of between 130 and 2,561 CMHC- insured residential first mortgages. See "Description of the Initial Mortgage Loans." Each Initial Mortgage Asset is further secured by the residential real property underlying such CMHC-insured first mortgages. Such residential real property is located primarily in Quebec. The Initial Mortgage Loans are insured by CMHC. Accordingly, there can be no loss of principal or interest. However, CMHC insurance does not guarantee timely payment of interest and principal. See "Risk Factors--Limited Recourse Nature of Certain Mortgage Assets; Limitation on CMHC Insurance." The Initial Mortgage Assets have maturities ranging from January 2000 to July 2001. The principal amount of the Initial Mortgage Assets equals approximately US$477 million. The Initial Mortgage Assets pay interest at rates ranging from 6.90% to 9.77%, with an average rate of approximately 8.40% per annum.

                  The following table summarizes the Initial Mortgage Assets:

                                                 Initial Mortgage Assets

         Outstanding                      Maturity                      Interest                         Monthly
           Amount                           Date                          Rate*                     Interest Payments
-----------------------------   ----------------------------   ----------------------------   -----------------------
      US$  24,175,420                 Jan.  2000                         6.895%                   US$    136,954
           23,250,251                 Jan.  2000                         7.471%                          142,550
           48,236,245                 Jan.  2000                         8.047%                          318,171
           16,364,955                 Jan.  2000                         8.622%                          115,524
           43,894,121                 July  2000                         6.895%                          248,660
           29,713,817                 July  2000                         7.471%                          182,178
            7,246,742                 July  2000                         8.622%                           51,156
            9,511,225                 July  2000                         8.047%                           62,737
           33,305,900                 Jan.  2001                         9.198%                          250,531
           46,882,784                 Jan.  2001                         9.774%                          374,309
            5,257,516                 Jan.  2001                         8.047%                           34,679
            6,342,462                 Jan.  2001                         8.622%                           44,773
           22,146,227                 July  2001                         8.047%                          146,079
          104,830,848                 July  2001                         8.622%                          740,026
           23,008,093                 July  2001                         9.198%                          173,070
           32,421,747                 July  2001                         9.774%                          258,853

      US$ 476,588,453                                                    8.404%                    US$ 3,280,250

----------
*        All rates quoted on a 30/360 semiannual basis

                  Payments of interest are made monthly out of payments on the Initial Mortgage Loans. Pursuant to an agreement between the Company and NB Finance (the "Mortgage Loan Assignment Agreement"), dated September 3, 1997, the Company receives all scheduled payments made on the Initial Mortgage Loans, retains a portion of any such payments equal to the amount due and payable on the Initial Mortgage Assets and remits the balance, if any, to NB Finance. The Company also retains a portion of any prepayments of principal in respect of the Initial Mortgage Loans equal to the proportion of such prepayments that the outstanding principal amount of the Initial Mortgage Loans bears to the outstanding principal amount of the Initial Mortgage Assets, which amount would be applied to reduce the outstanding principal amount of the Initial Mortgage Assets. Repayment of the Initial Mortgage Assets is secured by an assignment of the Initial

Mortgage Loans to the Company pursuant to the Mortgage Loan Assignment Agreement, which will be governed by the laws of Bermuda. The assignment of the Initial Mortgage Loans by NB Finance to the Company is without recourse. The Company has a security interest in the real property securing the Initial Mortgage Loans and, subject to fulfilling certain procedural requirements under applicable Canadian law, is entitled to enforce payment on the Initial Mortgage Loans in its own name if a mortgagor should default thereon. In the event of such a default, the Company has the same rights as NB Finance to force a sale of the mortgaged property and satisfy the obligations of NB Finance out of the proceeds. In the event of a default in respect of an Initial Mortgage Loan, the amount of the Initial Mortgage Assets will be reduced by an amount equal to the portion thereof allocable to defaulting mortgage. The Initial Mortgage Loans are administered by the Bank, as agent of the Company, and the Company has the right to perfect its security interest in the Initial Mortgage Loans by notice and registration. Following repayment of the Initial Mortgage Assets, the Company will reassign any outstanding Initial Mortgage Loans (without recourse) and deliver them to, or as directed by, NB Finance. All payments in respect of the Initial Mortgage Loans are made in Canadian dollars. The amounts due on the Initial Mortgage Assets are retained by the Company free and clear of and without withholding or deduction for or on account of any present or future taxes imposed by or on behalf of Bermuda or any political subdivision thereof or therein.

                  Description of the Initial Mortgage Loans

                  Information with respect to the Initial Mortgage Loans is presented as of August 8, 1997.

                  The detailed information set forth in this Prospectus with respect to the Initial Mortgage Loans applies only to the mortgages purchased by NB Finance.

                  The Initial Mortgage Loans consist of sixteen pools of residential first mortgages originated by the Bank or acquired by the Bank from other CMHC approved lenders. Each pool consists of between 130 and 2,561 CMHC-insured residential first mortgages and is secured by the underlying residential real property located in Canada, primarily in Quebec. See "Risk Factors--All of the Real Property Securing the Initial Mortgage Assets is Located Outside of the United States." In aggregate, 12,101 CMHC-insured residential first mortgages comprise the sixteen pools. Generally, the CMHC-insured residential first mortgages comprising any individual are less than C$100,000. Accordingly, no individual CMHC-insured residential first mortgage is material to the Company, its operation or its business.

                  Payments on the Initial Mortgage Loans are due monthly in arrears on the 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made (the "Final Payment Date") or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month (a "Monthly Payment Date"). Payments of interest and principal on the Initial Mortgage Loans are made in Canadian dollars.

                  The Initial Mortgage Loans mature monthly beginning in 1999 and bear interest at rates ranging from approximately 6.0% to 8.99% with an average interest rate of 7.53% per annum. The Final Payment Date may occur at an earlier date if final payment on the Initial Mortgage Loans occurs earlier than such date, because of unscheduled prepayments.

                  The following table summarizes the Initial Mortgage Loans:


                                                                 Initial Mortgage Loans
 Outstanding                                                                                                              Number
   Amount*            Maturity         Min.           Max.          Avg.          Min.          Max.           Avg.       of Loans
   -------            --------         ----           ----          ----          ----          ----           ----       --------
                                                  Interest rate**                Remaining Term (months)
                                                  ---------------                -----------------------

 $  42,004,792       Jan. 2000        6.000%        6.499%         6.225%        24.00         29.00         28.15             644
    40,397,485       Jan. 2000        6.500%        6.999%         6.772%        24.00         29.00         27.79             547
    83,810,476       Jan. 2000        7.000%        7.499%         7.166%        24.00         29.00         27.57           1,318
    28,434,108       Jan. 2000        7.500%        7.999%         7.791%        24.00         29.00         25.38             411
    76,266,035       July 2000        6.000%        6.499%         6.199%        30.00         35.00         32.80           1,083
    51,627,757       July 2000        6.500%        6.999%         6.639%        30.00         35.00         33.42             848
    12,591,214       July 2000        7.500%        7.999%         7.608%        30.00         35.00         32.03             166
    16,525,754       July 2000        7.000%        7.499%         7.188%        30.00         35.00         30.84             251
     9,134,934       Jan. 2001        7.000%        7.499%         7.234%        36.00         41.00         39.50             130
    11,020,027       Jan. 2001        7.500%        7.999%         7.776%        36.00         41.00         39.14             135
    57,869,002       Jan. 2001        8.000%        8.499%         8.287%        36.00         41.00         38.85             697
    81,458,837       Jan. 2001        8.500%        8.999%         8.718%        36.00         41.00         38.17           1,266
    38,479,070       July 2001        7.000%        7.499%         7.299%        41.00         47.00         44.84             417
   182,143,599       July 2001        7.500%        7.999%         7.768%        41.00         47.00         44.81           2,561
    39,976,562       July 2001        8.000%        8.499%         8.204%        41.00         47.00         45.17             546
    56,332,785       July 2001        8.500%        8.999%         8.523%        41.00         47.00         45.89           1,081

  $828,072,438                        7.310%        7.809%         7.526%        34.34         39.34         37.32          12,101


----------
*        All amounts quoted in Canadian $
**       All rates quoted on a 30/360 semiannual basis

                  All of the Initial Mortgage Loans were originated in accordance with underwriting policies customarily employed by the Bank, or with underwriting policies acceptable to the Bank. As is generally the case in the Canadian residential mortgage business, the Bank's underwriting policies are derived from CMHC approved underwriting criteria, and they focus on the borrower's ability to repay the mortgage loan and the adequacy of the proposed security.

                  As a CMHC approved lender, the Bank has access to the National Housing Act (NHA) mortgage insurance program. All of the Initial Mortgage Loans are insured by CMHC pursuant to that program. The bulk of those loans were insured at origination. Whether a loan is insured at origination or through the CMHC portfolio insurance program, the insurance is valid until the expiration of the loan.

                  All of the Initial Mortgage Loans are balloon mortgages. Accordingly, the Initial Mortgage Loans do not provide for the amortization of the principal balance thereof over their term to maturity and a principal payment equal to the original balance less any prepayment will be due on each Initial Mortgage Loan at maturity. Mortgage Loans that require a balloon payment typically involve a greater degree of risk than fully amortizing loans. See "Risk Factors--Balloon Payments." Balloon mortgages are the most prevalent type of mortgage offered by Canadian mortgage lenders. At the expiration of the term, the mortgage is generally renewed, based on then current market conditions, for a new term. Although the Bank offers terms varying from 3 months to 10 years, terms exceeding 5 years are relatively rare. Moreover, although the Bank offers monthly, semi-monthly and weekly pay mortgages, all of the Initial Mortgage Loans are monthly pay mortgages. In general, loans are amortized over a period not exceeding 25 years.

                  The Initial Mortgage Loans provide for limited prepayment rights. For example, typically up to 10% of the original principal amount of an Initial Mortgage Loan may be prepaid without penalty. Moreover, an Initial Mortgage Loan may also be prepaid without penalty if the mortgaged property is sold and the mortgagor enters into a new mortgage with the same terms and conditions as the Initial Mortgage Loan. In most other circumstances, prepayments or renegotiations of either the interest rate or the term of an Initial Mortgage Loan will be subjected to prepayment penalties. During the first three years following the most recent interest adjustment date, such penalties are tantamount to a yield maintenance clause. After three years, such penalties will be limited to three months of interest.

                  On the date of purchase, the Initial Mortgage Loans had an aggregate principal amount of approximately C$828 million (US$596 million) and a fair market value of approximately C$848 million (US$610 million). The Initial Mortgage Loans mature monthly beginning in 2000, with an average maturity of approximately September 2000.

                  The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

Effect of Interest Rate Fluctuation on Assets and Earnings

                  It is anticipated that the Company's income will consist principally of interest payments from the Initial Mortgage Assets and obligations that are comparable to the Initial Mortgage Assets. Interest and principal amounts generated by the Initial Mortgage Loans and other assets acquired pursuant to the Company's investment policy enable full payment with respect to the Initial Mortgage Assets. The Initial Mortgage Assets and the Initial Mortgage Loans mature between January 2000 and July 2001.

                  If there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal in respect of its Mortgage Assets or Mortgage Loans, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans which generate sufficient income to support the payment of dividends on the Series A Preferred Shares. Because the rate at which dividends on the Series A Preferred Shares, if, when and as authorized and declared, are payable is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares. Further, it is possible that a significant decline in interest rates could effect a prepayment of Mortgage Loans. Assuming all Mortgage Loans provide similar limitations on prepayments as the Initial Mortgage Loans, the effect on earnings will be, to a certain extent, mitigated. However, such prepayments could adversely affect the Company's assets.

                  A significant increase in interest rates would not be expected to adversely affect the assets or the earnings of the Company

Servicing

                  The Initial Mortgage Loans, and certain other Mortgage Loans, are serviced by the Bank pursuant to the terms of the Servicing Agreement. The Bank receives a fee equal to 0.25% per annum on the principal balances of the loans serviced. Payment of such fees is subordinated to payments of dividends on the Series A Preferred Shares.

                  The Servicing Agreement requires the Bank to service Mortgage Loans in a manner generally consistent with normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures. The Servicing Agreement requires the Bank to service Mortgage Loans solely with a view toward the interests of the Company and without regard to the interests of the Bank or any of its other affiliates (including NB Finance). The Bank collects and remits principal and interest payments, administers mortgage escrow accounts, submits and pursues mortgage insurance claims and supervises foreclosure proceedings on any Mortgage Loans it services. The Bank also provides accounting and reporting services with respect to such Mortgage Loans. The Servicing Agreement requires the Bank to follow such collection procedures as are customary in normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans. The Bank may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to a third party subject to the prior written approval of the Company. The Bank will not, in connection with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

                  The Bank is required to pay all expenses related to the performance of its duties under the Servicing Agreement. The Bank is required to make advances of taxes and required insurance premiums that are not collected from mortgagors with respect to any Mortgage Loan serviced by it, unless it determines that such advances are nonrecoverable from the mortgagor, insurance proceeds or other sources with respect to such Mortgage Loan. If such advances are made, the Bank generally will be reimbursed prior to the Company being reimbursed out of the payments with respect to such Mortgage Loan. The Bank also is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. The Bank is responsible to the Company for any loss suffered as a result of the Bank's failure to make and pursue timely claims or as a result of actions taken or omissions made by the Bank which cause the policies to be cancelled by the insurer. Subject to approval by the Company, the Bank may institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Loan or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement. The Bank does not, however, have the authority to conclude contracts in the name of the Company.

                  The Company may terminate the Servicing Agreement upon the occurrence of one or more events specified in the Servicing Agreement. Such events relate generally to the Bank's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may also terminate the Servicing Agreement without cause upon 60 days' notice and payment of a termination fee equal to the product of 0.0002% of the then current aggregate unpaid principal balance of the Mortgage Loans and the number of months remaining until the first anniversary of the Servicing Agreement. The termination fee will be based on the aggregate outstanding principal amount of the Mortgage Loans then serviced under the Servicing Agreement. As long as any of the Series A Preferred Shares remain outstanding, the Company may not renew, terminate, or modify the Servicing Agreement without the approval of a majority of the Independent Directors.

                  As is customary in the mortgage loan servicing industry, the Bank is entitled to retain any late payment charges, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. The Bank will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and, to the extent permitted by law, from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it.

                  When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Bank generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the Bank is prohibited from exercising the "due-on-sale" clause under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations thereunder. Upon any assumption of a Mortgage Loan by a transferee, a nominal fee is typically required, which sum will be retained by the Bank as additional servicing compensation.

Employees

                  The Company has six employees. Information regarding the executive officers of the Company is provided below under "Management--Directors and Executive Officers." The Company does not anticipate that it will require any additional employees because it retains the Bank to perform certain functions pursuant to the Advisory Agreement as described below under "Management--The Bank." Each employee of the Company currently is also an officer and/or director of the Bank and/or affiliates of the Bank. The Company maintains corporate records and audited financial statements that are separate from those of the Bank and of any of the Bank's affiliates.

Competition

                  The Company does not engage in the business of originating Mortgage Assets. While the Company will purchase additional Mortgage Assets, it anticipates that such Mortgage Assets will be purchased from the Bank and/or affiliates of the Bank. Accordingly, the Company does not compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Assets.

                  As of October 31, 1997, the Bank held more than C$13 billion of residential mortgage assets. Slightly more than 70% of such mortgages were located in Quebec, the Bank's principal place of business. The major competitor of the Bank in Quebec is the Caisses Populaires Desjardins (a credit union). The market share of the Bank for such mortgage in Quebec is approximately 18% compared with a significantly greater market share for Caisses Populaires Desjardins.

Legal Proceedings

                  The Company is not the subject of any material litigation. None of the Company, the Bank or any affiliate of the Bank is currently involved in nor, to the Company's knowledge, currently threatened with any material litigation with respect to the Initial Mortgage Assets or the Initial Mortgage Loans, other than routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance.

                                   MANAGEMENT

Directors and Executive Officers

                  The Board of Directors consists of the individuals set forth below. Messrs. Hanley and Michel are Independent Directors. Pursuant to the terms of the Series A Preferred Shares, the Independent Directors will consider the interests of the holders of both the Series A Preferred Shares and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Business and Strategy--Employees."

                  As of January 1, 1998, the persons who are directors and executive officers of the Company are as follows:

Name              Position and Offices Held
----              -------------------------
Michael Hanley    Director
Alain Michel      Director
Roger Smock       Director; Chairman of the Board; Chief Executive Officer;
                  President
Tom Doss          Director; Chief Financial Officer; Treasurer
John Richter      Director; Vice President

                  Francois Bourassa (Vice President--Legal; Secretary), Andree Grimard (Assistant Secretary) and Martin Ouillet (Vice President) are the only other employees of the Company. The following is a summary of the experience of the executive officers and current and proposed directors of the Company:

                  Mr. Hanley has been Vice President and Chief Financial Officer of Gaz Metropolitain since June 1997. Prior to that he was Vice President, Finance of St. Laurent Paperboard Inc. since June 1994, Vice President, Finance of Canadian Pacific Forest Products Ltd. (now known as Avenor Inc.) since September 1990, and a Senior Advisor for Arthur Andersen & Co., an international firm of accountants and management consultants since September 1987. Mr. Hanley is a chartered accountant and a member of the Ordre des comptables agrees du Quebec.

                  Mr. Michel has been Senior Vice President and Chief Financial Officer of Le Groupe Videotron Ltee since September 1994. Prior to that, he was Vice President Finance and Treasurer of Videotron since July 1992. Mr. Michel is a member of the Board of Directors of Group Goyette Inc., a public transportation company, and is Vice-Chairman of the Board and Chairman of the Audit Committee of Optel Inc., its U.S. division.

                  Mr. Smock has been Senior Vice President, United States of the Bank since 1988. In this position, he functions as the Bank's senior representative in the United States. Mr. Smock is Chairman of the Board of several of the Bank's U.S. subsidiaries, including National Canada Finance Corp. and National Canada Corporation. He is also Chairman of the Bank's Management Committee in the United States.

                  Mr. Doss joined the Bank in 1981 and has served as Chairman, Credit Committee (United States) since 1981. He was elected Vice President, Credit (U.S.) in 1988. He is an officer of several of the Bank's U.S. subsidiaries and is a director of National Canada Finance Corp. and NB Finance. He is also a member of the Board of Trustees for Soundview Preparatory School.

                  Mr. Richter has been Vice President--Eastern United States of the Bank since 1988. In this position he functions as the Bank's senior lender officer in the United States. Mr. Richter is President of National Canada Finance Corp., a United States subsidiary of the Bank. He is also a member of the Bank's management committee in the United States.

Summary Compensation Table

                  The officers, employees and directors other than the Independent Directors of the Company did not receive any form of compensation from the Company for the fiscal year ended December 31, 1997. The compensation of the officers, employees and directors other than the Independent Directors of the Company is paid directly by the Bank and charged-back to the Company for services provided thereto pursuant to the terms of the Advisory Agreement. See "--The Bank as Advisor." The table below sets forth the compensation paid or accrued by the Bank and its subsidiaries for the year ended December 31, 1997 to Roger Smock, the President of the Company.

                                            Annual Compensation
Name and                        -------------------------------------------
Principal Position              Year              Salary              Bonus
------------------              ----              ------              -----

Roger Smock                     1997
President (1)

------------------------
(1) Roger Smock was elected Chairman of the Board; Chief Executive Officer; President of the Company effective January 1, 1998.

Independent Directors

                  The terms of the Series A Preferred Shares require that, as long as any Series A Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Directors. See "Description of Series A Preferred Shares--Independent Director Approval." Mr. Hanley and Mr. Michel are Independent Directors. As long as there are only two Independent Directors, any action that requires the approval of a majority of Independent Directors must be approved by both the Independent Directors.

                  If at any time the Company fails to declare and pay a quarterly dividend on the Series A Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two at the Company's next annual meeting and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other outstanding series of Preferred Stock entitled to vote on the matter, including the Senior Preferred Shares, will be entitled to elect two additional directors to serve on the Board of Directors. Any member of the Board of Directors elected by holders of Preferred Stock will be deemed to be an Independent Director for purposes of the actions requiring the approval of a majority of the Independent Directors. The Company expects that the Bank will elect a majority of the Board of Directors. See "Description of Series A Preferred Shares--Voting Rights."

Audit Committee

                  The Board of Directors has established an audit committee which reviews the engagement of independent accountants and their independence. The audit committee also reviews the adequacy of the Company's internal accounting controls. The audit committee is comprised of Mr. Hanley and Mr. Michel.

Compensation of Directors and Officers

                  The Company pays the Independent Directors fees for their services as directors. The Independent Directors receive annual compensation of $10,000 plus a fee of $750 for attendance (in person or by telephone) at each meeting of the Board of Directors.

Limitation of Liability and Indemnification of Directors and Officers

                  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

                  The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

The Bank as Advisor

                  The Company entered into the Advisory Agreement with the Bank to administer the day-to-day operations of the Company. The Bank is responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company,
(ii) advising the Company with respect to the reinvestment of income from and payments on, and with respect to the acquisition, management, financing and disposition of, Mortgage Assets held by the Company, (iii) holding documents relating to the Company's Mortgage Assets as custodian, (iv) monitoring the Company's compliance with the requirements necessary to qualify as a REIT and
(v) maintaining its status as a NHA Approved Lender. The Bank may, with the approval of a majority of the Board of Directors as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to one or more related or unrelated third parties. The Bank will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

                  The Bank and its affiliates have substantial experience in mortgage finance and in the administration of Mortgage Assets.

                  The Advisory Agreement has an initial term of one year, and may be renewed for additional one-year periods. The Advisory Agreement may be terminated by the Company at any time upon 60 days' prior written notice. As long as any of the Series A Preferred Shares remain outstanding, any decision by the Company to renew, terminate or modify the Advisory Agreement must be approved by a majority of the Board of Directors, as well as by a majority of the Independent Directors. The Bank is entitled to receive an advisory fee equal to C$50,000 payable in equal quarterly installments with respect to the advisory and management services provided by it to the Company. Payment of such fees is subordinated to payments of dividends on the Series A Preferred Shares.

                  As a result of the relationship between the Bank and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with the Bank and its Affiliates; Conflicts of Interest." In addition, under certain circumstances, The Independent Fiduciary will exercise the discretionary authority reserved to the Company with respect to transactions involving both the Company and the Bank or any Bank affiliate. See "ERISA Considerations."

                  DESCRIPTION OF THE SERIES A PREFERRED SHARES

                  The following summary of the material terms and provisions of the Series A Preferred Shares does not purport to be complete and is qualified in its entirety by reference to Maryland law and to the terms and provisions of the Charter establishing the Series A Preferred Shares and the other provisions of the Charter, a copy of which is available from the Company upon request. See "Description of Capital Stock."

General

                  The Series A Preferred Shares form a series of Preferred Stock, which Preferred Stock may be issued from time to time in one or more series with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as are determined by the Board of Directors. The Board of Directors has authorized the Company to issue the Series A Preferred Shares.

                  When issued the Series A Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Series A Preferred Shares will have no preemptive rights with respect to any shares of the stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares are perpetual and will not be convertible into shares of Common Stock or any other class or series of stock of the Company and will not be subject to any sinking fund or other obligation of the Company for their repurchase or retirement. The Series A Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of an Exchange Event.

                  The transfer agent, registrar and dividend disbursement agent for the Series A Preferred Shares will be The Bank of Nova Scotia Trust Company of New York. The registrar for shares of Series A Preferred Shares will send notices to shareholders of any meetings at which holders of the Series A Preferred Shares have the right to elect directors of the Company or to vote on any other matter.

Dividends

                  Holders of the Series A Preferred Shares shall be entitled to receive, if, when and as authorized and declared by the Board of Directors out of assets of the Company legally available therefor, noncumulative cash dividends at the rate of 8.35% per annum of the liquidation preference (equivalent to US$83.50 per share per annum, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends). If authorized and declared, dividends on the Series A Preferred Shares shall be payable quarterly in arrears on the 30th day of March, June, September and December (or, if any such day is not a business day, on the
next business day) of each year, at such annual rate, commencing      , 1998.
Except for the initial period, which shall commence on and include      , 1998
and end on      , 1998, dividends in each quarterly dividend period will accrue from the first day of such period, whether or not authorized, declared or paid for the prior quarterly period. Each authorized and declared dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 calendar days nor less than 10 calendar days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the Series A Preferred Shares for any dividend period greater or less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period; provided, however, that in the event of the Automatic Exchange, any accrued and unpaid dividends on the Series A Preferred Shares as of the Time of Exchange (as defined) shall be deemed to be accrued and unpaid dividends on the Bank Preferred Shares.

                  The right of holders of the Series A Preferred Shares to receive dividends is noncumulative. Accordingly, if the Board of Directors fails to authorize or declare a dividend on the Series A Preferred Shares for a quarterly dividend period, then holders of the Series A Preferred Shares will have no right to receive a dividend for that period, and the Company will have no obligation to pay a dividend for that period, whether or not dividends are authorized and declared and paid for any future period with respect to either the Preferred Stock or the Common Stock authorized. If the Company fails to pay or authorize and set aside for payment a quarterly dividend on the Series A Preferred Shares, holders of Preferred Stock, including the Series A Preferred Shares and the Senior Preferred Shares, will be entitled to elect two directors. See "--Voting Rights."

                  If full dividends on the Series A Preferred Shares for any dividend period shall not have been authorized, declared and paid, or authorized, declared and a sum sufficient for the payment thereof set apart for such payments, no dividends shall be authorized, declared or paid or set aside for payment with respect to the Common Stock or any other stock of the Company ranking junior to or on a parity with the Series A Preferred Shares as to dividends or amounts upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Shares as to dividends or amounts upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Series A Preferred Shares as to dividends and amounts upon liquidation), until such time as dividends on all outstanding Series A Preferred Shares have been (i) authorized, declared and paid for three consecutive dividend periods and (ii) authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof has been set apart for payment for the fourth consecutive dividend period.

                  When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A Preferred Shares and the shares of any other series of stock ranking on a parity as to dividends with the Series A Preferred Shares, all dividends authorized and declared upon the Series A Preferred Shares and any other series of stock ranking on a parity as to dividends with the Series A Preferred Shares shall be authorized and declared proportionately so that the amount of dividends authorized and declared per Series A Preferred Share and such other series of stock shall in all cases bear to each other the same ratio that full dividends, for the then-current dividend period, per Series A Preferred Share (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods) and full dividends, including required or permitted accumulations, if any, on such other series of stock bear to each other.

                  For a discussion of the tax treatment of distributions to stockholders, see "United States Federal Income Tax Considerations--Taxation of United States Stockholders" and "--Taxation of Foreign Stockholders," and for a discussion of certain potential regulatory limitations on the Company's ability to pay dividends, see "Risk Factors--Dividend and Other Regulatory Restrictions on Operations of the Company."

Automatic Exchange

                  Each Series A Preferred Share will be exchanged automatically for one newly issued Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange. Upon an Exchange Event, each holder of the Series A Preferred Shares shall be unconditionally obligated to surrender to the Bank the certificates representing each Series A Preferred Share held by such holder, and the Bank shall be unconditionally obligated to issue to such holder in exchange for each such Series A Preferred Share a certificate representing one Bank Preferred Share. Any Series A Preferred Shares purchased or redeemed by the Company prior to the Time of Exchange (as defined below) shall be deemed not to be outstanding and shall not be subject to the Automatic Exchange.

                  The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements (the "Time of Exchange"), as evidenced by the issuance by the Bank of a press release prior to such time. As of the Time of Exchange, all of the Series A Preferred Shares will be deemed cancelled without any further action by the Company, all rights of the holders of the Series A Preferred Shares as stockholders of the Company will cease, and such persons shall thereupon and thereafter be deemed to be and shall be for all purposes holders of Bank Preferred Shares. The Company will mail notice of the occurrence of an Exchange Event to each holder of the Series A Preferred Shares within 30 days of such event, and the Bank will deliver to each such holder certificates for the Bank Preferred Shares upon surrender of such holder's certificates for the Series A Preferred Shares. The Charter provides that, immediately after the delivery of such notice, the existence of the Company shall terminate and the Company will be liquidated and its affairs wound up in accordance with the procedures of the MGCL relating to forfeiture of the charter of a corporation and expiration of corporate existence. Until such replacement stock certificates are delivered (or in the event such replacement certificates are not delivered), certificates previously representing the Series A Preferred Shares shall be deemed for all purposes to represent the Bank Preferred Shares. All corporate action necessary for the Bank to issue the Bank Preferred Shares has been taken by the Bank. Accordingly, once an Exchange Event occurs, no action will be required to be taken by holders of the Series A Preferred Shares, by the Bank or by the Company in order to effect the Automatic Exchange as of the Time of Exchange.

                  Holders of the Series A Preferred Shares, by purchasing such Series A Preferred Shares, will be deemed to have agreed to be bound by the unconditional obligation to exchange such Series A Preferred Shares for the Bank Preferred Shares upon the occurrence of an Exchange Event. The obligation of the holders of the Series A Preferred Shares to surrender such shares and the obligation of the Bank to issue the Bank Preferred Shares in exchange for the Series A Preferred Shares shall be enforceable by the Bank and such holders, respectively, against the other.

                  Absent the occurrence of an Exchange Event, no Bank Preferred Shares will be issued. Upon the occurrence of an Exchange Event, the Bank Preferred Shares to be issued as part of the Automatic Exchange would constitute a newly issued series of First Preferred Shares of the Bank ranking senior to all shares of common stock of the Bank then issued and outstanding and equally with all other series of First Preferred Shares of the Bank then issued and outstanding. As of October 31, 1997, 170,461,483 shares of common stock of the Bank were issued and outstanding. The Bank Preferred Shares would constitute 100% of the issued and outstanding Bank Preferred Shares. The Bank Preferred Shares would have a liquidation preference of US$1,000 and be subject to redemption on the same terms as the Series A Preferred Shares (except that there would be no redemption for a Tax Event). Any accrued and unpaid dividends on the Series A Preferred Shares as of the Time of Exchange would be accounted for as accrued and unpaid dividends on the Bank Preferred Shares. The Bank Preferred Shares would rank equally, in terms of dividend payments and liquidation preference, with, or senior to, any outstanding First Preferred Shares of the Bank. The Bank Preferred Shares would not entitle the holders to vote except in certain circumstances. Dividends on the Bank Preferred Shares would be non-cumulative and payable at the rate of 8.45% per annum of the liquidation preference, if, when and as declared by the Board of Directors of the Bank. The Bank does not intend to apply for listing of the Bank Preferred Shares on any national securities exchange or for quotation of the Bank Preferred Shares through the National Association of Securities Dealers Automated Quotation System. Absent the occurrence of an Exchange Event, however, the Bank will not issue any Bank Preferred Shares, although the Bank will be able to issue First Preferred Shares in series other than that of the Bank Preferred Shares. There can be no assurance as to the liquidity of the trading markets for the Bank Preferred Shares, if issued, or that an active public market for the Bank Preferred Shares would develop or be maintained.

                  Holders of the Series A Preferred Shares cannot exchange the Series A Preferred Shares for the Bank Preferred Shares voluntarily. In addition, absent the occurrence of the Automatic Exchange, holders of the Series A Preferred Shares will have no dividend, voting, liquidation preference or other rights with respect to the Bank or any security of the Bank.

Ranking

                  The Series A Preferred Shares will rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter issued, other than the Senior Preferred Shares or any other series of equity securities of the Company expressly designated as being on a parity with ("Parity Stock") or senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. The Company has the power to create and issue additional Preferred Stock or other classes of stock ranking on a parity with the Series A Preferred Shares, or ranking junior to the Series A Preferred Shares, without any approval or consent of the holders of Series A Preferred Shares. So long as any Series A Preferred Shares remain outstanding, additional shares of Senior Stock may not be issued without the approval of the holders of at least two-thirds of the Series A Preferred Shares. See "--Voting Rights." So long as any Series A Preferred Shares remain outstanding, additional shares of Parity Stock may not be issued without the approval of a majority of the Board of Directors and a majority of the Independent Directors. See "--Independent Director Approval."

Voting Rights

                  Except as indicated below, the holders of the Series A Preferred Shares will not be entitled to vote. In the event the holders of the Series A Preferred Shares are entitled to vote as indicated below, each Series A Preferred Share will be entitled to one vote on matters on which holders of the Series A Preferred Shares are entitled to vote.

                  If, at the time of any annual meeting of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock of the Company, including the Series A Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the Series A Preferred Shares and the holders of Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as a director until the later of (i) the full term for which he or she shall have been elected or (ii) the payment of one quarterly dividend on the Preferred Stock, including the Series A Preferred Shares. Any such director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding the Series A Preferred Shares and Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at a meeting of the Company's stockholders, or of the holders of the Series A Preferred Shares and Parity Stock so entitled to vote thereon, called for that purpose. As long as dividends on the Series A Preferred Shares shall not have been paid for the preceding quarterly dividend period, (i) any vacancy in the office of any such director may be filled (except as provided in the following clause (ii)) by a person designated in an instrument in writing signed by any such remaining director and filed with the Company, and (iii) in the case of the removal of any such director, the vacancy may be filled by the vote of the holders of the outstanding Series A Preferred Shares and

Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at the same meeting at which such removal shall be voted.

                  The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, including the Series A Preferred Shares, will be required (a) to create any class or series of stock (other than the Senior Preferred Stock) which shall, as to dividends or distribution of assets, rank prior to or on a parity with any outstanding series of Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Charter (including the terms of the Series A Preferred Shares) so as to adversely affect the voting powers, preferences or special rights of the holders of a series of Preferred Stock to any material extent; provided that if such amendment shall not adversely affect all series of Preferred Stock, such amendment need only be approved by at least two-thirds of the holders of shares of all series of Preferred Stock adversely affected thereby.

Redemption

                  The Series A Preferred Shares are not redeemable prior to September 3, 2007 (except upon the occurrence of a Tax Event on or after September 3, 2002). On or after such date, the Series A Preferred Shares may be redeemed at the option of the Company, or its successor or any acquiring or resulting entity with respect to the Company (including by any parent or subsidiary of the Company, any such successor, or any such acquiring or resulting entity), as applicable, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at the following redemption prices (expressed as a percentage of the US$1,000 per share liquidation preference), if redeemed during the 12-month period beginning September 3 of the years indicated below, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon:

Year                                 Redemption Price
----                                 ----------------

2007                                    104.1750%
2008                                    103.7575
2009                                    103.3400
2010                                    102.9225
2011                                    102.5050
2012                                    102.0875
2013                                    101.6700
2014                                    101.2525
2015                                    100.8350
2016                                    100.4175

and thereafter at a redemption price of US$1,000 per share, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon.

                  In the event that fewer than all the outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or proportionately as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series A Preferred Shares are then listed.

                  Any such redemption must comply with applicable capital distribution regulations of the Superintendent, which may prohibit a redemption and will require the Superintendent's prior written approval. Unless full dividends on the Series A Preferred Shares have been, or contemporaneously are, authorized, declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are redeemed and the Company shall not purchase or otherwise acquire any Series A Preferred Shares; provided, however, that the Company may purchase or acquire Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

                  Furthermore, the Company may, at its option, on or after September 3, 2002 and prior to September 3, 2007, redeem the Series A Preferred Shares, in whole but not in part, at any time upon a Tax Event, at a redemption price per share equal to the sum of (i) the quarterly accrued and unpaid dividend to the date of redemption plus (ii) the Make-Whole Amount (as defined herein).

                  "Make-Whole Amount" means, with respect to a Series A Preferred Share, the greater of (i) 100% of the Maturity Amount of such Series A Preferred Share and (ii) the sum of the present values of the remaining scheduled payments of dividends on such Series A Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such Series A Preferred Share (the "redemption date") on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

                  "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined herein) for such prepayment date plus 0.50%.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or (ii) if such release is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Make-Whole Term" means the period from the redemption date to September 3, 2007.

                  "Maturity Amount" means the liquidation preference of the Series A Preferred Shares.

                  "Quotation Agent" means the Reference Treasury Dealer (as defined herein) appointed by the Company.

                  "Reference Treasury Dealer" means (i) Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                  "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges and shall include an assessment by the Internal Revenue Service that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Rights upon Liquidation

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company legally available for distribution to stockholders under applicable law, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the Series A Preferred Shares upon liquidation, and subject to the rights of the holders of any class or series of equity securities having preference with respect to distribution upon liquidation and the rights of the Company's general creditors, liquidating distributions in the amount of US$1,000 per share, plus the quarterly accrued and unpaid dividend thereon, if any, to the date of liquidation, without interest.

                  After payment of the full amount of the liquidation distributions to which they are entitled, the holders of the Series A Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all the outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series A Preferred Shares and such other classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

                  For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute liquidation, dissolution or winding up of the Company.

Independent Director Approval

                  The terms of the Series A Preferred Shares require that, as long as any Series A Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Directors.

Mr. Hanley and Mr. Michel are the Independent Directors. See "Management--Independent Directors." As long as there are only two Independent Directors, any action that requires the approval of a majority of the Independent Directors must be approved by both Independent Directors. In order to be considered "independent," a director must not be a current officer or employee of the Company or a current director, officer or employee of the Bank or any other affiliate of the Bank. In addition, any members of the Board of Directors elected by holders of Preferred Stock, including the Series A Preferred Shares, will be deemed to be Independent Directors for purposes of approving actions requiring the approval of a majority of the Independent Directors. The actions which require approval of a majority of the Independent Directors include (i) the issuance of additional Preferred Stock ranking on a parity with the Series A Preferred Shares, (ii) the modification of the Company's general distribution policy or the authorization of any distribution in respect of the Common Stock for any year if, after taking into account any such proposed distribution, total distributions on the Series A Preferred Shares and the Common Stock would exceed an amount equal to the sum of 105% of the Company's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Company for that year, (iii) the acquisition of Mortgage Assets other than obligations which are comparable to the Initial Mortgage Assets, Mortgage Loans, interests in Mortgage Loans and Partnership Interests,
(iv) the redemption of any shares of Common Stock, (v) the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement or the subcontracting of any duties thereunder to third parties unaffiliated with the Bank, and (vi) the determination to revoke the Company's REIT status. The Charter requires that, in determining whether any proposed action requiring their approval is in the best interests of the Company, the Independent Directors will consider the interests of holders of both the Common Stock and the Preferred Stock, including, without limitation, holders of the Series A Preferred Shares.

                               REGISTRATION RIGHTS

                  The Company and the Bank entered into the Registration Rights Agreement for the benefit of the holders of the Series A Preferred Shares issued on the Issue Date (the "Old Preferred Shares") wherein the Company and the Bank agreed, for the benefit of the holders of the Old Preferred Shares, (i) to use their best efforts to file with the Commission within 150 days after the Issue Date the Registration Statement, for the Series A Preferred Shares issued under the Registration Statement (the "New Preferred Shares"), and (ii) to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Promptly after the Registration Statement has been declared effective, the Company will exchange the New Preferred Shares for surrender of the Old Preferred Shares. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer has been mailed to the holders of the Old Preferred Shares. For each Old Preferred Share validly tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Preferred Share will receive a New Preferred Share having a liquidation preference equal to the liquidation preference of the tendered Old Preferred Share. Dividends on each New Preferred Share will accrue from the first day of the dividend period in which the Exchange Offer is consummated.

                  Based on existing interpretations of the Securities Act by the Staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Preferred Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any prospective holder of New Preferred Shares who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Preferred Shares, or any broker-dealer who purchased the Old Preferred Shares from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters,
(ii) will not be entitled to tender its Old Preferred Shares in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Preferred Shares unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the New Preferred Shares as it has in such no-action letters to third parties.

                  Each holder of the Old Preferred Shares (other than certain specified holders) who wishes to exchange the Old Preferred Shares for New Preferred Shares in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) the New Preferred Shares to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Preferred Shares. In addition, in connection with any resales of New Preferred Shares, any broker-dealer (a "Participating Broker-Dealer") who acquired the New Preferred Shares for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Company has agreed that, for a period of six months after the date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale and will update this Prospectus, as required, during such six-month period. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Preferred Shares (other than a resale of an unsold allotment from the original sale of the Old Preferred Shares) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Preferred Shares for a period of up to six months.

                  If, because of any change in law or in the applicable interpretations of the Staff, the Company is not permitted to effect the Exchange Offer on the terms set forth herein, or if for any reason the Registration Statement is not declared effective within 180 days of the Issue Date, or in certain other circumstances, including upon the request of the Initial Purchaser, then in addition to or in lieu of effecting the registration of the New Preferred Shares pursuant to the Registration Statement, the Company will, at the Company's sole expense, (a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Old Preferred Shares (and underlying interests in the Bank Preferred Shares), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date (six months in the case of a Shelf Registration Statement filed at the request of the Initial Purchaser) or such time as all of the Old Preferred Shares have been sold thereunder or otherwise cease to be registrable securities within the meaning of the Registration Rights Agreement. The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Preferred Shares. A holder that sells Old Preferred Shares pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, if required by the Staff, each holder of Old Preferred Shares will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Preferred Shares included in the Shelf Registration Statement and to benefit from the provisions of the second succeeding paragraph.

                  Each Old Preferred Share contains a legend to the effect that the holder thereof, by its acceptance thereof, is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes such statement in the prospectus which is part of the Shelf Registration Statement (or, in the case of Participating Broker-Dealers, this Prospectus) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the Registration Rights Agreement, such holder (or Participating Broker-Dealer, as the case may be) will suspend the sale of Old Preferred Shares pursuant to such prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder (or Participating Broker-Dealer, as the case may be) or the Company has given notice that the sale of the Old Preferred Shares may be resumed, as the case may be.

                  If the Company shall give such notice to suspend the sale of the Old Preferred Shares, it shall extend the relevant period referred to above during which the Company is required to keep effective the Shelf Registration Statement (or the period during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Preferred Shares) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Old Preferred Shares or to and including the date on which the Company has given notice that the sale of Old Preferred Shares may be resumed, as the case may be.

                  If the Company fails to comply with the Registration Rights Agreement or if the Registration Statement or the Shelf Registration Statement fails to become effective, then, an additional amount ("Liquidated Damages") shall become payable in respect of the Old Preferred Shares as follows:

                  (i) if (A) neither the Registration Statement nor a Shelf Registration Statement is filed with the Commission on or prior to the 150th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Liquidated Damages shall be payable to the holders of the Old Preferred Shares at a rate of 0.25% per annum (US$2.50 per share); or

                  (ii) if (A) neither the Registration Statement is declared effective by the Commission on or prior to the 180th day after the Issue Date nor a Shelf Registration Statement is declared effective by the Commission on or prior to the later of the 30th day after the applicable required filing date or the 180th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the later of the 30th day after the date such Shelf Registration Statement was required to be filed or the 180th day after the Issue Date, then, commencing on the 181st day after the Issue Day with respect to the Registration Statement or the 31st day after the applicable required filing date (or the 181st day of the Issue Date, if later), Liquidated Damages shall be payable to the holders of the Old Preferred Shares at a rate of 0.25% per annum (US$2.50 per share); or

                  (iii) if (A) the Company has not exchanged New Preferred Shares for all Old Preferred Shares validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be available for use by holders of the Old Preferred Shares at any time prior to the second anniversary of the Issue Date (other than after such time as all Old Preferred Shares have been disposed of thereunder or otherwise cease to be registrable securities within the meaning of the Registration Rights Agreement), and such event continues for a period exceeding 30 consecutive days or 90 days in any 360-day period, whether or not consecutive, then Liquidated Damages shall be payable to the holders of the New Preferred Shares at a rate of 0.25% per annum (US$2.50 per share) commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the 31st consecutive day or 91st day in any 360-day period following the day such Shelf Registration Statement ceases to be available in the case of (B) above;

provided, however, that the Liquidated Damages rate on the liquidation preference of the Old Preferred Shares may not exceed in the aggregate 0.25% per annum; provided further, however, that (1) upon the filing of the Registration Statement or a Shelf Registration Statement (in the case of clause (i) above),
(2) upon the effectiveness of the Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Preferred Shares for all Old Preferred Shares tendered (in the case of clause
(iii) (A) above), or upon the availability of the Shelf Registration Statement which had ceased to be available (in the case of clause (iii) (B) above), Liquidated Damages as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

                  Any amounts of Liquidated Damages due pursuant to clause (i),
(ii) or (iii) above will be payable in cash quarterly on the 30th day of March, June, September and December of each year to the Holders of record on the immediately preceding 15th day of such month.

                  The Company will also agree that until such time as (a) all Old Preferred Shares tendered are exchanged for New Preferred Shares or (b) a Shelf Registration Statement is available, it will invest any payments received on Initial Mortgage Loans prior to each quarterly dividend payment date in U.S. government obligations.

                  The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Company. See "Available Information." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                          DESCRIPTION OF CAPITAL STOCK

                  The following summary of the material terms of the stock of the Company does not purport to be complete and is qualified in its entirety by reference to Maryland law and to the Charter and By-laws of the Company, copies of which are available upon request to the Company.

Common Stock

                  General. The Company is authorized by the Charter to issue up to 1,000 shares of Common Stock. The Company has outstanding 100 shares of Common Stock, all of which are held by the Bank. In addition, the Bank currently intends that, so long as any Series A Preferred Shares are outstanding, it will maintain direct or indirect ownership of all of the outstanding shares of the Common Stock.

                  Dividends. Holders of the Common Stock are entitled to receive dividends if, when, and as authorized and declared by the Board of Directors out of assets legally available therefor, provided that, if the Company fails to authorize, declare and pay full dividends on the Series A Preferred Shares or the Senior Preferred Shares in any dividend period, the Company may not make any dividend payments with respect to the Common Stock until such time as dividends on all outstanding Senior Preferred Shares and Series A Preferred Shares have been (i) authorized, declared and paid for three consecutive dividend periods or
(ii) authorized, declared and a sum sufficient for the payment thereof set apart for payment for the fourth consecutive dividend period.

                  Voting Rights. Subject to the rights, if any, of the holders of any class or series of Preferred Stock, including Senior Preferred Stock and Series A Preferred Shares, all voting rights are vested in the Common Stock. The holders of the Common Stock are entitled to one vote per share. All of the issued and outstanding shares of the Common Stock are currently held by the Bank.

                  As the holder of all of the outstanding shares of the Common Stock, the Bank will be able, subject to the terms of the Series A Preferred Shares and of any other class or series of stock subsequently issued by the Company, to elect and remove directors, amend the Charter and approve other actions requiring stockholder approval under the MCGL or otherwise.

                  Rights upon Liquidation. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of the Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

Preferred Stock

                  The Company is authorized by the Charter to issue up to 10,000,000 shares of Preferred Stock. Assuming exchange of all outstanding shares of the Old Preferred Shares, 300,000 shares of Series A Preferred Shares will be outstanding. Subject to limitations prescribed by Maryland law and the Charter, the Board of Directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

                  Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor and in the manner authorized by the Board of Directors, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock are described in the Charter.

                  The terms of the Charter relating to each class or series of Preferred Stock set forth the preferences and other terms of such class or series, including, without limitation, the following, as applicable: (1) the designation of such class or series; (2) the number of shares of such class or series offered and the liquidation preference per share of such class or series;
(3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof for such class or series; (4) whether dividends on such class or series of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for a sinking fund, if any, for such class or series; (6) the terms and conditions of redemption, if applicable, of such class or series; (7) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT or as otherwise deemed appropriate by the Board of Directors; (8) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any other specific terms, preferences, rights, limitations or restrictions of such class or series; and (11) any voting powers of such class or series.

                  Senior Preferred Stock. The shares of the Senior Preferred Stock are validly issued, fully paid and nonassessable and will entitle the holders thereof to cumulative, quarterly dividends. The shares of the Senior Preferred Stock are redeemable, at any time in whole, but not in part, at the option of the Company at a price equal to the liquidation preference thereof plus accrued and unpaid dividends thereon through the redemption date. On the December 30th following each ten year anniversary of the issuance of the Senior Preferred Stock, each holder of Senior Preferred Stock may require the Company to purchase such holder's Senior Preferred Stock at the liquidation preference thereof plus accrued and unpaid dividends thereon through the date of redemption. The Senior Preferred Stock rank senior to the Common Stock and the Series A

Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. Except as provided below, holders of the Senior Preferred Stock have no voting rights. If at any time the Company shall have failed to pay all accrued and unpaid dividends on the Senior Preferred Stock when due, the Company may not pay dividends on, or make certain other payments with respect to, the Series A Preferred Shares or the Common Stock or any other series of stock ranking junior to the Senior Preferred Stock. If, at the time of any annual meeting of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock, including the Senior Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting.

Power to Issue Additional Shares of Common Stock and Preferred Stock

                  The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock or Preferred Stock and thereafter to cause the Company to use such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Except as set forth under "Description of New Preferred Shares--Voting Rights," the additional shares of stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

Restrictions on Ownership and Transfer

                  The Charter contains certain restrictions on the number of shares of Preferred Stock that individual stockholders may directly or beneficially own. For the Company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The Five or Fewer Test is applied using certain consecutive ownership rules. The stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). Absent the restrictions on the number of shares of Preferred Stock that individual stockholders may acquire and own (directly or indirectly), there would be a possibility that the Company might fail the Five or Fewer Test. The Company issued the Senior Preferred Stock in order to ensure compliance with the One Hundred Persons Test. The provisions of the Senior Preferred Stock include a restriction that if any transfer of shares of such stock would cause the shares of such series to be owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

                  Subject to certain exceptions specified in the Charter, no natural person or entity which is considered to be an individual under Section 542(a)(2) of the Code is permitted to own (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code), more than 5% (the "Ownership Limit") of any issued and outstanding class or series of Preferred Stock. The Board of Directors may (but in no event will be required to), upon receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, raise or waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

                  The Charter provides that shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT (the "Excess Shares"), will automatically be transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid with respect to such Excess Shares prior to the discovery of the prohibited transfer or ownership are to be repaid by the original transferee to the Company and by the Company to the trustee; subject to applicable law, any vote of the Excess Shares while the Excess Shares were held by the original transferee prior to the Company's discovery of the prohibited transfer shall be void and the original transferee shall be deemed to have given its proxy to the trustee. In liquidation, the original transferee's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the trust shall promptly sell the Excess Shares to any person whose ownership thereof is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of such sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on the date of the purported transfer) and any remaining proceeds shall be paid to the beneficiary of the trust.

                  The constructive ownership rules of the Code are complex and may cause Preferred Stock owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by a particular individual or entity. As a result, the acquisition or ownership of less than 5% of a class or series of issued and outstanding Preferred Stock (or the acquisition or ownership of an interest in an entity that owns shares of such series of Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 5% of such class or series of Preferred Stock, and thus subject such stock to the applicable Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

                  The Ownership Limit will not be automatically removed even if the REIT Provisions (as defined herein) are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The foregoing restrictions on transferability and ownership will not apply, however, if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

                  The Charter requires that any person who beneficially owns 0.5% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any class or series of Preferred Stock must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each such stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

Super-Majority Director Approval

                  The Charter requires approval by two-thirds of the Board of Directors in order for the Company to file a voluntary petition of bankruptcy.

Business Combinations

                  Under MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an

Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be (i) approved by the board of directors of such corporation and (ii) approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Bank beneficially owns more than 10% of the Company's voting shares and would, therefore, together with its affiliates, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving the Bank and any present or future affiliate thereof and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, the Bank and any present or future affiliate thereof may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

                  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders, excluding shares owned by the acquiror and officers and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding shares. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exemptions.

                  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

                  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

                  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or excepted by the charter or bylaws of the corporation prior to a control share acquisition.

                  The Bylaws of the Company contain a provision exempting from the control share statute any shares of stock owned by the Bank or any affiliate of the Bank.

Form, Denomination, Book-Entry Procedures and Transfer

                  The Series A Preferred Shares will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Series A Preferred Share certificates (the "Global Certificate") representing the Series A Preferred Shares will be deposited with DTC for credit to an account of a direct or indirect participant in DTC as described below.

                  Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Company. Beneficial interests in the Global Certificate may not be exchanged for the Series A Preferred Shares in certificated form.

Depositary Procedures

                  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

                  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Certificate, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the liquidation preference of the Global Certificate and (ii) ownership of such interests in the Global Certificate will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Certificate).

                  Investors in the Global Certificate may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in the Global Certificate may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Series A Preferred Shares, see "Certificated New Preferred Shares."

                  Except as described below, owners of interests in the Global Certificate will not have Series A Preferred Shares registered in their name, will not receive physical delivery of Series A Preferred Shares in certificated form and will not be considered the registered owners or holders thereof for any purpose.

                  Payments in respect of the Global Certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. The transfer agent will treat the persons in whose names the Series A Preferred Shares, including the Global Certificate, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the transfer agent nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificate, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificate or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Series A Preferred Shares, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation preference of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Series A Preferred Shares will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the transfer agent, or the Company. Neither the Company nor the transfer agent will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Series A Preferred Shares, and the Company and the transfer agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

                  Secondary market trading activity in interests in the Global Certificates will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

                  DTC has advised the Company that it will take any action permitted to be taken by a holder of Series A Preferred Shares only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited and only in respect of such portion of the liquidation preference of the Series A Preferred Shares as to which such Participant or Participants has or have given such direction.

                  The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for the accuracy thereof.

                  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Certificates among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the transfer agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Series A Preferred Shares

                  The Global Certificate is exchangeable for Series A Preferred Shares in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Certificate and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act or
(ii) the Company in its sole discretion elects to cause the issuance of the Series A Preferred Shares in certificated form. In all cases, certificated Series A Preferred Shares delivered in exchange for the Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                  The following summary of the material United States federal income tax considerations with respect to the Offer is for general information only and is not tax advice. The discussion set forth below, to the extent that it constitutes a summary of legal matters or legal conclusions, has been reviewed by Shearman & Sterling, and it is such firm's opinion that such discussion is accurate in all material respects. In rendering such opinion, Shearman & Sterling has relied on Desjardins Ducharme Stein Monast, with respect to certain matters of Quebec law, Osler Hoskin & Harcourt, with respect to certain matters of Ontario law, and Conyers Dill & Pearman, with respect to certain matters of Bermuda law. The discussion below is based on the Code, existing and proposed Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers persons that hold stock in the Company other than as a capital asset, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the United States federal income tax laws.

                  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Qualification of the Company as a REIT

                  General. The Company will elect to be taxable as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), commencing with its taxable year ended December 31, 1997. The Company believes that, commencing with its taxable year ended December 31, 1997, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT. While the Company intends to continue to operate in such a manner, no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

                  The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

                  In the opinion of Shearman & Sterling, commencing with the Company's taxable year December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. However, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based upon the factual representations of the Company concerning its business and Mortgage Assets set forth in this Offering Memorandum and certain legal opinions provided by Canadian and Bermudian counsel to the Bank. Such qualification and taxation as a REIT, moreover, depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the REIT Requirements discussed below, the satisfaction of which will not be reviewed by Shearman & Sterling on a continuing basis. No assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Tax Risks Adverse Consequences of Failure to Qualify as a REIT."

                  There can be no assurance that the Company will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to United States federal income tax as a regular, domestic corporation and its stockholders would be subject to tax in the same manner as stockholders of such a corporation. In this event, the Company would likely be subject to a substantial United States federal income tax liability in respect of each taxable year that it fails to qualify as a REIT and the income available for distribution to the holders of the Series A Preferred Shares could be significantly reduced or eliminated.

                  The following is a brief summary of certain of the technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code:

Stock Ownership Tests

                  The capital stock of the Company must be held by at least 100 persons during approximately 90% or more of the taxable year and no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of the taxable year. Under the Code, certain tax-exempt entities, such as private foundations and certain unemployment compensation trusts, are treated as individuals for purposes of the latter test. These stock ownership requirements must be satisfied in the Company's second taxable year and in each subsequent taxable year. The Charter provides restrictions regarding the transfer of the Company's shares in order to aid in meeting the stock ownership requirements. See "Description of Capital Stock Restrictions on Ownership and Transfer." The Company has also issued shares of Senior Preferred Stock to meet the 100 person ownership requirement for REIT status.

Asset Tests

                  The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:

                  (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

                  (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets and, (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

                  The Company expects that the Initial Mortgage Assets will be a Qualified REIT Real Estate Asset. In addition, the Company does not expect that the value of any security (other than a Qualified REIT Real Estate Asset) of any one entity would ever exceed 5% of the Company's total assets, and the Company does not expect to own more than 10% of any one issuer's voting securities.

Gross Income Tests

                  The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

                  (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

                  (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").

                  The Company intends to maintain its REIT status by carefully monitoring its income, including income from sales of Mortgage Assets, to comply with the REIT Gross Income Tests. Under certain circumstances, such as an unanticipated decrease in the qualifying income of the Company, which may result in the Company's nonqualifying income exceeding 5% of its gross income, the Company may be unable to comply with certain of the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of a failure to comply with the REIT Gross Income Tests.

Distribution Requirement

                  The Company must generally distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (which is defined generally as the taxable income of the Company computed without regard to the dividends paid deduction and the Company's net capital gain) plus (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

                  The Company intends to monitor on an ongoing basis its compliance with the REIT requirements described above. In order to maintain its REIT status, the Company will be required to limit the types of assets that it might otherwise acquire, or hold certain assets at times when it might otherwise have determined that the sale or other disposition of such assets would be desirable.

Taxation of the Company

                  In any year in which the Company qualifies as a REIT, the Company will generally not be subject to United States federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to United States federal income tax at normal corporate income tax rates upon any undistributed REIT taxable income or capital gain.

                  Notwithstanding its qualification as a REIT, the Company may be subject to tax in certain circumstances. If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% Gross Income Test or the 95% Gross Income Test (multiplied by a fraction intended to reflect the Company's profitability). The Company will also be subject to a tax of 100% on net income derived from any "prohibited transaction" and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to United States federal income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% United States federal excise tax on the excess of such required distribution over the amounts actually distributed during the year. The Company may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

                  If the Company fails to qualify as a REIT in any taxable year and certain relieving provisions of the Code do not apply, the Company would be subject to United States federal income tax (including any applicable alternative minimum tax) in the same manner as a regular, domestic corporation. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company and would generally not be required to be made under the Code. Further, unless entitled to relief under certain provisions of the Code, the Company would be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.

Tax Treatment of Automatic Exchange

                  Upon the occurrence of an Exchange Event, the outstanding Series A Preferred Shares will be automatically exchanged on a one-for-one basis for the Bank Preferred Shares. See "Description of Series A Preferred Shares--Automatic Exchange." The Automatic Exchange will be a taxable exchange with respect to which each holder of the Series A Preferred Shares will recognize a gain or loss, as the case may be, measured by the difference between the adjusted basis of such holder in its Series A Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange. Assuming that such holder's Series A Preferred Shares were held as capital assets prior to the Automatic Exchange, any such gain or loss will be capital gain or loss. The basis of a holder in the Bank Preferred Shares received in the Automatic Exchange will be their fair market value at the time of the Automatic Exchange.

Taxation of Series A Preferred Shares

                  Distributions (including constructive distributions) made to holders of the Series A Preferred Shares other than tax-exempt entities, will generally be subject to United States federal income tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for United States federal income tax purposes. If the amount distributed to a holder of the Series A Preferred Shares exceeds the holder's allocable share of such earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of such holder's adjusted basis in the Series A Preferred Shares and, thereafter, as a gain from the sale or exchange of a capital asset.

                  Distributions designated by the Company as capital gain dividends will generally be subject to tax as long-term capital gain to the extent that the distribution does not exceed the Company's actual net capital gain for the taxable year (although corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income). Distributions by the Company, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction. In the event that the Company realizes a loss for a taxable year, holders of the Series A Preferred Shares will not be permitted to deduct any share of that loss. Future Treasury Regulations may require that holders of the Series A Preferred Shares take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

                  Dividends declared during the last quarter of a calendar year and actually paid during January of the following year will generally be treated as having been received by the holders of Series A Preferred Shares on December 31st of the year in which the dividends were declared and not on the date actually received. In addition, the Company may elect to treat certain other dividends distributed after the close of a taxable year as having been paid during such taxable year, but holders of the Series A Preferred Shares will be treated as having received such dividends in the taxable year in which the distribution is made.

                  Upon a sale or other disposition of the Series A Preferred Shares, a holder of the Series A Preferred Shares will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted basis in such stock, which gain or loss will be long-term if the stock has been held for more than the applicable holding period. Any loss on the sale or exchange of the Series A Preferred Shares held by the holder thereof for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends received by such holder.

                  In any year in which the Company does not qualify as a REIT, distributions made to its stockholders would be taxable in the same manner discussed above, except that (i) no distributions could be designated as capital gain dividends, (ii) distributions would be eligible for the corporate dividends received deduction, (iii) the excess inclusion income rules would not apply, and
(iv) stockholders would not receive any share of the Company's tax preference items. In such event, however, the Company would likely be subject to a substantial United States federal income tax liability, and the amount of income available for distribution to its stockholders (including holders of the Series A Preferred Shares) would be significantly reduced or eliminated.

                  The Company is required under Treasury Regulations to demand annual written statements from the record holders of designated percentages of its stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

Taxation of Tax-Exempt Entities

                  Subject to the discussion below regarding a "pension-held REIT," a tax-exempt holder of the Series A Preferred Shares will generally not be subject to tax on distributions from the Company or gain realized on the sale of the Series A Preferred Shares, provided that such holder has not incurred indebtedness to purchase or hold its Series A Preferred Shares, that such shares are not otherwise used in an unrelated trade or business of such holder, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under section 860E of the Code.

                  If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT (i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests in the REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in the REIT. Assuming compliance with the Ownership Limit described in "Description of Capital Stock Restrictions on Ownership and Transfer," it is unlikely that pension plans will accumulate sufficient stock to cause the Company to be treated as a pension-held REIT.

                  Distributions to certain types of stockholders exempt from United States federal income taxation under sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

State and Local Taxes

                  The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective holders of Series A Preferred Shares should consult their tax advisors regarding the effect of state and local tax laws on an investment in the Series A Preferred Shares.

Taxation of Bank Preferred Shares

                  Dividends on the Bank Preferred Shares (including any Canadian nonresident withholding tax with respect thereto) generally will be includible in the gross income of a holder of the Bank Preferred Shares as ordinary income at the time such dividends are received. Dividends on the Bank Preferred Shares will be foreign source income and, subject to certain limitations and conditions, a holder of the Bank Preferred Shares will be eligible to claim a foreign tax credit (or, alternatively, a deduction) in respect of any Canadian nonresident withholding tax imposed thereon. Dividends on the Bank Preferred Shares will not be eligible for a corporate dividends received deduction.

                  Holders of the Bank Preferred Shares will generally recognize gain or loss upon the sale or exchange of the Bank Preferred Shares equal to difference between the amount realized on the sale or exchange and the holder's adjusted basis in the Bank Preferred Shares. Any gain realized on the sale or exchange of the Bank Preferred Shares will generally be U.S. source.

                  The Bank does not believe that it is currently, for United States federal income tax purposes, a passive foreign investment company (a "PFIC"), and does not expect to become a PFIC in the future. If, however, the Bank does become a PFIC, holders of the Bank Preferred Shares could be subject to additional United States federal income tax with respect to certain distributions on, or gains from the disposition of, the Bank Preferred Shares.

Certain United States Federal Income Tax Considerations Applicable to Foreign Holders

                  The following discussion summarizes certain United States federal income tax consequences of the acquisition, ownership and disposition of the Series A Preferred Shares by a prospective investor in Series A Preferred Shares that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust. This discussion is necessarily of a general nature and does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of the Series A Preferred Shares as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

                  Dividends. Dividends paid by the Company out of current and accumulated earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business of the Non-United States Holder. Distributions paid by the Company in excess of its current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder's adjusted basis in his Series A Preferred Shares and, thereafter, as gain from the sale or exchange of a capital asset as described "Gain on Disposition." If it cannot be determined at the time a distribution is made whether such distribution will exceed the current and accumulated earnings and profits of the Company, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States federal income tax liability if it is subsequently determined that such distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company. If the receipt of a dividend is treated as being effectively connected with the conduct of a United States trade or business by a Non-United States Holder, the dividend received by such holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax).

                  Gain on Disposition. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the Series A Preferred Shares unless (i) the gain is effectively connected with the conduct of a United States trade or business by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Series A Preferred Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Series A Preferred Shares constitute "United States real property interests" ("USRPIs"). The Company does not believe that the Series A Preferred Shares are, or are likely to become, USRPIs. Gain that is effectively connected with the conduct of a United States trade or business by a Non-United States Holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

Information Reporting and Backup Withholding

                  A holder of the Series A Preferred Shares may be subject to information reporting and to backup withholding at a rate of 31% in respect of dividends on, or proceeds from the sale or disposition of, the Series A Preferred Shares. Certain holders of the Series A Preferred Shares (such as corporations and tax-exempt entities) are not subject to backup withholding.

                  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of the Series A Preferred Shares will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

                  In the opinion of Desjardins Ducharme Stein Monast, the following summary describes, as of the date hereof, the material Canadian federal income tax consequences that would generally be applicable to a holder of the Bank Preferred Shares in the event that the Series A Preferred Shares of the Company are exchanged for the Bank Preferred Shares pursuant to the Automatic Exchange. See "Description of Series A Preferred Shares--Automatic Exchange." The discussion is based on the assumption that the holder of the Bank Preferred Shares, for the purpose of the Income Tax Act (Canada) (the "Income Tax Act") and at all relevant times, is not a resident of Canada, deals at arm's length with the Bank, does not use or hold and is not deemed to use or hold the Bank Preferred Shares in carrying on a business in Canada and is not an insurer that carries on an insurance business in Canada.

                  This summary is based on the current provisions of the Income Tax Act and the regulations thereunder, our understanding of the current administrative practices of Revenue Canada and all specific proposals to amend the Income Tax Act and the regulations thereunder announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account any changes in governing law, nor

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does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

                  This summary is of general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the Bank Preferred Shares. Holders of the Series A Preferred Shares are advised to consult their own tax advisors with respect to their particular tax position.

Automatic Exchange

                  In the event of the Automatic Exchange, the exchange will not give rise to any immediate Canadian income tax consequences to a holder of the Series A Preferred Shares. The Bank Preferred Shares received pursuant to the Automatic Exchange will have a cost, for Canadian tax purposes, equal to their fair market value at the time of the Automatic Exchange, expressed in Canadian dollars.

Taxation of Dividends

                  Dividends paid on the Bank Preferred Shares to a non-resident of Canada will be subject to Canadian withholding tax at the general rate of 25% or such lesser rate as may be provided by an applicable income tax treaty. Pursuant to the Canada-United States Income Tax Convention (1980) (the "Treaty"), dividends paid by the Bank to a holder of the Bank Preferred Shares that is resident in the United States for purposes of the Treaty would generally be subject to withholding tax at the rate of 15%. Dividends paid to an "Exempt Organization," as defined in the Treaty, would generally be exempt from Canadian withholding tax.

Disposition of Bank Preferred Shares

                  A disposition or deemed disposition of the Bank Preferred Shares by a resident of the United States for purposes of the Treaty, will generally not result in any Canadian income or capital gains taxes being payable by the holder.

Redemption of Bank Preferred Shares

                  A redemption of the Bank Preferred Shares could result in a deemed dividend to the holder, equal to the excess of the amount paid for the Bank Preferred Shares over their paid-up capital. The "paid-up capital" would generally be considered to be the fair market value of the Series A Preferred Shares received by the Bank at the time of the Automatic Exchange. A deemed dividend would be subject to Canadian withholding tax, as described above under "Taxation of Dividends."

                              ERISA CONSIDERATIONS

                  ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA,
(b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include "plan assets" under the Plan Asset Regulation (as defined below) (each a "Plan") and (d) persons and entities who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plan.


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Status Under Plan Asset Regulations

                  The Department of Labor has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be Plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." As described in more detail below, the Company anticipates that the Series A Preferred Shares will, following the consummation of the Offer, the Exchange Offer or the effectiveness of a Shelf Registration Statement be "publicly-offered securities" for purposes of the Plan Asset Regulation. Prior to the consummation of the Offer, the Exchange Offer or (if no Exchange Offer is consummated) the effectiveness of a Shelf Registration Statement, however, the Series A Preferred Shares will not be "publicly-offered securities" and, accordingly, the assets of the Company may be treated as assets of a Plan that purchases the Series A Preferred Shares.

                  Under the terms of the Plan Asset Regulation, if the Company were deemed to hold plan assets by reason of a Plan's investment in the Series A Preferred Shares, such plan assets would include an undivided interest in the assets held by the Company including the Mortgage Assets. In such event, the persons providing services, or exercising any discretionary authority or control, with respect to the assets of the Company may become Parties-in-Interest or Disqualified Persons with respect to such an investing Plan and may be subject to the fiduciary responsibility provisions of Title I of ERISA (including the general prohibition against maintaining the indicia of ownership of Plan assets outside the jurisdiction of the U.S. district courts) and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In this regard, if the person or persons with discretionary responsibilities with respect to the Mortgage Assets were affiliated with the Company, any such discretionary actions taken with respect to such Mortgage Assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which such persons have interests that may conflict with the interests of the Plans for which they act and affect the exercise of their best judgment as fiduciaries). In order to avoid such prohibited transactions or other breaches of fiduciary duty, and to delineate fiduciary responsibility appropriately, each investing Plan, by purchasing the Series A Preferred Shares, will be deemed to have (i) directed the Company to invest in the Initial Mortgage Assets (as well as the other assets held by the Company and identified at the time of purchase) and (ii) in the event that the Series A Preferred Shares are not treated as "publicly-offered securities" as of the dates on which the Offer and the Exchange Offer are consummated or a Shelf Registration Statement is declared effective, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares become "publicly-offered securities," appointed the Independent Fiduciary (an entity unaffiliated with and independent of the Bank and the Company) as a fiduciary of such Plan to exercise any discretionary authority reserved to the Company, to the extent that the duties of such entity involve discretionary authority or control respecting transactions with the Bank or the Bank's affiliates. The Independent Fiduciary will be identified by the Company prior to any such transaction and will be subject to removal and replacement by a majority of the holders of the Series A Preferred Shares.

                  The Company may from time to time invest the proceeds received in connection with the repayment or disposition of the Initial Mortgage Assets, the issuance of additional shares of Preferred Stock or additional capital contributions with respect to the Common Stock. To the extent that the investment of such proceeds occurs prior to the consummation of the Offer, the Exchange Offer or the effectiveness of a Shelf Registration Statement, such proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations, which will be purchased on the open market or from entities unaffiliated with the Bank or the Company. In addition, in the event that the Series A Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Offer and the Exchange Offer are consummated or a Shelf Registration Statement is declared effective, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares become

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



"publicly-offered securities," such proceeds may be invested in additional Mortgage Assets, provided that, to the extent any such proceeds are invested in Mortgage Assets in a transaction with the Bank or any Bank affiliate, any discretionary authority reserved to the Company in respect of such transaction will be exercised by the Independent Fiduciary.

Publicly-Offered Security Exception

                  For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. It is anticipated that, in connection with the Offer and the Exchange Offer, the Series A Preferred Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

                  The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company anticipates that the Series A Preferred Shares will be "widely held" upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement.

                  The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is US$10,000 or less, as is expected to be the case with respect to the Exchange Offer or a Shelf Registration Statement, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that any restrictions imposed on the transfer of the Series A Preferred Shares following the consummation of the Offer and the Exchange Offer or the effectiveness of a Shelf Registration Statement, will be limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series A Preferred Shares to be "freely transferable."

Exemptions from Prohibited Transactions

                  Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations, which were issued in proposed form on December 22, 1997, are to provide guidance on which assets held by the insurer constitute "Plan Assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute Plan Assets. The Plan Asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any such Plan invested in a separate account except to the extent provided in the Plan Asset Regulation.


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



                  In addition, if the Bank, or in certain circumstances an obligor with respect to a Mortgage Asset or other debt instrument held by the Company, is a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit or sale of property between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with such Plan's investment.

                  Each investor in Series A Preferred Shares will be deemed to have represented and agreed that either (i) no part of the assets to be used by it to acquire and hold such Series A Preferred Shares constitutes the assets of any Plan or (ii) one or more prohibited transaction statutory or class exemptions applies such that the use of such assets to acquire and hold the Series A Preferred Shares will not constitute a non-exempt prohibited transaction under ERISA or the Code. Any Plan fiduciary that proposes to cause a Plan to acquire Series A Preferred Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of Series A Preferred Shares by the purchaser Plan are entitled to the full exemptive relief thereunder. Any such Plan fiduciary should also determine whether the investment in Series A Preferred Shares is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

Unrelated Business Taxable Income

                  Plan fiduciaries should also consider the consequences of holding more than 10% of the Series A Preferred Shares if the Company is "predominantly held" by qualified trusts. See "United States Federal Income Tax Considerations Treatment of Tax-Exempt Entities."

                                     RATINGS

                  The Series A Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series A Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series A Preferred Shares will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                                INITIAL PURCHASER

                  The Series A Preferred Shares were originally purchased by the Initial Purchaser in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or
(7) under the Securities Act), or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Initial Purchaser may from time to time offer and sell pursuant to this Prospectus any or all of the Series A Preferred Shares.


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                  As of January __, 1998, the Initial Purchaser held of record
61,600 or approximately 20.5% of the outstanding Series A Preferred Shares. The Initial Purchaser disclaims beneficial ownership of these Series A Preferred Shares.

                  The Initial Purchaser does not, and has never had, any position, office or other material relationship with the Company or any of its affiliates. Because the Initial Purchaser may, pursuant to this Prospectus, offer all or some portion of the Series A Preferred Shares, no estimate can be given as to the amount of the Series A Preferred Shares that will be held by the Initial Purchaser upon termination of any such sales. In addition, the Initial Purchaser may have sold, transferred or otherwise disposed of all or a portion of their Series A Preferred Shares since the date on which they provided the information regarding their Series A Preferred Shares, in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

                  The Series A Preferred Shares may be sold from time to time to purchasers directly by the Initial Purchaser. Alternatively, the Initial Purchaser may from time to time offer the Series A Preferred Shares to or through underwriters, brokers/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Initial Purchaser or the purchasers of such securities for whom they may act as agents. The Initial Purchaser and any underwriters, broker/dealers or agents that participate in the distribution of Series A Preferred Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

                  The Series A Preferred Shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Series A Preferred Shares may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Series A Preferred Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Series A Preferred Shares is made, a supplement to this Prospectus, if required, will be distributed which will set forth the aggregate amount being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Initial Purchaser and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

                  To comply with the securities laws of certain jurisdictions, if applicable, the Series A Preferred Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Series A Preferred Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

                  The Initial Purchaser will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Series A Preferred Shares by the Initial Purchaser. The foregoing may affect the marketability of such securities.

                  Pursuant to the Registration Rights Agreement, all expenses of the registration of the Series A Preferred Shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Initial Purchaser will pay all underwriting discounts and selling commissions, if any. The Initial Purchaser will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Initial Purchaser

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against certain civil liabilities, including certain liabilities under the
Securities Act, or will be entitled to contribution in connection therewith.

                                  LEGAL MATTERS

                  The validity of the Series A Preferred Shares offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, with respect to certain matters governed by Maryland law.

                                     EXPERTS

                  The balance sheet of the Company, as of August 20, 1997, included in this Prospectus has been audited by Deloitte & Touche, a general partnership, independent auditors as set forth in their report thereon included therein.



                               -------------------



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                                    GLOSSARY

         Adjusted Treasury Rate: With respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus 0.50%.

         Administrative Action: Any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

         Advisory Agreement: The Advisory Agreement dated as of September 3, 1997 between the Company and the Bank.

         Automatic Exchange: The automatic exchange of each Series A Preferred Share for one Bank Preferred Share upon the occurrence of an Exchange Event.

         Bank:  National Bank of Canada.

         Bank Act:  The Bank Act (Canada), as amended.

         Bank Preferred Shares: The 8.45% Noncumulative First Preferred Shares, Series Z of the Bank.

         BHCA:  The Bank Holding Company Act of 1956.

         Board of Directors:  The Board of Directors of the Company.

         Branch: The Bank's only United States branch located in New York and licensed by the New York Superintendent under the NYBL.

         business day: Any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed.

         Bylaws:  The bylaws of the Company.

         C$ or $:  Canadian dollars.

         Capital Guidelines: Guidelines issued by the Superintendent with respect to the maintenance of adequate capital by Canadian banking institutions.

         Charter:  The Company's charter.

         CMHC:  Canada Mortgage and Housing Corporation.

         Code:  The Internal Revenue Code of 1986, as amended.

         Commission:  The U.S. Securities and Exchange Commission.

         Common Stock:  The Company's common stock, par value US$.01 per share.

         Company:  NB Capital Corporation.


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         Comparable Treasury Issue: The United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

         Comparable Treasury Price: With respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or
(ii) if such release is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         Depositor: Any person having tendered Old Preferred Shares in exchange for New Preferred Shares in the Exchange Offer.

         Disqualified Persons: Under the Code, persons and entities who have certain specified relationships to Plans.

         DTC:  The Depository Trust Company.

         Eligible Institution: A bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Excess Shares: Shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT, which have been automatically transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Event: An Exchange Event shall occur (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act (Canada), as amended (the "Bank Act"), or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange.

         Exchange Offer: The offering by the Company to exchange up to 300,000 shares of its New Preferred Shares for up to all of its outstanding Old Preferred Shares at the rate of one New Preferred Share for each Old Preferred Share tendered.


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



         Expiration Date: The expiration date of the Exchange Offer which shall be 5:00 p.m. New York City time on ________, 1998, unless the Company, in its sole discretion, extends the period of time during which the Exchange Offer is open.

         FBSEA:  The Foreign Bank Supervision Enhancement Act of 1991.

         Final Payment Date: The date on which payment in full of the Initial Mortgage Loans is made.

         Five or Fewer Test: For a company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         General Account Regulations: Regulations issued by the Department of Labor in proposed form on December 22, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an issuer's general account.

         Global Certificate: Any global certificate representing the Series A Preferred Shares registered in the name of Cede & Co.

         hypothecation loans: secured by the pledge of mortgages as security therefor.

         Income Tax Act:  The Income Tax Act (Canada).

         Independent Director: A director who is not a current officer or employee of the Company or a current director, officer or employee of the Bank or any affiliate of the Bank.

         Independent Fiduciary: An independent fiduciary which will be identified by the Company to exercise any discretionary authority with respect to transactions involving both the Company and the Bank or any Bank affiliate.

         Indirect Participants: Any entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Initial Mortgage Assets: Sixteen hypothecation loans issued to the Company by NB Finance that are recourse only to the Initial Mortgage Loans.

         Initial Mortgage Loans: Sixteen pools of, in the aggregate, 12,101 Mortgage Loans acquired by NB Finance from the Bank pursuant to the Mortgage Loan Purchase Agreement dated as of September 3, 1998, between NB Finance and the Bank.

         Initial Purchaser:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         Initial Purchaser's Discount: The $6,000,000 Initial Purchaser's discount in connection with the purchase of the Old Preferred Shares by the Initial Purchaser on August 22, 1997.

         Interested Stockholder: Any person who beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date of a "business combination" under the MGCL, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of such corporation.

         IRS:  The Internal Revenue Service.

         Issue Date:  September 3, 1997.

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




         Make-Whole Amount: With respect to a Series A Preferred Share, the greater of (i) 100% of the Maturity Amount of such Series A Preferred Share and
(ii) the sum of the present values of the remaining scheduled payments of dividends on such Series A Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such Series A Preferred Share on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

         Make-Whole Term: The period from the redemption date to September 3, 2007.

         Maturity Amount: The liquidation preference of the Series A Preferred Shares.

         MGCL:  The Maryland General Corporation Law.

         Monthly Payment Date: The 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month.

         Mortgage Assets: Assets consisting of obligations secured by real property, as well as other qualifying REIT assets.

         Mortgage Loan Assignment Agreement: The Mortgage Loan Assignment Agreement dated September 3, 1997 between the Company and NB Finance.

         Mortgage Loans: CMHC insured residential first mortgages that are secured by real property located in Canada.

         NB Finance:  NB Finance, Ltd., a Bermuda corporation.

         New Preferred Shares: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued under the Registration Statement.

         NHA:  National Housing Act.

         NHA-Approved Lender:  A lender approved under the NHA.

         NHA MBS:  A NHA Mortgage-Backed Security.

         Non-United States Holder: An exchanging stockholder that, for United States federal income tax purposes, is not a "United States person."

         Notice of Guaranteed Delivery: The notice of guaranteed delivery provided to holders of Old Preferred Shares in connection with the Exchange Offer.

         NYBL:  The Banking laws of the State of New York.

         Offer: The offering of 61,600 Series A Preferred Shares by the Initial Purchaser under this Prospectus.

         Old Preferred Shares: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued on the Issue Date.

         One Hundred Persons Test: To qualify as a REIT under the Code the stock of a company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         Original Offering: The offering of Series A Preferred Shares by the Company on the Issue Date.

         Other Series of First Preferred Shares: Various series of first preferred shares which the Bank currently has outstanding, and may in the future issue.

         Ownership Limit: Under the Charter, subject to certain exceptions specified therein, any natural person or entity that is considered to be an individual under Section 542(a)(2) of the Code is prohibited from owning (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code) more than 5% of any issued and outstanding class or series of Preferred Stock.

         Parity Stock: Any series of equity securities of the Company expressly designated as being on a parity with or senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution.

         Participants: Securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that hold securities on behalf of DTC.

         Participating Broker-Dealer: Any broker-dealer who acquired the Series A Preferred Shares for its own account as a result of market-making or other trading activities.

         Parties-in-Interest: Under ERISA, persons and entities who have certain specified relationships to Plans.

         Partnership Interests: Limited partnership interests in partnerships the only activities of which are to purchase and own Mortgage Loans.

         PFIC:  Passive foreign investment company.

         Plan Asset Regulations: U.S. Department of Labor regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan.

         Plans: Any (I) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or
(III) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

         Preferred Shares: The Old Preferred Shares and the New Preferred
Shares.

         Preferred Stock: The Shares of preferred stock of the Company.

         Primary Treasury Dealer: A primary U.S. Government securities dealer in New York City.

         Prospectus: This Prospectus dated January __, 1998 with respect to the offering of Series A Preferred Shares.

         PTCE:  Prohibited Transaction Class Exemption.

         Purchase Agreement: The Purchase Agreement dated August 22, 1997, among NB Capital Corporation, the Bank and the Initial Purchaser.

         Quotation Agent: The Reference Treasury Dealer appointed by the
Company.

         redemption date: The date fixed for redemption for a Series A Preferred Share.

         Reference Treasury Dealer: (i) Merrill Lynch Government Securities, Inc. and their respective successor; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         Reference Treasury Dealer Quotations: With respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         Registration Rights Agreement: The Registration Rights Agreement dated September 3, 1997, among the Company, the Bank and the Initial Purchaser.

         Registration Statement: The registration statement filed by the Company on Amendment No. 2 to Form S-4/Amendment No. 1 to Form F-9/Form S-1 dated January __, 1998.

         REIT:  Real estate investment trust.

         REIT Asset Tests: The Company must generally meet the following asset tests at the close of each quarter of each taxable year:

                  (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

                  (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets and, (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

         REIT Gross Income Tests: The Company must generally meet the following gross income tests for each taxable year:

                  (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

                  (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

         REIT Requirements or REIT Provisions: Sections 856 through 860 of the Code and the applicable Treasury Regulations.

         REIT taxable income: A REIT's taxable income computed without regard to the dividends paid deduction and the REIT's net capital gain.

         Residential Mortgage Loans: Individual residential mortgages other than Mortgage Loans.

         Securities Act:  The Securities Act of 1993, as amended.

         Senior Preferred Stock: A series of the Company's cumulative, senior preferred stock with an aggregate liquidation preference of up to US$450,000.

         Series Z Preferred Shares: The 8.45% Noncumulative First Preferred Shares, Series Z of National Bank of Canada.

         Servicer: The Bank in its role as servicer under the terms of the Servicing Agreement.

         Servicing Agreement: The Servicing Agreement dated as of September 3, 1998 between the Company and NB Finance.

         Shelf Registration Statement: A shelf registration covering resales of the Old Preferred Shares (and underlying interests in the Bank Preferred Shares).

         Superintendent: The Office of Superintendent of Financial Institutions Canada.

         Tax Event: The receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administration Action or interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges and shall include an assessment by the Internal Revenue Service that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

         Time of Exchange: The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements as evidenced by the issuance by the Bank of a press release prior to such time.

         Transferor: Any holder tendering Old Preferred Shares in the Exchange Offer.

         Treaty:  The Canada-United States Income Tax Convention (1980).

         United States person: For purposes of this discussion, a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust.

         U.S.$ or U.S. dollars:  U.S. dollars.

         USRPI:  United States real property interests.

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

    Independent Auditors' Report...........................................F-2
    Balance Sheet..........................................................F-3

Unaudited Interim Financial Statements

    Balance Sheet..........................................................F-6
    Statement of Income....................................................F-7
    Statement of Retained Earnings (Deficit)...............................F-8
    Statement of Changes in Financial Position.............................F-9

                              Deloitte & Touche, S.E.N.C.
                              Chartered Accountants
                              1 Place Ville-Marie   Telephone:   (514) 393-7115
                              Suite 3000            Facsimile:   (514) 393-7140
                              Montreal QC  H3B 4T9



Independent Auditors' Report

To the Board of Directors and Stockholder of NB Capital Corporation

We have audited the accompanying balance sheet of NB Capital Corporation as of August 20, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of August 20, 1997 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE

Chartered Accountants

Montreal, Canada

January 7, 1998

                             NB CAPITAL CORPORATION
                                  Balance Sheet
                              as of August 20, 1997
                                (in U.S. dollars)


Assets
     Promissory note                                               $  1,000


Stockholder's equity (Note 2)
     Common Stock, US$0.01 par value per share;
         1,000 shares authorized,                                  $      1
                  100 shares issued and outstanding                     999
                                                                   --------
     Additional paid-in capital                                    $  1,000
                                                                   ========




See accompanying notes.

                             NB CAPITAL CORPORATION
                           Notes to the Balance Sheet
                              as of August 20, 1997

1.       Incorporation and nature of operations

         The Company, a wholly-owned subsidiary of National Bank of Canada (the "Bank"), a bank chartered under the Bank Act (Canada), is a Maryland corporation incorporated on August 20, 1997. The Company was formed for the purpose of carrying on any business.

2.       Subsequent events

         a)       Articles of Amendment and Restatement

                  Subsequent to August 20, 1997, the Company amended and restated its charter.

                  The authorized share capital was modified in order for the Company to have the authority to issue 10,001,000 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share, and 10,000,0000 shares of Preferred Stock, $0.01 par value per share.

                  The Company's principal business objective will be to acquire, hold, finance and manage mortgage assets. The Company will elect to be taxable as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended, and generally will not be liable for United States federal income tax to the extent that it distributes at least 95% of its taxable income to its stockholders and maintains its qualification as a REIT.

         b)       Offering Circular and capital contribution

                  Through an Offering Circular dated August 22, 1997, the Company issued $300 million of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A.

                  Simultaneously with the consummation of the offering of the Preferred Stock, the Bank made a capital contribution approximately in the amount of $183 million.

         c)       Acquisition of Mortgage Assets

                  In September 1997, the Company used the aggregate net proceeds of approximately $477 million received in connection with both the offering and capital contribution to acquire mortgage assets which consists of obligations of NB Finance, Ltd., a wholly-owned subsidiary of the Bank. The mortgage assets are collateralized only by mortgage loans, which are secured by residential first mortgages.

         d)       Agreements with the Parent Company

                  In September 1997, the Company entered into agreements with the Bank in relation to the administration of the Company's operations.

         e) Registration Statement with the U.S. Securities of Exchange Commission ("SEC")

                  On November 25, 1997, the Company filed a Registration Statement - Form S-4 with the SEC pertaining to the registration of 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A. These shares will be offered in exchange for up to 300,000

                  Preferred Shares issued through the Offering Circular dated August 22, 1997 referred to in Note 2b) above.

                             NB CAPITAL CORPORATION
                     Unaudited Interim Financial Statements

                  The financial statements presented below are the unaudited interim financial statements of the Company which, in the opinion of management, include all adjustments, which consist of only normally recurring adjustments, necessary for a fair presentation of the financial position and the results of operations of the Company as of September 30, 1997.

                             NB CAPITAL CORPORATION
                                  BALANCE SHEET
                            as at September 30, 1997

                                  (in dollars)
                                                                    (Unaudited)
Assets

Cash                                                           $      3,667,213
Hypothecation note with affiliated company                          473,681,802
Accrued interest hypothecation note                                   3,042,708
                                                              -----------------
                                                                $   480,391,723
Liabilities

Other liabilities
         Accrued dividends                  $    1,875,000
         Income tax payable                        471,307           $2,346,307
                                           ---------------

Equity

Preferred stock                                                           3,000
Common stock                                                                  1
Contribution Surplus                                                477,335,453
Retained Earnings                                                       706,962
                                                               ----------------
                                                                $   480,391,723



See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION
                               STATEMENT OF INCOME
            for the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                    (Unaudited)
Interest income
         Hypothecation note                                     $    3,042,708
         Bank interest                                                  10,561
                                                                --------------

TOTAL                                                           $    3,053,269
                                                                ==============

Expenses
         Other fees(1)                                                       0

Income before income taxes                                           3,053,269
Income taxes                                                         1,221,307

NET INCOME                                                      $    1,831,962
                                                                ==============




See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION
                         STATEMENT OF RETAINED EARNINGS
            For the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                   (Unaudited)
Beginning of the period                                          $          --

Net income                                                           1,831,962



Dividends on preferred notes net of $750,000 income taxes          (1,125,000)
                                                                 ------------

End of the period                                                $     706,962
                                                                 =============




See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION
                   STATEMENT OF CHANGES IN FINANCIAL POSITION

            For the period from August 20, 1997 to September 30, 1997

                                  (in dollars)
                                                                  (Unaudited)
OPERATING ACTIVITIES

Net income                                                       $     1,831,962
Items note affecting cash:
         accrued interest receivable                                 (3,042,708)
         accrued liabilities                                           2,346,307
         income taxes charged to retained earnings                       750,000
                                                                ----------------
                                                                 $     1,885,561
                                                                ================
FINANCING ACTIVITIES

Issue of common stock                                            $   183,338,454
Issue of preferred stock                                             300,000,000
Expenses related to shares issued                                    (6,000,000)
Dividends                                                            (1,875,000)
                                                                ----------------
                                                                 $   475,463,454
                                                                ================
INVESTING ACTIVITIES

Hypothecation note, net of repayment                             $     3,667,213
                                                                ----------------

INCREASE IN CASH                                                 $     3,667,213

Cash, at inception                                                            --
                                                                ----------------
Cash at end of period                                            $     3,667,213



See accompanying Notes to Unaudited Interim Financial Statement.

                             NB CAPITAL CORPORATION
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(1) The unaudited interim Statement of Income provides information from the date of inception (August 20, 1997) through September 30, 1997. During the period ended September 30, 1997, no expenses had been paid directly by the Bank on bahalf of the Company. The Bank expects to pay certain expenses (comprised mainly of administration fees, legal and audit cost(s) on behalf of the Company. As of September 30, 1997, information regarding such expenses was not available and, accordingly, accruals not determinable. All such expenses will be properly reflected in the December 31, 1997 financial statements of the Company. With respect to an allocation of compensation expense by the Bank to the Company in respect of employees of the Bank serving as officers and employees of the Company, no such allocation is required since all expenses are accounted for through the C$50,000, advisory fee charged the Company by the Bank for advisory services.

                               AMENDMENT NO. 2 TO
                                    FORM S-4

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

                  Indemnification under Maryland Law and under the Company's Charter and Bylaws

                  The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

                  The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 21.  Exhibits and Financial Statement Schedules

3(i)     --       Articles of Incorporation and Articles of Amendment and
                  Restatement of NB Capital Corporation*
3(ii)    --       By-Laws of NB Capital Corporation*
4.1      --       Registration Rights Agreement dated as of September 3, 1997 by and among NB Capital Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated*
5.1      --       Opinion letter of Ballard, Spahr, Andrews & Ingersoll as
                  Special Counsel to NB Capital Corporation and its Consent*
8.1      --       Tax Opinion of Shearman & Sterling and its Consent
10.1     --       Advisory Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Capital Corporation*
10.2     --       Servicing Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Finance, Ltd.**
10.3     --       Loan Agreement dated as of September 3, 1997 between
                  NB Finance, Ltd. and NB Capital Corporation*
10.4     --       Custodial Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Capital Corporation*
23.1     --       Consent of Deloitte & Touche
23.2     --       Consent of Desjardins Ducharme Stein Monast, Special Counsel
                  to the Bank**
23.3     --       Consent of Conyers Dill & Pearman, Special Bermuda Counsel
                  to the Company**
23.4     --       Consent of Osler, Hoskin & Harcourt, Canadian Counsel to the
                  Initial Purchaser**
99.1     --       Letter of Transmittal
99.2     --       Notice of Guaranteed Delivery
99.3     --       Opinion letter of Desjardins Ducharme Stein Monast**
99.4     --       Opinion letter of Conyers Dill & Pearman**
99.5     --       Opinion letter of Osler, Hoskin & Harcourt**


----------
*        Previously filed.
**       To be filed by amendment.

Item 22.  Undertakings

                  (a)      The undersigned hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               AMENDMENT NO. 1 TO
                                    FORM F-9

                                     PART II
                            INFORMATION NOT REQUIRED
                    TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

                  Under the Bank Act, the Bank may indemnify a present or former director or officer or another person who acts or acted at the Bank's request as a director or officer of another entity of which the Bank is or was a shareholder or creditor, and his heirs or personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of such person's position with the Bank or such other corporation, except for actions or proceedings brought by or on behalf of the Bank or such entity, to procure a judgment in its favour, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Bank and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the person's conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. Such a director or officer or person is entitled to indemnification from the Bank as a matter of right if such person was substantially successful on the merits and fulfilled the conditions set forth above.

                  In accordance with the Bank Act, the by-laws of the Bank provide that the Bank shall indemnify out of its funds a director or officer, a former director or officer, or a person who acts or acted at the Bank's request as a director or officer of an entity of which the Bank is or was a shareholder or creditor and the assigns, heirs and personal representatives of such person, from and against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been director or officer of the Bank or such entity, except for actions or proceedings brought by or on behalf of the Bank or such entity, to procure a judgment in its favour, if the person acted honestly and in good faith with a view to the best interest of the Bank and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. Such person is also entitled to indemnification from the Bank for all of its costs, charges and expenses reasonably incurred during or as a result of business as a director or officer of the Bank or of the entity. No indemnification is available, however, for costs, charges and expenses resulting from the person's own fault, negligence or willful omission.

                  A policy of directors and officers' liability insurance is maintained by the Bank which insures directors and officers of the Bank and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Bank and also reimburses the Bank for payments made pursuant to the indemnity provisions under the Bank Act.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits.

Exhibit
Number
-------

4.1     Annual Report for the year ended October 31, 1997.*
4.2     Annual Information Form dated December 23, 1997 (included in Exhibit
        4.1 hereto).*
4.3 Management's Discussion and Analysis of Operating Results and Financial Condition dated December 23, 1997 (included in Exhibit 4.1 hereto).*
4.4 Audited Consolidated Financial Statements of the Bank for the year ended October 31, 1997, together with the Auditors' Report thereon, which include comparative audited consolidated financial statements for the year ended October 31, 1996 (included in Exhibit 4.1 hereto).*
4.5     Management Circular dated December 23, 1997.*
5.1 Consent of Raymond, Chabot, Martin, Pare, a general partnership, Price Waterhouse and Samson Belair / Deloitte & Touche, a general partnership.**
5.2     Consent of Desjardins Ducharme Stein Monast, a general partnership.**
6.1 Power of Attorney (contained on the signature page of the Registration Statement of Form F-9)**
99.1    Form F-X of National Bank of Canada**

-----------
*        As filed with the Quebec Securities Commission.
**       Previously filed

                                    FORM S-1
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

                  The fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, other than discounts and commissions, are estimated as follows:

Printing and engraving expenses.........................................$
Legal fees and expenses.................................................
Accounting fees and expenses............................................
Blue sky fees and expenses..............................................
Miscellaneous...........................................................
         Total..........................................................$

Item 20.  Indemnification of Directors and Officers

                  Indemnification under Maryland Law and under the Company's Charter and Bylaws

                  The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

                  The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 21.  Exhibits and Financial Statement Schedules

3(i)     --       Articles of Incorporation and Articles of Amendment and
                  Restatement of NB Capital Corporation*
3(ii)    --       By-Laws of NB Capital Corporation*
4.1      --       Registration Rights Agreement dated as of September 3, 1997 by and among NB Capital Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated*
5.1      --       Opinion letter of Ballard, Spahr, Andrews & Ingersoll as
                  Special Counsel to NB Capital Corporation and its Consent*
8.1      --       Tax Opinion of Shearman & Sterling and its Consent
10.1     --       Advisory Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Capital Corporation*
10.2     --       Servicing Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Finance, Ltd.**
10.3     --       Loan Agreement dated as of September 3, 1997 between
                  NB Finance, Ltd. and NB Capital Corporation*
10.4     --       Custodial Agreement dated as of September 3, 1997 between
                  National Bank of Canada and NB Capital Corporation*
23.1     --       Consent of Deloitte & Touche
23.2     --       Consent of Desjardin Ducharme Stein Monast, Special Counsel
                  to the Bank**
23.3     --       Consent of Conyers Dill & Pearman, Special Bermuda Counsel
                  to the Company**
23.4     --       Consent of Osler, Hoskin & Harcourt, Canadian Counsel to
                  the Initial Purchaser**
99.1     --       Letter of Transmittal
99.2     --       Notice of Guaranteed Delivery
99.3     --       Opinion letter of Desjardin Ducharme Stein Monast**
99.4     --       Opinion letter of Conyers Dill & Pearman**
99.5     --       Opinion letter of Osler, Hoskin & Harcourt**

---------------
* Filed or previously filed on a Registration Statement on Form S-4 of which this Registration Statement constitutes a part.
**       To be filed by amendment.

Item 22.  Undertakings

                  The undersigned hereby undertakes:

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                           Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               AMENDMENT NO. 1 TO
                                    FORM F-9

                                    PART III
                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.  Undertaking

                  The registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-9 or to transactions in said securities.

Item 2.  Consent to Service of Process.

                  The registrant is concurrently filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

                  Any change to the name or address of the agent for service of the F-X referencing the file number of the relevant registration statement.

                                      III-1

                               AMENDMENT NO. 2 TO
                                    FORM S-4

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1998.


                                            NB CAPITAL CORPORATION


                                            By:  /s/ Roger Smock
                                                 ---------------------------
                                                 Roger Smock
                                                 Chairman of the Board;
                                                 Chief Executive Officer;
                                                 President

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                           Date
         ---------                    -----                           ----


     /s/ Roger Smock
--------------------------    Chairman of the Board; Chief
     Roger Smock              Executive Officer; President and
                              Director                          January 27, 1998
                              (Principal Executive Officer)

     /s/ Tom Doss
--------------------------    Chief Financial Officer,          January 27, 1998
     Tom Doss                 Treasurer and Director
                              (Principal Financial Officer
                              and Principal Accounting Director)
     /s/ John Richter
--------------------------    Vice President                    January 27, 1998
     John Richter

     /s/ Michael Hanley
--------------------------    Director                          January 27, 1998
     Michael Hanley

      /s/ Alain Michel
--------------------------    Director                          January 27, 1998
     Alain Michel

                               AMENDMENT NO. 1 TO
                                    FORM F-9

                                   SIGNATURES

                  Pursuant to the requirements of the U.S. Securities Act of 1993 (the "Securities Act", as amended), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-9 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on January 27, 1998.

                                  NATIONAL BANK OF CANADA


                                  By:
                                                         *
                                       ----------------------------------------
                                       Name:    Jean Turmel
                                       Title:   Senior Executive Vice President,
                                                Treasury, Brokerage and
                                                Corporate Banking
                                                (Principal Financial Officer)




                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                           Date
         ---------                    -----                           ----




              *                  Chairman of the Board and     January 27, 1998
-----------------------------    Chief Executive Officer and
     Andre Berard                Director
                                 (Principal Executive Officer)


              *                  Director                      January 27, 1998
-----------------------------
     Leon Courville


              *                  Director                      January 27, 1998
-----------------------------
     Maurice J. Closs


              *                  Director                      January 27, 1998
-----------------------------
     Gerard Coulombe


              *                  Director                      January 27, 1998
-----------------------------
      Shirley A. Dawe

              *                  Director                      January 27, 1998
-----------------------------
       Jean Douville


              *                  Director                      January 27, 1998
-----------------------------
       Donald M. Green


              *                  Director                      January 27, 1998
-----------------------------
       Suzanne Leclair


              *                  Director                      January 27, 1998
-----------------------------
       Gaston Malette


              *                  Director                      January 27, 1998
-----------------------------
      Leonce Montambault


              *                  Director                      January 27, 1998
-----------------------------
       J.-Robert Ouimet


              *                  Director                      January 27, 1998
-----------------------------
        Robert Parizeau


               *                 Director                      January 27, 1998
-----------------------------
        Lino Saputo


               *                 Senior Executive              January 27, 1998
-----------------------------    Vice-President,
        Jean Turmel              Treasury, Brokerage and
                                 Corporate Banking
                                 (Principal Financial Officer)


               *                 Vice-President and Chief      January 27, 1998
-----------------------------    Accounting Officer,
         Jean Dagenais           (Principal Accounting Officer)



* By:    /s/ Francoise Bureau
         ------------------------
         As Attorney-in-Fact

                  Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of National Bank of Canada in the United States, in the City of New York, State of New York, on this 27th day of January, 1998.



                           By:  NB Capital Corporation
                                Authorized Representative in the United States 125 West 55th Street
                                New York, New York 10019

                           By:  /s/ Roger Smock
                                ----------------------------------
                                Name:    Roger Smock
                                Title:   Chairman of the Board;
                                         Chief Executive Officer;
                                         President

                                    FORM S-1

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 1998.


                                       NB CAPITAL CORPORATION


                                       By:   /s/ Roger Smock
                                             ---------------------------------
                                             Roger Smock
                                             Chairman of the Board;
                                             Chief Executive Officer; President


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                           Date
         ---------                    -----                           ----


     /s/ Roger Smock
--------------------------    Chairman of the Board,Chief
     Roger Smock              Executive Officer,President and
                              Director                          January 27, 1998
                              (Principal Executive Officer)

     /s/ Tom Doss
--------------------------    Chief Financial Officer,          January 27, 1998
     Tom Doss                 Treasurer and Director
                              (Principal Financial Officer
                              and Principal Accounting Director)
     /s/ John Richter
--------------------------    Vice President and Director       January 27, 1998
     John Richter

     /s/ Michael Hanley
--------------------------    Director                          January 27, 1998
     Michael Hanley

      /s/ Alain Michel
--------------------------    Director                          January 27, 1998
     Alain Michel

                               AMENDMENT NO. 2 TO
                                    FORM S-4

                                    EXHIBITS



Exhibit                                                                 Page
Number                       Description                               Number
------                       -----------                               ------


3(i) Articles of Incorporation and Articles of Amendment and Restatement of NB Capital Corporation
3(ii)    By-Laws of NB Capital Corporation*
4.1 Registration Rights Agreement dated as of September 3, 1997 by and among NB Capital Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner & Smith Incorporated*
5.1 Opinion letter of Ballard, Spahr, Andrews & Ingersoll as Special Counsel to NB Capital Corporation and its Consent*
8.1      Tax Opinion of Shearman & Sterling and its Consent
10.1 Advisory Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation*
10.2 Servicing Agreement dated as of September 3, 1997 between National Bank of Canada and NB Finance, Ltd.**
10.3 Loan Agreement dated as of September 3, 1997 between NB Finance, Ltd. and NB Capital Corporation*
10.4 Custodial Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation*
23.1     Consent of Deloitte & Touche
23.2 Consent of Desjardins Ducharme Stein Monast, Special Counsel to the Bank**
23.3 Consent of Conyers Dill & Pearman, Special Bermuda Counsel to the Company**
23.4 Consent of Osler, Hoskin & Harcourt, Canadian Counsel to the Initial Purchaser**
99.1     Letter of Transmittal
99.2     Notice of Guaranteed Delivery
99.3     Opinion letter of Desjardins Ducharme Stein Monast**
99.4     Opinion letter of Conyers Dill & Pearman**
99.5     Opinion letter of Osler, Hoskin & Harcourt**

-----------------------
*        Previously filed.
**       To be filed by amendment.

                          AMENDMENT NO. 1 TO
                               FORM F-9

                               EXHIBITS



Exhibit                                                                 Page
Number                       Description                               Number
------                       -----------                               ------

4.1      Annual Report for the year ended October 31, 1997.*
4.2      Annual Information Form dated December 23, 1997 (included in
         Exhibit 4.1 hereto).*
4.3 Management's Discussion and Analysis of Operating Results and Financial Condition dated December 23, 1997 (included in
         Exhibit 4.1 hereto).*
4.4 Audited Consolidated Financial Statements of the Bank for the year ended October 31, 1997, together with the Auditors' Report thereon, which include comparative audited consolidated financial statements for the year ended October 31, 1996 (included in Exhibit 4.1 hereto).*
4.5      Management Circular dated December 23, 1997.*
5.1 Consent of Raymond, Chabot, Martin, Pare, a general partnership, Price Waterhouse and Samson Belair / Deloitte & Touche, a general partnership.*
5.2      Consent of Desjardins Ducharme Stein Monast, a general
         partnership.**
6.1 Power of Attorney (contained on the signature page of the Registration Statement of Form F-9)**
=9.1     Form F-X of National Bank of Canada**

------------------------
*        As filed with the Quebec Securities Commission.
**       Previously filed

                               FORM S-1

                               EXHIBITS

Exhibit                                                                 Page
Number                       Description                               Number
------                       -----------                               ------

3(i) Articles of Incorporation and Articles of Amendment of and Restatement of NB Capital Corporation.*
3(ii)    By-Laws of NB Capital Corporation.*
4.1 Registration Rights Agreement dated as of September 3, 1997 by and among NB Capital Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner & Smith Incorporated.*
5.1 Opinion letter of Ballard, Spahr, Andrews & Ingersoll as Special Counsel to NB Capital Corporation and its Consent.*
8.1      Tax Opinion of Shearman & Sterling and its Consent.
10.1 Advisory Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation.*
10.2 Servicing Agreement dated as of September 3, 1997 between National Bank of Canada and NB Finance, Ltd.**
10.3 Loan Agreement dated as of September 3, 1997 between NB Finance, Ltd. and NB Capital Corporation.*
10.4 Custodial Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation.*
23.1     Consent of Deloitte & Touche.
23.2 Consent of Desjardin Ducharme Stein Monast, Special Counsel to the Bank.**
23.3 Consent of Conyers Dill & Pearman, special Bermuda Counsel to the Company.**
23.4 Consent of Osler, Hoskin & Harcourt, Canadian Counsel to the Initial Purchaser.**
99.1     Letter of Transmittal.
99.2     Notice of Guaranteed Delivery.
99.3     Opinion letter of Desjardin Ducharme Stein Monast.**
99.4     Opinion letter of Conyers Dill & Pearman.**
99.5     Opinion letter of Osler, Hoskin & Harcourt.**

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*        Previously filed with Registration Statement on Form S-4.
**       To be filed by amendment.